 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 2, 1998

                                                REGISTRATION NO. 333-40587
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                ---------------
                             MCKESSON CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                ---------------

            DELAWARE                                    5122                           94-3207296
(STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION       IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                     CODE NUMBER)                    IDENTIFICATION NO.)

                                MCKESSON PLAZA
                                ONE POST STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                (415) 983-8300
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                                NANCY A. MILLER
                    VICE PRESIDENT AND CORPORATE SECRETARY
                             MCKESSON CORPORATION
                                MCKESSON PLAZA
                                ONE POST STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                (415) 983-8300
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:

     IVAN D. MEYERSON, ESQ.              STEPHEN FRAIDIN, P.C.            TERESA T. CICCOTELLI, ESQ.        CRAIG L. GODSHALL, ESQ.
     MCKESSON  CORPORATION       FRIED, FRANK, HARRIS,  SHRIVER &      VICE PRESIDENT, GENERAL COUNSEL      DECHERT PRICE & RHOADS
      VICE PRESIDENT AND                      JACOBSON                          AND SECRETARY                 1717 ARCH STREET
        GENERAL COUNSEL                  ONE NEW YORK PLAZA            AMERISOURCE HEALTH CORPORATION     PHILADELPHIA, PENNSYLVANIA
        ONE POST STREET              NEW YORK, NEW YORK 10004             300 CHESTER FIELD PARKWAY                 19103
SAN FRANCISCO, CALIFORNIA 94104            (212) 859-8000                MALVERN, PENNSYLVANIA 19355           (215) 994-4000
        (415) 983-8300                                                         (610) 296-4480

                                ---------------

  Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective and all other conditions to the merger (the "Merger") of AmeriSource Health Corporation ("AmeriSource") with and into McKesson Corporation ("McKesson"), pursuant to the Agreement and Plan of Merger, dated as of September 22, 1997, as amended, described in the enclosed Joint Proxy Statement/Prospectus, have been satisfied or waived.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 TITLE OF EACH CLASS OF                    PROPOSED MAXIMUM  PROPOSED MAXIMUM
       SECURITIES          AMOUNT TO BE     OFFERING PRICE       AGGREGATE         AMOUNT OF
    TO BE REGISTERED        REGISTERED         PER SHARE      OFFERING PRICE   REGISTRATION FEE
-----------------------------------------------------------------------------------------------
Common Stock, par value
 $0.01 per share,
 of McKesson...........  33,872,997(1)(2)         N/A        $1,435,070,056(2)    $434,870(2)
-----------------------------------------------------------------------------------------------
Common Stock, par value
 $0.01 per share,
 of McKesson...........      16,330(3)            N/A           $640,406(4)         $189(4)
-----------------------------------------------------------------------------------------------
Rights to Purchase
 Preferred Stock(5)....     33,889,327            N/A               N/A               N/A

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Represents 23,854,223 outstanding shares of common stock of AmeriSource on November 17, 1997, multiplied by the exchange ratio of 1.42 (which was 0.71 prior to the two-for-one stock split of McKesson Common Stock effective January 2, 1998).

(2) Reflects the market price of the common stock of AmeriSource to be converted into common stock of the Registrant in connection with the Merger computed in accordance with Rule 457(f) and Rule 457(c) under the Securities Act of 1933, as amended (the "Market Price"), based upon the average of the high and low sale prices of the capital stock of AmeriSource as reported by the New York Stock Exchange, Inc. on November 13, 1997. The proposed maximum aggregate offering price is estimated solely to determine the registration fee. This registration fee was previously paid.

(3) Represents 11,500 shares of common stock of AmeriSource (reflecting the increase in number of outstanding shares from November 17, 1997 to December 29, 1997) multiplied by the exchange ratio of 1.42.

(4) Reflects the Market Price based upon the average of the high and low sale prices of the capital stock of AmeriSource as reported by the New York Stock Exchange, Inc. on December 30, 1997. The proposed maximum aggregate offering price of the additional shares is estimated solely to determine the additional registration fee.

(5) Associated with the Common Stock are Rights to purchase Series A Junior Participating Preferred Stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

MCKESSON CORP.

   One Post Street, San Francisco, CA 94104

                                                             [LOGO] MCKESSON

January 2, 1998

To Our Stockholders:

  You are cordially invited to attend a special meeting (the "Special Meeting") of stockholders (the "Stockholders") of McKesson Corporation ("McKesson"), to be held on Monday, February 9, 1998, in the Franciscan Room at the ANA Hotel, 50 Third Street, San Francisco, California, at 1:00 p.m., local time.

  At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the issuance (the "Stock Issuance") of common stock, par value $0.01 per share, of McKesson ("McKesson Common Stock") in connection with the transactions contemplated by the Agreement and Plan of Merger dated as of September 22, 1997, as amended (the "Merger Agreement"), by and among McKesson, Patriot Acquisition Corp., a newly formed, wholly owned subsidiary of McKesson, and AmeriSource Health Corporation ("AmeriSource"). Subject to the terms and conditions of the Merger Agreement, AmeriSource will be merged with and into McKesson (the "Merger"), and each share of common stock, par value $0.01 per share, of AmeriSource outstanding immediately prior to the effective time of the Merger will be converted into 1.42 shares of McKesson Common Stock (the "Exchange Ratio") together with associated preferred stock purchase rights pursuant to the Rights Agreement dated as of October 21, 1994 between McKesson and First Chicago Trust Company of New York.

  After careful consideration, the Board of Directors of McKesson has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of McKesson and its stockholders and has approved the Merger Agreement. In connection with the proposed transactions, the Board retained as financial advisor Peter J. Solomon Company Limited ("PJSC"), which firm has delivered to the Board of Directors its written opinion, dated as of September 22, 1997, to the effect that the Exchange Ratio is fair as of the date thereof to McKesson from a financial point of view. A copy of the PJSC opinion letter, which sets forth the assumptions made, matters considered and the scope of review undertaken in connection therewith, is set forth as Appendix C to the accompanying Joint Proxy Statement/Prospectus, and should be read carefully in its entirety.

  The Board of Directors recommends that you vote in favor of the Stock
Issuance.

  All Stockholders are invited to attend the Special Meeting in person. Stockholders of record at the close of business on December 29, 1997 will be entitled to one vote for each share of McKesson Common Stock held. The affirmative vote of the holders of a majority of the shares of McKesson Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the Stock Issuance will be necessary for approval of the Stock Issuance. Your vote is important to us no matter how many shares you hold.

  The Merger, the Merger Agreement and the Stock Issuance are described in the accompanying Joint Proxy Statement/Prospectus which you should read carefully. If you have any questions or require additional information about the Special Meeting or the Merger, please call Georgeson & Company, Inc., our proxy solicitor/information agent, at (800) 223-2064.

                                   Sincerely,

     /s/ Mark A. Pulido                        /s/ Alan Seelenfreund

     Mark A. Pulido                            Alan Seelenfreund
     President and                             Chairman of the Board
     Chief Executive Officer

                       [LOGO] AMERISOURCE
                              HEALTH CORPORATION

                                                           January 2, 1998

TO THE STOCKHOLDERS OF AMERISOURCE HEALTH CORPORATION:

  You are cordially invited to attend a special meeting (the "Special Meeting") of stockholders of AmeriSource Health Corporation ("AmeriSource") scheduled to be held on Monday, February 9, 1998 at noon, local time, at The Desmond Great Valley Hotel & Conference Center, Malvern, Pennsylvania. A notice of the Special Meeting, a proxy card and a Joint Proxy Statement/Prospectus containing important information about the matters to be acted upon at the Special Meeting are enclosed.

  At the Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of September 22, 1997, as amended (the "Merger Agreement"), by and among AmeriSource, McKesson Corporation ("McKesson") and Patriot Acquisition Corp., a newly formed, wholly owned subsidiary of McKesson, which provides for the merger of AmeriSource with and into McKesson (the "Merger").

  If the Merger Agreement is approved, upon consummation of the Merger, each issued and outstanding share of AmeriSource common stock (regardless of class) will be converted into the right to receive 1.42 shares (the "Exchange Ratio") of McKesson's common stock together with associated preferred stock purchase rights pursuant to the Rights Agreement dated as of October 21, 1994 between McKesson and First Chicago Trust Company of New York (the "Rights"). The accompanying Joint Proxy Statement/Prospectus and the Appendices thereto provide you with detailed information concerning, among other things, the Merger Agreement (a copy of which is included therein as Appendix A) and McKesson's common stock. Please give all of this information your careful attention.

  The Board of Directors has carefully reviewed and considered the terms of the Merger Agreement. In addition, the Board retained as financial advisors Goldman, Sachs & Co. ("Goldman Sachs") which has delivered to the Board of Directors its written opinion dated as of September 22, 1997 to the effect that, as of the date of the Merger Agreement, the Exchange Ratio is fair from a financial point of view to the holders of common stock of AmeriSource. A copy of the Goldman Sachs opinion letter, which sets forth the assumptions made, matters considered and the scope of review undertaken in connection therewith, is set forth as Appendix D to the accompanying Joint Proxy Statement/Prospectus, and should be read carefully in its entirety.

  THE BOARD HAS DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF THE AMERISOURCE STOCKHOLDERS. ACCORDINGLY, THE BOARD HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT YOU VOTE IN FAVOR THEREOF.

  Approval of the Merger Agreement by the requisite vote of stockholders of AmeriSource entitled to vote thereon is a condition to the consummation of the Merger. Only holders of shares of Class A Common Stock, par value $.01 per share, of AmeriSource ("Class A Common Stock") who are holders of record at the close of business on December 29, 1997 will be entitled to vote at the Special Meeting; those holders will be entitled to one vote for each share of Class A Common Stock held. The Merger Agreement and the transactions contemplated thereby must be approved by the holders of a majority of outstanding shares of Class A Common Stock. Your vote is important no matter how many shares you hold.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE AS SOON AS POSSIBLE. You may revoke your proxy in writing if you so desire at any time before it is voted. If you attend the Special Meeting, you may vote in person, whether or not you have sent in your proxy.

  IF YOU DO NOT VOTE AT THE SPECIAL MEETING AND DO NOT SEND IN YOUR PROXY, IT WILL HAVE THE SAME EFFECT AS IF YOU VOTE AGAINST THE MERGER.

  Promptly after the Merger is consummated, you will be sent a letter of transmittal which will include instructions as to the procedures to be used in exchanging your shares of AmeriSource common stock for shares of McKesson's common stock and the associated Rights. PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

  If you have any questions or require additional information, please contact Corporate Investor Communications, Inc., our proxy solicitor/information agent, at (201) 896-1900.

                                    Sincerely,

                                    /s/ R. David Yost

                                    R. David Yost
                                    President and Chief Executive Officer

[LOGO] MCKESSON


MCKESSON CORP.

   One Post Street, San Francisco, CA 94104 Tel 415 983 8300



NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 9, 1998

  A special meeting (the "Special Meeting") of stockholders of McKesson Corporation, a Delaware corporation ("McKesson"), will be held in the Franciscan Room at the ANA Hotel, 50 Third Street, San Francisco, California, on Monday, February 9, 1998, at 1:00 p.m., local time, to consider and vote upon a proposal to approve the issuance of shares of McKesson common stock, par value $0.01 per share (the "McKesson Common Stock"), in the merger (the "Merger") of AmeriSource Health Corporation ("AmeriSource") with and into McKesson in accordance with the Agreement and Plan of Merger, dated as of September 22, 1997, as amended (the "Merger Agreement"), by and among McKesson, Patriot Acquisition Corp., a newly formed, wholly owned subsidiary of McKesson, and AmeriSource (the "McKesson Proposal").

  A copy of the Merger Agreement is attached to the accompanying Joint Proxy Statement/Prospectus as Appendix A.

  Stockholders of record at the close of business on December 29, 1997 are entitled to notice of, and to vote at, the Special Meeting and at any and all adjournments or postponements thereof. Reference is made to the attached Joint Proxy Statement/Prospectus for a more complete description of the Merger Agreement and the transactions contemplated thereby, including the Merger. A complete list of the holders of record of McKesson Common Stock entitled to vote at the Special Meeting will be open to examination, during ordinary business hours, at McKesson's corporate headquarters, for the ten days preceding the Special Meeting by any McKesson stockholder for any purpose germane to the Special Meeting.

  It is important that your shares of McKesson Common Stock be represented at the Special Meeting, regardless of the number of shares you hold. You are urged to specify your voting preference by marking, dating and signing the enclosed proxy card and returning it in the enclosed business reply envelope. No postage is required if mailed in the United States. If you wish to vote in accordance with the recommendation of the McKesson Board of Directors, all you need to do is date and sign the proxy card and return it in the enclosed envelope. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account. All proxy forms received by you should be signed and returned promptly to ensure that all of your shares are voted.

  If your shares are not registered in your own name and you plan to attend the Special Meeting and vote your shares in person, you will need to ask the broker, trust company, bank or other nominee that holds your shares to provide you with evidence of your share ownership on December 29, 1997 and bring that evidence to the Special Meeting.

  Please complete and return your proxy card whether or not you plan to attend the Special Meeting.

                                          By order of the Board of Directors,


                                          /s/ Nancy A. Miller

                                          Nancy A. Miller
                                          Vice President and Corporate
                                           Secretary

January 2, 1998

  YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE MCKESSON PROPOSAL WHICH IS DESCRIBED IN DETAIL IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. YOUR VOTE IS IMPORTANT. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF MCKESSON COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE SPECIAL MEETING AND ENTITLED TO VOTE IS REQUIRED TO APPROVE THE MCKESSON PROPOSAL. YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU WISH, REVOKE ANY PREVIOUSLY SUBMITTED PROXY CARD AND VOTE IN PERSON.

                        AMERISOURCE HEALTH CORPORATION

                               ----------------

                           300 CHESTER FIELD PARKWAY
                          MALVERN, PENNSYLVANIA 19355
                                (610) 296-4480

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                       TO BE HELD FEBRUARY 9, 1998

TO THE STOCKHOLDERS OF AMERISOURCE HEALTH CORPORATION:

  NOTICE IS HEREBY GIVEN that a special meeting (the "Special Meeting") of stockholders of AmeriSource Health Corporation, a Delaware corporation ("AmeriSource"), will be held at The Desmond Great Valley Hotel & Conference Center, Malvern, Pennsylvania on Monday, February 9, 1998, at noon, local time, to consider and vote upon the following proposal:

  1. To approve the Agreement and Plan of Merger, dated as of September 22, 1997, as amended (the "Merger Agreement"), by and among McKesson Corporation ("McKesson"), Patriot Acquisition Corp., a newly formed, wholly owned subsidiary of McKesson, and AmeriSource and the transactions contemplated by the Merger Agreement, including the merger of AmeriSource with and into McKesson (the "Merger"). Pursuant to the Merger, AmeriSource stockholders (regardless of class) will receive, for each share of AmeriSource common stock held, 1.42 shares of McKesson's common stock, par value $0.01 per share, together with associated preferred stock purchase rights pursuant to the Rights Agreement dated as of October 21, 1994 between McKesson and First Chicago Trust Company of New York (the "AmeriSource Proposal"); and

  2. To transact any other business which may be properly brought before the Special Meeting or any adjournment thereof.

  Only holders of record of Class A Common Stock at the close of business on December 29, 1997 are entitled to vote at the Special Meeting and at any and all adjournments or postponements thereof. Reference is made to the attached Joint Proxy Statement/Prospectus for a more complete description of the Merger Agreement and the transactions contemplated thereby, including the Merger. A list of the holders of Class A Common Stock will be available at the Special Meeting and, during the ten-day period prior to the Special Meeting, at the offices of AmeriSource, 300 Chester Field Parkway, Malvern, Pennsylvania 19355, during ordinary business hours for any purpose germane to the Special Meeting.

  Stockholders are cordially invited to attend the Special Meeting. It is important that your shares of Class A Common Stock of AmeriSource be represented at the Special Meeting regardless of the number of shares you hold. You are urged to cast your vote by marking, dating and signing the enclosed proxy card and returning it in the enclosed business reply envelope. No postage is required if mailed in the United States. If you wish to vote in accordance with the recommendation of the AmeriSource Board of Directors, all you need to do is date and sign the proxy card and return it in the enclosed envelope. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account. All proxy forms received by you should be signed and returned promptly to ensure that all your shares are voted.

  If your shares are held in the name of a broker, trust, bank or other nominee and you plan to attend the Special Meeting and vote your shares in person, you will need to bring with you to the Special Meeting a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

                                           By order of the Board of Directors,

                                           /s/ Teresa T. Ciccotelli

                                           Teresa T. Ciccotelli
                                           Vice President, General Counsel and
                                            Secretary

January 2, 1998

  YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE AMERISOURCE PROPOSAL WHICH IS DESCRIBED IN DETAIL IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. YOUR VOTE IS IMPORTANT. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF ALL VOTES ENTITLED TO BE CAST BY ALL HOLDERS OF THE CLASS A COMMON STOCK OF AMERISOURCE IS REQUIRED TO APPROVE THE AMERISOURCE PROPOSAL. YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU WISH, REVOKE ANY PREVIOUSLY SUBMITTED PROXY CARD AND VOTE IN PERSON.

                             MCKESSON CORPORATION
                                      AND
                        AMERISOURCE HEALTH CORPORATION
                             JOINT PROXY STATEMENT
                                      FOR
                       SPECIAL MEETINGS OF STOCKHOLDERS

                       TO BE HELD FEBRUARY 9, 1998

                               ---------------
                             MCKESSON CORPORATION
                                  PROSPECTUS

                               ---------------

  This Joint Proxy Statement/Prospectus constitutes the proxy statement of each of McKesson Corporation, a Delaware corporation ("McKesson"), and AmeriSource Health Corporation, a Delaware corporation ("AmeriSource"), relating to the solicitation of proxies for use at the special meetings of stockholders of each of McKesson and AmeriSource scheduled to be held on February 9, 1998, and at any adjournments or postponements thereof (respectively, the "McKesson Special Meeting" and the "AmeriSource Special Meeting" and, collectively, the "Special Meetings"). This Joint Proxy Statement/Prospectus relates to the Agreement and Plan of Merger, dated as of September 22, 1997, as amended (the "Merger Agreement"), by and among McKesson, Patriot Acquisition Corp., a newly formed, wholly owned subsidiary of McKesson ("Merger Sub"), and AmeriSource, pursuant to which AmeriSource will merge with and into McKesson (the "Merger") (the combined company after the Merger is sometimes referred to herein as the "Surviving Corporation"). In the Merger, each AmeriSource stockholder will receive 1.42 shares (the "Exchange Ratio") of common stock, par value $0.01 per share, of McKesson common stock (the "McKesson Common Stock"), together with the associated preferred stock purchase rights ("Rights") pursuant to the Rights Agreement dated as of October 21, 1994 between McKesson and First Chicago Trust Company of New York (the "Rights Agreement"), for each share of Class A Common Stock, Class B Common Stock or Class C Common Stock, each $0.01 par value per share, of AmeriSource (the "AmeriSource Class A Common Stock," "AmeriSource Class B Common Stock" and "AmeriSource Class C Common Stock," respectively, and collectively, the "AmeriSource Common Stock") held by such AmeriSource stockholder. Cash will be paid in lieu of any fractional share of McKesson Common Stock.

  The consummation of the Merger is subject to (i) the approval of the issuance of shares of McKesson Common Stock in the Merger in accordance with the terms of the Merger Agreement (the "Stock Issuance") by the affirmative vote of the holders of a majority of the shares of McKesson Common Stock present in person or represented by proxy and entitled to vote on the matter at the McKesson Special Meeting; (ii) the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by holders of a majority of the shares of AmeriSource Class A Common Stock outstanding; and
(iii) certain other conditions. A copy of the Merger Agreement is attached hereto as Appendix A.

  This Joint Proxy Statement/Prospectus also constitutes the prospectus of McKesson with respect to the McKesson Common Stock to be issued to AmeriSource stockholders in the Merger. A registration statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of McKesson Common Stock to be so issued. Based on the current number of shares of AmeriSource Common Stock outstanding, McKesson will issue approximately
33,889,327 share     s of McKesson Common Stock in the aggregate to
AmeriSource stockholders in the Merger. As a result of and
                                                  (continued on following page)

  This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of each of McKesson and AmeriSource on or about January 6, 1998.

  SEE "RISK FACTORS" BEGINNING ON PAGE 20 FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY STOCKHOLDERS OF EACH OF MCKESSON AND AMERISOURCE IN CONNECTION WITH THE MERGER.

                               ---------------

 THE  SECURITIES  TO  BE  ISSUED  PURSUANT  TO THIS  JOINT  PROXY  STATEMENT/
  PROSPECTUS HAVE  NOT BEEN  APPROVED OR  DISAPPROVED BY THE  SECURITIES AND
   EXCHANGE COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION
     PASSED  UPON   THE  ACCURACY  OR   ADEQUACY  OF   THIS  JOINT  PROXY
      STATEMENT/PROSPECTUS.  ANY REPRESENTATION  TO  THE  CONTRARY  IS A
       CRIMINAL OFFENSE.

  The date of this Joint Proxy Statement/Prospectus is January 2, 1998.

(continued from prior page)

immediately following the Stock Issuance, AmeriSource stockholders will hold approximately 27%, and the current McKesson stockholders will hold approximately 73%, of all of the outstanding McKesson Common Stock after the Merger. In addition, at the effective time of the Merger (the "Effective Time"), each option outstanding under AmeriSource's stock option plans to purchase shares of AmeriSource Common Stock (an "AmeriSource Option") will be automatically converted into an option to purchase that number of shares of McKesson Common Stock equal to the number of shares of AmeriSource Common Stock issuable immediately prior to the Effective Time upon exercise of the AmeriSource Option multiplied by the Exchange Ratio, with an exercise price per share equal to the exercise price per share of the AmeriSource Option immediately prior to the Effective Time divided by the Exchange Ratio and with other terms and conditions that are the same as those of the AmeriSource Option. As of December 29, 1997, there were outstanding AmeriSource Options to purchase an aggregate of approximately 1,687,194 shares of AmeriSource Common Stock, which would be converted into options to purchase an aggregate of approximately 2,395,815 shares of McKesson Common Stock. The shares of McKesson Common Stock that may be issued pursuant to the Merger or upon exercise of outstanding AmeriSource Options will be authorized for listing, subject to official notice of issuance, on the New York Stock Exchange, Inc. (the "NYSE") and the Pacific Exchange, Inc. ("PE") prior to the Effective Time.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE BY THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MCKESSON OR AMERISOURCE. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................   1
INCORPORATION OF DOCUMENTS BY REFERENCE...................................   2
  McKesson Commission Filings.............................................   2
  AmeriSource Commission Filings..........................................   2
SUMMARY...................................................................   3
  The Companies...........................................................   3
  Special Meetings........................................................   3
  The Merger and the Merger Agreement.....................................   5
  Market Price and Dividend Information...................................  12
  Comparative Per Share Data..............................................  13
  Summary Selected Historical Consolidated Financial Data of McKesson.....  15
  Summary Selected Historical Consolidated Financial Data of AmeriSource..  17
  Summary Selected Unaudited Pro Forma Combined Consolidated Financial
   Data of McKesson and AmeriSource.......................................  18
RISK FACTORS..............................................................  20
THE SPECIAL MEETINGS......................................................  22
  General.................................................................  22
  Voting Securities and Record Date.......................................  22
  Purpose of Special Meetings.............................................  22
  Proxies.................................................................  23
THE COMPANIES.............................................................  24
THE MERGER................................................................  25
  General.................................................................  25
  Background of the Merger................................................  25
  Reasons for the Merger; Recommendations of the Boards...................  26
  Opinion of McKesson's Financial Advisor.................................  27
  Opinion of AmeriSource's Financial Advisor..............................  31
  Anticipated Accounting Treatment........................................  35
  Board and Management of the Surviving Corporation Following the Merger..  35
  Regulatory Approvals....................................................  36
  Interests of Certain Persons in the Merger..............................  36
  No Dissenters' Rights...................................................  37
  Stock Exchange Listing..................................................  37
  Delisting and Deregistration of AmeriSource Stock.......................  37
  Treatment of Stock Certificates.........................................  38
  Tax Free Reorganization.................................................  38
THE MERGER AGREEMENT......................................................  39
  The Merger..............................................................  39
  Exchange Procedures.....................................................  39
  Corporate Organization and Governance...................................  41
  Stockholders' Meetings..................................................  41
  Representations and Warranties..........................................  41
  Certain Covenants.......................................................  42
  No Solicitation of Transactions.........................................  44
  Benefit Plans...........................................................  45
  Indemnification and Insurance...........................................  45
  Conditions..............................................................  46
  Resale Restrictions.....................................................  47
  Termination.............................................................  47
  Termination Fee.........................................................  48
  Expenses................................................................  49
  Amendment...............................................................  49

                                                                           PAGE
                                                                           ----
THE STOCK OPTION AGREEMENT................................................  50
  General.................................................................  50
  Certain Covenants.......................................................  50
  Repurchase..............................................................  51
  Registration Rights.....................................................  51
  Listing.................................................................  51
  Certain Adjustments.....................................................  51
  Additional Option.......................................................  52
  Termination.............................................................  52
THE VOTING/SUPPORT AGREEMENTS.............................................  53
  Voting/Support Agreement with VPI.......................................  53
  Voting/Support Agreements with Certain Executives of AmeriSource........  54
THE REGISTRATION RIGHTS AGREEMENT.........................................  55
THE EMPLOYMENT AGREEMENTS.................................................  56
CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.....................  58
COMPARATIVE RIGHTS OF STOCKHOLDERS........................................  60
  Classified Board of Directors...........................................  60
  Stockholder Rights Plan.................................................  60
  Number of Directors; Removal; Filling Vacancies.........................  61
  No Stockholder Action by Written Consent; Special Meetings..............  61
  Fair Price Provisions...................................................  62
  Advance Notice Provisions for Stockholder Nominations and Stockholder
   Proposals..............................................................  64
  Common Stock............................................................  65
  Preferred Stock.........................................................  65
  Amendment of the Certificate of Incorporation and By-laws...............  66
  Business Combinations...................................................  66
  Limitation of Liability of Directors....................................  66
  Indemnification of Directors and Officers...............................  67
  Significant Stockholders................................................  67
MARKET PRICE AND DIVIDEND INFORMATION.....................................  68
BENEFICIAL OWNERSHIP OF McKESSON COMMON STOCK.............................  70
BENEFICIAL OWNERSHIP OF AMERISOURCE COMMON STOCK..........................  72
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF McKESSON...............  73
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF AMERISOURCE............  75
UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA OF McKESSON AND
 AMERISOURCE..............................................................  77
EXPERTS...................................................................  85
LEGAL MATTERS.............................................................  85
STOCKHOLDER PROPOSALS.....................................................  85

APPENDICES:

  A -- Merger Agreement, including amendments thereto
  B -- Stock Option Agreement
  C -- Fairness Opinion of Peter J. Solomon Company Limited
  D -- Fairness Opinion of Goldman, Sachs & Co.
  E -- VPI Voting/Support Agreement
  F -- Form of AmeriSource Executive Voting/Support Agreement
  G -- Registration Rights Agreement

                             AVAILABLE INFORMATION

  Each of McKesson and AmeriSource is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the
Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants (including McKesson and AmeriSource) that file electronically with the Commission (at http://www.sec.gov). The McKesson Common Stock is listed on each of the NYSE and the PE, and the AmeriSource Common Stock is listed on the NYSE. Reports, proxy statements and other information relating to each of McKesson and AmeriSource can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and, in the case of McKesson, at the offices of the PE, 301 Pine Street, San Francisco, California 94104.

  This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act filed with the Commission by McKesson, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and the exhibits thereto for further information. Exhibits to the Registration Statement that are omitted from this Joint Proxy Statement/Prospectus may also be obtained at the Commission's World Wide Web site described above. Statements contained or incorporated by reference herein concerning the provisions of any agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and readers are referred to the copy so filed for more detailed information, each such statement being qualified in its entirety by such reference.

  Each of McKesson and AmeriSource has supplied all information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to McKesson and AmeriSource, respectively.

  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS (OTHER THAN EXHIBITS THERETO WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF SHARES OF McKESSON COMMON STOCK OR AMERISOURCE COMMON STOCK TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS SENT, UPON WRITTEN OR ORAL REQUEST TO, IN THE CASE OF DOCUMENTS RELATING TO McKESSON, NANCY A. MILLER, VICE PRESIDENT AND CORPORATE SECRETARY, McKESSON CORPORATION, ONE POST STREET, SAN FRANCISCO, CALIFORNIA 94104, TELEPHONE (415) 983-8300, AND, IN THE CASE OF DOCUMENTS RELATING TO AMERISOURCE, TERESA T. CICCOTELLI, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, AMERISOURCE HEALTH CORPORATION, 300 CHESTER FIELD PARKWAY, MALVERN, PENNSYLVANIA 19355, TELEPHONE (610) 296-4480. IN ORDER TO ENSURE DELIVERY OF DOCUMENTS PRIOR TO THE APPLICABLE SPECIAL MEETING, ANY SUCH REQUEST SHOULD BE MADE NOT LATER THAN FEBRUARY 2, 1998.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents heretofore filed with the Commission pursuant to the Exchange Act are incorporated herein by reference and shall be deemed a part hereof:

MCKESSON COMMISSION FILINGS (FILE NO. 001-13252)

1. Definitive Proxy Statement on Schedule 14A dated June 18, 1997;

2. Annual Report on Form 10-K for the fiscal year ended March 31, 1997;

3. Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997;

4. Current Reports on Form 8-K dated November 22, 1996 (as amended by Amendment No. 1 on Form 8-K/A filed on January 21, 1997 as further amended by Amendment No. 2 on Form 8-K/A filed on April 28, 1997), April 7, 1997, June 13, 1997, June 24, 1997, September 5, 1997, September 24, 1997 and
   October 31, 1997;

5. The description of McKesson's capital stock contained in its Registration Statement on Form 10 and the Rights Agreement dated as of October 21, 1994 between McKesson and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibit 4.1 to Amendment No. 3 to McKesson's Registration Statement on Form 10;

6. Schedule 13D filed on October 2, 1997; and

7. Amendment No. 1 to Schedule 13D filed on October 28, 1997.

AMERISOURCE COMMISSION FILINGS (FILE NO. 000-20485)

1.Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

2. Definitive Proxy Statement on Schedule 14A dated January 14, 1997; and

3. Current Report on Form 8-K dated September 24, 1997.

  All reports and other documents filed by either McKesson or AmeriSource pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the date of the Special Meetings shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes the earlier statement. Any statement so modified shall not be deemed, except as so modified, to constitute a part of this Joint Proxy Statement/Prospectus, and any statement so superseded shall not be deemed to constitute a part of this Joint Proxy Statement/Prospectus.


                             ---------------------

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus and in the appendices hereto including, but not limited to, the Merger Agreement set forth as Appendix A hereto. Unless otherwise defined, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Joint Proxy Statement/Prospectus. Stockholders of McKesson and AmeriSource are urged to read carefully this Joint Proxy Statement/Prospectus and the appendices hereto, and the documents incorporated by reference herein, in their entirety.

                                 THE COMPANIES

  McKesson. McKesson is one of the leading health care supply management companies in North America. McKesson also develops and manages innovative marketing programs for pharmaceutical manufacturers and, through McKesson Water Products Company, processes and markets pure drinking water.

  McKesson's principal executive offices are located at One Post Street, San Francisco, California 94104, and its telephone number at that address is (415) 983-8300.

  AmeriSource. AmeriSource, through its direct wholly owned subsidiary AmeriSource Corporation, is the fourth largest full-service wholesale distributor of pharmaceutical products and related health care services in the United States.

  AmeriSource's principal executive offices are located at 300 Chester Field Parkway, Malvern, Pennsylvania 19355, and its telephone number at that address is (610) 296-4480.

  Merger Sub. Merger Sub is a newly formed, wholly owned subsidiary of McKesson, incorporated in Delaware on September 19, 1997 for the sole purpose of effecting the transactions contemplated by the Merger Agreement. Prior to the consummation of the Merger, Merger Sub will not engage in any activity other than activities related to the transactions contemplated by the Merger Agreement. Merger Sub's principal executive offices are located at One Post Street, San Francisco, California 94104, and its telephone number at that address is (415) 983-8300.

                                SPECIAL MEETINGS

DATE, TIME AND PLACE

  McKesson. The McKesson Special Meeting will be held on Monday, February 9, 1998, in the Franciscan Room at the ANA Hotel, 50 Third Street, San Francisco, California, commencing at 1:00 p.m., local time. See "The Special Meetings -- General."

  AmeriSource. The AmeriSource Special Meeting will be held on Monday, February 9, 1998, at The Desmond Great Valley Hotel & Conference Center, Malvern, Pennsylvania, commencing at noon, local time. See "The Special Meetings -- General."

PURPOSE OF THE SPECIAL MEETINGS

  McKesson. The purpose of the McKesson Special Meeting is to consider and vote upon a proposal to approve the Stock Issuance (the "McKesson Proposal"). See "The Special Meetings -- Purpose of Special Meetings -- McKesson."

  AmeriSource. The purpose of the AmeriSource Special Meeting is (i) to consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger (the "AmeriSource Proposal") and (ii) to transact such other business as may properly come before the AmeriSource Special Meeting and at any and all adjournments or postponements thereof. See "The Special Meetings -- Purpose of Special Meetings -- AmeriSource."

RECORD DATES; SHARES ENTITLED TO VOTE

  McKesson. Each share of McKesson Common Stock will be entitled to one vote on each matter to be acted upon at the McKesson Special Meeting. See "The Special Meetings -- Voting Securities and Record Date." Only holders of record of shares of McKesson Common Stock at the close of business on December 29, 1997 (the "McKesson Record Date") are entitled to notice of and to vote at the McKesson Special Meeting. On such date, there were 46,285,912 shares of McKesson Common Stock outstanding and entitled to vote at the McKesson Special Meeting. On October 29, 1997, the McKesson Board of Directors (the "McKesson Board") declared a two-for-one split of the McKesson Common Stock (the "McKesson Stock Split") which was effected in the form of a stock dividend distributed January 2, 1998 to stockholders of record on December 1, 1997.

  AmeriSource. Only holders of record of shares of AmeriSource Class A Common Stock at the close of business on December 29, 1997 (the "AmeriSource Record Date") are entitled to vote at the AmeriSource Special Meeting. On such date, there were 20,950,445 shares of AmeriSource Class A Common Stock outstanding. Each share of AmeriSource Class A Common Stock will be entitled to one vote on each matter to be acted upon at the AmeriSource Special Meeting. See "The Special Meetings -- Voting Securities and Record Date."

QUORUM; VOTE REQUIRED

  McKesson. The presence, in person or by proxy, at the McKesson Special Meeting of the holders of a majority of the shares of McKesson Common Stock outstanding and entitled to vote at the McKesson Special Meeting is necessary to constitute a quorum for the transaction of business at the meeting. The affirmative vote of the holders of a majority of the shares of McKesson Common Stock present in person or represented by proxy at the McKesson Special Meeting and entitled to vote on the Stock Issuance is required to approve the Stock Issuance, provided that there is a quorum. An abstention or a failure to vote with respect to the McKesson Proposal will have the effect of a vote cast against the McKesson Proposal. Brokers who hold shares of McKesson Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Any votes which are not cast by a nominee-broker will have no effect on the outcome of the vote on the McKesson Proposal. See "The Special Meetings -- Voting Securities and Record Date -- McKesson" and "The Special Meetings -- Proxies."

  AmeriSource. The presence, in person or by proxy, at the AmeriSource Special Meeting of the holders of a majority of the shares of AmeriSource Class A Common Stock outstanding and entitled to vote at the AmeriSource Special Meeting is necessary to constitute a quorum at the meeting. The affirmative vote of the holders of a majority of all votes entitled to be cast by all holders of AmeriSource Class A Common Stock is required to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. An abstention or a failure to vote with respect to the AmeriSource Proposal will have the effect of a vote cast against the AmeriSource Proposal. Brokers who hold shares of AmeriSource Class A Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Any votes which are not cast by a nominee-broker will have the effect of votes cast against the Merger. See "The Special Meetings -- Voting Securities and Record Date -- AmeriSource" and "The Special Meeting-- Proxies."

  Security Ownership of Management. As of the McKesson Record Date, the directors and executive officers of McKesson and their affiliates owned an aggregate of approximately 1.1% of the outstanding shares of McKesson Common Stock entitled to vote at the McKesson Special Meeting. As of the AmeriSource Record Date, the directors and executive officers of AmeriSource and their affiliates owned an aggregate of approximately 3.67% of the outstanding shares of AmeriSource Class A Common Stock entitled to vote at the AmeriSource Special Meeting. Three senior executives of AmeriSource, one of whom is an AmeriSource director, have entered into Voting/Support Agreements with McKesson and Merger Sub pursuant to which each of these executives granted to Merger Sub an irrevocable proxy to vote all of his shares of AmeriSource Class A

Common Stock in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger, and to vote against a Competing Transaction (as defined in the Merger Agreement). As of September 30, 1997 these three executives held, in the aggregate, shares representing approximately 1.4% of the voting power of AmeriSource. See "The Voting/Support Agreements." Each of the other directors and executive officers of McKesson and AmeriSource, other than one AmeriSource director, has advised the respective companies that he or she plans to vote or to direct the vote of all shares of McKesson Common Stock or AmeriSource Class A Common Stock, as the case may be, owned by him or her and entitled to vote in favor of the McKesson Proposal, in the case of McKesson, and in favor of AmeriSource Proposal, in the case of AmeriSource. See "The Merger--Reasons for the Merger; Recommendations of the Boards."

  Security Ownership of 399 Venture Partners, Inc. 399 Venture Partners, Inc. ("VPI") has entered into a Voting/Support Agreement with McKesson and Merger Sub pursuant to which it granted to Merger Sub an irrevocable proxy to vote all of its shares of AmeriSource Class A Common Stock in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger, and to vote against a Competing Transaction. VPI holds shares representing approximately 19% of the outstanding voting shares of AmeriSource and approximately 28% of the equity of AmeriSource. See "The Voting/Support Agreements."

                      THE MERGER AND THE MERGER AGREEMENT

GENERAL

  The Merger Agreement is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

  The Merger will become effective upon the filing of a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware. The filing of the Certificate of Merger will occur as soon as practicable following the satisfaction or waiver (where permissible) of the conditions set forth in the Merger Agreement, including receipt of requisite regulatory and stockholder approvals. See "The Merger Agreement -- Conditions." In the Merger Agreement and herein, the time at which the Merger becomes effective is called the "Effective Time."

  At the Effective Time, AmeriSource will be merged with and into McKesson, with McKesson (sometimes referred to as the "Surviving Corporation") surviving the Merger. In the Merger, each share of AmeriSource Common Stock issued and outstanding immediately prior to the Effective Time (excluding those held in the treasury of AmeriSource), without any action on the part of the holder thereof, will be converted into and represent 1.42 shares of McKesson Common Stock together with associated Rights issued pursuant to the Rights Agreement. Cash will be paid in lieu of any fractional share of McKesson Common Stock. See "The Merger Agreement -- The Merger."

OWNERSHIP OF MCKESSON FOLLOWING THE MERGER

  The shares of McKesson Common Stock issued to AmeriSource stockholders in the Merger will constitute approximately 27% of all of the outstanding McKesson Common Stock after the Merger, and the current McKesson stockholders will hold approximately 73% of all of the outstanding McKesson Common Stock after the Merger.

  At the Effective Time, each outstanding AmeriSource Option will be automatically converted into an option to purchase that number of shares of McKesson Common Stock (each, a "Parent Exchange Option") equal to the number of shares of AmeriSource Common Stock issuable immediately prior to the Effective Time upon exercise of the AmeriSource Option multiplied by the Exchange Ratio, with an exercise price per share equal to the exercise price per share of the AmeriSource Option immediately prior to the Effective Time divided by the

Exchange Ratio, and with other terms and conditions that are the same as those of the AmeriSource Option. Approximately 2,395,815 shares of McKesson Common Stock will be issuable upon exercise of Parent Exchange Options based on the number of shares of AmeriSource Common Stock issuable upon exercise of the existing AmeriSource Options multiplied by the Exchange Ratio.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARDS

  To McKesson Stockholders:

  THE MCKESSON BOARD BELIEVES THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF MCKESSON AND MCKESSON'S STOCKHOLDERS AND, ACCORDINGLY, HAS APPROVED THE MERGER AGREEMENT AND HAS RESOLVED TO RECOMMEND THAT THE STOCKHOLDERS OF MCKESSON VOTE FOR APPROVAL OF THE STOCK ISSUANCE. In arriving at its conclusions, the McKesson Board, in consultation with McKesson's management and its legal and financial advisors, considered, among other things, (i) the ability of the Merger to enhance McKesson's corporate strategy to remain the distributor of choice and to lead in developing health care supply management services, (ii) the accretive impact of the Merger on the earnings of McKesson even before synergies, (iii) the operating efficiencies, synergies and reductions in working capital that would be realized by the combined entity following the Merger, (iv) the leveraging of complementary capabilities of McKesson and AmeriSource and (v) the achievements to date with the integration of the pharmaceutical distribution business of FoxMeyer Corporation ("FoxMeyer") into McKesson and McKesson's demonstrated ability to develop and implement an effective integration plan for companies that it acquires.

  See "The Merger -- Reasons for the Merger; Recommendations of the Boards" and "The Merger -- Background of the Merger."

  To AmeriSource Stockholders:

  THE BOARD OF DIRECTORS OF AMERISOURCE (THE "AMERISOURCE BOARD") BELIEVES THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF AMERISOURCE'S STOCKHOLDERS. ACCORDINGLY, THE AMERISOURCE BOARD HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HAS RESOLVED TO RECOMMEND THAT THE STOCKHOLDERS OF AMERISOURCE VOTE FOR APPROVAL OF THE AMERISOURCE PROPOSAL. In arriving at its conclusions, the AmeriSource Board, in consultation with AmeriSource's management and its legal and financial advisors, considered, among other things, (i) the complementary customer bases and geographic customer concentrations of AmeriSource and McKesson, (ii) the opportunities for economies of scale and synergies available through a combination of AmeriSource and McKesson, (iii) the opportunities presented by the stronger balance sheet of the post-Merger combined entity, (iv) McKesson's record of post-acquisition integration and (v) enhanced cross-selling opportunities available to the post-Merger combined entity.

  See "The Merger -- Reasons for the Merger; Recommendations of the Boards" and "The Merger -- Background of the Merger."

OPINIONS OF FINANCIAL ADVISORS

  In determining whether to approve the Merger, the McKesson Board and the AmeriSource Board considered opinions from their respective financial advisors as to the fairness of the Exchange Ratio. McKesson received a written opinion (the "PJSC Opinion") from its financial advisor, Peter J. Solomon Company Limited ("PJSC"), to the effect that, as of the date of such opinion, the Exchange Ratio was fair to McKesson from a financial point of view. AmeriSource received a written opinion (the "Goldman Opinion") from its financial advisor, Goldman, Sachs & Co. ("Goldman Sachs"), to the effect that, as of the date of such opinion, the Exchange Ratio was fair from a financial point of view to the stockholders of AmeriSource. The PJSC Opinion and the Goldman Opinion are attached as Appendices C and D, respectively, to this Joint Proxy Statement/Prospectus. Stockholders are strongly encouraged to read these opinions.

ACCOUNTING TREATMENT

  Both McKesson and AmeriSource believe that the Merger will qualify as a pooling of interests for accounting purposes. The obligation of each of AmeriSource and McKesson to consummate the Merger is conditioned upon the receipt by McKesson of a letter from McKesson's independent auditors stating that they concur with the conclusion of McKesson's management that the Merger will qualify for pooling of interests accounting treatment. See "The Merger -- Anticipated Accounting Treatment" and "The Merger Agreement-- Conditions."

FEDERAL INCOME TAX CONSEQUENCES

  The parties intend that the Merger be treated for federal income tax purposes as a so-called "tax free reorganization" pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the obligation of AmeriSource to consummate the Merger is conditioned on the receipt of an opinion of its counsel, Dechert Price & Rhoads, to the effect that the Merger will be treated as such. If so, no gain or loss will be recognized by AmeriSource stockholders upon the receipt of McKesson Common Stock in exchange for AmeriSource Common Stock except with respect to cash received in lieu of a fractional interest in McKesson Common Stock. See "Certain Federal Income Tax Consequences of the Merger" and "The Merger Agreement -- Conditions."

GOVERNANCE FOLLOWING THE MERGER

  If the Merger is consummated, holders of AmeriSource Common Stock will become stockholders of McKesson, which will be under the direction of the McKesson Board and management of McKesson. At the Effective Time, the directors and officers of McKesson immediately prior to the Effective Time will continue as the directors and officers, respectively, of McKesson as the Surviving Corporation.

  Immediately following the Effective Time, the McKesson Board will take all action necessary to elect the following persons, who are currently serving on the Board of Directors of AmeriSource, to the McKesson Board: (i) James Urry, who will be assigned to the class of directors whose term of office expires at McKesson's first annual meeting of stockholders after the Effective Time, (ii) Michael Delaney, who will be assigned to the class of directors whose term of office expires at McKesson's second annual meeting of stockholders after the Effective Time, and (iii) R. David Yost, who will be assigned to the class of directors whose term of office expires at McKesson's third annual meeting of stockholders after the Effective Time. The McKesson Board also will appoint R. David Yost as Group President of the AmeriSource Services Group and as a corporate Vice President, effective as of the Effective Time.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the AmeriSource Board with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of the management of AmeriSource and certain members of the AmeriSource Board have interests in the Merger that are in addition to the interests of stockholders of AmeriSource generally (including, without limitation, the entering into of employment agreements with AmeriSource and new employment agreements with McKesson and the acceleration of stock options). See "The Merger -- Interests of Certain Persons in the Merger," "The Merger Agreement -- Indemnification and Insurance," and "The Employment Agreements."

CONDITIONS

  The obligations of McKesson and AmeriSource to consummate the Merger are subject to the satisfaction of certain conditions, including, among others, (i) obtaining requisite stockholder approvals; (ii) the expiration or termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino

Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"); (iii) the effectiveness of the Registration Statement and the absence of a stop order suspending such effectiveness; (iv) the absence of any suit, claim, action, proceeding, audit or investigation (an "Action") by any governmental or regulatory body, agency or authority (a "Governmental Authority") challenging or seeking to prohibit consummation of the Merger or any of the other transactions contemplated by the Merger Agreement; (v) the absence of any Applicable Law (as defined in the Merger Agreement), or judgment, injunction, order or decree prohibiting consummation of the Merger or any of the other transactions contemplated by the Merger Agreement; (vi) the listing on the NYSE, subject only to official notice of issuance, of the shares of McKesson Common Stock and the Rights to be issued in the Merger; (vii) the absence of any change in the business, assets, liabilities, results of operations or financial condition of either McKesson or AmeriSource which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) on that party; (viii) the receipt of certain legal opinions with respect to the federal income tax consequences of the Merger; and (ix) the receipt of an accountants' letter with respect to qualification of the Merger as a pooling of interests. See "The Merger Agreement -- Conditions," "Certain Federal Income Tax Consequences of the Merger," and "The Merger -- Anticipated Accounting Treatment."

EFFECTIVE TIME OF THE MERGER

  McKesson and AmeriSource have agreed to cause the Merger to be consummated concurrently with the closing of the transactions contemplated by the Merger Agreement (the "Closing"), by filing the Certificate of Merger with the Delaware Secretary of State. Subject to the satisfaction or waiver (where permissible) of the other conditions to the obligations of McKesson and AmeriSource to consummate the Merger, it is currently expected that the Merger will be consummated immediately following the Special Meetings or as soon thereafter as such other conditions are satisfied.

EXCHANGE OF AMERISOURCE COMMON STOCK CERTIFICATES

  Upon consummation of the Merger, each holder of a stock certificate representing shares of AmeriSource Common Stock outstanding immediately prior to the Merger will, upon the surrender thereof (duly endorsed, if required) to First Chicago Trust Company of New York (the "Exchange Agent"), be entitled to receive a stock certificate representing the number of whole shares of McKesson Common Stock into which such shares of AmeriSource Common Stock will have been automatically converted as a result of the Merger. After the consummation of the Merger, the Exchange Agent will mail a letter of transmittal with instructions to all holders of record of AmeriSource Common Stock as of the Effective Time for use in surrendering their stock certificates in exchange for stock certificates representing shares of McKesson Common Stock. STOCK CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED. See "The Merger Agreement -- Exchange Procedures."

NO DISSENTERS' RIGHTS

  Holders of McKesson Common Stock and holders of AmeriSource Common Stock are not entitled to dissenters' rights in connection with the Merger.

RESALE RESTRICTIONS

  All shares of McKesson Common Stock received by AmeriSource stockholders in the Merger will be freely transferable, except that shares of McKesson Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of AmeriSource at the time of the AmeriSource Meeting may be resold by them only in certain permitted circumstances. See "The Merger Agreement -- Resale Restrictions."

TERMINATION OF THE MERGER AGREEMENT

  The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger Agreement by the stockholders of AmeriSource (except as provided below) and the stockholders of McKesson): (i) by mutual written consent of McKesson and AmeriSource; (ii) by either McKesson or AmeriSource if any Applicable Law (other than Antitrust Laws (as defined in the Merger Agreement)), as supported by written opinion of outside legal counsel, makes consummation of the Merger illegal or otherwise prohibited, or if there shall be a final non-appealable judgment, injunction, order or decree enjoining McKesson or AmeriSource from consummating the Merger; (iii) by either McKesson or AmeriSource if the Merger has not been consummated by May 31, 1998 (subject to extension to June 7, 1998 or to June 30, 1998 in certain circumstances); (iv) by McKesson if the AmeriSource Board withdraws or changes its recommendation of the Merger in a manner adverse to McKesson, or if the AmeriSource Board refuses to affirm its recommendation as promptly as practicable (but in any case within ten business days) after receipt of any written request from McKesson which request is made on a reasonable basis; (v) by McKesson or AmeriSource if at the AmeriSource Special Meeting the requisite vote of the stockholders of AmeriSource to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, is not obtained; (vi) by McKesson or AmeriSource if at the McKesson Special Meeting the requisite vote of the stockholders of McKesson to approve the issuance of shares of McKesson Common Stock in the Merger is not obtained; (vii) by AmeriSource, prior to approval by the AmeriSource stockholders, if the AmeriSource Board enters into a Competing Transaction in compliance with the terms of the Merger Agreement (as described below in "The Merger Agreement -- No Solicitation of Transactions") and pays the fees and expenses described below under "-- Termination Fee; Reimbursement of Expenses";
(viii) by McKesson if there has been a breach by AmeriSource, or by AmeriSource if there has been a breach by McKesson, of its representation that it has not taken any actions that would prevent McKesson from accounting for the Merger as a pooling of interests; (ix) by McKesson or AmeriSource, in certain circumstances where there has been a breach by the other party of its representations and warranties, or in certain circumstances in which the other party has a change in business conditions that would reasonably be expected to have a Material Adverse Effect on it; (x) by McKesson or AmeriSource (but only for a limited period of time specified in the Merger Agreement) if either party receives any communication from the Federal Trade Commission or the Antitrust Division of the Department of Justice (the "Antitrust Division") indicating that it has authorized the institution of litigation challenging the transactions contemplated by the Merger Agreement under the Antitrust Laws, which litigation would include a motion seeking an order or injunction prohibiting the consummation of any of the transactions contemplated by the Merger Agreement; (xi) by McKesson if AmeriSource has breached in any material respect any of its obligations under the Stock Option Agreement; or (xii) by AmeriSource on March 31, 1998 if the transaction has not yet been cleared under federal Antitrust Laws, unless, prior to that date, AmeriSource had the opportunity to terminate the Merger Agreement as described in clause (x) above and declined to do so. See "The Merger Agreement -- Termination."

TERMINATION FEE; REIMBURSEMENT OF EXPENSES

  In connection with certain of the termination rights discussed above, AmeriSource will be obligated to pay to McKesson a termination fee of $65 million and to reimburse McKesson's expenses, up to $12 million. In connection with other termination rights discussed above, McKesson or AmeriSource, as applicable, may be obligated to reimburse the other party for the other party's costs and expenses up to a specified maximum. See "The Merger Agreement -- Termination Fee."

REGULATORY APPROVAL

  Under the HSR Act, the Merger cannot be consummated until notifications and certain information have been furnished to the Federal Trade Commission and the Antitrust Division and specified waiting period requirements have been satisfied. McKesson and AmeriSource each filed notification and report forms under the HSR Act on September 24, 1997. Because a request for additional information and documentary material (a

"Second Request") was timely received by McKesson and AmeriSource from the Federal Trade Commission, the waiting period ordinarily would terminate 20 days after McKesson and AmeriSource have each "substantially complied" (as such term is defined under the HSR Act) with such request. In order to permit the Federal Trade Commission time to complete its review of the transaction, McKesson and AmeriSource each agreed to an extension of the waiting period. In the opinion of McKesson and AmeriSource, each of them has substantially complied with the Second Request from the Federal Trade Commission. Additionally, in response to a request from certain states which are members of the National Association of Attorneys General Voluntary Premerger Compact (the "NAAGVPC"), McKesson and AmeriSource each waived certain confidentiality protections under the HSR Act solely for the purpose of facilitating confidential communications between the Federal Trade Commission and the member states of the NAAGVPC.

STOCK OPTION AGREEMENT

  Pursuant to the Stock Option Agreement dated as of September 22, 1997 by and between McKesson and AmeriSource (the "Stock Option Agreement"), AmeriSource has granted McKesson an irrevocable option (the "Option") to purchase from AmeriSource, under certain circumstances, up to 3,418,601 authorized and unissued shares of either AmeriSource Class A Common Stock or AmeriSource Class B Common Stock, or a combination thereof, at a price of $70.87 per share (which was 0.71, the Exchange Ratio prior to the McKesson Stock Split, multiplied by the closing price of a share of McKesson Common Stock on the trading day immediately preceding the execution of the Merger Agreement). The Option will be increased to cover an additional 1,325,939 shares of AmeriSource Class B Common Stock if the NYSE advises McKesson that the Option may be so increased without approval by AmeriSource stockholders. See "The Stock Option Agreement -- General," "The Merger Agreement -- Termination" and "The Merger Agreement -- Amendment." A copy of the Stock Option Agreement is attached as Appendix B to this Joint Proxy Statement/Prospectus.

VOTING/SUPPORT AGREEMENTS

  McKesson has entered into Voting/Support Agreements with R. David Yost, Kurt
J. Hilzinger, David M. Flowers and VPI pursuant to which each granted Merger Sub an irrevocable proxy to vote his or its shares in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger, and to vote his or its shares against a Competing Transaction. As of September 30, 1997, Messrs. Yost, Hilzinger and Flowers owned in the aggregate approximately 1.4% of the outstanding voting shares of AmeriSource. As of December 19, 1997, VPI owned approximately 19% of the outstanding voting shares of AmeriSource. See "The Voting/Support Agreements."

COMPARATIVE STOCKHOLDER RIGHTS

  The rights of holders of AmeriSource Common Stock are currently governed by Delaware law, AmeriSource's Certificate of Incorporation and AmeriSource's By-laws. If the Merger is consummated and becomes effective pursuant to the terms of the Merger Agreement, the rights of former AmeriSource stockholders who become McKesson stockholders pursuant to the Merger will be governed by Delaware law, McKesson's Restated Certificate of Incorporation (the "McKesson Certificate") and McKesson's Restated By-laws (the "McKesson By-laws"). The rights of McKesson stockholders differ in certain respects from those of the AmeriSource stockholders. See "Comparative Rights of Stockholders" for a description of such differences.

THE MCKESSON STOCK SPLIT; EFFECT ON EXCHANGE RATIO

  On October 29, 1997, the McKesson Board declared a two-for-one split of McKesson Common Stock which was effected in the form of a stock dividend, distributed on January 2, 1998, of one additional share of McKesson Common Stock for each share held of record as of December 1, 1997. The Merger Agreement provides that as of the Effective Time each issued and outstanding share of AmeriSource Common Stock will be converted into

0.71 of a share of McKesson Common Stock but that if the McKesson Board declares a stock split on the outstanding shares of McKesson Common Stock with a record date that is prior to the Effective Time, the Exchange Ratio will be appropriately adjusted. Accordingly, the Exchange Ratio has been adjusted to
1.42 following the McKesson Stock Split.

RISK FACTORS

  STOCKHOLDERS OF MCKESSON AND OF AMERISOURCE SHOULD CONSIDER CAREFULLY THE FACTORS DISCUSSED UNDER "RISK FACTORS" IN EVALUATING THE PROPOSED MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

  This Joint Proxy Statement/Prospectus contains or incorporates by reference forward-looking statements that are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of McKesson and AmeriSource such as certain statements set forth under "Risk Factors," "The Merger -- Background of the Merger," "The Merger -- Reasons for the Merger," "The Merger -- Opinion of McKesson's Financial Advisor" and "The Merger -- Opinion of AmeriSource's Financial Advisor," and those preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. The following important factors, in addition to those discussed elsewhere in this Joint Proxy Statement/Prospectus and in the documents which are incorporated herein by reference, could affect the future results of the health care industry in general, and McKesson and/or AmeriSource in particular, and could cause future results to differ materially from those expressed in forward-looking statements: the speed of integration of acquired businesses, continued competitive pressures, success of strategic initiatives, the changing United States health care environment, the effect of existing and future regulatory actions, any supplier and/or customer actions in response to the Merger or industry consolidation in general, and a significant delay in the expected closing of the Merger.

                     MARKET PRICE AND DIVIDEND INFORMATION

  The McKesson Common Stock is listed and traded on the NYSE and the PE and the AmeriSource Class A Common Stock is listed and traded on the NYSE. The following table sets forth the high and low trading prices per share of each of the McKesson Common Stock (without adjustment for the McKesson Stock Split) and AmeriSource Class A Common Stock on the NYSE for the calendar quarters indicated as reported on the NYSE Composite Tape, and the dividends paid per share for such periods by McKesson (AmeriSource did not pay any dividends during the periods):

                                        MCKESSON                    AMERISOURCE
                                      COMMON STOCK     MCKESSON    COMMON STOCK
                                         PRICES     DIVIDENDS PAID    PRICES
                                     --------------  PER  COMMON   -------------
                                      HIGH    LOW       SHARE       HIGH   LOW
                                     ------- ------ -------------- ------ ------
1994
  First Quarter..................... $ 68.50 $52.50     $ 0.42        --     --
  Second Quarter....................   87.00  58.50       0.42        --     --
  Third Quarter.....................  103.63  70.75       0.42        --     --
  Fourth Quarter....................  109.25  30.13      76.25(1)     --     --
1995
  First Quarter.....................   40.75  31.88       0.25        --     --
  Second Quarter....................   47.38  37.25       0.25     $24.50 $20.75
  Third Quarter.....................   46.63  42.63       0.25      27.75  19.75
  Fourth Quarter....................   53.25  44.88       0.25      34.25  25.25
1996
  First Quarter.....................   55.63  46.50       0.25      34.00  28.00
  Second Quarter....................   51.38  44.00       0.25      37.50  31.63
  Third Quarter.....................   48.38  39.00       0.25      44.50  27.88
  Fourth Quarter....................   57.00  45.38       0.25      48.25  37.63
1997
  First Quarter.....................   69.63  51.75       0.25      53.00  42.50
  Second Quarter....................   80.13  63.00       0.25      51.38  41.25
  Third Quarter.....................  106.25  76.50       0.25      65.25  45.13
  Fourth Quarter....................  113.75  97.38       0.25      66.31  52.00

--------
(1) In November 1994 McKesson completed a plan of merger and a reorganization and distribution agreement providing for the acquisition by Eli Lilly and Company of McKesson's pharmaceutical benefits management business ("PCS"), which was primarily operated by PCS Health Systems, Inc. and Clinical Pharmaceuticals, Inc., both of which were wholly owned subsidiaries of McKesson, for approximately $4 billion. As a result of the sale of PCS, each existing McKesson stockholder received a cash payment of $76.00 per share representing the proceeds from the sale of PCS and one share of McKesson Common Stock representing such stockholder's continuing interest in the businesses retained by McKesson.

  On September 22, 1997, the last full trading day prior to the first public announcement of the execution of the Merger Agreement, the reported high and low sale prices per share and closing price per share of McKesson Common Stock and AmeriSource Class A Common Stock on the NYSE were as follows:

                                                           SEPTEMBER 22, 1997
                                                        ------------------------
                                                          HIGH     LOW    CLOSE
                                                        -------- ------- -------
        McKesson....................................... $ 100.31 $ 99.25 $ 99.81
        AmeriSource....................................    54.00   53.50   53.69

  On December 31, 1997, the last full trading day prior to the date of this Joint Proxy Statement/Prospectus, the reported high and low sale prices per share and closing price per share of McKesson Common Stock (without adjustment for the McKesson Stock Split) and AmeriSource Class A Common Stock on the NYSE were as follows:

                                                            DECEMBER 31, 1997
                                                         -----------------------
                                                          HIGH     LOW    CLOSE
                                                         ------- ------- -------
      McKesson.......................................... $108.38 $105.00 $108.38
      AmeriSource.......................................   59.31   57.00   58.25

  STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SHARES OF MCKESSON COMMON STOCK AND AMERISOURCE CLASS A COMMON STOCK.

                           COMPARATIVE PER SHARE DATA

  The following table sets forth certain per share data for McKesson and AmeriSource on both historical and pro forma combined bases and on a per share equivalent pro forma basis for AmeriSource after giving effect to the proposed Merger on a pooling of interests basis at the original Exchange Ratio of 0.71 of a share of McKesson Common Stock for each share of AmeriSource Common Stock and at the current Exchange Ratio (which has been adjusted to reflect the McKesson Stock Split) of 1.42 shares of McKesson Common Stock for each share of AmeriSource Common Stock. The data should be read in conjunction with the selected historical consolidated financial data and the unaudited pro forma combined consolidated financial data included in this Joint Proxy Statement/Prospectus and the separate historical consolidated financial statements of McKesson and AmeriSource and the notes thereto incorporated by reference in this Joint Proxy Statement/Prospectus. The unaudited pro forma combined and equivalent financial data are not necessarily indicative of the operating results or financial position of the combined entities had the Merger been consummated at the beginning of the earliest period presented nor should they be construed as indicative of future results of operations or financial position.

                                     SIX MONTHS ENDED
                                      SEPTEMBER 30,      YEAR ENDED MARCH 31,
                                     ------------------------------------------
                                      1997    1996     1997    1996     1995
                                    -------- ---------------- -----------------
HISTORICAL - MCKESSON
 Earnings (loss) per common share
 Continuing operations
  Fully diluted...................  $   1.58 $  0.10 $   0.13 $  2.59 $   (3.34)
  Primary.........................      1.61    0.10     0.12    2.59     (3.52)
 Net income
  Fully diluted...................      1.58    0.22     2.98    2.90      8.86
  Primary.........................      1.61    0.22     3.01    2.90      9.20
 Cash dividends declared per
  common share....................      0.50    0.50     1.00    1.00      1.34
 Cash distribution from sale of
  PCS per common share............                                        76.00
 Book value per common share......     28.82            27.53
 Earnings (loss) per common
  share--adjusted to reflect
  McKesson Stock Split (1)
 Continuing operations
  Fully diluted...................  $   0.79 $  0.05 $   0.06 $  1.29 $   (1.67)
  Primary.........................      0.81    0.05     0.06    1.29     (1.76)
 Net income
  Fully diluted...................      0.79    0.11     1.49    1.45      4.43
  Primary.........................      0.81    0.11     1.51    1.45      4.60
 Cash dividends declared per
  common share....................      0.25    0.25     0.50    0.50      0.67
 Cash distribution from sale of
  PCS per common share............                                        38.00
 Book value per common share......     14.41            13.76
                                                      YEAR ENDED SEPTEMBER 30,
                                                     --------------------------
                                                       1997    1996     1995
                                                     -------- -----------------
HISTORICAL - AMERISOURCE
 Earnings per common share
 Before extraordinary items and cumulative effect
  of accounting changes
  Fully diluted..................................... $   1.94 $  1.84 $    1.53
  Primary...........................................     1.95    1.85      1.54
 Net income
  Fully diluted.....................................     1.86    1.53      0.55
  Primary...........................................     1.87    1.54      0.56
 Book value per common share........................      .60

                                       SIX MONTHS ENDED
                                         SEPTEMBER 30,  YEAR ENDED MARCH 31,
                                       ---------------- ---------------------
                                        1997     1996    1997   1996   1995
                                      -------- -------- ------ ------ -------
PRO FORMA COMBINED
 Earnings (loss) per common share
  Continuing operations
   Fully diluted..................... $   1.49 $   0.48 $ 0.84 $ 2.54 $ (5.79)
   Primary...........................     1.51     0.48   0.84   2.54   (6.02)
  Net income
   Fully diluted.....................     1.49     0.45   2.77   2.68    3.90
   Primary...........................     1.51     0.45   2.79   2.68    4.01
 Cash dividends declared per common
  share..............................     0.50     0.50   1.00   1.00    1.34
 Book value per common share......... $  21.21
PRO FORMA COMBINED--ADJUSTED TO
 REFLECT MCKESSON STOCK SPLIT (1)
 Earnings (loss) per common share
  Continuing operations
   Fully diluted..................... $   0.75 $   0.24 $ 0.42 $ 1.27 $ (2.90)
   Primary...........................     0.76     0.24   0.42   1.27   (3.01)
  Net income
   Fully diluted.....................     0.75     0.23   1.38   1.34    1.95
   Primary...........................     0.76     0.23   1.39   1.34    2.01
 Cash dividends declared per common
  share..............................     0.25     0.25   0.50   0.50    0.67
 Book value per common share......... $  10.59
EQUIVALENT PRO FORMA COMBINED PER
 AMERISOURCE SHARE
 Earnings (loss) per common share
  Continuing operations
   Fully diluted..................... $   1.06 $   0.34 $ 0.60 $ 1.80 $ (4.11)
   Primary...........................     1.07     0.34   0.60   1.80   (4.27)
  Net income
   Fully diluted.....................     1.06     0.32   1.97   1.90    2.77
   Primary...........................     1.07     0.32   1.98   1.90    2.85
 Cash dividends declared per common
  share..............................     0.36     0.36   0.71   0.71    0.95
 Book value per common share.........   $15.06

--------

(1) Reflects the pro forma effect of the McKesson two-for-one stock split declared October 29, 1997, distributed January 2, 1998 to stockholders of record on December 1, 1997.

                    SUMMARY SELECTED HISTORICAL CONSOLIDATED
                           FINANCIAL DATA OF MCKESSON

  The following table sets forth summary selected historical consolidated financial data of McKesson for each of the five years in the period ended March 31, 1997 and for the six-month periods ended September 30, 1997 and 1996. Such data have been derived from, and should be read in conjunction with, the audited consolidated financial statements and other financial information contained in McKesson's Annual Report on Form 10-K for the year ended March 31, 1997 and the unaudited consolidated interim financial information contained in McKesson's Quarterly Report on Form 10-Q for the six months ended September 30, 1997, including the notes thereto, incorporated by reference herein. The selected financial data as of September 30, 1997 and for the six-month periods ended September 30, 1997 and 1996, reflect all adjustments (consisting only of normal recurring adjustments except for the item discussed in Note 2 recorded in the six-month period ended September 30, 1996) necessary for a fair presentation of the results for such periods. The results for the six-month periods are not indicative of the results to be expected for the full year or for any other interim period, due in part to the adjustment described in Note
2. See "Available Information" and "Incorporation of Documents by Reference."

                           SIX MONTHS ENDED
                             SEPTEMBER 30,                    YEAR ENDED MARCH 31,
                           ------------------     -------------------------------------------------------------
                             1997      1996         1997          1996      1995            1994         1993
                           --------  --------     ---------     --------  --------        --------     --------
                                       (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
Revenues.................. $8,810.5  $5,401.5     $12,886.7     $9,953.7  $9,438.7        $8,520.8     $7,991.8
Costs and expenses
 Cost of sales............  8,078.0   4,938.6      11,849.4      9,038.2   8,630.5 (1)     7,737.2      7,214.6
 Selling, distribution and
  administration..........    554.9     404.7 (2)     944.5 (3)    674.2     817.2 (1)       630.0 (4)    620.7
 Interest.................     48.1      21.1          55.7         44.4      44.5            39.3         47.5
                           --------  --------     ---------     --------  --------        --------     --------
  Total...................  8,681.0   5,364.4      12,849.6      9,756.8   9,492.2         8,406.5      7,882.8
                           --------  --------     ---------     --------  --------        --------     --------
Income (loss) before
 income taxes and
 dividends on convertible
 preferred securities of
 subsidiary trust.........    129.5      37.1 (2)      37.1 (3)    196.9     (53.5)(1)       114.3 (4)    109.0
Income taxes..............    (49.2)    (32.7)        (31.3)       (76.2)    (96.6)(5)       (45.0)       (42.2)
Dividends on convertible
 preferred securities of
 subsidiary trust, net of
 tax benefit..............     (3.1)                   (0.7)
                           --------  --------     ---------     --------  --------        --------     --------
Income (loss) after taxes
 Continuing operations....     77.2       4.4 (2)       5.1 (3)    120.7    (150.1)(1)(5)     69.3 (4)     66.8
 Discontinued operations..                5.6           8.6         14.7     (23.1)           55.1         47.9
 Discontinued operations--
  Gain on sale/donation of
   Armor All stock (6)....                            120.2                    1.0            32.7
  Gain on sale of PCS.....                                                   576.7
 Extraordinary item.......                                                                    (4.2)
 Cumulative effect of ac-
  counting changes........                                                                   (16.7)
                           --------  --------     ---------     --------  --------        --------     --------
Net income ............... $   77.2  $   10.0     $   133.9     $  135.4  $  404.5        $  136.2     $  114.7
                           ========  ========     =========     ========  ========        ========     ========
Fully diluted earnings
 (loss) per common share
 Continuing operations.... $   1.58  $   0.10     $    0.13     $   2.59  $  (3.34)       $   1.49     $   1.44
 Discontinued operations..               0.12          0.19         0.31     (0.51)           1.25         1.07
 Discontinued operations--
  Gain on sale/donation of
   Armor All stock........                             2.66                   0.02            0.74
  Gain on sale of PCS.....                                                   12.69
 Extraordinary item.......                                                                   (0.10)
 Cumulative effect of ac-
  counting changes........                                                                   (0.38)
                           --------  --------     ---------     --------  --------        --------     --------
  Total................... $   1.58  $   0.22     $    2.98     $   2.90  $   8.86        $   3.00     $   2.51
                           ========  ========     =========     ========  ========        ========     ========
Fully diluted shares......     50.8      44.6          45.1         46.7      45.5            44.1         44.8
Primary earnings (loss)
 per common share
 Continuing operations.... $   1.61  $   0.10     $    0.12     $   2.59  $  (3.52)       $   1.53     $   1.49
 Discontinued operations..               0.12          0.19         0.31     (0.53)           1.35         1.20
 Discontinued operations--
  Gain on sale/donation of
   Armor All stock........                             2.70                   0.02            0.80
  Gain on sale of PCS.....                                                   13.23
 Extraordinary item.......                                                                   (0.10)
 Cumulative effect of ac-
  counting changes........                                                                   (0.41)
                           --------  --------     ---------     --------  --------        --------     --------
  Total................... $   1.61  $   0.22     $    3.01     $   2.90  $   9.20        $   3.17     $   2.69
                           ========  ========     =========     ========  ========        ========     ========
Primary shares............     47.8      44.6          44.5         46.6      43.6            40.8         40.0
Cash dividends declared
 per common share......... $   0.50  $   0.50     $    1.00     $   1.00  $   1.34        $   1.66     $   1.60

                             SIX MONTHS ENDED
                               SEPTEMBER 30,        YEAR ENDED MARCH 31,
                             ----------------- --------------------------------
                               1997     1996   1997  1996   1995   1994   1993
                             -------- -------- ----- ----- ------  -----  -----
                                 (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Earnings (loss) per share--
 adjusted to reflect
 McKesson Stock Split (7)
 Fully diluted earnings
  (loss) per common share
 Continuing operations.....  $   0.79 $   0.05 $0.06 $1.29 $(1.67) $0.74  $0.72
 Discontinued operations...               0.06  0.10  0.16  (0.25)  0.63   0.53
 Discontinued operations--
  Gain on sale/donation of
   Armor All stock.........                     1.33         0.01   0.37
  Gain on sale of PCS......                                  6.34
 Extraordinary item........                                        (0.05)
 Cumulative effect of
  accounting changes.......                                        (0.19)
                             -------- -------- ----- ----- ------  -----  -----
   Total...................  $   0.79 $   0.11 $1.49 $1.45 $ 4.43  $1.50  $1.25
                             ======== ======== ===== ===== ======  =====  =====
 Fully diluted shares......     101.6     89.3  90.2  93.5   90.9   88.2   89.6
 Primary earnings (loss)
  per common share
 Continuing operations.....  $   0.81 $   0.05 $0.06 $1.29 $(1.76) $0.76  $0.75
 Discontinued operations...               0.06  0.10  0.16  (0.27)  0.68   0.60
 Discontinued operations--
  Gain on sale/donation of
   Armor All stock.........                     1.35         0.01   0.40
  Gain on sale of PCS......                                  6.62
 Extraordinary item........                                        (0.05)
 Cumulative effect of
  accounting changes.......                                        (0.21)
                             -------- -------- ----- ----- ------  -----  -----
   Total...................  $   0.81 $   0.11 $1.51 $1.45 $ 4.60  $1.58  $1.35
                             ======== ======== ===== ===== ======  =====  =====
 Primary shares............      95.7     89.2  89.1  93.3   87.1   81.6   80.1

                                                         MARCH 31,
                         SEPTEMBER 30,  -----------------------------------------------
                             1997         1997        1996     1995     1994     1993
                         -------------  --------    -------- -------- -------- --------
                                               (IN MILLIONS)
BALANCE SHEET DATA
Cash, cash equivalents
 and marketable
 securities.............   $  176.3(8)  $  229.8(8) $  456.2 $  670.4 $   62.7 $   77.5
Working capital.........    1,121.2      1,123.9       820.5    879.0    301.4    191.4
Total assets............    5,235.5      5,172.8     3,360.2  3,260.2  2,676.6  2,458.4
Total debt (9)..........    1,205.5        985.2       398.3    425.1    499.0    397.6
Convertible preferred
 securities of
 subsidiary trust.......      195.1        194.8
Stockholders' equity....    1,331.5      1,260.8     1,064.6  1,013.5    678.6    619.4

-------
(1) Includes $59.4 million in compensation costs (classified in administration expense) related to the sale of PCS and $139.5 million in charges for asset impairment, restructuring and other operating items ($35.9 million included in cost of sales and $103.6 million included in administration expense), $130.6 million after-tax in the aggregate.
(2) Includes a $48.2 million write-off for in-process technology related to the acquisition of McKesson Automated Healthcare, Inc.
(3) Includes $98.8 million in charges for restructuring, asset impairment and other operating items and $48.2 million for the write-off of in-process technology related to the acquisition of McKesson Automated Healthcare, Inc. (see Note 2), $109.5 million after-tax in the aggregate.
(4) Includes a $13.4 million loss ($8.2 million after-tax) on the termination of interest rate swap arrangements.
(5) Includes $107.0 million of income tax expense related to the sale of PCS.
(6) Includes $1.0 million and $0.4 million of income after-tax from donations of Armor All common stock to the McKesson Foundation in fiscal 1995 and 1994, respectively, $32.3 million after-tax from the sale of Armor All common stock to the public in fiscal 1994 and $120.2 million after-tax from the sale of the Company's equity interest in Armor All in fiscal 1997.

(7) Reflects the effect of the two-for-one stock split declared October 29, 1997, distributed January 2, 1998 to stockholders of record on December 1, 1997.
(8) Includes $86.6 million at September 30, 1997 and $109.8 million at March 31, 1997 of after-tax proceeds from the sale of Armor All shares which were placed in a trust as exchange property for McKesson's exchangeable debentures.
(9) Total debt includes all interest-bearing debt of McKesson and consolidated subsidiaries, including the current portion and capital lease obligations.

                    SUMMARY SELECTED HISTORICAL CONSOLIDATED
                         FINANCIAL DATA OF AMERISOURCE

  The following table sets forth summary selected historical consolidated financial data for AmeriSource for each of the five years in the period ended September 30, 1997. Such data have been derived from, and should be read in conjunction with, the audited consolidated financial statements and other financial information contained in AmeriSource's Annual Report on Form 10-K for the year ended September 30, 1997, including the notes thereto, incorporated by reference herein. See "Available Information" and "Incorporation of Documents by Reference."

                                      YEAR ENDED SEPTEMBER 30,
                            ------------------------------------------------------------
                              1997         1996            1995      1994         1993
                            --------     --------        --------  --------     --------
                                  (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
Revenues..................  $7,815.9     $5,551.7        $4,668.9  $4,182.2     $3,658.9
Costs and expenses
 Cost of sales............   7,428.4      5,249.2 (1)     4,402.6   3,947.0      3,449.4
 Selling, distribution and
  administration..........     267.8 (2)    204.5           168.5     337.2 (3)    143.9
 Interest.................      41.6         36.0            52.3      62.6         66.7
                            --------     --------        --------  --------     --------
  Total...................   7,737.8      5,489.7         4,623.4   4,346.8      3,660.0
                            --------     --------        --------  --------     --------
Income (loss) before tax-
 es, extraordinary items
 and cumulative effect of
 accounting changes.......      78.1 (2)     62.0 (1)        45.5    (164.6)(3)     (1.1)
Income taxes..............     (30.6)       (19.3)(4)       (17.3)     (7.8)        (6.4)
                            --------     --------        --------  --------     --------
Income (loss) after taxes
 Before extraordinary
  items and cumulative ef-
  fect of accounting
  changes.................      47.5 (2)     42.7 (1)(4)     28.2    (172.4)(3)     (7.5)
 Extraordinary items......      (2.0)        (7.3)          (18.0)     (0.7)       (11.1)
 Cumulative effect of ac-
  counting changes........                                            (34.6)(5)
                            --------     --------        --------  --------     --------
Net income (loss).........  $   45.5     $   35.4        $   10.2  $ (207.7)    $  (18.6)
                            ========     ========        ========  ========     ========
Fully diluted earnings
 (loss) per common share
 Before extraordinary
  items and cumulative ef-
  fect of accounting
  changes.................  $   1.94     $   1.84        $   1.53  $ (11.69)    $  (0.51)
 Extraordinary items......     (0.08)       (0.31)          (0.98)    (0.04)       (0.75)
 Cumulative effect of ac-
  counting changes........                                            (2.35)
                            --------     --------        --------  --------     --------
  Total...................  $   1.86     $   1.53        $   0.55  $ (14.08)    $  (1.26)
                            ========     ========        ========  ========     ========
Fully diluted shares......      24.4         23.2            18.4      14.8         14.8
Primary earnings (loss)
 per common share
 Before extraordinary
  items and cumulative ef-
  fect of accounting
  changes.................  $   1.95     $   1.85        $   1.54  $ (11.69)    $  (0.51)
 Extraordinary items......     (0.08)       (0.31)          (0.98)    (0.04)       (0.75)
 Cumulative effect of ac-
  counting changes........                                            (2.35)
                            --------     --------        --------  --------     --------
  Total...................  $   1.87     $   1.54        $   0.56  $ (14.08)    $  (1.26)
                            ========     ========        ========  ========     ========
Primary shares............      24.3         23.0            18.3      14.8         14.8

                                                SEPTEMBER 30,
                                   -------------------------------------------
                                     1997     1996     1995     1994     1993
                                   -------- --------  -------  -------  ------
                                                (IN MILLIONS)
BALANCE SHEET DATA
Cash and cash equivalents and re-
 stricted cash.................... $   68.9 $   71.2  $  46.8  $  25.3  $ 27.1
Working capital...................    494.5    329.3    243.2    133.4   217.2
Total assets......................  1,745.0  1,188.0    838.7    711.6   867.9
Long-term debt....................    589.8    433.7    435.8    487.7   549.3
Stockholders' equity (deficit)....     14.3    (36.8)  (135.7)  (300.7)  (93.0)

-------
(1) Includes a one-time cumulative non-cash charge of $10.9 million, $7.1 million after-tax.
(2) Includes a $6.4 million charge to consolidate facilities and restructure the sales force and a $5.2 million charge related to executive management changes, $7.1 million after-tax in the aggregate.
(3) Includes the effect of a $179.8 million write-off of goodwill.
(4) Reflects a reduction of $7.1 million due to a favorable settlement of an Internal Revenue Service audit.
(5) Represents the cumulative effect of accounting changes for income taxes of $33.4 million and postretirement benefits other than pensions of $1.2 million.

                      SUMMARY SELECTED UNAUDITED PRO FORMA
        COMBINED CONSOLIDATED FINANCIAL DATA OF MCKESSON AND AMERISOURCE

  The following table sets forth summary selected unaudited pro forma combined consolidated financial data of McKesson and AmeriSource for each of the three years in the period ended March 31, 1997, and for the six-month periods ended September 30, 1997 and 1996, under the pooling of interests accounting method, and assumes that the Merger had occurred at the beginning of the earliest period presented. The unaudited pro forma combined consolidated financial data reflect preliminary estimated adjustments necessary to conform inventory accounting policies of the separate companies, but do not reflect any cost savings or other synergies anticipated by McKesson management as a result of the Merger nor any Merger-related expenses and are not necessarily indicative of the actual results of operations or the actual financial position of the combined entities had the Merger been consummated at the beginning of the earliest period presented, nor are the data necessarily indicative of future results of operations or financial position. The summary selected unaudited pro forma combined consolidated financial data should be read in conjunction with the historical consolidated financial statements of McKesson and AmeriSource and the Unaudited Pro Forma Combined Consolidated Financial Data of McKesson and AmeriSource, including the notes thereto, incorporated by reference or appearing elsewhere in this Joint Proxy Statement/Prospectus. See "Available Information," "Incorporation of Documents by Reference" and "Unaudited Pro Forma Combined Consolidated Financial Data of McKesson and AmeriSource."

                                 SIX MONTHS
                            ENDED SEPTEMBER 30,                   YEAR ENDED MARCH 31,
                            ------------------------          ---------------------------------------
                               1997          1996               1997              1996        1995
                            ----------     ---------          ---------         ---------   ---------
                                 (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
Revenues..................  $ 13,094.0     $ 8,308.6          $19,326.2         $14,960.1   $13,874.6
Costs and expenses
 Cost of sales............    12,155.1       7,689.2(1)        17,958.4 (1)      13,761.5    12,816.6 (2)
 Selling, distribution and
  administration..........       705.3(3)      513.0(4)         1,170.4 (5)         857.4     1,162.4 (2)
 Interest expense.........        69.3          38.1               93.0              83.7       107.0
                            ----------     ---------          ---------         ---------   ---------
  Total...................    12,929.7       8,240.3           19,221.8          14,702.6    14,086.0
                            ----------     ---------          ---------         ---------   ---------
Income (loss) before
 income taxes and
 dividends on convertible
 preferred securities of
 subsidiary trust.........       164.3(3)       68.3(1)(4)        104.4 (1)(5)      257.5      (211.4)(2)
Income taxes..............       (62.8)        (39.0)(6)          (51.9)(6)         (98.5)     (111.0)(7)
Dividends on convertible
 preferred securities of
 subsidiary trust, net of
 tax benefit..............        (3.1)                            (0.7)
                            ----------     ---------          ---------         ---------   ---------
Income (loss) after taxes
 Continuing operations....        98.4(3)       29.3(1)(4)(6)      51.8 (1)(5)      158.9      (322.4)(2)(7)
                                                                        (6)
 Discontinued operations..                       5.6                8.6              14.7       (23.1)
 Discontinued operations--
  gains on sales/donation.                                        120.2                         577.7
 Extraordinary items......                      (7.2)              (9.2)             (6.2)      (11.9)
                            ----------     ---------          ---------         ---------   ---------
Net income................  $     98.4     $    27.7          $   171.4         $   167.4   $   220.3
                            ==========     =========          =========         =========   =========
Fully diluted earnings
 (loss) per common share
 Continuing operations....  $     1.49     $    0.48          $    0.84         $    2.54   $   (5.79)
 Discontinued operations..                      0.09               0.14              0.24       (0.41)
 Discontinued operations--
  gains on sales/donation.                                         1.94                         10.31
 Extraordinary items......                     (0.12)             (0.15)            (0.10)      (0.21)
                            ----------     ---------          ---------         ---------   ---------
  Total...................  $     1.49     $    0.45          $    2.77         $    2.68   $    3.90
                            ==========     =========          =========         =========   =========
Fully diluted shares (8)..        68.1          61.5               62.1              62.5        56.0
Primary earnings (loss)
 per common share
 Continuing operations....  $     1.51     $    0.48          $    0.84         $    2.54   $   (6.02)
 Discontinued operations..                      0.09               0.14              0.24       (0.43)
 Discontinued operations--
  gains on sales/donation.                                         1.96                         10.68
 Extraordinary items......                     (0.12)             (0.15)            (0.10)      (0.22)
                            ----------     ---------          ---------         ---------   ---------
  Total...................  $     1.51     $    0.45          $    2.79         $    2.68   $    4.01
                            ==========     =========          =========         =========   =========
Primary shares (8)........        65.1          61.4               61.5              62.4        54.1

                                   SIX MONTHS
                                      ENDED
                                  SEPTEMBER 30,      YEAR ENDED MARCH 31,
                                 ---------------  -----------------------------
                                  1997    1996      1997      1996      1995
                                 ---------------  --------  --------  ---------
                                   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Fully diluted earnings (loss)
 per common share--adjusted to
 reflect McKesson Stock Split
 (9)
 Continuing operations.........  $ 0.75 $   0.24  $   0.42  $   1.27  $   (2.90)
 Discontinued operations.......             0.05      0.07      0.12      (0.21)
 Discontinued operations--gains
  on sales/donation............                       0.97                 5.16
 Extraordinary items...........            (0.06)    (0.08)    (0.05)     (0.10)
                                 ------ --------  --------  --------  ---------
  Total........................  $ 0.75 $   0.23  $   1.38  $   1.34  $    1.95
                                 ====== ========  ========  ========  =========
 Fully diluted shares..........   136.3    123.0     124.3     125.2      111.9
Primary earnings (loss) per
 common share--adjusted to
 reflect McKesson Stock
 Split (9)
 Continuing operations.........  $ 0.76 $   0.24  $   0.42  $   1.27  $   (3.01)
 Discontinued operations.......             0.05      0.07      0.12      (0.21)
 Discontinued operations--gains
  on sales/donation............                       0.98                 5.34
 Extraordinary items...........            (0.06)    (0.08)    (0.05)     (0.11)
                                 ------ --------  --------  --------  ---------
  Total........................  $ 0.76 $   0.23  $   1.39  $   1.34  $    2.01
                                 ====== ========  ========  ========  =========
 Primary shares................   130.2    122.7     123.0     124.8      108.1

                                                          SEPTEMBER 30,
                                                              1997
                                                          -------------
                                                          (IN MILLIONS)
BALANCE SHEET DATA
Cash, cash equivalents and marketable securities........    $  245.2(10)
Working capital.........................................     1,608.0
Total assets............................................     6,974.4
Total debt..............................................     1,795.3
Convertible preferred securities of subsidiary trust....       195.1
Stockholders' equity....................................     1,338.1

--------

(1)Includes a one-time cumulative non-cash charge by AmeriSource of $10.9 million, $7.1 million after-tax.

(2) Includes $59.4 million in compensation costs (classified in administration expense) related to the sale by McKesson of PCS and $139.5 million in charges by McKesson for asset impairment, restructuring and other operating items ($35.9 million included in cost of sales and $103.6 million included in administration expense), $130.6 million after-tax in the aggregate. Also includes a $179.8 million write-off of AmeriSource goodwill (classified in administration expense).

(3) Includes a $6.4 million charge by AmeriSource to consolidate facilities and restructure the sales force and a $5.2 million charge by AmeriSource related to executive management changes, $7.1 million after-tax in the aggregate.

(4) Includes a $48.2 million write-off for in-process technology related to the acquisition of McKesson Automated Healthcare, Inc.

(5) Includes $98.8 million in charges for restructuring, asset impairment and other operating items and $48.2 million for the write-off of in-process technology related to the acquisition of McKesson Automated Healthcare, Inc. (see note 4), $109.5 million after-tax in the aggregate.

(6) Reflects a reduction of $7.1 million due to a favorable settlement of an Internal Revenue Service audit of AmeriSource's federal income tax return.

(7) Includes $107.0 million of income tax expense related to the sale by McKesson of PCS.

(8) Reflects the effect of the original Exchange Ratio of 0.71 of a share of McKesson Common Stock for each share of AmeriSource Common Stock before giving effect to the McKesson two-for-one stock split declared October 29, 1997, distributed January 2, 1998 to stockholders of record on December 1, 1997.

(9) Reflects the effect of the Exchange Ratio of 1.42 shares of McKesson Common Stock for each share of AmeriSource Common Stock.

(10) Includes $86.6 million held in trust as exchange property for McKesson's exchangeable subordinated debentures and $8.9 million deposited in trust pursuant to AmeriSource's trade receivables securitization program.

                                 RISK FACTORS

  In considering whether to vote in favor of the McKesson Proposal or the AmeriSource Proposal, as the case may be, the stockholders of McKesson and of AmeriSource should consider, in conjunction with the other information included in this Joint Proxy Statement/Prospectus, the following matters:

 Fixed Exchange Ratio Despite Change in Relative Stock Prices

  The Exchange Ratio is a fixed ratio and will not be adjusted in the event of any increase or decrease in the price of either McKesson Common Stock or AmeriSource Common Stock. The price of McKesson Common Stock at the Effective Time may be higher or lower than its price at the date of this Joint Proxy Statement/Prospectus or at the date of the Special Meetings. Such variations may be the result of changes in the business, operations or prospects of McKesson or AmeriSource, market assessments of the likelihood that the Merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions or other factors. Because the Effective Time will occur on a date later than the Special Meetings, there can be no assurance that the price of McKesson Common Stock on the date of the Special Meetings will be indicative of its price at the Effective Time. The Effective Time will occur as soon as practicable following the Special Meetings and the satisfaction or waiver (where permissible) of the other conditions set forth in the Merger Agreement. Stockholders of McKesson and AmeriSource are urged to obtain current market quotations for McKesson Common Stock and AmeriSource Class A Common Stock. See "The Merger Agreement -- Conditions."

 Uncertainties in Integrating Business Operations

  In determining that the Merger is in the best interests of McKesson or AmeriSource, as the case may be, each of the McKesson Board and the AmeriSource Board considered the potential complementary effects of combining the respective companies' assets, personnel and operational expertise. The integration of businesses, however, involves a number of special risks, including the diversion of management's attention to the assimilation of the operations from other business concerns, difficulties in the integration of operations and systems, delays or difficulties in opening and operating larger distribution centers in an integrated distribution network, the assimilation and retention of the personnel of the acquired companies, challenges in retaining the customers of the combined businesses and potential adverse short-term effects on operating results.

 Risks Generally Associated with Acquisitions

  An element of McKesson's growth strategy is the pursuit of strategic acquisitions that either expand or complement its business, and McKesson routinely reviews such potential acquisition opportunities. Acquisitions involve a number of special risks, including the risks pertaining to integration of the business acquired that are noted above under "--
 Uncertainties in Integrating Business Operations." In addition, McKesson may incur debt to finance future acquisitions, and McKesson may issue securities in connection with future acquisitions which may have a dilutive effect on its stockholders. The inability of McKesson to successfully complete and integrate strategic acquisitions in a timely manner could have an adverse impact on a portion of McKesson's growth strategy.

 Changing United States Health Care Environment

  In recent years, the health care industry has undergone significant change driven by various efforts to reduce costs, including potential national health care reform, trends toward managed care, cuts in Medicare, consolidation of pharmaceutical and medical/surgical supply distributors and the development of large, sophisticated purchasing groups. This industry is expected to continue to undergo significant changes for the foreseeable future. Changes in governmental support of health care services, the method by which such services are delivered or the prices for such services, or other legislation or regulations governing such services or mandated benefits, or changes in pharmaceutical manufacturers' pricing or distribution policies, may have a material adverse effect on McKesson's and AmeriSource's results of operations.

 Computer Technologies

  Both McKesson and AmeriSource utilize computer technologies throughout their businesses. Each of the companies has conducted an assessment of its computer systems to identify and address all changes necessary to make its systems Year 2000 compliant. Each of the companies believes that with modifications to or replacements of existing systems, Year 2000 issues will not pose significant operational problems in meeting its internal needs or the needs of its customers. AmeriSource expects to be Year 2000 compliant by the end of its fiscal year ending September 30, 1998, and McKesson expects to be compliant by the end of its fiscal year ending March 31, 1999. Amounts expensed by each company for Year 2000 projects have not been, and neither company anticipates that such costs will be, significant to such company's results of operations.


 Interests of Certain Persons in the Merger

  In considering the recommendation of the Merger by the AmeriSource Board, the stockholders of McKesson and AmeriSource should be aware that certain directors and executive officers of AmeriSource may be deemed to have conflicts of interest with respect to the Merger in that, pursuant to the Merger Agreement, and, in the case of the three senior executives, pursuant to new employment agreements entered into with McKesson concurrently with the execution of the Merger Agreement, they will have positions with McKesson after the Effective Time. In addition, certain of such persons have entered into employment agreements pursuant to which they may receive benefits after the Merger and certain of such persons hold options the vesting of which will accelerate as a result of the Merger. Such interests, together with other relevant factors, were considered by the AmeriSource Board in recommending the Merger to the stockholders of AmeriSource and approving the Merger Agreement. See "The Merger -- Interests of Certain Persons in the Merger" and "The Employment Agreements."

                             THE SPECIAL MEETINGS

GENERAL

  The McKesson Special Meeting will be held at 1:00 p.m., local time, on Monday, February 9, 1998, in the Franciscan Room at the ANA Hotel, 50 Third Street, San Francisco, California, for the purpose set forth in the Notice of the McKesson Special Meeting and as described below. The AmeriSource Special Meeting will be held at noon, local time, on Monday, February 9, 1998, at The Desmond Great Valley Hotel & Conference Center, Malvern, Pennsylvania, for the purpose set forth in the Notice of the AmeriSource Special Meeting and as described below. This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation by the Board of Directors of each of McKesson and AmeriSource of proxies to be used at their respective Special Meetings and at any and all adjournments of the Special Meetings. Any person executing a proxy card may revoke it prior to its exercise by filing with the Secretary of McKesson or AmeriSource, as the case may be, prior to or at the applicable Special Meeting, at the address specified in the last paragraph of "Available Information," either an instrument revoking the proxy or a duly executed proxy bearing a later date.

VOTING SECURITIES AND RECORD DATE

  McKesson. At the close of business on December 29, 1997 there were 46,285,912 shares of McKesson Common Stock outstanding and entitled to vote at the Special Meeting and no shares of Preferred Stock outstanding. Each share of McKesson Common Stock outstanding on such date entitles the stockholder of record thereof to one vote on each matter to be voted upon at the Special Meeting. The presence, in person or by proxy, at the McKesson Special Meeting of the holders of a majority of the outstanding shares of McKesson Common Stock is necessary to constitute a quorum for the transaction of business at the McKesson Special Meeting. Abstentions and broker non-votes will be counted for the purpose of determining the existence of a quorum. The affirmative vote of the holders of a majority of the shares of McKesson Common Stock present in person or represented by proxy at the McKesson Special Meeting and entitled to vote on the Stock Issuance is required to approve the Stock Issuance, provided there is a quorum. Abstentions will have the same practical effect as a negative vote on the Stock Issuance. A broker non-vote or a failure to vote with respect to the McKesson Proposal will not be included in the calculations (other than, in the case of a broker non-vote, for purposes of determining the existence of a quorum) and therefore will have no effect on the outcome of the vote. See "-- Proxies."

  AmeriSource. Only those persons who are holders of record of shares of AmeriSource Class A Common Stock at the close of business on December 29, 1997 are entitled to vote at the AmeriSource Special Meeting. At the close of business on December 29, 1997, there were 20,950,445 outstanding shares of AmeriSource Class A Common Stock. Each share of AmeriSource Class A Common Stock is entitled to one vote. The presence, in person or by proxy, at the AmeriSource Special Meeting of the holders of a majority of the shares of AmeriSource Class A Common Stock outstanding and entitled to vote at the AmeriSource Special Meeting is necessary to constitute a quorum at the AmeriSource Special Meeting. Abstentions and broker non-votes will be counted for the purpose of determining the existence of a quorum. The affirmative vote of the holders of a majority of the outstanding shares of AmeriSource Class A Common Stock is required to approve the AmeriSource Proposal. An abstention, a broker non-vote or a failure to vote with respect to the AmeriSource Proposal will have the effect of a vote cast against the AmeriSource Proposal. See "--
 Proxies."

PURPOSE OF SPECIAL MEETINGS

  McKesson. The purpose of the McKesson Special Meeting is to consider and vote upon the issuance of McKesson Common Stock to AmeriSource stockholders in exchange for their shares of AmeriSource Common Stock in the Merger. A copy of the Merger Agreement is attached hereto as Appendix A.

  AmeriSource. The purpose of the AmeriSource Special Meeting is (i) to consider and vote to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and (ii) to transact such other business as may properly come before the AmeriSource Special Meeting and at any and all adjournments or postponements thereof. A copy of the Merger Agreement is attached hereto as Appendix A.

PROXIES

  All shares of McKesson Common Stock represented by properly executed proxies received prior to or at the McKesson Special Meeting, and not duly and timely revoked, and all shares of AmeriSource Class A Common Stock represented by properly executed proxies received prior to or at the AmeriSource Special Meeting, and not duly and timely revoked, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated on a properly executed returned proxy, such proxies will be voted FOR the approval of the McKesson Proposal or AmeriSource Proposal, as the case may be.

  A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the applicable Special Meeting, will not be voted. Accordingly, since the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the McKesson Proposal at the McKesson Special Meeting is required for approval of the McKesson Proposal, a proxy marked "ABSTAIN" will have the effect of a vote against the McKesson Proposal. Similarly, since the affirmative vote of a majority of all votes entitled to be cast by all holders of AmeriSource Class A Common Stock is required for approval of the AmeriSource Proposal, a proxy marked "ABSTAIN" will have the effect of a vote against the AmeriSource Proposal. IN ACCORDANCE WITH NYSE RULES, BROKERS AND NOMINEES WHO HOLD SHARES OF STOCK IN THEIR NAMES BUT ARE NOT THE BENEFICIAL OWNERS OF SUCH SHARES ARE PRECLUDED FROM EXERCISING THEIR VOTING DISCRETION WITH RESPECT TO SUCH SHARES. THUS, BROKERS AND NOMINEES ARE NOT EMPOWERED TO VOTE SHARES OF MCKESSON COMMON STOCK OR AMERISOURCE CLASS A COMMON STOCK HELD BY THEM WITH RESPECT TO THE APPROVAL OF THE MCKESSON PROPOSAL OR THE AMERISOURCE PROPOSAL, AS THE CASE MAY BE, ABSENT SPECIFIC INSTRUCTIONS FROM THE BENEFICIAL OWNERS OF SUCH SHARES. Because shares represented by "broker non-votes" will be counted for purposes of determining the existence of a quorum at a Special Meeting but will not be included in vote totals, they will have no effect on the outcome of the McKesson Proposal but will have the effect of a vote against the AmeriSource Proposal.

  Any proxy given pursuant to this solicitation may be revoked at any time before the proxy is voted. Attendance at the McKesson Special Meeting or the AmeriSource Special Meeting will not in and of itself constitute a revocation of a proxy.

  The AmeriSource Board is not currently aware of any business to be transacted at the AmeriSource Special Meeting other than as described herein. If, however, other matters are properly brought before the AmeriSource Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their judgment. Such adjournments may be for the purpose of soliciting additional proxies. Shares represented by proxies voting against the approval of the McKesson Proposal or AmeriSource Proposal will be voted against a proposal to adjourn the respective Special Meeting for the purpose of soliciting additional proxies. Neither McKesson nor AmeriSource currently intends to seek an adjournment of its Special Meeting.

  In addition to the use of the mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to the beneficial owners of stock held of record by such persons, and McKesson and AmeriSource will, upon request, reimburse their respective stockholders for their reasonable expenses in so doing. McKesson has retained Georgeson & Company, Inc. and AmeriSource has retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation at a maximum fee of $7,000 and $5,500, respectively, plus out-of-pocket costs and expenses. To the extent necessary in order to ensure sufficient representation at its Special Meeting, McKesson or AmeriSource may request by telephone or telegram the return of proxy cards. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. Stockholders are urged to send in their proxies without delay.

  AMERISOURCE STOCKHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR AMERISOURCE COMMON STOCK WILL BE MAILED BY THE EXCHANGE AGENT AS SOON AS PRACTICABLE AFTER THE CONSUMMATION OF THE MERGER.

                                 THE COMPANIES

  McKesson. McKesson operates its business in two segments: the McKesson Health Care Services segment and the McKesson Water Products Company.

  Through its Health Care Services segment, McKesson is one of the leading distributors of ethical and proprietary drugs and health and beauty care products in North America. In fiscal 1997, the McKesson Health Care Services segment generated approximately 98% of McKesson's annual sales and approximately 73% of McKesson's operating profits from continuing operations (approximately 85% before charges for restructuring, asset impairment, write-off of in-process technology and other operating items).

  The U.S. operations of the McKesson Health Care Services segment also include Healthcare Delivery Systems, Inc. and McKesson Bioservices Corporation, through which McKesson provides marketing and other support services to pharmaceutical manufacturers; McKesson Automated Healthcare, Inc., a business that specializes in the manufacture and sale of automated pharmaceutical dispensing systems for hospitals; Zee Medical, Inc., a distributor of first-aid and safety products and supplies to industrial and commercial customers; and McKesson General Medical, the nation's leading supplier of medical-surgical supplies. International operations include Medis Health and Pharmaceutical Services Inc., a wholly owned subsidiary and the largest pharmaceutical distributor in Canada; and the Company's 22.7% equity interest in Nadro, S.A. de C.V., the largest pharmaceutical distributor in Mexico.

  Through McKesson Water Products Company, McKesson processes and markets pure drinking water and is one of the leading providers in the bottled water industry. The Water Products segment of McKesson generated approximately 2% of McKesson's annual sales in fiscal 1997.

  McKesson's principal executive offices are located at One Post Street, San Francisco, California 94104, and its telephone number at that address is (415) 983-8300.

  AmeriSource. AmeriSource, through its direct wholly owned subsidiary AmeriSource Corporation, is the fourth largest full-service wholesale distributor of pharmaceutical products and related health care services in the United States. AmeriSource serves its customers nationwide through 19 drug distribution facilities and two specialty products distribution facilities. AmeriSource is typically the primary source of supply to its customers and offers a broad range of services designed to enhance the operating efficiencies and competitive position of its customers and suppliers. AmeriSource benefits from a diverse customer base that includes hospitals and managed care facilities (47%), independent community pharmacies (33%), and chain drug stores including pharmacy departments of supermarkets and mass merchandisers (20%).

  AmeriSource's principal executive offices are located at 300 Chester Field Parkway, Malvern, Pennsylvania 19355, and its telephone number at that address is (619) 296-4480.

  Merger Sub. Merger Sub is a newly formed wholly owned subsidiary of McKesson, incorporated in Delaware on September 19, 1997 for the sole purpose of effecting the transactions contemplated by the Merger Agreement. Prior to the consummation of the Merger, Merger Sub will not engage in any activity other than activities related to the transactions contemplated by the Merger Agreement. Merger Sub's principal executive offices are located at One Post Street, San Francisco, California 94104, and its telephone number at that address is (415) 983-8300.

                                  THE MERGER

GENERAL

  At the Effective Time of the Merger, AmeriSource will be merged with and into McKesson, with McKesson surviving the Merger. In the Merger, each share of AmeriSource Common Stock issued and outstanding immediately before the Effective Time (excluding those held in the treasury of AmeriSource and those owned by McKesson or Merger Sub), without any action on the part of the holder thereof, will be converted into the right to receive 1.42 shares of McKesson Common Stock. Each share of McKesson Common Stock issued to holders of AmeriSource Common Stock in the Merger will be issued together with an associated preferred stock purchase right issued pursuant to the Rights Agreement. See "Comparative Rights of Stockholders -- Stockholder Rights Plan" for a description of the Rights. Cash will be paid in lieu of fractional shares of McKesson Common Stock. The Merger will become effective at the Effective Time when the Certificate of Merger has been filed with the Delaware Secretary of State or at such later time as may be agreed upon by McKesson and AmeriSource and specified in the Certificate of Merger.

  The shares of McKesson Common Stock issued to AmeriSource stockholders in the Merger will constitute approximately 27% of all of the outstanding McKesson Common Stock after the Merger, and the current McKesson stockholders will hold approximately 73% of all of the outstanding McKesson Common Stock after the Merger.

  Each outstanding and unexercised AmeriSource Option to purchase shares of AmeriSource Common Stock will be converted into an option to purchase shares of McKesson Common Stock. Approximately 2,395,815 million shares of McKesson Common Stock will be subject to such converted options based on the number of shares of AmeriSource Common Stock subject to AmeriSource Options outstanding on December 29, 1997 multiplied by the Exchange Ratio. The exercise price with respect thereto will equal the exercise price under the AmeriSource Options divided by the Exchange Ratio.

BACKGROUND OF THE MERGER

  McKesson has pursued a two-part corporate strategy: (i) to remain the distributor of choice, and (ii) to lead in developing health care supply management services to meet customer needs, capture growth opportunities in the market and improve its profit margins. AmeriSource has focused on opportunities to increase its service offerings to its customers and lower its operating cost structure and has consistently evaluated strategic alternatives over the years to further these goals.

  In light of McKesson's strategy, senior management of McKesson had, from time to time, considered and had preliminary discussions with AmeriSource's management regarding the possibility of a business combination between McKesson and AmeriSource. The discussions that culminated in the proposed Merger began in late August with meetings among executives of AmeriSource and McKesson. Subsequent contacts and due diligence meetings among the senior management of McKesson and AmeriSource and their respective financial and legal advisors explored the strategic and operational synergies of a possible transaction. A telephonic meeting of the McKesson Board on August 29, 1997 acquainted the Board members with the opportunity and gained consensus that McKesson management should continue to evaluate a possible combination with AmeriSource on an expedited basis. A second telephonic meeting of the McKesson Board on September 5, 1997 updated the directors on the status of negotiations and reviewed the strategic and financial implications of a possible transaction with AmeriSource. The results of the due diligence efforts led McKesson management to conclude that the proposed acquisition of AmeriSource should be pursued. The Chief Executive Officer of AmeriSource began informal discussions with members of the AmeriSource Board on August 29, 1997, and the AmeriSource Board held a series of meetings, with the first on September 4, 1997, to review the advantages and disadvantages of the potential transaction and to review the status of negotiations.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS

 Reasons for the Merger--McKesson

  At a telephonic meeting on September 20, 1997, the McKesson Board approved the Merger Agreement and the transactions contemplated thereby and resolved to recommend that the McKesson stockholders approve the Stock Issuance. The McKesson Board believes that the Merger is in the best interests of McKesson and its stockholders and recommends that McKesson's stockholders vote "FOR" approval of the Stock Issuance.

  In reaching its determination, the McKesson Board consulted with McKesson's management, as well as its financial and legal advisors, and considered the following material factors:

  The McKesson Board considered the Merger to have strong potential for reinforcing and accelerating the Corporation's dual strategy discussed above and for providing a broader platform for delivering health care supply management services. Further, the results of financial analyses indicated that the Merger would be accretive to earnings before synergies, would result in operating efficiencies, synergies and reductions in working capital, and would leverage complementary capabilities of McKesson and AmeriSource. The McKesson Board also recognized McKesson's achievements to date with the integration of FoxMeyer into McKesson and McKesson's demonstrated ability to develop and implement an effective integration plan for companies it acquires.

  The foregoing discussion sets forth the material information and factors considered and given weight by the McKesson Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the McKesson Board did not find it practicable or necessary to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the McKesson Board may have given different weights to different factors.

  THE BOARD OF DIRECTORS OF McKESSON RECOMMENDS THAT THE HOLDERS OF McKESSON COMMON STOCK VOTE FOR APPROVAL OF THE STOCK ISSUANCE.

 Reasons for the Merger -- AmeriSource

  At a meeting on September 21, 1997, the AmeriSource Board approved, by a vote of seven to one, the Merger Agreement and the transactions contemplated thereby and resolved to recommend that the AmeriSource stockholders approve the AmeriSource Proposal. The AmeriSource Board believes that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of AmeriSource's stockholders. The AmeriSource Board recommends that the stockholders of AmeriSource vote "FOR" approval of the AmeriSource Proposal. The dissenting director, Bruce C. Bruckmann, did so because he believes that under the terms of the Merger Agreement, if the Merger is consummated, the stockholders of AmeriSource other than VPI will be under-represented on the McKesson Board and that VPI will be over-represented on the McKesson Board.

  In arriving at its conclusions, the AmeriSource Board consulted with AmeriSource's management and its legal and financial advisors. The factors considered by the AmeriSource Board included, among other things, (i) the complementary customer bases and geographic customer concentrations of AmeriSource and McKesson, (ii) the opportunities for economies of scale and synergies available through a combination of AmeriSource and McKesson, (iii) the opportunities presented by the stronger balance sheet of the post-Merger combined entity, (iv) McKesson's record of post-acquisition integration and
(v) enhanced cross-selling opportunities available to the post-Merger combined entity.

  The foregoing discussion sets forth the material information and factors considered and given weight by the AmeriSource Board. In view of the variety of factors considered in connection with its evaluation of the Merger Agreement and the Merger, the AmeriSource Board did not find it practicable or necessary to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination, and individual members of the AmeriSource Board may have given different weight to different factors.

  THE BOARD OF DIRECTORS OF AMERISOURCE RECOMMENDS THAT THE HOLDERS OF AMERISOURCE CLASS A COMMON STOCK VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

OPINION OF MCKESSON'S FINANCIAL ADVISOR

  PJSC has acted as financial advisor to McKesson in connection with the Merger. At the September 20, 1997 meeting of the McKesson Board, PJSC delivered its oral opinion to the McKesson Board, subsequently confirmed in a written opinion dated September 22, 1997 (the "PJSC Opinion"), to the effect that, based upon and subject to various considerations set forth in such opinion, as of September 22, 1997, the Exchange Ratio is fair to McKesson from a financial point of view. No limitations were imposed by the McKesson Board upon PJSC with respect to investigations made or procedures followed by PJSC in rendering the PJSC Opinion.

  THE FULL TEXT OF THE PJSC OPINION, WHICH SETS FORTH ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, LIMITATIONS ON AND SCOPE OF THE REVIEW BY PJSC IN RENDERING THE PJSC OPINION, IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS APPENDIX C AND IS INCORPORATED BY REFERENCE HEREIN. THE PJSC OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO TO McKESSON FROM A FINANCIAL POINT OF VIEW, HAS BEEN PROVIDED TO THE McKESSON BOARD IN CONNECTION WITH ITS EVALUATION OF THE MERGER, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF McKESSON COMMON STOCK AS TO HOW TO VOTE AT THE McKESSON SPECIAL MEETING. THE SUMMARY OF THE PJSC OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. HOLDERS OF McKESSON COMMON STOCK ARE URGED TO READ THE PJSC OPINION CAREFULLY AND IN ITS ENTIRETY.

  In connection with the PJSC Opinion, PJSC: (i) reviewed certain publicly available financial statements and other information of McKesson and AmeriSource, respectively; (ii) reviewed certain internal financial statements and other financial and operating data concerning McKesson and AmeriSource prepared by the management of McKesson and AmeriSource, respectively; (iii) reviewed certain financial projections for McKesson and AmeriSource, including estimates of certain potential benefits of the proposed business combination, prepared by the management of McKesson and AmeriSource, respectively; (iv) discussed the past and current operations, financial condition and prospects of McKesson and AmeriSource with management of McKesson and AmeriSource, respectively; (v) reviewed the reported prices and trading activity of McKesson Common Stock and AmeriSource Common Stock; (vi) compared the financial performance and condition of McKesson and AmeriSource and the reported prices and trading activity of McKesson Common Stock and AmeriSource Common Stock with those of certain other comparable publicly traded companies;
(vii) reviewed publicly available information regarding the financial terms of certain transactions comparable, in whole or in part, to the Merger; (viii) participated in certain discussions among representatives of each of McKesson and AmeriSource; (ix) reviewed the Merger Agreement; and (x) performed such other analyses as PJSC deemed appropriate for purposes of arriving at and preparing the PJSC Opinion.

  In rendering the PJSC Opinion, PJSC assumed and relied upon the accuracy and completeness of the information reviewed by PJSC for the purposes of the PJSC Opinion and PJSC did not assume any responsibility for independent verification of such information. With respect to the financial projections, including, but not limited to, the estimates made by McKesson's and AmeriSource's management of certain potential benefits of the proposed business combination, PJSC assumed that the financial projections were reasonably prepared in good faith and on bases reflecting the best currently available estimates and judgments of the future financial performance of McKesson and AmeriSource, respectively. PJSC expresses no view as to, and assumes no responsibility for, such projections or the assumptions on which they are based. PJSC did not assume any responsibility for any independent valuation or appraisal of the assets or liabilities of McKesson or AmeriSource, nor was PJSC furnished with any such valuation or appraisal. The PJSC Opinion was necessarily prepared and delivered based on economic, market and other conditions as in effect on, and the information made available to PJSC as of, September 19, 1997. Although subsequent developments may affect the PJSC Opinion, PJSC does not have any obligation to update, revise or reaffirm its opinion.

  The forecasts or projections furnished to PJSC for McKesson and AmeriSource were prepared by the management of McKesson and AmeriSource. As a matter of policy, McKesson and AmeriSource do not publicly disclose internal management forecasts, projections or estimates of the type furnished to PJSC in connection with its analysis of the Merger, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of the management of McKesson and AmeriSource, including, without limitation, general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts, projections and estimates. See "Summary -- Cautionary Statement Concerning Forward-Looking Statements."

  The following summarizes the significant financial analyses performed by PJSC and reviewed with the McKesson Board on September 20, 1997 in connection with the delivery of the PJSC Opinion:

  AmeriSource Common Stock Performance. PJSC reviewed the closing prices and trading volumes of AmeriSource Common Stock from April 4, 1995 (the date of AmeriSource's initial public offering) to September 19, 1997. During the period from April 4, 1995 to September 19, 1997, the high closing price for AmeriSource Common Stock was $55.94 per share and the low closing price was $20.00 per share. The price per share of AmeriSource Common Stock to be paid pursuant to the Merger Agreement (based on the original Exchange Ratio of 0.71 (pre-McKesson Stock Split) and the closing price of McKesson Common Stock on September 19, 1997 of $99.31 per share) of $70.51 (the "Implied Price") represented a premium of 30.9% based on the September 19, 1997 closing price of $53.88 per share of AmeriSource Common Stock.

  McKesson Common Stock Performance. PJSC reviewed the closing prices and trading volumes of McKesson Common Stock from November 10, 1994 to September 19, 1997 and McKesson's indexed price performance from April 4, 1995 to September 19, 1997 relative to the S&P 400 index and AmeriSource's indexed performance. During the period from November 10, 1994 to September 19, 1997, the high closing price for McKesson Common Stock was $99.31 per share and the low closing price was $30.50 per share.

  Historical Stock Price Ratio Analysis. PJSC reviewed the ratios determined by dividing the closing prices of AmeriSource Common Stock by the closing prices of McKesson Common Stock (the "Stock Price Ratio") for a range of periods prior to and including September 19, 1997. Such analysis indicated that for the 30 days ending September 19, 1997 the average Stock Price Ratio was 0.549, for the 60 days ending September 19, 1997 the average Stock Price Ratio was 0.552, for the 90 days ending September 19, 1997 the average Stock Price Ratio was 0.572, for the 180 days ending September 19, 1997 the average Stock Price Ratio was 0.603, and for the 365 days ending on September 19, 1997 the average Stock Price Ratio was 0.707.

  Analysis of Selected Publicly Traded Comparable Companies. Using publicly available information, PJSC reviewed and compared selected financial data of AmeriSource with similar data of the following group of publicly traded companies engaged in the wholesale pharmaceutical distribution industry:
Bergen Brunswig Corporation ("Bergen"), Bindley Western Industries, Inc., Cardinal Health, Inc. ("Cardinal"), D&K Wholesale Drug, Inc. and McKesson (the "PJSC Comparable Companies").

  PJSC calculated and compared various financial multiples and ratios, including, among other things, the stock price per share as a multiple of earnings per share ("EPS") for the latest twelve months ("LTM") and estimated EPS for the twelve months ended March 31, 1998 ("March 1998") and March 31, 1999 ("March 1999"), based upon EPS estimates from First Call Investment Research as of September 19, 1997, and enterprise value (which represents total equity value plus book values of total debt, preferred stock and minority interests less cash) ("Enterprise Value") as a multiple of LTM revenues, earnings before interest and taxes ("EBIT") and earnings before interest, taxes, depreciation and amortization ("EBITDA"). As of September 19, 1997, this analysis resulted in (i) a range of closing stock prices to LTM EPS of 18.3x to 35.9x for the PJSC Comparable Companies compared to 33.4x for AmeriSource at the Implied Price; (ii) a range of closing stock prices to March 1998 estimated EPS of 15.0x to 29.3x for the PJSC Comparable Companies compared to 28.6x for AmeriSource at the Implied Price; (iii) a range of closing stock prices to March 1999 estimated EPS of 11.3x to 24.0x for the PJSC Comparable Companies compared to 23.6x for AmeriSource at the Implied Price; (iv) a range of Enterprise Value to LTM net sales of 8.2% to 69.9% for the PJSC Comparable Companies compared to 30.6% for AmeriSource at the Implied Price; (v) a range of Enterprise Value to LTM EBIT of 10.7x to 22.0x for the PJSC Comparable Companies compared to 17.4x for AmeriSource at the Implied Price; and (vi) a range of Enterprise Value to LTM EBITDA of 9.0x to 17.3x for the PJSC Comparable Companies compared to 15.9x for AmeriSource at the Implied Price. The multiples were based on closing stock prices as of September 19, 1997 for all of the PJSC Comparable Companies except for Bergen which was based on a closing stock price on August 22, 1997, the trading day prior to the announcement of the merger between Cardinal and Bergen.

  Analysis of Selected Comparable Transactions. Using publicly available information, PJSC reviewed certain mergers and acquisitions transactions in the wholesale pharmaceutical distribution industry and determined that the only relevant comparable transaction was the pending merger between Cardinal and Bergen (the "Cardinal/Bergen Transaction") which was announced on August 24, 1997. The Cardinal/Bergen Transaction is the only selected negotiated transaction involving a stock-for-stock exchange in the wholesale pharmaceutical distribution industry in the United States, as determined through publicly available information, with a transaction value in excess of $1.0 billion during the past five years. PJSC calculated the per share price paid by Cardinal for Bergen (based on the exchange ratio in the Cardinal/Bergen Transaction of 0.775x and Cardinal's closing stock price on August 22, 1997) as a multiple of LTM EPS and March 1998 and March 1999 estimated EPS (based on First Call estimates), and the Enterprise Value paid by Cardinal for Bergen as a multiple of LTM revenues, EBIT and EBITDA. This analysis resulted in (i) a per share price to LTM EPS multiple of 29.6x for Bergen compared to 33.4x for AmeriSource at the Implied Price; (ii) a per share price to March 1998 estimated EPS multiple of 26.6x for Bergen compared to 28.6x for AmeriSource at the Implied Price; (iii) a per share price to March 1999 estimated EPS multiple of 23.1x for Bergen compared to 23.6x for AmeriSource at the Implied Price; (iv) an Enterprise Value to LTM net sales multiple of 25.4x for Bergen compared to 30.6x for AmeriSource at the Implied Price; (v) an Enterprise Value to LTM EBIT multiple of 16.9x for Bergen compared to 17.4x for AmeriSource at the Implied Price; and (vi) an Enterprise Value to LTM EBITDA multiple of 13.7x for Bergen compared to 15.9x for AmeriSource at the Implied Price. PJSC noted that AmeriSource had an LTM operating income margin (calculated as LTM EBIT divided by LTM revenues) of 1.8% compared to a 1.5% LTM operating income margin for Bergen. PJSC further noted that, for the period from the fiscal year ended September 1995 to the estimated fiscal year ended September 1997, AmeriSource had experienced compound annual EBIT growth of 16.0% and compound annual net income growth of 38.9%, compared to compound annual EBIT growth of 12.1% and compound annual net income growth of 15.4% for Bergen over the same time period.

  Discounted Cash Flow Analysis. PJSC performed a discounted cash flow analysis to calculate the net present value per share of AmeriSource Common Stock based on the financial projections for AmeriSource as prepared by the management of McKesson for the fiscal years (ended September) 1998 to 2001. In performing its discounted cash flow analysis, PJSC considered various assumptions that it deemed appropriate based on a review with the management of McKesson of AmeriSource's prospects and risks. PJSC believed it appropriate to utilize various discount rates ranging from 11.0% to 13.0% and EBITDA terminal value multiples ranging from 10.0x to 14.0x to apply to forecasted EBITDA for the fiscal year 2001.

  Based on the foregoing, in PJSC's judgment, this analysis yielded a range of net present values from $51.43 to $83.84 per share for AmeriSource if AmeriSource were to perform on a stand alone basis, without giving effect to any cost savings or synergies and integration or one-time costs as estimated by the management of McKesson to be realized in the Merger (the "Cost Savings and One-Time Costs"). The analysis showed a range of net present values from $87.88 to $138.41 per share for AmeriSource assuming the Cost Savings and One-Time Costs. The analysis showed a range of net present values from $66.98 to $108.39 per share for AmeriSource assuming 50% of the Cost Savings and One-Time Costs.

  Contribution Analysis. PJSC reviewed the relative contributions of McKesson and AmeriSource with respect to revenues, EBIT, EBITDA and fully-diluted net income on a pro forma basis assuming the companies had been combined for the LTM period ended June 30, 1997 and for the projected twelve months ended March 1998, based on the financial projections for McKesson and AmeriSource as prepared by the management of McKesson and assuming no Cost Savings and One-Time Costs. This analysis showed that McKesson would have contributed 67.3% and 68.5%, respectively, to pro forma combined LTM and March 1998 revenues, 68.1% and 72.4%, respectively, to pro forma combined LTM and March 1998 EBIT, 71.5% and 74.7%, respectively, to pro forma combined LTM and March 1998 EBITDA, 71.3% and 74.6%, respectively, to pro forma combined LTM and March 1998 fully-diluted net income. PJSC noted that based on the Exchange Ratio, McKesson's total equity value would represent 74.3% of the combined equity value and McKesson's Enterprise Value would represent 74.5% of the combined Enterprise Value.

  Pro Forma Merger Analysis. PJSC analyzed certain pro forma effects of the Merger on McKesson's EPS for the fiscal years ended March 31, 1999, 2000 and 2001 assuming the Merger had been completed on March 31, 1998. Such analysis was based upon the stand alone financial projections for McKesson and AmeriSource as prepared by the management of McKesson. PJSC analyzed the impact of the Merger both with and without giving effect to the Cost Savings and One-Time Costs. The analysis demonstrated that the Merger would be accretive by 1.0%, 0.6% and 0.3% to McKesson's 1999, 2000 and 2001 EPS, respectively, without the Cost Savings and One-Time Costs, and that the Merger would be accretive by 8.2%, 18.4% and 21.8% to McKesson's 1999, 2000 and 2001 EPS, respectively, with the Cost Savings and One-Time Costs.

  In arriving at the Fairness Opinion, PJSC performed a variety of financial analyses, the material portions of which are summarized above. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, PJSC did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to significance and relevance of each analysis and factor. Accordingly, PJSC believes that its analysis must be considered as a whole and that selecting portions of its analysis, without considering all such analyses, could create an incomplete view of the process underlying the PJSC Opinion.

  In performing its analyses, PJSC relied on numerous assumptions made by the management of McKesson and AmeriSource and made numerous judgments of its own with regard to industry performance, general business and economic conditions and other matters, many of which are beyond the control of McKesson and AmeriSource. Actual values will depend upon several factors, including changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. The analyses performed by PJSC are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of PJSC's analysis of the fairness of the Exchange Ratio to McKesson from a financial point of view and were provided to the McKesson Board in connection with the delivery of the PJSC Opinion. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities might actually be sold, which are inherently subject to uncertainty. Since such estimates are inherently subject to uncertainty, none of McKesson, AmeriSource, PJSC or any other person assumes responsibility for their accuracy. With regard to the comparable public company analysis and the comparable transactions analysis summarized above, PJSC selected comparable public companies on the basis of various factors; however, no public company or transaction utilized as a comparison is identical to AmeriSource or the Merger. Accordingly, an analysis of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the acquisition or public trading value of the comparable companies and transactions to which AmeriSource and the Merger are being compared. In addition, as described above, the PJSC Opinion and the information provided by PJSC to the McKesson Board were two of many factors taken into consideration by the McKesson Board in making its determination to approve the Merger. Consequently, the PJSC analyses described above should not be viewed as determinative of the opinion of the McKesson Board or the view of McKesson management with respect to the value of AmeriSource.

  As part of its investment banking activities, PJSC is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, restructurings and valuations for corporate or other purposes. In the past, PJSC has provided investment banking services to McKesson for which services PJSC has received customary fees.

  Pursuant to the terms of a letter agreement dated September 17, 1997 (the "PJSC Engagement Letter"), PJSC was retained by McKesson as its exclusive financial advisor and to render an opinion to the McKesson Board with respect to the Merger. Under the PJSC Engagement Letter, McKesson has paid PJSC $500,000 upon signing the Merger Agreement and a fairness opinion fee of $2,500,000. Upon consummation of the Merger, McKesson has agreed to pay PJSC a transaction fee (the "Transaction Fee") equal to a percentage, ranging from 0.458% at $2.0 billion to 0.438% at $2.5 billion, of the aggregate consideration paid in the Merger; provided, however, that the Transaction Fee shall not be lower than $9,500,000 or greater than $11,500,000. For purpose of the PJSC Engagement Letter, "aggregate consideration" includes the total consideration paid (including amounts paid to holders of options, warrants and convertible securities), plus the principal amount of all indebtedness less the cash outstanding as set forth on the most recent consolidated balance sheet of AmeriSource prior to the consummation of the Merger. Such Transaction Fee will be reduced by the $3,000,000 already paid by McKesson to PJSC. McKesson has also agreed to reimburse PJSC for reasonable expenses incurred by PJSC and to indemnify PJSC and its affiliates, counsel and other professional advisors, and their respective directors, officers, controlling persons, agents and employees against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of such engagement.

OPINION OF AMERISOURCE'S FINANCIAL ADVISOR

  On September 20, 1997, Goldman Sachs delivered its oral opinion (subsequently confirmed by delivery of a written opinion) to the AmeriSource Board that as of the date of such opinion the Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to the holders of AmeriSource Common Stock other than McKesson or any of its subsidiaries. Goldman Sachs subsequently confirmed its earlier opinion by delivery of its written opinion, dated September 22, 1997, that, based upon the facts and assumptions described in such opinion, as of the date thereof the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of AmeriSource Common Stock (other than McKesson or any of its subsidiaries).

  THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED AS OF SEPTEMBER 22, 1997, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS APPENDIX D AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF SHARES OF AMERISOURCE COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. GOLDMAN SACHS' WRITTEN OPINION IS ADDRESSED TO THE AMERISOURCE BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY AMERISOURCE STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE AMERISOURCE SPECIAL MEETING, AND SHOULD NOT BE RELIED UPON BY ANY STOCKHOLDER AS SUCH. THE SUMMARY OF THE WRITTEN OPINION OF GOLDMAN SACHS SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In connection with its opinion, Goldman Sachs reviewed, among other things, the Merger Agreement; the Annual Reports to Stockholders and Annual Reports on Form 10-K of AmeriSource for the two fiscal years ended September 30, 1996; the Annual Reports on Form 10-K of AmeriSource Distribution Corporation (the predecessor corporation to AmeriSource) for the fiscal year ended September 30, 1994; the Annual Reports on Form 10-K of Alco Health Distribution Corporation (the predecessor corporation to AmeriSource Distribution Corporation) for the two fiscal years ended September 30, 1993; the Annual Reports to Stockholders and Annual

Reports on Form 10-K of McKesson for the five fiscal years ended March 31, 1997; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of AmeriSource and McKesson; certain other communications from AmeriSource and McKesson to their respective stockholders; and certain internal financial analyses and forecasts for AmeriSource and McKesson prepared by their respective managements. Goldman Sachs also has held discussions with members of the senior managements of AmeriSource and McKesson regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for the AmeriSource Common Stock and for the McKesson Common Stock, compared certain financial and stock market information for AmeriSource and McKesson with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the drug distribution industry specifically and in other industries generally, and performed such other studies and analyses as Goldman Sachs considered appropriate.

  Goldman Sachs relied, without independent verification, upon the accuracy and completeness of all of the financial and other information reviewed by it for the purposes of its opinion. With respect to financial forecasts and projections provided by the respective managements of AmeriSource and McKesson, Goldman Sachs assumed, with the consent of the AmeriSource Board, that such financial forecasts and projections were reasonably prepared on bases reflecting the best available estimates and judgments as to the future financial and other performance of AmeriSource and McKesson, as applicable. Goldman Sachs further assumed, with the consent of the AmeriSource Board, that obtaining any necessary regulatory or third-party approvals for the transactions contemplated by the Merger Agreement will not have an adverse effect on AmeriSource or McKesson, as applicable. Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of AmeriSource or McKesson or any of their respective subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal.

  The following is a summary of certain of the financial analyses used by Goldman Sachs believed by it to be material in connection with providing its oral opinion (subsequently confirmed in writing) to the AmeriSource Board on September 20, 1997. Goldman Sachs utilized substantially the same type of financial analyses in connection with providing the written opinion attached hereto as Appendix D.

    (i) Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for the AmeriSource Common Stock and the relationship between movements of the AmeriSource Common Stock and McKesson Common Stock and movements in the S&P 500 Index and the common stock of Bergen and Cardinal. This analysis indicated that for the period from April 4, 1995 (the date of AmeriSource's initial public offering) through September 16, 1997, both the AmeriSource Common Stock and the McKesson Common Stock outperformed the S&P 500 Index by 26% and 29% respectively, the common stock of Bergen by 17% and 20% respectively and the common stock of Cardinal by 5% and 7% respectively. Over the same period, the AmeriSource Common Stock closed at a high of $55.94 per share and a low of $20 per share, and McKesson Common Stock closed at a high of $97 per share and a low of $37.75 per share.

    (ii) Selected Companies Analysis. Goldman Sachs reviewed and compared certain actual and estimated financial information relating to AmeriSource and McKesson to corresponding financial information, ratios and public market multiples for three publicly-traded drug distribution companies (the "Selected Drug Distribution Companies"): Bergen, Cardinal and Bindley Western Industries, Inc. (collectively with AmeriSource and McKesson, the "GS Comparable Companies"). The Selected Drug Distribution Companies were chosen because they are publicly-traded companies with operations that for purposes of this analysis may be considered similar to AmeriSource and McKesson. Goldman Sachs calculated and compared various financial multiples and ratios for each of AmeriSource, McKesson and the GS Comparable Companies. The multiples and ratios of GS Comparable Companies were calculated using closing market prices on September 16, 1997, publicly reported financial results and publicly available information and estimates.

    Goldman Sachs considered for the GS Comparable Companies the levered market capitalization (defined as equity value (share price times latest reported total shares outstanding) plus straight debt, minority interest, straight preferred stock, all out-of-the-money convertible instruments, less investments in unconsolidated affiliates and excess cash) as a multiple of LTM sales, LTM EBITDA and LTM EBIT for each of the GS Comparable Companies. Goldman Sachs' analysis for the GS Comparable Companies indicated multiples of LTM sales which ranged from 0.08x to 0.76x, with a median of 0.25x, compared to 0.25x and 0.39x for AmeriSource and McKesson respectively; multiples of levered market capitalization to LTM EBITDA which ranged from 8.3x to 19.6x, with a median of 15.2x, compared to 15.2x and 19.1x for AmeriSource and McKesson respectively; and multiples of levered market capitalization to LTM EBIT which ranged from 9.5x to 25.5x, with a median of 17.2x, compared to 17.2x and 25.5x for AmeriSource and McKesson respectively.

    Goldman Sachs also considered for each GS Comparable Company the ratios of current stock prices to projected earnings per share ("EPS") for the current (1997) and next (1998) calendar years (based on Institutional Broker Estimate Systems' ("IBES") estimates as of September 16, 1997). The ratios of current stock prices to projected 1997 EPS ranged from 17.3x to 29.9x, with a median of 25.2x, compared to 23.5x and 29.3x for AmeriSource and McKesson respectively. The ratios of current stock prices to projected 1998 EPS ("1998 P/E") ranged from 15.8x to 24.6x, with a median of 21.8x, compared to 19.4x and 23.5x for AmeriSource and McKesson respectively. Goldman Sachs also considered for each GS Comparable Company the ratio of estimated 1998 P/E to the estimated future earnings growth rate ("LT Growth Rate") as projected by IBES. The ratio of estimated 1998 P/E to the LT Growth Rate ranged from 0.97x to 1.62x, with a median of 1.31x for the GS Comparable Companies, compared to 0.97x and 1.62x for AmeriSource and McKesson respectively.

    (iii) Historical Exchange Ratio. Goldman Sachs reviewed certain historical trading prices for the shares of AmeriSource Common Stock and the shares of McKesson Common Stock over the period from April 4, 1995 (the date of AmeriSource's initial public offering) through September 16, 1997. Such analysis demonstrated a range of exchange ratios (calculated by dividing the price per share of AmeriSource Common Stock by the price per share of McKesson Common Stock) from 0.482x to 0.954x and an exchange ratio of 0.575x as of September 16, 1997 (based on the closing per share prices of $55.50 per share of AmeriSource Common Stock and $96.50 per share of McKesson Common Stock on September 16, 1997).

    (iv) Contribution Analysis. Goldman Sachs calculated the percentage contribution by AmeriSource and McKesson to the pro forma combined company, without regard to any cost reductions or other earnings enhancements that might accrue through the combination. The calculations were based on September 16, 1997 market values, March 31, 1997 financial information and AmeriSource and McKesson managements' financial forecasts for each respective company. This analysis showed that AmeriSource would contribute 22.9% of market capitalization, 23.6% of levered market capitalization, 33.3% of fiscal year 1997 sales, 31.8% of estimated fiscal year 1998 sales, 29.9% of fiscal year 1997 EBITDA, 25.9% of estimated fiscal year 1998 EBITDA, 33.9% of fiscal year 1997 EBIT, 24.1% of estimated fiscal year 1998 EBIT, 28.7% of fiscal year 1997 net income, 25.9% of estimated fiscal year 1998 net income and 26.2% of estimated fiscal year 1999 net income of the pro forma combined company. By comparison, based on the Exchange Ratio, AmeriSource stockholders would hold approximately 25.5% of the pro forma equity.

    (v) Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the Merger on holders of shares of AmeriSource Common Stock. Using EPS estimates of IBES for McKesson and for AmeriSource for the fiscal years 1999, 2000 and 2001, Goldman Sachs, among other things, compared the estimated EPS of AmeriSource Common Stock, on a stand-alone basis, to the estimated EPS of the combined company's common stock on a pro forma basis. Goldman Sachs performed this analysis based on certain assumptions and financial forecasts (as provided by AmeriSource and McKesson management and IBES). Based on such analysis and a closing McKesson Common Stock price of $96.50 on September 16, 1997, the proposed Merger would be accretive to AmeriSource's stockholders on an EPS basis in the fiscal years ended March 31, 1999, 2000 and 2001 at levels of 1.2%, 1.8% and 1.8% respectively, before synergies. Goldman Sachs also performed a sensitivity analysis assuming various levels of synergies realized in the combined company.

    (vi) Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to fifty-two selected merger and acquisition transactions in the drug distribution industry since 1984 (the "Selected Transactions"). Such analysis indicated, among other things, that for the Selected Transactions the premium over market value ranged from (3.8)% to 118.0%, with a median of 46.6%, compared to a 23.5% premium over the market value of the AmeriSource Common Stock in the Merger (based on the September 16, 1997 closing prices); multiple of levered consideration to LTM EBITDA ranged from 5.5x to 22.9x, with a median of 10.1x, compared to 15.4x for the Merger; multiple of levered consideration to LTM EBIT ranged from 6.4x to 76.8, with a median of 11.7x, compared to 16.9x for the Merger; multiple of levered consideration to LTM sales ranged from 0.01x to 16.3x, with a median of 0.24x, compared to 0.29x for the Merger; and multiple of levered consideration to LTM net income ranged from 11.2x to 60.2x, with a median of 21.6x, compared to 29.9x for the Merger. For the purposes of the analysis set forth in this paragraph, LTM EBITDA, LTM EBIT, LTM sales and LTM net income for the Merger were based on estimates provided by AmeriSource management for the twelve months ending September 30, 1997.

  Goldman Sachs also analyzed certain information relating to the pending combination of Cardinal and Bergen. Goldman Sachs calculated, among other things, the total consideration paid to Bergen as a multiple of estimated sales, estimated EBITDA, estimated EBIT and estimated EPS for fiscal year 1997 as well as estimated EPS for fiscal years 1998 and 1999. Such analysis indicated multiples that, when applied to the same financial information for AmeriSource, implied an Exchange Ratio ranging from 0.607 to 0.753 and 0.624 to 0.765 based on Donaldson, Lufkin & Jenrette Research/IBES estimates and AmeriSource management's projections, respectively. By comparison, the Exchange Ratio pursuant to the Merger Agreement is 0.710 (pre-McKesson Stock Split).

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses, taken as a whole. Furthermore, in arriving at its fairness opinion, Goldman Sachs did not attribute any particular weight to any analysis or factor considered by it; rather, Goldman Sachs made its determination as to fairness on the basis of qualitative judgments as to the significance and relevance of the financial and comparative analyses and factors described above, taken as a whole. No company or transaction used in the above analyses as a comparison is identical to AmeriSource or McKesson or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs in providing its opinion to the AmeriSource Board as to the fairness from a financial point of view of the Exchange Ratio to the holders of shares of AmeriSource Common Stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of AmeriSource, McKesson, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

  As described above, Goldman Sachs' opinion to the AmeriSource Board was one of many factors taken into consideration by the AmeriSource Board in making its determination to approve the Merger Agreement. Although Goldman Sachs evaluated the fairness of the Exchange Ratio to the holders of shares of AmeriSource Common Stock, the specific Exchange Ratio was determined by McKesson and AmeriSource through arm's-length negotiation. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Appendix D hereto.

  Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. AmeriSource selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Goldman Sachs is familiar with AmeriSource, having provided certain investment banking services to AmeriSource from time to time, including acting as an underwriter of the public offering of 4.5 million shares of AmeriSource Common Stock in May 1996, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger Agreement.

  Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of AmeriSource or McKesson for its own account and for the account of customers.

  Pursuant to a letter agreement dated August 29, 1997 (the "Engagement Letter"), AmeriSource engaged Goldman Sachs to act as its exclusive financial advisor in connection with the possible merger or sale of all or a portion of AmeriSource. Pursuant to the terms of the Engagement Letter, AmeriSource has agreed to pay Goldman Sachs a fee of 0.50% of the Merger Consideration (valued as described in the Engagement Letter). AmeriSource has agreed to pay $500,000 of that fee upon the rendering of the opinion of Goldman Sachs as to the fairness from a financial point of view of the Merger Consideration to be received by the holders of AmeriSource Common Stock. AmeriSource has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

ANTICIPATED ACCOUNTING TREATMENT

  The Merger is expected to be accounted for as a pooling of interests in accordance with generally accepted accounting principles. Under this accounting method, the historical financial information of McKesson and AmeriSource will be restated to reflect the combined financial position and operations of both companies. The combined financial position and operations will be adjusted to conform the accounting practices of the companies. Pursuant to the Merger Agreement, each of McKesson and AmeriSource will use its best efforts to cause the Merger to qualify for "pooling of interests" accounting treatment. The obligations of each of AmeriSource and McKesson to consummate the Merger are conditioned upon the receipt by McKesson of a letter from McKesson's independent auditors stating that they concur with the conclusion of McKesson's management that the Merger will qualify for pooling of interests accounting treatment.

BOARD AND MANAGEMENT OF THE SURVIVING CORPORATION FOLLOWING THE MERGER

  If the Merger is consummated, holders of AmeriSource Common Stock will become stockholders of McKesson, which will be under the direction of the Board of Directors and management of McKesson. The directors of McKesson immediately prior to the Effective Time will be the directors of the Surviving Corporation, and the officers of McKesson immediately prior to the Effective Time will be the officers of the Surviving Corporation.

  In addition, immediately following the Effective Time, the McKesson Board will take all action necessary to elect the following persons, who are currently serving on the AmeriSource Board, to the McKesson Board: (i) James Urry, who will be assigned to the class of directors whose term of office expires at McKesson's first annual meeting of stockholders after the Effective Time, (ii) Michael Delaney, who will be assigned to the class of directors whose term expires at McKesson's second annual meeting of stockholders after the Effective Time, and (iii) R. David Yost, who will be assigned to the class of directors whose term of office expires at McKesson's third annual meeting of stockholders after the Effective Time. The McKesson Board will appoint Mr. Yost as Group President of the AmeriSource Services Group and as a corporate Vice President, effective as of the Effective Time. Messrs. Urry and Delaney are officers of VPI.

REGULATORY APPROVALS

  Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission, the Merger may not be consummated until Premerger Notification and Report Forms (the "HSR Forms") have been submitted and certain information has been furnished by McKesson and AmeriSource to the Federal Trade Commission and the Antitrust Division, and required waiting periods have expired or been terminated. The initial waiting period is 30 days from the date the HSR Forms are submitted, but is extended, if the Federal Trade Commission or the Antitrust Division issues a so-called "second request" for further information, until 20 days after the "second request" is "substantially complied with" (as such term is defined in the HSR Act).

  McKesson and AmeriSource agreed in the Merger Agreement to use their respective best efforts to file as promptly as practicable the HSR Forms with the Federal Trade Commission and the Antitrust Division, and to respond as promptly as practicable to any requests for additional information made by either the Federal Trade Commission or the Antitrust Division. McKesson and AmeriSource each filed Premerger Notification and Report Forms with the Federal Trade Commission and the Antitrust Division on September 24, 1997. The initial statutory waiting period was to have expired for McKesson and AmeriSource on October 23, 1997. On October 23, 1997, McKesson and AmeriSource received a Second Request from the Federal Trade Commission and accordingly, the waiting period would have terminated 20 days after McKesson and AmeriSource each "substantially complied" with such request. In order to permit the Federal Trade Commission time to complete its review of the transaction, McKesson and AmeriSource each agreed to an extension of the waiting period. In the opinion of McKesson and AmeriSource, each of them has substantially complied with the Second Request from the Federal Trade Commission. Additionally, in response to a request from certain states which are members of the National Association of Attorneys General Voluntary Premerger Compact (the "NAAGVPC"), McKesson and AmeriSource each waived certain confidentiality protections under the HSR Act solely for the purpose of facilitating confidential communications between the Federal Trade Commission and the member states of the NAAGVPC.

  At any time before or after the consummation of the Merger and notwithstanding the expiration or termination of the HSR Act waiting period, any federal or state antitrust authorities could take action under the Antitrust Laws as they deem necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of all or part of the assets of McKesson or AmeriSource. Private parties may also seek to take legal action under the Antitrust Laws, if circumstances permit. In the Merger Agreement McKesson and AmeriSource have each agreed: (i) to use its best efforts to resolve any objections to the Merger under the Antitrust Laws that may be asserted by any Governmental Authority; (ii) to use its best efforts to contest any legal proceedings challenging the Merger under the Antitrust Laws unless both parties agree that litigation is not in their respective best interests; and (iii) if required to avoid the institution of litigation challenging the Merger under the Antitrust Laws (or if required to settle such a litigation), to agree to divest or otherwise hold separate, or take such other action with respect to, any of its assets and properties as may be necessary to avoid (or settle) the litigation, unless, in the reasonable opinion of the McKesson Board, the divestiture or other action would reasonably be expected to have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of McKesson combined with AmeriSource after the Effective Time or reduce or render more uncertain the financial or strategic benefits expected, as of the date of the Merger Agreement, to be realized from the consummation of the Merger.

  IF THE FEDERAL TRADE COMMISSION, OR ANY OTHER FEDERAL OR STATE ANTITRUST AUTHORITY, WERE TO CHALLENGE THE MERGER, THE CLOSING COULD BE POSTPONED BEYOND MAY 31, 1998, IN WHICH EVENT EITHER MCKESSON OR AMERISOURCE MAY TERMINATE THE MERGER AGREEMENT, PURSUANT TO ITS TERMS, AT ANY TIME AFTER MAY 31, 1998, SUBJECT TO EXTENSIONS IN CERTAIN CASES. See "The Merger Agreement -- Conditions" and "The Merger Agreement -- Termination."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the AmeriSource Board with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of the management of

AmeriSource and the AmeriSource Board have certain interests in the Merger that are in addition to the interests of stockholders of AmeriSource generally.

  For example, simultaneously with the execution of the Merger Agreement, McKesson entered into employment agreements with R. David Yost, David M. Flowers and Kurt J. Hilzinger, each of whom is an executive of AmeriSource. Under these agreements, the three executives will have positions with McKesson after the Merger, and will receive certain stock options and restricted stock awards of McKesson Common Stock, as well as other benefits, including severance benefits. The execution of these agreements was a condition to McKesson's entering into the Merger Agreement. The AmeriSource Board considered the commitment of these executives to continue in the employ of McKesson after consummation of the Merger, and concluded that their industry experience would serve to strengthen the management of the post-Merger combined entity. See "The Employment Agreements."

  Moreover, McKesson has agreed to elect Messrs. Urry, Delaney and Yost to the McKesson Board following the Merger. All three persons are members of the AmeriSource Board. Messrs. Urry and Delaney are officers of VPI.

  Certain members of the management of AmeriSource have AmeriSource Options that become immediately exercisable upon satisfaction of certain conditions after the occurrence of a change of control of AmeriSource. According to the terms of the AmeriSource Options, upon a Change of Control (as defined in the Stock Option Agreement) each AmeriSource Option becomes fully exercisable so long as (i) the grantee is employed by AmeriSource at the time of the Change of Control and (ii) either (A) the grantee is employed by AmeriSource on the first anniversary of the Change of Control, (B) the grantee's employment is terminated by AmeriSource other than for cause during the one-year period following the Change of Control, (C) the grantee voluntarily terminates employment with AmeriSource during the one-year period following the Change of Control as a result of a "constructive termination" (as defined in the agreements governing the AmeriSource Options) or (D) the grantee's employment with AmeriSource terminates on account of death or disability during the one-year period following the Change of Control.

  Additionally, pursuant to the Merger Agreement, McKesson has agreed to indemnify the directors and officers of AmeriSource and its subsidiaries against certain types of claims, and has agreed to maintain AmeriSource's existing directors' and officers' liability insurance policy or policies of substantially similar coverage for the six-year period after the Effective Date. See "The Merger Agreement -- Indemnification and Insurance."

NO DISSENTERS' RIGHTS

  No holder of McKesson Common Stock or AmeriSource Stock will have any dissenters' rights in connection with, or as a result of, the matters to be acted upon at the Special Meetings.

STOCK EXCHANGE LISTING

  It is a condition to the Merger that, upon consummation of the Merger, the shares of McKesson Common Stock and the Rights to be issued by McKesson in connection with the Merger be authorized for listing on the NYSE, subject to official notice of issuance. The shares of McKesson Common Stock and the Rights will also be listed on the PE subject to official notice of issuance.

DELISTING AND DEREGISTRATION OF AMERISOURCE STOCK

  If the Merger is consummated, the AmeriSource Class A Common Stock will be delisted from the NYSE and deregistered under the Exchange Act.

TREATMENT OF STOCK CERTIFICATES

  After the Effective Time, each stock certificate previously representing shares of AmeriSource Common Stock will automatically, with no further action by the holder thereof, represent the right to receive 1.42 shares of McKesson Common Stock, together with the associated Rights pursuant to the Rights Agreement, for each share of AmeriSource Common Stock represented by the stock certificate. Promptly after the Effective Time, the Exchange Agent will mail a letter of transmittal with instructions to each holder of record of AmeriSource Common Stock outstanding immediately prior to the Effective Time for use in exchanging, by book-entry transfer or otherwise, stock certificates formerly representing shares of AmeriSource Common Stock for stock certificates representing shares of McKesson Common Stock. No stock certificates should be surrendered by any holder of AmeriSource Common Stock until he or she has received the letter of transmittal and instructions from the Exchange Agent.

  THE RESPECTIVE BOARDS OF DIRECTORS OF MCKESSON AND AMERISOURCE RECOMMEND A VOTE "FOR" THE APPROVAL OF THE MCKESSON PROPOSAL AND THE AMERISOURCE PROPOSAL, RESPECTIVELY.

TAX FREE REORGANIZATION

  It is a condition to the Merger that AmeriSource receive an opinion of Dechert Price & Rhoads that the Merger will qualify as a "tax free reorganization" and that, accordingly, the holders of AmeriSource stock will recognize no gain or loss in connection with the Merger for federal income tax purposes, except to the extent that cash is received in lieu of a fractional share of McKesson Common Stock. See "Certain Federal Income Tax Consequences of the Merger."

                             THE MERGER AGREEMENT

  The following is a brief summary of certain provisions of the Merger Agreement, a copy of which is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Merger Agreement. Capitalized terms that are used in this section and are not defined have the respective meanings given to them in the Merger Agreement.

THE MERGER

  Pursuant to the Merger Agreement, upon the satisfaction or (where permissible) waiver of the conditions that are contained in the Merger Agreement (see "-- Conditions" below), AmeriSource will be merged with and into McKesson, with McKesson continuing as the Surviving Corporation. The parties will cause the Merger to be accomplished by filing a Certificate of Merger with the Delaware Secretary of State in accordance with Section 251 of the Delaware General Corporation Law (the "DGCL"). The Merger will become effective at the time the Certificate of Merger has been filed with the Delaware Secretary of State or at such later time as may be agreed upon by McKesson and AmeriSource and specified in the Certificate of Merger. That time is called the "Effective Time." The Merger will have the effects specified below and in the DGCL.

  Except as described below, as a result of the Merger and without any action on the part of the AmeriSource stockholders, at the Effective Time each share of AmeriSource Common Stock issued and outstanding immediately prior to the Effective Time will be converted into and represent 1.42 shares of McKesson Common Stock (subject to adjustment) (the "Exchange Ratio"), together with the associated preferred stock purchase rights issued pursuant to the Rights Agreement (see "Comparative Rights of Stockholders -- Stockholder Rights Plan"). Each share of AmeriSource Common Stock will, by virtue of the Merger, cease to be outstanding and will be canceled and retired, and each holder of a stock certificate representing shares of AmeriSource Common Stock will thereafter cease to have any rights with respect to those shares of AmeriSource Common Stock except the right to receive, without interest, upon surrender of his or her stock certificate, shares of McKesson Common Stock, cash for fractional interests of McKesson Common Stock and any dividends paid by McKesson on its shares of Common Stock in the interval between the Effective Time and the date of surrender of the stock certificate (see "-- Exchange Procedures" below).

  At the Effective Time, each AmeriSource Option then outstanding under the stock option plans of AmeriSource will be automatically converted into a McKesson stock option (a "Parent Exchange Option") to purchase that number of shares of McKesson Common Stock equal to the number of shares of AmeriSource Common Stock issuable immediately prior to the Effective Time upon exercise of the AmeriSource Option multiplied by the Exchange Ratio, with an exercise price per share equal to the exercise price per share of the AmeriSource Option immediately prior to the Effective Time divided by the Exchange Ratio, and with other terms and conditions that are the same as those of the AmeriSource Option. McKesson has agreed to use its reasonable efforts to file with the Commission within 15 business days after the Closing Date a registration statement on Form S-8 or other appropriate form under the Securities Act to register the shares of McKesson Common Stock issuable upon exercise of the Parent Exchange Options and to use its reasonable efforts to cause the registration statement to remain effective until the exercise or expiration of the options.

EXCHANGE PROCEDURES

  McKesson has retained First Chicago Trust Company of New York to act as the Exchange Agent. As soon as practicable after the Effective Time, the Exchange Agent will mail to each person who was, at the Effective Time, a holder of record of shares of AmeriSource Common Stock, a letter of transmittal to be used by the holder in either forwarding his or her AmeriSource Common Stock certificates or completing the procedure for delivery by book-entry transfer of such shares, together with the instructions for effecting the surrender of the stock certificates in exchange for stock certificates representing shares of McKesson Common Stock.

AMERISOURCE STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT, WHICH WILL NOT OCCUR UNLESS AND UNTIL THE MERGER HAS TAKEN PLACE.

  Upon surrender to the Exchange Agent of his or her stock certificate for cancellation, together with the letter of transmittal, the holder of the stock certificate will be entitled to receive a stock certificate representing that number of whole shares of McKesson Common Stock equal to the number of shares of AmeriSource Common Stock evidenced by the stock certificate surrendered multiplied by the Exchange Ratio. Under the Merger Agreement, the Exchange Ratio was 0.71 of a share of McKesson Common Stock for each share of AmeriSource Common Stock, subject to adjustment to reflect any stock split, stock dividend or other change with respect to the McKesson Common Stock made before the Effective Time. Accordingly, the Exchange Ratio became 1.42 as a result of the McKesson Stock Split.

  No fractional shares of McKesson Common Stock will be issued and any holder of shares of AmeriSource Common Stock entitled under the Merger Agreement to receive a fractional share will receive a cash payment in lieu of the fractional share, in an amount equal to the value (determined with reference to the closing price of a share of McKesson Common Stock as reported on the NYSE Composite Tape on the last full trading day immediately prior to the Closing Date) of such fractional interest. If more than one stock certificate is surrendered by the same stockholder, the number of shares of AmeriSource Common Stock represented by all of the certificates surrendered will be aggregated for purposes of calculating how many shares of McKesson Common Stock will be issued in exchange for such certificates.

  Any dividends declared after the Effective Time on shares of McKesson Common Stock will be paid to holders of AmeriSource Common Stock only after the stock certificates representing the AmeriSource shares have been surrendered to the Exchange Agent for exchange.

  No interest will be paid or accrued on cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any.

  Stock certificates that are surrendered for exchange by any person constituting an "affiliate" of AmeriSource for purposes of Rule 145(c) under the Securities Act will not be exchanged until McKesson has received written undertakings from such person in the form attached to the Merger Agreement.

  Once the Effective Time has occurred, there will be no further registration of transfers on the transfer books of AmeriSource of shares of AmeriSource Common Stock which were outstanding immediately prior to the Effective Time.

  Any portion of the Exchange Fund which remains undistributed to holders of AmeriSource Common Stock one year after the Exchange Agent's mailing of the letter of transmittal will be delivered to McKesson, and any stockholder of AmeriSource who has not complied with the exchange procedures in the Merger Agreement by that time will thereafter have to look to McKesson to receive his or her shares of McKesson Common Stock, cash in lieu of fractional shares, and any unpaid dividends and distributions on shares of McKesson Common Stock. None of AmeriSource, McKesson and the Exchange Agent will be liable to any person in respect of shares of McKesson Common Stock or cash delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  If any stock certificates representing AmeriSource Common Stock have not been surrendered within seven years after the Effective Time (or within such earlier date on which any shares of McKesson Common Stock, any dividends or distributions with respect thereto, or any cash in lieu of fractional shares would otherwise escheat to or become the property of any Governmental Authority), any such McKesson shares, dividends or distributions or cash in lieu of fractional shares that would otherwise be payable in respect of such stock certificate will, to the extent permitted by Applicable Laws, become the property of McKesson, free and clear of all claims or interest of any person previously entitled thereto.

  If any stock certificate has been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the person claiming such stock certificate to be lost, stolen or destroyed and the posting by that person of an appropriate indemnity or surety bond, the Exchange Agent will issue in exchange for the lost, stolen or destroyed stock certificate the shares of McKesson Common Stock (including the associated Rights, and any dividends and distributions with respect thereto) and cash in lieu of fractional shares, as described above.

CORPORATE ORGANIZATION AND GOVERNANCE

 Certificate of Incorporation and By-laws of the Surviving Corporation

  At the Effective Time, the Certificate of Incorporation and By-laws of McKesson, as in effect immediately prior to the Effective Time, will continue to be the Certificate of Incorporation and By-laws, respectively, of McKesson as the Surviving Corporation.

 Board of Directors and Officers of the Surviving Corporation

  From and after the Effective Time, the directors and officers of McKesson will continue to be the directors and officers, respectively, of McKesson as the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

  In addition, immediately following the Effective Time, McKesson will take all action necessary to elect the following persons who are currently directors of AmeriSource to the McKesson Board: (i) James Urry, who will be assigned to the class of directors whose term of office expires at McKesson's first annual meeting of stockholders after the Effective Time, (ii) Michael Delaney, who will be assigned to the class of directors whose term of office expires at McKesson's second annual meeting of stockholders after the Effective Time, and (iii) R. David Yost, who will be assigned to the class of directors whose term of office expires at McKesson's third annual meeting of stockholders after the Effective Time. McKesson's Board of Directors will also appoint Mr. Yost as Group President of the AmeriSource Services Group and as a corporate Vice President, effective after the Effective Time. Messrs. Urry and Delaney are officers of VPI.

STOCKHOLDERS' MEETINGS

  The Merger Agreement obligates McKesson and AmeriSource each to take all action necessary in accordance with Applicable Law and its Certificate of Incorporation and By-laws to convene a meeting of its stockholders to be held and completed on the earliest practical date determined by McKesson, subject to the consent of AmeriSource, to consider and vote upon (i) in the case of McKesson, the approval, by the vote of the holders of a majority of the shares of McKesson Common Stock present in person or represented by proxy and entitled to vote on the matter, of the issuance of the shares of McKesson Common Stock contemplated by the Merger Agreement and (ii) in the case of AmeriSource, the approval, by the vote of the holders of a majority of the shares of AmeriSource Class A Common Stock outstanding, of the Merger Agreement and the transactions contemplated thereby, including the Merger. The stockholders' meetings of McKesson and AmeriSource are both currently scheduled to be held on Monday, February 9, 1998.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various representations and warranties of McKesson, AmeriSource and Merger Sub, relating, among other things, to the following: (i) their due incorporation, existence, good standing, corporate power and similar corporate matters; (ii) their capitalization; (iii) their authorization, execution, delivery and performance and the enforceability of the Merger Agreement and Stock Option Agreement and related matters; (iv) the absence of any conflicts, violations and defaults under their respective Certificates of Incorporation and By-laws and certain other agreements and documents or any need for third-party consents by reason of execution of the Merger Agreement; (v) the reports and other documents filed with the Commission (including this Joint Proxy Statement/Prospectus) and the accuracy and completeness of the financial and other information contained therein; (vi) the absence of certain material changes or events since September 30, 1996, in the case of AmeriSource, or March 31, 1997, in the case of McKesson; (vii) the absence of pending or threatened investigations or litigation; (viii) the absence of undisclosed liabilities or obligations of any nature which would have a Material Adverse Effect on either party, as applicable; (ix) the operation of the respective businesses of McKesson and AmeriSource in the ordinary course; (x) the receipt of fairness opinions from financial advisors; (xi) compliance with law; (xii) matters relating to qualification of the Merger as a tax free "reorganization" within the meaning of the Code and the availability of "pooling of interests" accounting treatment; and (xiii) the approval of the Merger by the respective Boards of McKesson, Merger Sub and AmeriSource, their recommendation to their respective stockholders and their determination that the Merger is fair to their respective stockholders. AmeriSource made additional representations and warranties in the Merger Agreement, including as to: (i) environmental matters; (ii) employee benefit matters; (iii) tax matters; (iv) intellectual property matters; (v) material contracts; and (vi) the execution by three senior executives of AmeriSource of new employment agreements to take effect at the Effective Time.

  All representations and warranties of McKesson, AmeriSource and Merger Sub will expire at the Effective Time.

CERTAIN COVENANTS

  AmeriSource and McKesson have agreed that neither AmeriSource nor McKesson will, nor will they permit their subsidiaries to, take any actions which would, or would be reasonably likely to, prevent McKesson from accounting, and will use their best efforts to allow McKesson to account, for the Merger as a "pooling of interests." McKesson, AmeriSource and Merger Sub have further agreed to use their best efforts to cause the Merger to constitute a "reorganization" within the meaning of Section 368(a) of the Code.

  AmeriSource and McKesson have each agreed: (i) to cooperate in the prompt preparation and filing with the Commission of this Joint Proxy Statement/Prospectus and the Registration Statement, (ii) to use its best efforts to obtain and deliver to the other party certain letters from persons who are "affiliates" under applicable accounting releases relating to pooling of interests accounting treatment, and in the case of AmeriSource, from persons who are "affiliates" under Rule 145 under the Securities Act, and
(iii) to use all reasonable efforts to cause to be delivered to the other party letters of its independent accountants, dated a date within two business days before the date on which the Registration Statement becomes effective, the date this Joint Proxy Statement/Prospectus is mailed to stockholders and the date of the other party's stockholders meeting, customary in scope and substance for letters delivered by independent accountants in connection with registration statements similar to the Registration Statement.

  With respect to obtaining approval under the HSR Act, McKesson and AmeriSource have each agreed in the Merger Agreement: (i) to comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials; (ii) to cooperate with the other party in connection therewith; (iii) to use its best efforts to resolve any objections to the Merger under the Antitrust Laws that may be asserted by any Governmental Authority; (iv) to use its best efforts to contest any legal proceedings challenging the Merger under the Antitrust Laws unless both parties agree that litigation is not in their respective best interests; and
(v) if required to avoid the institution of litigation challenging the Merger under the Antitrust Laws (or if required to settle such a litigation), to agree to divest or otherwise hold separate, or take such other action with respect to, any of its assets and properties as may be necessary to avoid (or settle) the litigation, unless, in the reasonable opinion of the McKesson Board, the divestiture or other action would reasonably be expected to have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of McKesson combined with AmeriSource after the Effective Time or reduce or render more uncertain the financial or strategic benefits expected, as of the date of the Merger Agreement, to be realized from the consummation of the Merger.

  McKesson has further agreed, among other things, that during the period between the signing of the Merger Agreement and the consummation of the Merger, it will use all reasonable efforts to retain the services of its officers and key employees and to maintain its business organization and its relationships with customers, suppliers and other third parties to the end that its goodwill and ongoing business will not be impaired in any material respect, and that it will not, except as otherwise expressly contemplated by the Merger Agreement, without the prior written consent of AmeriSource: (i) change any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by generally accepted accounting principles; (ii) take any action that could likely result in its representations and warranties set forth in the Merger Agreement to become inaccurate in any material respect; (iii) make any changes in the McKesson Certificate or the McKesson By-laws that would adversely affect in any material respect the rights and preferences of the holders of shares of McKesson Common Stock or make any changes in the Certificate of Incorporation or By-laws of Merger Sub; (iv) acquire a material amount of assets or capital stock of or other equity interests in (A) an entity engaged in the U.S. pharmaceutical distribution business or (B) any other business, in each case without giving AmeriSource prior written notice of the acquisition; provided that, in the case of acquisitions described in clause (A), no such acquisition shall be made at all if either McKesson's outside antitrust counsel or AmeriSource's outside antitrust counsel delivers its written opinion that the acquisition would materially and adversely affect the ability of the parties to obtain approval of the Merger under the Antitrust Laws, and in the case of acquisitions described in clause (B), no such acquisition shall be made if it would materially and adversely affect the ability of the parties to obtain approval of the Merger under the Antitrust Laws; (v) declare or pay certain non-cash dividends or any cash dividends other than regular quarterly cash dividends not to exceed 110% of the previous year's cash dividends; (vi) permit or cause any subsidiary to do any of the foregoing; or (vii) agree in writing to do any of the foregoing.

  McKesson has further agreed, among other things, that, prior to the Effective Time, it (i) will use its best efforts to cause the shares of McKesson Common Stock issuable pursuant to the Merger (including the shares issuable upon any exercise of the Parent Exchange Options) to be approved for listing on the NYSE; (ii) will not, nor will its subsidiaries, purchase any shares of AmeriSource Common Stock other than pursuant to the Stock Option Agreement; and (iii) if the Effective Time is less than 30 days prior to the end of McKesson's fiscal quarter or occurs during the first 30 days of McKesson's fiscal quarter, will use reasonable efforts to prepare and publicly release, as soon as practicable following the end of the first month ending at least 30 days after the Effective Time, a report filed with the Commission on Form 8-K or any other public filing, statement or announcement which includes the combined financial results (including combined sales and net income) of McKesson and AmeriSource for a period of at least 30 days following the Effective Time.

  Merger Sub has agreed not to conduct any business or make any investments prior to the Effective Time other than as contemplated by the Merger Agreement, and not to have any assets (other than a de minimis amount of cash received by it from the issuance of its stock to McKesson) or any material liabilities.

  AmeriSource has agreed, among other things, that during the period between the signing of the Merger Agreement and the consummation of the Merger, it will conduct its operations in the ordinary course and will use all reasonable efforts to retain the services of its officers and key employees and to maintain its business organization and its relationships with customers, suppliers and other third parties to the end that its goodwill and ongoing business will not be impaired in any material respect, and that it will not, except as otherwise expressly contemplated by the Merger Agreement, without the prior written consent of McKesson: (i) adjust, split, combine or reclassify its capital stock, (ii) declare or pay any dividend or redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, (iii) grant any person any right or option to acquire any shares of its capital stock (except, in certain circumstances, employee stock options), (iv) issue any additional shares of its capital stock or any other securities convertible into or exchangeable for any shares of its capital stock (except upon the exercise of AmeriSource Options), (v) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock, (vi) adopt a so-called "poison pill" or adopt or enter into a stockholder rights plan or similar plan, (vii) dispose of or encumber any of its property or assets other than in the ordinary course of business; (viii) amend its Certificate of Incorporation or By-laws; (ix) merge or consolidate with any other person; (x) acquire assets or capital stock of or other equity interests in any other person valued, giving effect to assumed indebtedness, at more than $25 million per transaction and $50 million in the aggregate, provided that,
(A) AmeriSource will not acquire (1) any entity engaged in the U.S. pharmaceutical distribution business at all, regardless of the size of the transaction, if either AmeriSource's outside antitrust counsel or McKesson's outside antitrust counsel delivers its written opinion that the acquisition would materially and adversely affect the ability of the parties to obtain approval of the Merger under the Antitrust Laws, or (2) any other business at all, regardless of the size of the transaction, if the acquisition would materially and adversely affect the ability of the parties to obtain approval of the Merger under the Antitrust Laws; (xi) except pursuant to existing credit arrangements previously disclosed, incur any indebtedness for borrowed money, other than in the ordinary course of business consistent with past practice; (xii) except as previously disclosed, enter into or modify any employment, severance or similar arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than in the ordinary course of business consistent with past practice, or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee except as may be required by Applicable Law or in the ordinary course of business consistent with past practice; (xiii) enter into or amend any employee benefit or similar plan except as may be required by Applicable Law; (xiv) change any method or principle of accounting in any manner that is inconsistent with past practice, or make any material Tax election (unless required by law or consistent with past practice) or settle any material Tax liability which is the subject of dispute between AmeriSource and a Governmental Authority unless McKesson is given reasonable prior written notice thereof; (xv) except in certain cases, amend or terminate, or waive or assign any material rights or claims with respect to, any Contract; (xvi) enter into any confidentiality, standstill, or non-compete agreements which after the Effective Time would apply to McKesson or any of its subsidiaries other than AmeriSource; (xvii) incur or commit any capital expenditures in excess of the amounts agreed to in the Merger Agreement; (xviii) take any action that would likely result in its representations and warranties set forth in the Merger Agreement becoming inaccurate in any material respect; (xix) permit or cause any subsidiary to do any of the foregoing; or (xx) agree in writing to do any of the foregoing.

NO SOLICITATION OF TRANSACTIONS

  AmeriSource has agreed that it will not, and will not permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving AmeriSource, or acquisition of any capital stock from AmeriSource (other than upon exercise of AmeriSource Options) or 15% or more of the assets of AmeriSource and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any acquisition by AmeriSource of any material assets or capital stock of any other person (other than to the extent specifically permitted by the Merger Agreement), or any combination of the foregoing (a "Competing Transaction"), or negotiate or otherwise engage in discussions with any person with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger. The Merger Agreement provides however that, at any time prior to the approval of the Merger by the stockholders of AmeriSource, AmeriSource may furnish information to, and negotiate or otherwise engage in discussions with, any party who delivers a written proposal for a Competing Transaction which was not solicited or encouraged after the date of the Merger Agreement if and so long as the AmeriSource Board determines in good faith by a majority vote, after consultation with and receipt of advice from its outside legal counsel, that failing to take such action would constitute a breach of the fiduciary duties of the AmeriSource Board under Applicable Law and determines, after consulting with Goldman Sachs (or any other nationally recognized investment banking firm), that such a proposal is more favorable to AmeriSource's stockholders from a financial point of view than the transactions contemplated by the Merger Agreement (including any adjustment to the terms and conditions that may be proposed by McKesson in response to the Competing Transaction).

  If, prior to the approval of the Merger by the stockholders of AmeriSource, the AmeriSource Board determines in good faith by a majority vote, after consultation with and receipt of advice from outside legal counsel, that failure to do so would constitute a breach of the fiduciary duties of the AmeriSource Board under Applicable Law, the AmeriSource Board may withdraw, modify or change, in a manner adverse to McKesson, the AmeriSource Board's recommendation of the Merger and take and disclose to the stockholders of AmeriSource a position with respect to the Competing Transaction and, to the extent applicable, comply with Rule 14e-2 promulgated under the Exchange Act with respect to a Competing Transaction, provided AmeriSource uses all reasonable efforts to give McKesson two days prior written notice of its intention to do so. The Merger Agreement provides that AmeriSource must immediately advise McKesson in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Competing Transaction (including the specific terms thereof and the identity of the other party or parties involved) and furnish to McKesson an accurate description of all material terms of any such written proposal (including any changes in such terms as a result of negotiations or otherwise). AmeriSource must also immediately advise McKesson, in writing, if the AmeriSource Board makes any determination as to any Competing Transaction as contemplated by the above provisions.

  In addition, if, prior to the approval of the Merger by the stockholders of AmeriSource, AmeriSource receives an offer for a Competing Transaction that was not solicited in violation of the Merger Agreement, and its Board of Directors determines in good faith, after consultation with its financial and legal advisors, that the Competing Transaction is more favorable to the stockholders of AmeriSource from a financial point of view than the Merger (including any adjustments to the terms thereof proposed by McKesson in response to the Competing Transaction) and that failure to enter into the Competing Transaction would constitute a breach of the fiduciary duties of the AmeriSource Board under Applicable Law, and if AmeriSource's outside legal counsel concurs that a breach of fiduciary duty would occur, and AmeriSource receives a written opinion from Goldman Sachs (or any other nationally recognized investment banking firm) that the Competing Transaction is more favorable from a financial point of view to the stockholders of AmeriSource than the transactions contemplated by the Merger Agreement, then AmeriSource may terminate the Merger Agreement and enter into an Acquisition Agreement with respect to such Competing Transaction, provided that AmeriSource, prior to terminating the Merger Agreement, (i) provides McKesson with written notice that it intends to terminate the Merger Agreement, identifying the Competing Transaction and delivering an accurate description of all material terms of the Acquisition Agreement to be entered into for the Competing Transaction, and (ii) at least three full business days later, AmeriSource delivers to McKesson a written notice of termination, a check in the amount of McKesson's costs and expenses and the Termination Fee, and a written acknowledgment that termination of the Merger Agreement will be a "Purchase Event" as defined in the Stock Option Agreement and that the Stock Option Agreement will be honored, together with a written acknowledgment from the other party to the Competing Transaction waiving any right that it may have to contest AmeriSource's acknowledgment.

BENEFIT PLANS

  McKesson has agreed that it will treat all service by AmeriSource Employees with AmeriSource and its predecessors prior to the Effective Time as service with McKesson for eligibility and vesting purposes under McKesson's employee benefits plans. McKesson has further agreed that it will provide employee benefits to AmeriSource Employees that are no less favorable in the aggregate than those provided to AmeriSource Employees immediately prior to the Effective Time under the employee benefit plans of AmeriSource and its subsidiaries. McKesson has generally agreed to waive any pre-existing condition exclusions and actively-at-work requirements and to take into account expenses incurred prior to the Effective Time for purposes of satisfying deductible, coinsurance, and maximum out-of-pocket provisions of McKesson benefit plans providing medical or dental welfare benefits.

INDEMNIFICATION AND INSURANCE

  McKesson has agreed to indemnify any person who has been, at any time prior to the Effective Time, a director or officer of AmeriSource or any of its subsidiaries against all Claims to the extent that any such Claim is based on or arises out of: (x) the fact that such Indemnified Person is or was a director or officer of AmeriSource or any of its subsidiaries or is or was serving at the request of AmeriSource or any of its subsidiaries as a director or officer of another enterprise; or (y) the Merger Agreement or any of the transactions contemplated thereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Effective Time, regardless of whether the Claim is asserted prior to, at or after the Effective Time, to the full extent permitted under the DGCL or AmeriSource's Certificate of Incorporation or By-laws. McKesson has agreed that if any director or officer becomes involved in any Claim after the Effective Time, McKesson will periodically advance to that person his or her legal and other expenses subject to receipt of an undertaking from that person to reimburse McKesson all amounts advanced if it is ultimately determined that the person is not entitled to indemnification.

  McKesson has agreed that it will, for a period of not less than six years after the Effective Time, maintain AmeriSource's existing directors' and officers' liability insurance policy or policies of substantially similar coverage (with comparable carriers) containing terms no less advantageous to the directors or officers. If the existing D&O Insurance expires or is canceled during the six-year period, McKesson must use its reasonable efforts to obtain substantially similar D&O Insurance, provided that McKesson will not be required to pay in the aggregate an annual premium for D&O Insurance in excess of 150% of the last annual premium paid prior to the date of the Merger Agreement, but in that case must purchase as much coverage as possible for that amount.

  The Indemnified Person will have the right to control the defense of any Claim with counsel selected by the Indemnified Person and reasonably acceptable to McKesson. McKesson will be permitted to participate in the defense of any Claim at its own expense.

CONDITIONS

  The obligations of McKesson, AmeriSource and Merger Sub to effect the Merger are subject, among other things, to the fulfillment, or, where permissible, waiver, of certain conditions, including without limitation: (i) approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the requisite vote of the stockholders of AmeriSource and approval of the issuance of shares of McKesson Common Stock by the requisite vote of the stockholders of McKesson; (ii) the expiration or termination of any waiting period applicable to the consummation of the Merger under the HSR Act;
(iii) the effectiveness of the Registration Statement and the absence of a stop order suspending such effectiveness; (iv) the absence of any Action by any Governmental Authority (1) challenging or seeking to prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, (2) except to the extent consistent with the obligations of AmeriSource and McKesson described above under "-- Certain Covenants," seeking to prohibit or limit the ownership or operation by McKesson, AmeriSource or any of their respective subsidiaries of, or to compel McKesson, AmeriSource or any of their respective subsidiaries to dispose of or hold separate, any material portion of the business or assets of McKesson, AmeriSource or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by the Merger Agreement, (3) seeking to impose limitations on the ability of McKesson to acquire or hold, or exercise full rights of ownership (including voting rights) of, any shares of capital stock of the Surviving Corporation, or (4) seeking to prohibit McKesson or any subsidiary of McKesson from effectively controlling in any material respect the business or operations of McKesson or its subsidiaries;
(v) the absence of any Applicable Law, or judgment, injunction, order or decree prohibiting the consummation of the Merger or the transactions contemplated by the Merger Agreement; (vi) the listing on the NYSE, subject only to official notice of issuance, of the shares of McKesson Common Stock to be issued in the Merger; and (vii) receipt by McKesson of a letter from Deloitte & Touche LLP stating that such accounting firm concurs with the conclusion of McKesson's management that the Merger will qualify for "pooling of interests" accounting treatment.

  The obligations of AmeriSource to effect the Merger are subject to the fulfillment of certain additional conditions, including (i) with respect to the continued accuracy of the representations and warranties of McKesson and Merger Sub and the performance of the obligations and covenants of McKesson and Merger Sub contained in the Merger Agreement, (ii) the receipt of an opinion from Dechert Price & Rhoads that the Merger will be treated as a so-called "tax free reorganization" for federal income tax purposes, and (iii) the absence of any change in the business, assets, liabilities, results of operations or financial condition of McKesson which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on McKesson.

  The obligations of McKesson and Merger Sub to effect the Merger are subject to the fulfillment of certain additional conditions, including (i) with respect to the continued accuracy of the representations and warranties of AmeriSource and the performance of the obligations and covenants of AmeriSource contained in the Merger Agreement, (ii) the absence of any change in the business, assets, liabilities, results of operations or financial condition of AmeriSource which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on AmeriSource, (iii) the absence of any amendment or termination of the Employee Agreements previously entered into with three senior executives of AmeriSource, and (iv) the absence of any material breach of the Stock Option Agreement.

RESALE RESTRICTIONS

  All shares of McKesson Common Stock received by AmeriSource stockholders in the Merger will be freely transferable, except that shares of McKesson Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of AmeriSource prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 under the Securities Act in the case of such persons who become affiliates of McKesson) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of AmeriSource or McKesson generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires AmeriSource to use its best efforts to cause each of its affiliates to execute a written agreement to the effect that such affiliate will not offer to sell, transfer or otherwise dispose of any of the shares of McKesson Common Stock issued to such person in or pursuant to the Merger unless (a) such sale, transfer or other disposition has been registered under the Securities Act, (b) such sale, transfer or other disposition is made in conformity with Rule 145 under the Securities Act or (c) in the opinion of counsel reasonably acceptable to McKesson or a "no-action" letter obtained from the staff of the Commission, such sale, transfer or other disposition is exempt from registration under the Securities Act. Each such agreement further provides that the AmeriSource affiliate will not, during the 30 days prior to the Effective Time and until after such time as combined financial results covering at least 30 days of combined operations of McKesson and AmeriSource have been published by McKesson in a public filing or announcement (the "Prohibited Period"), sell, transfer or otherwise dispose of or reduce such affiliate's risk (as contemplated by the Securities and Exchange Commission Accounting Series Release No. 135) with respect to any shares of the capital stock of McKesson or AmeriSource that such affiliate may hold. Similarly, the Merger Agreement requires McKesson to use its best efforts to cause each of its affiliates to execute a written agreement to the effect that the affiliate will not, during the Prohibited Period, sell, transfer or otherwise dispose of or reduce the affiliate's risk with respect to any shares of the capital stock of McKesson or AmeriSource that the affiliate may hold. See "The Merger -- Anticipated Accounting Treatment."

TERMINATION

  The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger Agreement by the stockholders of AmeriSource and the stockholders of McKesson): (i) by mutual written consent of McKesson and AmeriSource; (ii) by either McKesson or AmeriSource if any Applicable Law (other than Antitrust
Laws), as supported by written opinion of outside legal counsel, makes consummation of the Merger illegal or otherwise prohibited, or if there shall be a final non-appealable judgment, injunction, order or decree enjoining McKesson or AmeriSource from consummating the Merger; (iii) by either McKesson or AmeriSource if the Merger has not been consummated by May 31, 1998 (subject to extension to June 7, 1998 or to June 30, 1998, in certain circumstances);
(iv) by McKesson if the AmeriSource Board withdraws its recommendation of the Merger or changes it in a manner adverse to McKesson, or if the AmeriSource Board refuses to affirm its recommendation as promptly as practicable (but in any case within ten business days) after receipt of any written request from McKesson which request is made on a reasonable basis; (v) by McKesson or AmeriSource if at the AmeriSource Special Meeting the requisite vote of the stockholders of AmeriSource to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, is not obtained; (vi) by McKesson or AmeriSource if at the McKesson Special Meeting the requisite vote of the stockholders of McKesson to approve the issuance of shares of McKesson Common Stock in the Merger is not obtained; (vii) by AmeriSource, prior to approval by the AmeriSource stockholders, if the AmeriSource Board enters into a Competing Transaction in compliance with the terms of the Merger Agreement (as described above in "-- No Solicitation of Transactions") and pays the fees and expenses described below under "-- Termination Fee"; (viii) by McKesson if there has been a breach by AmeriSource, or by AmeriSource if there has been a breach by McKesson, of its representation that it will not take any actions that would prevent McKesson from accounting for the Merger as a pooling of interests; (ix) by McKesson or AmeriSource, in certain circumstances where there has been a breach by the other party of its representations and warranties or in certain circumstances where the other party has a change in business conditions that would reasonably be expected to have a Material Adverse Effect on it; (x) by McKesson or AmeriSource (but only for a limited period of time specified in the Merger Agreement) if either party receives any communication from the Federal Trade Commission or the Antitrust Division indicating that it has authorized the institution of litigation challenging the transactions contemplated by the Merger Agreement under the Antitrust Laws, which litigation would include a motion seeking an order or injunction prohibiting the consummation of any of the transactions contemplated by the Merger Agreement; (xi) by McKesson if AmeriSource has breached in any material respect any of its obligations under the Stock Option Agreement; or (xii) by AmeriSource on March 31, 1998 if the transaction has not yet been cleared under federal Antitrust Laws, unless, prior to that date, AmeriSource had the opportunity to terminate the Merger Agreement as described in clause (x) above and declined to do so.

TERMINATION FEE

  McKesson is entitled to receive a termination fee of $65 million as well as reimbursement of its costs and expenses not in excess of $12 million, in the event that the Merger Agreement is terminated under any of the following circumstances: (i) AmeriSource terminates the Merger Agreement to enter into a Competing Transaction, (ii) McKesson terminates the Merger Agreement because the AmeriSource Board adversely changes its recommendation of the Merger,
(iii) AmeriSource or McKesson terminates the Merger Agreement because the stockholders of AmeriSource fail to approve the Merger, and at the time there is a publicly announced or disclosed Competing Transaction with respect to AmeriSource and, within 12 months after termination of the Merger Agreement, AmeriSource enters into an Acquisition Agreement for a Business Combination or consummates a Business Combination, (iv) AmeriSource or McKesson terminates the Merger Agreement because the stockholders of AmeriSource fail to approve the Merger and, within three months after termination of the Merger Agreement, AmeriSource enters into an Acquisition Agreement for a Business Combination or consummates a Business Combination, (v) McKesson terminates the Merger Agreement because AmeriSource is in breach of the Stock Option Agreement, or
(vi) AmeriSource terminates the Merger Agreement on March 31, 1998 and either
(x) at the time of such termination a Competing Transaction had been publicly announced or disclosed to the AmeriSource Board and within six months after such termination, AmeriSource enters into an Acquisition Agreement with the party involved in that Competing Transaction or (y) within six months after such termination AmeriSource effects a leveraged recapitalization.

  Pursuant to the Merger Agreement, each of McKesson and AmeriSource has the right to terminate the Merger Agreement if either receives notification from an HSR Authority that the HSR Authority is instituting an Antitrust Litigation. If McKesson exercises that right and AmeriSource does not, then McKesson will reimburse AmeriSource for its transaction expenses up to $12 million, plus the cost to AmeriSource of establishing new Stay Pay Arrangements, up to a maximum reimbursement of $20 million in the aggregate.

  Similarly, if AmeriSource elects to exercise its right to terminate the Merger Agreement after receipt of notification of an Antitrust Litigation, and McKesson does not, then AmeriSource will reimburse McKesson for its transaction expenses, up to a maximum reimbursement of $12 million.

  McKesson has agreed in the Stock Option Agreement entered into concurrently with the execution of the Merger Agreement that if AmeriSource shall have paid McKesson a Termination Fee pursuant to the Merger Agreement, then McKesson shall pay to AmeriSource its Net Profit up to a maximum (including any prior Net Profit paid) of $65 million. Net Profit is defined generally as the profit realized by McKesson in respect of the Stock Option Agreement. See "The Stock Option Agreement."

EXPENSES

  Subject to the provisions of Section 7.2 of the Merger Agreement and the Stock Option Agreement, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, except that the expenses incurred in connection with filing, printing and mailing the Registration Statement and this Joint Proxy Statement/Prospectus (including filing fees related thereto) will be shared equally by McKesson and AmeriSource.

AMENDMENT

  The Merger Agreement may be amended by AmeriSource, McKesson and Merger Sub, by action taken by their respective Boards of Directors, at any time before or after adoption of the Merger Agreement by stockholders of AmeriSource, but after stockholder approval, no amendment will be made which by law requires further approval by the stockholders of AmeriSource without such further approval.

                          THE STOCK OPTION AGREEMENT

  The following is a brief summary of certain provisions of the Stock Option Agreement, dated as of September 22, 1997, by and between McKesson and AmeriSource (the "Stock Option Agreement"), a copy of which is attached as Appendix B to this Joint Proxy Statement/Prospectus and is incorporated herein. This summary is qualified in its entirety by reference to the full text of the Stock Option Agreement. Capitalized terms that are used in this section and are not otherwise defined have the respective meanings given to them in the Stock Option Agreement.

GENERAL

  Concurrently with the execution of the Merger Agreement, McKesson and AmeriSource entered into the Stock Option Agreement pursuant to which AmeriSource granted McKesson an irrevocable option to purchase from AmeriSource, under certain circumstances, at an exercise price of $70.87 per share, up to 3,418,601 authorized and unissued shares of either AmeriSource Class A Common Stock or AmeriSource Class B Common Stock, or a combination thereof (which represents 16.6% of the outstanding AmeriSource Class A Common Stock and 12.5% of the outstanding capital stock of AmeriSource, assuming for purposes of the calculation that (i) the Option to purchase such shares had been exercised, (ii) such exercise had been entirely for AmeriSource Class A Common Stock and (iii) the number of shares outstanding immediately prior to such exercise had been the same as the number outstanding on September 15,
1997). The Option becomes exercisable only upon certain events set forth in the Stock Option Agreement (each, a "Purchase Event"). A "Purchase Event" includes (i) the AmeriSource Board's changing its recommendation in a manner adverse to McKesson, or its failure to reaffirm such recommendation; (ii) the failure by the AmeriSource stockholders to approve the Merger Agreement or the transactions contemplated thereby, if at the time of such vote there is a publicly announced or disclosed Competing Transaction and, within 12 months after termination of the Merger Agreement, AmeriSource enters into an Acquisition Agreement for a Business Combination or consummates a Business Combination; (iii) the failure by the AmeriSource stockholders to approve the Merger Agreement or the transactions contemplated thereby, if, within three months after termination of the Merger Agreement, AmeriSource enters into an Acquisition Agreement for a Business Combination or consummates a Business Combination; (iv) AmeriSource's breach, in any material respect, of its obligations contained in the Stock Option Agreement; or (v) AmeriSource's termination of the Merger Agreement and entering into a Competing Transaction as described in the "The Merger Agreement -- No Solicitation of Transactions." The Stock Option Agreement was executed as an inducement to McKesson to enter into the Merger Agreement and is intended, as is the Termination Fee payable by AmeriSource as described under "The Merger Agreement -- Termination Fee," to compensate McKesson in the event that the Merger Agreement is terminated under certain circumstances. In addition, as discussed below, certain aspects of the Stock Option Agreement may discourage other persons from considering or proposing a business combination with AmeriSource. The terms of the Stock Option Agreement are the result of arm's-length negotiations between AmeriSource and McKesson. The exercise price of the Option is equivalent to the value of 0.71 of a share of McKesson Common Stock, utilizing the closing price of a share of McKesson Common Stock on September 22, 1997, the date of the Merger Agreement and the Stock Option Agreement.

  Certain aspects of the Stock Option Agreement (including the fact that the exercise by McKesson of the Option would render AmeriSource ineligible for "pooling of interests" accounting treatment for any business combination that would trigger the exercisability of the Option) may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in, or otherwise effecting a business combination with, AmeriSource, from considering or proposing such a transaction.

CERTAIN COVENANTS

  Pursuant to the Stock Option Agreement, AmeriSource covenanted that: (i) if at any time after exercise of the Option and purchase of any shares of AmeriSource Common Stock pursuant to the Option (the "Option Shares"), McKesson desires to convert any AmeriSource Class B Common Stock comprising Option Shares purchased into AmeriSource Class A Common Stock (or vice versa), and if prior notification to or approval of any Governmental Authority is required in connection with such conversion, McKesson and, if applicable, AmeriSource will promptly file the required notice or application for approval and will expeditiously process the same (and AmeriSource will cooperate with McKesson in the filing of any such notice or application and the obtaining of any such approval); (ii) for so long as the Option remains outstanding and, if the Option is exercised for AmeriSource Class B Common Stock, until such AmeriSource Class B Common Stock is converted into AmeriSource Class A Common Stock, neither the AmeriSource Certificate nor any other instrument governing the rights of the AmeriSource Class A Common Stock or the AmeriSource Class B Common Stock will be amended to adversely affect the right of holders of AmeriSource Class B Common Stock to convert such shares into AmeriSource Class A Common Stock; and (iii) any rights agreement, plan or other instrument which may be adopted or entered into governing any rights will provide that neither the ownership or exercise of the Option or any portion thereof nor the purchase or ownership of any of the Option Shares will trigger any of the provisions of any such rights agreement.

REPURCHASE

  The Stock Option Agreement provides that upon the written request of McKesson, at any time during certain specified periods, AmeriSource will repurchase the Option from McKesson together with all (but not less than all) of the Option Shares purchased by McKesson pursuant to the Option with respect to which McKesson then has Beneficial Ownership, at a price equal to the sum of: (i) the difference between (A) the "Market/Tender Offer Price" for shares of AmeriSource Common Stock (defined as the higher of (x) the highest price per share at which a tender or exchange offer has been made for shares of AmeriSource Common Stock or (y) the highest closing price per share of AmeriSource Class A Common Stock as reported by the NYSE Composite Tape, in each case, for any day within a specified period preceding the date McKesson gives notice of the required repurchase) and (B) the exercise price of the Option, multiplied by the number of Option Shares with respect to which the Option has not been exercised or has been exercised but the related Closing has not occurred, but only if such Market/Tender Offer Price is greater than such exercise price; and (ii) the greater of the Market/Tender Offer Price and the exercise price paid for any Option Shares acquired upon exercise of the Option, multiplied by the number of Option Shares so acquired.

REGISTRATION RIGHTS

  AmeriSource has further agreed that at any time after a closing under the Stock Option Agreement, it will, if requested by any holder or Beneficial Owner of Option Shares (each a "Holder"), as expeditiously as possible file a registration statement on a form for general use under the Securities Act if necessary in order to permit the sale or other disposition of Option Shares in accordance with the intended method of sale or other disposition requested by any such Holder. The registration will be at AmeriSource's expense except for underwriting commissions and the fees and disbursements of such Holder's counsel attributable to the registration of such Option Shares.

LISTING

  AmeriSource agreed that if AmeriSource Common Stock or any other securities to be acquired upon exercise of the Option are then listed on any national securities exchange, AmeriSource, upon the request of McKesson, will promptly file an application to list the Option Shares or other securities to be acquired upon exercise of the Option on all such exchanges and will use its best efforts to obtain approval of such listings as soon as practicable.

CERTAIN ADJUSTMENTS

  In the event of any change in AmeriSource Common Stock by reason of stock dividends, split-ups, recapitalizations, or the like, the type and number of shares or securities subject to the Option and the exercise price will be adjusted appropriately. In the event any additional shares of AmeriSource Common Stock are issued after the date of the Stock Option Agreement (other then pursuant to options granted under employee benefit plans), the number of shares subject to the Option will be adjusted so that it equals at least 19.9% of the number of shares of AmeriSource Common Stock then issued and outstanding.

ADDITIONAL OPTION

  The Stock Option Agreement provides that it will be automatically amended so that the Option covers an additional 1,325,939 shares of AmeriSource Class B Common Stock if the NYSE advises McKesson that the Option can be so increased without approval of AmeriSource stockholders. If the Stock Option Agreement is so amended, McKesson agreed not to convert any Option Shares acquired upon exercise of the augmented portion of the Option into shares of AmeriSource Class A Common Stock.

TERMINATION

  The Stock Option Agreement will terminate, if no Purchase Event has occurred prior thereto, upon the occurrence of any of the following: (i) at the Effective Time of the Merger; or (ii) upon the termination of the Merger Agreement pursuant to its terms other than a termination caused by (A) the AmeriSource Board's changing its recommendation in a manner adverse to McKesson, or its failure to reaffirm such recommendation, (B) AmeriSource's breach, in any material respect, of its obligations contained in the Stock Option Agreement, (C) the failure of AmeriSource to obtain the requisite vote of stockholders of AmeriSource to approve the Merger, the Merger Agreement and the transactions contemplated thereby, and (D) AmeriSource entering into a Competing Transaction prior to the approval of the Merger by the AmeriSource stockholders, if the AmeriSource Board determines, in good faith after consultation with legal advisors and upon receipt of a written opinion from Goldman Sachs that the Competing Transaction is more favorable from a financial point of view to the AmeriSource stockholders, and that failure to enter into a Competing Transaction would constitute a breach of the duties of the AmeriSource Board; or (iii) on the one-year anniversary date of the termination of the Merger Agreement caused by the failure of AmeriSource to obtain the requisite vote of stockholders of AmeriSource to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, if prior to the AmeriSource Stockholders Meeting (including any adjournment or postponement thereof) there is a publicly announced or disclosed Competing Transaction with respect to AmeriSource; or (iv) on the three-month anniversary date of the termination of the Merger Agreement caused by the failure of AmeriSource to obtain the requisite vote of stockholders of AmeriSource to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, if clause (iii) above is not applicable.

                         THE VOTING/SUPPORT AGREEMENTS

  The following is a brief summary of certain provisions of the Voting/Support Agreements with VPI and with each of three AmeriSource executives (collectively, the "Voting/Support Agreements"), copies of which agreements are attached as Appendix E and Appendix F, respectively, to this Joint Proxy Statement/Prospectus and are incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Voting/Support Agreements. Capitalized terms that are used in this section and not defined have the respective meaning given to them in the Voting/Support Agreements.

VOTING/SUPPORT AGREEMENT WITH VPI

  General. In connection with McKesson's entering into the Merger Agreement, VPI entered into a Voting/Support Agreement, dated as of September 22, 1997, with McKesson and Merger Sub (the "VPI Voting/Support Agreement") pursuant to which, among other matters, VPI granted to Merger Sub an irrevocable proxy to vote all of the shares of AmeriSource Class A Common Stock owned by VPI (i) in favor of the Merger and the Merger Agreement (but not in favor of any "Material Adverse Amendment" (as defined in the VPI Voting/Support Agreement) to the Merger Agreement), (ii) against any Competing Transaction, (iii) against any action or agreement the purpose or effect of which would impede, interfere with or attempt to discourage the Merger and (iv) against any action the taking of which would constitute a breach by AmeriSource of its representations, warranties, covenants or agreements in the Merger Agreement or in the Stock Option Agreement. On all other matters, such shares may be voted by VPI in the manner determined by VPI. Other than certain surviving obligations, the VPI Voting/Support Agreement terminates upon termination of the Merger Agreement or upon the occurrence of a Material Adverse Amendment.

  VPI owns approximately 28% of the outstanding shares of AmeriSource Common Stock, which ownership is composed of 3,974,513 shares (approximately 19% of the outstanding shares) of AmeriSource Class A Common Stock and 2,746,560 shares (approximately 99.9% of the outstanding shares) of AmeriSource Class B Common Stock (together, the "VPI Shares").

  Agreement Not to Transfer. The VPI Voting/Support Agreement provides that VPI will not at any time during the term of the Agreement sell, transfer, assign or otherwise dispose of ("Transfer") or pledge or otherwise encumber, or enter into any contract, option or other arrangement with respect to the Transfer, pledge or encumbrance of, any of the VPI Shares, or grant or purport to grant to any person any proxy or voting right or any right to acquire any of the VPI Shares, or enter into any voting agreement with any person with respect to any of the VPI Shares, or deposit any of the VPI Shares into a voting trust.

  Certain Covenants of VPI. Pursuant to the VPI Voting/Support Agreement, VPI covenanted, among other things, that until the Agreement terminates, (a) it will not at any time, directly or indirectly, solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any Competing Transaction, or authorize or permit any of its affiliates that it controls ("Controlled Affiliates") or any of its or its Controlled Affiliates' directors, officers, employees, agents or representatives to so act; (b) it will take all actions necessary to call, or cause AmeriSource to call, the AmeriSource Stockholders Meeting in accordance with the provisions of the Merger Agreement, and use its best efforts to cause such meeting to be held and completed on the date scheduled for such meeting; (c) it will not, during the 30 days prior to the Effective Time, sell, transfer or otherwise dispose of or reduce its risk (as contemplated by the Securities and Exchange Commission Accounting Series Release No. 135) with respect to the VPI Shares or shares of McKesson Common Stock that it may hold and, after the Effective Time, it will not sell, transfer or otherwise dispose of or reduce its risk (as contemplated by Securities and Exchange Commission Accounting Series Release No. 135) with respect to any McKesson Common Stock received by it in the Merger or any other shares of McKesson Common Stock that it may hold until after such time as combined financial results covering at least 30 days of combined operations of AmeriSource and McKesson have been published by McKesson; and (d) it will not take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

  In addition, pursuant to the VPI Voting/Support Agreement McKesson covenanted that (1) if the Effective Time is less than 30 days prior to the end of McKesson's fiscal quarter or occurs during the first 30 days of McKesson's fiscal quarter, McKesson will use reasonable efforts to prepare and publicly release, as soon as practicable following the end of the first month ending at least 30 days after the Effective Time, a report filed with the Commission on Form 8-K or any other public filing, statement or announcement which includes the combined financial results (including combined sales and net income) of McKesson and Amerisource for a period of at least 30 days of combined operations of McKesson and Amerisource following the Effective Time,
(2) if the Merger is consummated, the McKesson Board will take all action necessary to elect to the McKesson Board (i) James Urry, who would be assigned to the class of directors whose term of office expires at McKesson's first annual meeting of stockholders after the Effective Time, and (ii) Michael Delaney, who would be assigned to the class of directors whose term of office expires at McKesson's second annual meeting of stockholders after the Effective Time.

  The VPI Voting/Support Agreement also provides that, if the Merger is consummated and if at any time VPI owns less than 60% of the shares of McKesson Common Stock received by it in the Merger, then VPI, upon the written request of McKesson, will cause James Urry promptly to resign from the McKesson Board, and if at any time VPI owns less than 30% of the shares of McKesson Common Stock received by it in the Merger, then VPI, upon the written request of McKesson, will cause Michael Delaney promptly to resign from the McKesson Board.

  Termination. Except for certain surviving covenants contained therein, the VPI Voting/Support Agreement terminates at the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement pursuant to its terms and
(iii) the occurrence of a Material Adverse Amendment.

VOTING/SUPPORT AGREEMENTS WITH CERTAIN EXECUTIVES OF AMERISOURCE

  McKesson and Merger Sub also entered into Voting/Support Agreements (the form of which is attached as Appendix F) with each of R. David Yost, David M. Flowers and Kurt J. Hilzinger, each an executive of AmeriSource, pursuant to which Merger Sub was granted an irrevocable proxy, substantially similar to the proxy granted by VPI, to vote all of the shares of AmeriSource Class A Common Stock owned by them. As of September 30, 1997, these executives owned in the aggregate approximately 1.4% of the outstanding AmeriSource Class A Common Stock.

                       THE REGISTRATION RIGHTS AGREEMENT

  The following is a brief summary of certain provisions of the Registration Rights Agreement, a copy of which is attached as Appendix G to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Registration Rights Agreement. Capitalized terms that are used in this section and are not defined have the respective meanings given to them in the Registration Rights Agreement.

  In connection with the execution of the Merger Agreement, McKesson entered into a Registration Rights Agreement dated as of September 22, 1997 with VPI (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, VPI was accorded certain registration rights with respect to the shares of McKesson Common Stock it would be receiving in the Merger.

  Specifically, at VPI's request, McKesson will use its best efforts to effect the registration of the McKesson Common Stock held by VPI. VPI has the right to request registration twice, and each request must be for at least 25% of the aggregate number of shares of McKesson Common Stock held by VPI or any person to whom VPI has transferred any of its shares (referred to as "holders of Registrable Securities"). The Registration Rights Agreement terminates at such time as VPI and other holders of Registrable Securities own in the aggregate less than 25% of the aggregate number of Registrable Securities owned by such holders at the Effective Time.

  The Registration Rights Agreement will become effective as of the Effective Time and will supersede an existing registration rights agreement between VPI and AmeriSource, to which McKesson would have become subject under the terms of that agreement.

                           THE EMPLOYMENT AGREEMENTS

  Simultaneously with the execution of the Merger Agreement, McKesson entered into employment agreements (the "Employment Agreements") with AmeriSource and each of R. David Yost; David M. Flowers; and Kurt J. Hilzinger (the "Executives"). Each Employment Agreement will become effective as of the Effective Time and will, upon becoming effective, supersede all prior agreements between the Executives and AmeriSource.

  Each Employment Agreement has a term of three years. During the term, the Executives will perform such services as may be assigned from time to time by McKesson's Chief Executive Officer. In addition, Mr. Yost will serve as Group President of McKesson's AmeriSource Services Group and as a corporate Vice President. For services in each of these three years, each Executive will receive an annual base salary and an annual cash bonus. The annual base salary for Messrs. Yost, Flowers and Hilzinger will be, respectively, $350,000, $260,000 and $250,000 and may be increased by McKesson upon periodic review. The annual cash bonus will be determined based upon McKesson's policy of providing for bonuses based on individual and corporate performance. In addition, the Executives will be eligible for stock option grants and restricted stock awards at such times as other similarly situated executives in accordance with McKesson's customary practices. McKesson has agreed to continue Mr. Yost's split dollar life insurance as was in effect with AmeriSource on the date of the signing of the Merger Agreement and to establish such arrangements for Messrs. Hilzinger and Flowers. The Executives will also participate in all compensation or employee benefit plans or programs (other than termination pay programs) for which salaried employees of McKesson are generally eligible and will also receive reimbursement of certain perquisites and business and relocation expenses.

  Each Employment Agreement provides that, at the Effective Time, McKesson will make awards of stock options and restricted McKesson Common Stock to each Executive. Mr. Yost will be granted options to acquire 50,000 shares of McKesson Common Stock, and Messrs. Flowers and Hilzinger will each be granted options to acquire 25,000 shares of McKesson Common Stock. The exercise price in respect of such options will be based on the fair market value of McKesson stock as of the Effective Time, and the options will vest and become exercisable in 25% increments per year commencing on the first anniversary of the Effective Time. Mr. Yost will also be awarded 20,000 shares of restricted McKesson Common Stock, and Messrs. Flowers and Hilzinger will each be awarded 10,000 shares of restricted McKesson Common Stock. The restrictions on such awards of McKesson Common Stock will lapse on the second anniversary of the Effective Time, provided that, upon such date, McKesson and each Executive agree that such Executive has satisfied performance goals to be established by the Executive and the Chief Executive Officer of McKesson. The foregoing awards of stock options and restricted McKesson Common Stock will be subject to the provisions of McKesson's 1994 Stock Option and Restricted Stock Plan to the extent not inconsistent with the terms of the Employment Agreements. Upon a "Without Cause Termination" (defined as any termination of employment of the Executive by McKesson other than a "Termination for Cause" (defined below)) of the Executive during the term of the Employment Agreement, all options will immediately vest and become exercisable for the 90 days following such termination, and the restrictions on all shares of restricted McKesson Common Stock will immediately lapse provided that all performance goals have been met as of the date of termination. Upon a Termination for Cause of the Executive by McKesson, all options will immediately lapse (whether or not previously vested), and all shares of restricted McKesson Common Stock will immediately be forfeited (whether or not previously vested). "Termination for Cause" is defined as a termination of the Executive by McKesson upon (i) the Executive's misconduct, habitual neglect, dishonesty or other knowing violation of McKesson policies and procedures, (ii) actions (or failures to act) of the Executive taken in bad faith and to the detriment of the McKesson or (iii) a material breach of the Employment Agreement.

  Each Employment Agreement also provides that McKesson will, at or following the Effective Time, make a housing loan to be used by the Executive for the purchase of a principal residence upon the Executive's relocation to San Francisco, California. For Mr. Yost, the amount of the housing loan is $500,000, and for each of Messrs. Flowers and Hilzinger, the amount of the housing loan is $250,000. Each housing loan will be evidenced by a note secured by such residence. Each housing loan will bear no interest prior to maturity and will be repaid upon the earliest of (i) 60 days after termination of the Executive's employment, (ii) sale or transfer of the property, (iii) use of the property other than as a principal residence or (iv) the tenth anniversary of the housing loan. In connection with a housing loan to an Executive, McKesson will establish a deferred compensation account for such Executive and will make ten annual credits to such account. For Mr. Yost, this credit will be $50,000 per annum, and, for Messrs. Flowers and Hilzinger, this credit will be $25,000 per annum. An Executive will forfeit all amounts credited to the deferred compensation account maintained on his behalf if his employment with McKesson is terminated for any reason prior to the fifth anniversary of the date of the housing loan. The balance of such account will be released to the Executive (or, at McKesson's election, applied to the balance of the housing loan) upon the earlier of maturity of the loan or the tenth anniversary of the date of first credit to such account.

  Each Employment Agreement provides for payment of "Severance Benefits" (specified below) to an Executive whose employment is terminated (i) by McKesson during the term due to a Without Cause Termination or (ii) by the Executive during the 30 days commencing following the second anniversary of the Effective Time. Severance Benefits include three years of coverage under McKesson's employee welfare benefit plans (or, at the election of the Executive, a lump sum equivalent of cash) and a lump sum equal to three times the sum of highest annual base salary in effect during the term of the Employment Agreement and highest bonus paid to the Executive during the four years prior to termination. Severance Benefits will be in lieu of any severance, termination or similar payment under any program, plan or practice of McKesson, as well as in lieu of any further payment or benefit under the Employment Agreement. The Employment Agreements provide for the reduction of Severance Benefits otherwise payable to the extent that any payments or benefits to an Executive upon termination of employment would be subject to an excise tax under Section 4999 of the Code. Upon the termination of employment of an Executive, the Executive will also receive earned but unpaid salary as of the date of termination and any benefits due the Executive to which he is entitled as a former employee of McKesson. Mr. Yost's Employment Agreement provides that, upon termination of employment for any reason, he will voluntarily resign from McKesson's Board of Directors. The Employment Agreements also contain customary confidentiality, noncompetition, nonsolicitation and arbitration provisions.

             CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  The following is a general discussion of the material federal income tax consequences of the receipt of McKesson Common Stock by a holder of AmeriSource Common Stock pursuant to the Merger and is not intended to constitute advice regarding the federal income tax consequences of the Merger to any such holder. This summary only applies to U.S. Holders (as defined below) who hold AmeriSource Common Stock as capital assets and does not deal with special classes of investors, such as insurance companies, tax-exempt organizations, financial institutions, dealers in securities, foreign persons, persons who acquired shares of AmeriSource Common Stock pursuant to an exercise of employee stock options or rights or otherwise as compensation, persons that hold shares of AmeriSource Common Stock as part of a position in a "straddle" or as part of a "hedging" or "conversion" transaction for federal income tax purposes, and persons with a "functional currency" other than the U.S. dollar.

  A "U.S. Holder" means a holder of shares of AmeriSource Common Stock who is
(i) a citizen or resident of the United States, (ii) a corporation or partnership created in or organized under the laws of the United States or state thereof (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or
(iv) a trust if (x) a U.S. court can exercise primary supervision over the administration of such trust, and (y) one or more U.S. fiduciaries have the authority to control all of the substantial decisions of such trust.

  This discussion is based on current law and the opinions and advice of Dechert Price & Rhoads. Future legislative, judicial or administrative changes or interpretations, which may be retroactive, could alter or modify the statements set forth herein. Neither McKesson nor AmeriSource will request any ruling from the Internal Revenue Service ("IRS") as to the U.S. federal income tax consequences of the Merger. Opinions of counsel are not binding on the IRS or the courts, and the IRS and the courts are not precluded from taking contrary positions.

  EACH HOLDER OF SHARES OF AMERISOURCE COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE TRANSACTIONS DESCRIBED HEREIN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

GENERAL

  It is a condition to the consummation of the Merger that AmeriSource receive an opinion of its tax counsel, Dechert Price & Rhoads, that the Merger will qualify as a so-called "tax free reorganization." That opinion will be based on certain assumptions described therein, as well as on certain representations of the managements of AmeriSource and McKesson.

TAX CONSEQUENCES TO HOLDERS OF AMERISOURCE COMMON STOCK

  Provided the Merger qualifies as a tax-free reorganization, a holder of AmeriSource Common Stock will recognize no gain or loss on the exchange of AmeriSource Common Stock for McKesson Common Stock pursuant to the Merger (except as described below with respect to cash issued in lieu of fractional shares). The holder's tax basis in the shares of McKesson Common Stock received will be equal to the holder's tax basis in the shares of AmeriSource Common Stock surrendered in the Merger (except to the extent that basis is assigned to a fractional share that is considered to be sold to McKesson in a redemption, as described below). The holder's holding period for the shares of McKesson Common Stock received in the Merger will include the holding period for the shares of AmeriSource Common Stock surrendered in the Merger.

  A holder will be taxed on the receipt of cash in lieu of a fractional share of McKesson Common Stock. The holder will be treated as if he or she had received the fractional share in the Merger (with an appropriate amount of tax basis assigned to such fractional share), and then as if the fractional share were redeemed by McKesson.

Such redemption will be treated as a sale of such fractional share (resulting in capital gain or loss to the holder), unless it is determined to be essentially equivalent to a dividend to the holder applying the rules of
Section 302 of the Code (in which case the cash will be taxed as a dividend and the basis allocated to such fractional share will be reassigned to the remaining shares of McKesson Common Stock held by such holder). Capital gain recognized in connection with such redemption will, under recently enacted legislation, be subject to a 20% maximum rate of tax if the AmeriSource Common Stock surrendered in the Merger was held for more than 18 months, or a 28% maximum rate of tax if the AmeriSource Common Stock was held for more than one year but not more than 18 months.

  Rights to purchase McKesson preferred stock under the terms of the Rights Agreement should not be treated as a separate item of property for federal income tax purposes, and therefore the receipt of those Rights in connection with the Merger should not affect the conclusions described above.

  If the Merger is not treated as a tax free reorganization for federal income tax purposes, AmeriSource stockholders would recognize gain or loss for federal income tax purposes measured by the difference between the fair market value of the McKesson Common Stock received and the holder's tax basis in the AmeriSource Common Stock surrendered in the Merger. Such gain or loss would be capital gain or loss, with gain subject to taxation, as described above. Capital losses may generally be used to offset capital gain, but are subject to certain limitations as to their use as an offset to ordinary income.

TAX CONSEQUENCES TO MCKESSON AND AMERISOURCE

  No gain or loss will be recognized by McKesson or AmeriSource as a result of the Merger.

                      COMPARATIVE RIGHTS OF STOCKHOLDERS

  As a result of the Merger, holders of AmeriSource Common Stock will become stockholders of McKesson and the rights of all such former AmeriSource stockholders will thereafter be governed by McKesson Certificate, the McKesson By-laws and the DGCL. The rights of the holders of AmeriSource Common Stock are currently governed by the Restated Certificate of Incorporation of AmeriSource (the "AmeriSource Certificate"), the By-laws of AmeriSource (the "AmeriSource By-laws") and the DGCL. The following summary, which does not purport to be a complete statement of the general differences between the rights of the stockholders of McKesson and AmeriSource, sets forth certain difference between the McKesson Certificate and the AmeriSource Certificate and between the McKesson By-laws and the AmeriSource By-laws. This summary is qualified in its entirety by reference to the full text of each of such documents and the DGCL. For information as to how such documents may be obtained, see "Available Information."

CLASSIFIED BOARD OF DIRECTORS

  The DGCL provides that a corporation's board of directors may be divided into various classes with staggered terms of office. The McKesson Certificate provides that the McKesson Board is divided into three classes of directors, with each class consisting of one-third of the total number of directors, with any remaining directors included in such group or groups as the Board designates. One class of directors is elected each year for a three-year term.

  Classification of directors has the effect of making it more difficult for stockholders to change the composition of the McKesson Board. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of the McKesson Board. Such a delay may help ensure that McKesson's directors, if confronted by a third party attempting to force a proxy contest, a tender or exchange offer or other extraordinary corporate transaction, have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of the stockholders.

  The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of McKesson, even though such a transaction could be beneficial to McKesson and its stockholders. The classification of the McKesson Board might also increase the likelihood that incumbent directors will retain their positions.

  The AmeriSource Certificate does not provide for a classified board.

STOCKHOLDER RIGHTS PLAN

  McKesson entered into the Rights Agreement, which was designed to protect McKesson stockholders from coercive or unfair takeover tactics. Pursuant to the Rights Agreement, the Board of Directors of McKesson declared a dividend distribution of one Right for each then outstanding share of McKesson Common Stock and authorized the issuance of one Right for each share of McKesson Common Stock issued after the date of the Rights Agreement, but prior to the triggering of the Right. One Right will be issued with respect to each share of McKesson Common Stock issued pursuant to the Merger. Each Right entitles a registered holder to purchase, upon the occurrence of certain specified events, a unit consisting of one one-hundredth of a share of McKesson Series A Junior Participating Preferred Stock at a purchase price of $100 per unit. The description and terms of the Rights are set forth in the Rights Agreement. In general, pursuant to the Rights Agreement, upon the occurrence of specified triggering events, such as the acquisition by any person (other than McKesson or any of its subsidiaries) of the beneficial ownership of securities representing 15% or more of the outstanding McKesson Common Stock without the prior approval of the McKesson Board, each holder of a Right will have the right to receive, upon exercise of the Right, that amount of McKesson Common Stock having a value equal to two times the exercise price of the Right. The Rights Agreement further provides that if McKesson is acquired in a merger or other business combination or McKesson sells more than 50% of its assets and such transaction is not approved by the McKesson Board, McKesson's stockholders will have the right to receive, with respect to each Right, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

Under certain circumstances, McKesson may redeem the Rights for a redemption price of $.01 per Right, which will otherwise expire on the tenth anniversary of the adoption of the Rights Agreement. The effect of the Rights Agreement may be to render more difficult a change in control of McKesson.

  AmeriSource presently does not have a stockholder rights plan.

NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

  The McKesson Certificate provides that, subject to any rights of holders of McKesson Series Preferred Stock to elect directors, the holders of McKesson Common Stock shall have the exclusive right to elect directors. There are no shares of Preferred Stock currently outstanding. The McKesson By-laws provide that the number of directors shall be fixed from time to time by the By-laws, but in no event shall be less than three. The McKesson By-laws also provide that, until the By-laws are further amended, the number of directors shall be nine. In addition, the McKesson By-laws provide that any vacancy occurring in the McKesson Board for any reason other than an increase in the number of directors may be filled by a majority of the remaining members of the McKesson Board or by the stockholders. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire McKesson Board or by the stockholders. At the Effective Time, the McKesson Board will be increased by three to accommodate the election of three new directors who are currently serving on the AmeriSource Board. See "The Merger Agreement -- Corporate Organization and Governance."

  Under the DGCL, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may only be removed by the stockholders for cause. The McKesson By-laws provide that directors may be removed only for cause. The McKesson By-laws further provide that any amendment to the McKesson By-laws to permit a director to be removed without cause must be approved by either the holders of all shares of stock entitled to vote thereon or by a vote of a majority of the entire McKesson Board. Directors elected by the Series Preferred Stock, should any such stock be outstanding, are subject to removal as provided in the McKesson Certificate or as provided by law.

  The AmeriSource By-laws provide that the number of directors constituting the AmeriSource Board shall be determined by the AmeriSource Board. The AmeriSource Board currently consists of nine directors.

  Neither the AmeriSource Certificate nor the AmeriSource By-laws provide for the removal of directors from the AmeriSource Board or the filling of vacancies on the AmeriSource Board. Pursuant to the DGCL, where a board is not classified, directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote. In addition, pursuant to the DGCL, newly created directorships resulting from an increase in the authorized number of directors and vacancies created by resignation may be filled by a majority of the directors then in office.

NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

  The McKesson Certificate provides that stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent. The McKesson By-laws provide that special meetings of stockholders can be called only by the Chairman of the Board, the President or the McKesson Board. Stockholders are not permitted to call a special meeting or to require that the McKesson Board call a special meeting of stockholders.

  As a result of the foregoing provisions, a stockholder may not force stockholder consideration of a proposal over the opposition of the Chairman of the Board, the President and the McKesson Board by calling a special meeting of stockholders prior to the time the Chairman of the Board, the President or the McKesson Board believes such consideration to be appropriate.

  The AmeriSource By-laws provide that special meetings of the stockholders may be called at any time by either (i) the president, (ii) the board of directors or (iii) the holders of a majority of the shares of stock entitled to vote at the meeting.

  Neither the AmeriSource Certificate nor the AmeriSource By-laws covers actions of stockholders without a meeting. Pursuant to the DGCL, absent any provision to the contrary in a company's certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent must be given to those stockholders who did not consent in writing and who would have been entitled to notice if the action had been taken at a meeting.

FAIR PRICE PROVISIONS

  The McKesson Certificate contains a "fair price" provision, requiring that, in addition to any other vote required by the McKesson Certificate or the DGCL, certain "Business Combination" transactions be recommended by the Board of Directors and approved by the affirmative vote of at least: (a) 80 percent of the votes entitled to be cast by outstanding shares of voting stock of McKesson, voting together as a single voting group; and (b) two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock held by an Interested Stockholder who is (or whose Affiliate is) a party to a Business Combination or an Affiliate or Associate of the Interested Stockholder, voting together as a single voting group.

  For purposes of the "fair price" provision only, certain terms are defined as follows (other capitalized terms used in this section having the respective meanings ascribed to them in the McKesson Certificate):

  "Business Combination" means:

    (i) Unless the transaction does not alter the contract rights of the stock or change or convert in whole or in part the outstanding shares of stock of McKesson, any merger or consolidation of McKesson or any Subsidiary with (A) any Interested Stockholder or (B) any other corporation (whether or not itself an Interested Stockholder) which is, or after the merger or consolidation, would be, an Affiliate of an Interested Stockholder that was an Interested Stockholder prior to the transaction.

    (ii) Any sale, lease, transfer or other disposition, other than in the ordinary course of business, in one transaction or a series of transactions in any 12-month period, to any Interested Stockholder or any Affiliate of any Interested Stockholder (other than McKesson or any of its Subsidiaries) of any assets of McKesson or any Subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors of McKesson, an aggregate book value as of the end of McKesson's most recently ended fiscal quarter of 10 percent or more of the total Market Value (as defined in the McKesson Certificate) of the outstanding stock of McKesson or of its net worth as of the end of its most recently ended fiscal quarter;

    (iii) The issuance by McKesson, or any Subsidiary, in one transaction or a series of transactions, of any Equity Securities of McKesson or any Subsidiary which have an aggregate Market Value of 5 percent or more of the total Market Value of the outstanding stock of McKesson to any Interested Stockholder or any Affiliate of any Interested Stockholder (other than McKesson or any of its Subsidiaries) except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of McKesson voting stock or any other method affording substantially proportionate treatment to the holders of Voting Stock;

    (iv) The adoption of any plan or proposal for the liquidation or dissolution of McKesson in which anything other than cash will be received by an Interested Stockholder or any Affiliate of any Interested
  Stockholder; or

    (v) Any reclassification of securities (including any reverse stock split), or recapitalization of McKesson, or any merger or consolidation, of McKesson with any of its Subsidiaries which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by 5 percent or more of the total number of outstanding shares, the proportionate amount of the outstanding shares of any class of Equity Securities of McKesson or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

  "Interested Stockholder" means any person (other than McKesson or any Subsidiary) that:

    (i) Is the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting stock of McKesson; or

    (ii) Is an Affiliate of McKesson and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding voting stock of McKesson.

  The required vote referred to above does not apply to a Business Combination if each of the following conditions, among others, is met:

    (i) The aggregate amount of the cash and the Market Value as of the Valuation Date of consideration other than cash to be received per share by holders of McKesson Common Stock in the Business Combination are at least equal to the highest of the following:

      (A) The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid by the Interested Stockholder for any shares of McKesson Common Stock acquired by it: (x) within the two-year period immediately prior to the Announcement Date of the proposal of the Business Combination; or (y) in the transaction in which it became an Interested Stockholder, whichever is higher; or

      (B) The Market Value per share of McKesson Common Stock on the Announcement Date or on the Determination Date, whichever is higher; or

      (C) The price per share equal to the Market Value per share of McKesson Common Stock determined pursuant to the immediately preceding subparagraph (B), multiplied by the fraction of: (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of McKesson Common Stock acquired by it within the two year period immediately prior to the Announcement Date, over (y) the Market Value per share of McKesson Common Stock on the first day in such two-year period on which the Interested Stockholder acquired any shares of McKesson Common Stock.

    (ii) After the Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

      (A) Each of the following is true: (x) there shall have been no reduction in the annual rate of dividends paid on any class or series of stock of McKesson that is not preferred stock (except as necessary to reflect any subdivision of the stock); (y) there shall have been an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the stock; and (z) the Interested Stockholder shall not have become the beneficial owner of any additional shares of stock of McKesson except as part of the transaction which resulted in such Interest Stockholder becoming an Interested Stockholder or by virtue of proportionate stock splits or stock dividends.

      (B) The provisions of clauses (x) and (y) of subparagraph (ii)(A) do not apply if no Interested Stockholder or an Affiliate or Associate of the Interested Stockholder voted as a director of McKesson in a manner inconsistent with such clauses and the Interested Stockholder, within ten days after any act or failure to act inconsistent with such clauses, notifies the McKesson Board in writing that the Interested Stockholder disapproves thereof and requests in good faith that the McKesson Board rectify such act or failure to act.

  The "fair price" provision is intended to ensure that all stockholders receive equal treatment in the event of a tender or exchange offer and to protect stockholders against coercive or two-tiered takeover bids. The provision could also have the effect of discouraging a third party from making a tender or exchange offer for McKesson, even though such an offer might be beneficial to McKesson and its stockholders.

  The AmeriSource Certificate and the AmeriSource By-laws contain no "fair price" provision.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER
PROPOSALS

  The McKesson By-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual meeting of stockholders of McKesson (the "Stockholder Notice Procedure").

  The Stockholder Notice Procedure provides that only persons who are nominated at the direction of the McKesson Board, by any nominating committee or person appointed by the McKesson Board, or by a stockholder who has given timely written notice to the Secretary of McKesson prior to the meeting at which directors are to be elected, will be eligible for election as a director of McKesson. The Stockholder Notice Procedure provides that at an annual meeting only such business may be conducted as has been brought before the meeting by or at the direction of the McKesson Board or by a stockholder who has given timely written notice to the Secretary of McKesson of such stockholder's intention to bring such business before such meeting. Under the Stockholder Notice Procedure, to be timely, notice of stockholder nominations or proposals to be made at an annual meeting must be received by McKesson no less than 60 days nor more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, the tenth day following the earlier of (i) the date such notice was mailed or (ii) the date such public disclosure was made).

  Under the Stockholder Notice Procedure, a stockholder's notice to McKesson proposing to nominate a person for election as a director must contain certain information, including, without limitation, the identity and address of the proposed nominee, the class and number of shares of stock of McKesson which are beneficially owned by the proposed nominee, the principal occupation of the proposed nominee and all information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee. Under the Stockholder Notice Procedure, a stockholder's notice relating to the conduct of business other than the nomination of directors must contain certain information about such business and about the proposing stockholder, including, without limitation, a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at such meeting, the name and address of such stockholder, the class and number of shares of stock of McKesson beneficially owned by such stockholder, any material interest of such stockholder in the business so proposed and a representation that the stockholder intends to appear at the meeting in person or by proxy. If the nomination or business was not brought before the meeting in accordance with the Stockholder Notice Procedure, such person will not be eligible for election as a director or such business will not be conducted at such meeting, as the case may be.

  By requiring advance notice of nominations by stockholders, the Stockholder Notice Procedure affords the McKesson Board an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the McKesson Board, to inform stockholders about such qualifications. By requiring advance notice of other proposed business, the Stockholder Notice Procedure provides a more orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by the McKesson Board, provides the McKesson Board with an opportunity to inform stockholders, prior to such meetings, of any business proposed to be conducted at such meetings, together with any recommendations as to the McKesson Board's position regarding action to be taken with respect to such business, so that stockholders can better decide whether to attend the meeting or to grant a proxy regarding the disposition of any such business.

  The foregoing provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to McKesson and its stockholders.

  The AmeriSource Certificate and the AmeriSource By-laws do not contain provisions requiring advance notice for the nomination of directors or of business to be brought before a stockholders' meeting by a stockholder.

COMMON STOCK

  The holders of McKesson Common Stock are entitled to one vote for each share on all matters and, except as otherwise provided in McKesson's Certificate with respect to the Series Preferred Stock, will have the exclusive right to vote for the election of directors and for all other purposes.

  AmeriSource's authorized capital consists of shares of AmeriSource Class A Common Stock, AmeriSource Class B Common Stock and AmeriSource Class C Common Stock. The rights of the holders of AmeriSource Class B Common Stock and AmeriSource Class C Common Stock and holders of AmeriSource Class A Common Stock are substantially identical and entitle the holders to the same rights, privileges, benefits, and notices, except that holders of AmeriSource Class B Common Stock and AmeriSource Class C Common Stock do not possess the right to vote on any matters to be voted on by stockholders of AmeriSource, except as provided by law. Holders of AmeriSource Class B Common Stock may elect at any time to convert any and all of those shares into AmeriSource Class A Common Stock, on a share-for-share basis, to the extent the holder is not prohibited from owning additional voting securities by virtue of applicable law. AmeriSource Class C Common Stock automatically converts into AmeriSource Class A Common Stock (a) immediately prior to its sale in a future public offering or (b) at such time as the shares of AmeriSource Class C Common Stock have been sold publicly in a transaction that complied with certain maximum quantity limitations.

PREFERRED STOCK

  Pursuant to the McKesson Certificate, the McKesson Board is authorized to provide for the issuance of shares of McKesson preferred stock, in one or more classes or series (including the Series A Junior Participating Preferred Stock), and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. See "-- Stockholder Rights Plan."

  McKesson believes that the ability of the McKesson Board to issue one or more series of McKesson Preferred Stock provides McKesson with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise.

  Although the McKesson Board has no intention at the present time of doing so, it could issue a series of McKesson Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The McKesson Board will make any determination to issue such shares based on its judgment as to the best interests of McKesson and its stockholders. The McKesson Board, in so acting, could issue McKesson Preferred Stock having terms that discourage an acquisition attempt through which an acquirer may be able to change the composition of the McKesson Board, including a tender offer or other transaction that some of McKesson's stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

  The AmeriSource Certificate does not authorize the AmeriSource Board to provide for the issuance of preferred stock.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

  The McKesson Certificate provides that the McKesson Board is expressly authorized to adopt, alter and repeal the McKesson By-laws. The McKesson By-laws may also be adopted, altered and repealed by the affirmative vote of the holders of at least 75% of the voting power of the outstanding McKesson Common Stock. An amendment to the McKesson By-laws to shorten the term of any director holding office, to permit any director to be removed without cause, or to increase the number of directors in any class, requires the approval of the holders of all shares entitled to vote thereon or a vote of the entire McKesson Board. These provisions make it more difficult for stockholders to make changes to the McKesson By-laws, including changes designed to facilitate the exercise of control over McKesson.

  The AmeriSource Certificate requires the vote of a majority of all of the directors or a vote of a majority of the outstanding stock entitled to vote to amend the AmeriSource By-laws.

BUSINESS COMBINATIONS

  Section 203 of the DGCL provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer) or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (b) the affiliates and associates of any such person.

  Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the corporation's certificate of incorporation or stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The McKesson Certificate does not exclude McKesson from the restrictions imposed under Section 203 of the DGCL. However, the AmeriSource Certificate does exclude AmeriSource from the restrictions imposed under Section 203(a). It is anticipated that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring McKesson to negotiate in advance with the McKesson Board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

LIMITATION OF LIABILITY OF DIRECTORS

  The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for a breach of the director's fiduciary duty, subject to certain limitations. The McKesson Certificate includes such a provision to the maximum extent permitted by law. The AmeriSource Certificate contains a similar provision.

  While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that no indemnification may be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

  The McKesson By-laws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of McKesson, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by McKesson to the full extent permitted by the DGCL if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of McKesson. The indemnification rights conferred by the McKesson By-laws are not exclusive of any other right to which persons seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. McKesson is authorized to purchase and maintain (and McKesson maintains) insurance on behalf of its directors and officers.

  The AmeriSource By-laws contain similar provisions relating to indemnification and insurance, and AmeriSource likewise maintains insurance on behalf of its directors, officers, employees and agents. The Merger Agreement requires that AmeriSource's existing directors and officers insurance be maintained by McKesson for a period of at least six years from the Effective Time, subject to certain limitations. The Merger Agreement further provides that the directors and officers of AmeriSource will continue after the Merger to be entitled to indemnification to the full extent permitted under the DGCL, the AmeriSource Certificate and the AmeriSource By-laws. See "The Merger Agreement -- Indemnification and Insurance."

SIGNIFICANT STOCKHOLDERS

  Other than the McKesson Profit-Sharing Investment Plan (which, as of June 2, 1997, owned 22.06%), FMR Corp. (which, as of October 31, 1997, had dispositive power over 10.28%) and Wellington Management Company, LLP (which, as of December 31, 1996, had dispositive power over 5.20%), no McKesson stockholder is known by McKesson to own in excess of 5% of the outstanding McKesson Common Stock. The directors and officers as a group beneficially owned (as of June 2, 1997) 3.8% of the outstanding McKesson Common Stock.

  VPI owns approximately 19% of the outstanding voting shares of AmeriSource and 28% of the equity of AmeriSource. See "The Voting/Support Agreements." After the Merger, VPI will own approximately 7% of the outstanding shares of McKesson Common Stock. Under the Registration Rights Agreement, VPI has been granted the right to request, two times, registration of the McKesson Common Stock held by VPI. See "The Registration Rights Agreement."

                     MARKET PRICE AND DIVIDEND INFORMATION

  The McKesson Common Stock is listed and traded on the NYSE and the PE and the AmeriSource Class A Common Stock is listed and traded on the NYSE. The following table sets forth the high and low trading prices per share of each of the McKesson Common Stock (without adjustment for the McKesson Stock Split) and AmeriSource Class A Common Stock on the NYSE for the calendar quarters indicated as reported on the NYSE Composite Tape, and the dividends paid per share for such periods by McKesson (AmeriSource did not pay any dividends during the periods):

                                                                    AMERISOURCE
                                        MCKESSON                      CLASS A
                                      COMMON STOCK     MCKESSON    COMMON STOCK
                                         PRICES     DIVIDENDS PAID    PRICES
                                     --------------   PER COMMON   -------------
                                      HIGH    LOW       SHARE       HIGH   LOW
                                     ------- ------ -------------- ------ ------
1994
  First Quarter..................... $ 68.50 $52.50     $0.42          --     --
  Second Quarter....................   87.00  58.50      0.42          --     --
  Third Quarter.....................  103.63  70.75      0.42          --     --
  Fourth Quarter....................  109.25  30.13     76.25(1)       --     --
1995
  First Quarter.....................   40.75  31.88      0.25          --     --
  Second Quarter....................   47.38  37.25      0.25      $24.50 $20.75
  Third Quarter.....................   46.63  42.63      0.25       27.75  19.75
  Fourth Quarter....................   53.25  44.88      0.25       34.25  25.25
1996
  First Quarter.....................   55.63  46.50      0.25       34.00  28.00
  Second Quarter....................   51.38  44.00      0.25       37.50  31.63
  Third Quarter.....................   48.38  39.00      0.25       44.50  27.88
  Fourth Quarter....................   57.00  45.38      0.25       48.25  37.63
1997
  First Quarter.....................   69.63  51.75      0.25       53.00  42.50
  Second Quarter....................   80.13  63.00      0.25       51.38  41.25
  Third Quarter.....................  106.25  76.50      0.25       65.25  45.13
  Fourth Quarter....................  113.75  97.38      0.25       66.31  52.00

--------
(1) In November 1994 McKesson completed a plan of merger and a reorganization and distribution agreement providing for the acquisition by Eli Lilly and Company of PCS, which was primarily operated by PCS Health Systems, Inc. and Clinical Pharmaceuticals, Inc. both of which were wholly owned subsidiaries of McKesson, for approximately $4 billion. As a result of the sale of PCS, each existing McKesson stockholder received a cash payment of $76.00 per share representing the proceeds from the sale of PCS and one share of McKesson Common Stock representing such stockholder's continuing interest in the business retained by McKesson.

  On September 22, 1997, the last full trading day prior to the first public announcement of the execution of the Merger Agreement, the reported high and low sale prices per share and closing price per share of McKesson Common Stock and AmeriSource Class A Common Stock on the NYSE were as follows:

                                                            SEPTEMBER 22, 1997
                                                           ---------------------
                                                            HIGH    LOW   CLOSE
                                                           ------- ------ ------
      McKesson............................................ $100.31 $99.25 $99.81
      AmeriSource.........................................   54.00  53.50  53.69

  On December 31, 1997, the last full trading day prior to the date of this Joint Proxy Statement/Prospectus, the reported high and low sale prices per share and closing price per share of McKesson Common Stock (without adjustment for the McKesson Stock Split) and AmeriSource Class A Common Stock on the NYSE were as follows:

                                                            DECEMBER 31, 1997
                                                         -----------------------
                                                          HIGH     LOW    CLOSE
                                                         ------- ------- -------
      McKesson.......................................... $108.38 $105.00 $108.38
      AmeriSource.......................................   59.31   57.00   58.25

  STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SHARES OF MCKESSON COMMON STOCK AND AMERISOURCE CLASS A COMMON STOCK.

THE MCKESSON STOCK SPLIT; EFFECT ON EXCHANGE RATIO

  On October 29, 1997, the McKesson Board declared a two-for-one split of McKesson Common Stock which was effected in the form of a stock dividend distributed January 2, 1998. The record date for determining the McKesson stockholders entitled to receive the dividend was December 1, 1997. The Merger Agreement provides that as of the Effective Time each issued and outstanding share of AmeriSource Common Stock will be converted into 0.71 of a share of McKesson Common Stock but that if the McKesson Board declares a stock split on the outstanding shares of McKesson Common Stock with a record date that is prior to the Effective Time, the Exchange Ratio will be appropriately adjusted. Accordingly, the Exchange Ratio was adjusted to 1.42 following the McKesson Stock Split.

              BENEFICIAL OWNERSHIP OF MCKESSON COMMON STOCK

  The following table sets forth information (as of the respective dates indicated) about the only known beneficial owners of more than 5% of McKesson Common Stock. The number of shares shown does not reflect the McKesson Stock Split.

                                                           NUMBER      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                     OF SHARES     OF CLASS
------------------------------------                     ----------    --------
The Chase Manhattan Bank, N.A., as Trustee for the
 McKesson
 Corporation Profit-Sharing Investment Plan............. 10,126,057(1)  22.06%
 1 Chase Manhattan Plaza
 New York, NY 10081
FMR Corp. ..............................................  4,771,937(2)  10.28%
 82 Devonshire St.
 Boston, MA 02109
Wellington Management Company, LLP......................  2,179,500(3)    5.2%
 75 State Street
 Boston, MA 02109

--------
(1) Information is as of June 2, 1997. These shares are held in trust for the benefit of participants in McKesson's Profit Sharing Investment Plan ("PSIP") for which The Chase Manhattan Bank, N.A. is the Trustee. Shares that have been allocated to the individual accounts of participants in the PSIP are voted by the Trustee as instructed by PSIP participants. Shares allocated to participants' PAYSOP accounts for which no voting instructions are received will not be voted. The PSIP provides that all other shares for which no voting instructions are received from participants and unallocated shares of McKesson Common Stock held in the leveraged employee stock ownership plan established as part of the PSIP, will be voted by the Trustee in the same proportion as shares as to which voting instructions are received.

(2) This information is based on a Schedule 13G filed with the Commission reporting that as of October 31, 1997, FMR Corp., in its capacity as a parent holding company, had sole voting power as to 348,053 shares and sole dispositive power as to 4,771,937 shares. According to such Schedule 13G, no one person has an interest in FMR Corp. that would give such person more than a five percent interest in the outstanding McKesson Common Stock.

(3) This information is based on a Schedule 13G filed with the Commission reporting that as of December 31, 1996, Wellington Management Company, LLP ("WMC"), in its capacity as a registered investment adviser, had shared voting power as to 586,000 shares and shared dispositive power as to 2,179,500 shares. These shares are owned of record by clients of WMC, no one of which has an interest that relates to more than 5% of the class.

  The following table sets forth the amount and percentage of McKesson Common Stock beneficially owned as of June 2, 1997 by each director of McKesson, by the Chief Executive Officer and each of the four other most highly compensated executive officers of McKesson and by all directors and executive officers of McKesson as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act, and does not necessarily bear on the economic incidents of ownership or the right to transfer such shares. The number of shares shown does not reflect the McKesson Stock Split.

                              AMOUNT AND NATURE OF
                              BENEFICIAL OWNERSHIP           PERCENT     STOCK
NAME OF INDIVIDUAL        OF SHARES OF CAPITAL STOCK(1)      OF CLASS UNITS(2)(3)
------------------        -----------------------------      -------- -----------
Mary G.F. Bitterman.....                5,500(4)(5)               *        322
Tully M. Friedman.......               12,000(5)(6)               *      1,367
John M. Pietruski.......               11,000(5)                  *      2,085
David S. Pottruck.......                  500                     *         --
Mark A. Pulido..........              160,168(5)(7)(8)            *         --
Carl E. Reichardt.......                5,000(9)                  *        321
Alan Seelenfreund.......              515,388(5)(7)(8)         1.12%        --
Jane E. Shaw............                9,181(5)(9)               *      3,461
Robert H. Waterman, Jr..                9,000(5)(9)               *      1,843
John H. Hammergren......               40,110(5)(7)(8)            *         --
Richard H. Hawkins......              105,966(5)(8)               *         --
David L. Mahoney........              159,544(5)(8)               *         --
All directors and execu-                                       3.80%     9,399
tive officers as a group            1,744,043(1)(4)(5)(6)(7)
 (22 persons)...........                     (8)(9)(10)

--------
* Less than 1%

(1) Represents shares held as of June 2, 1997 directly and with sole voting and investment power (or with voting and investment power shared with a spouse) unless otherwise indicated. The number of shares of McKesson Common Stock owned by each director or executive officer (other than Mr. Seelenfreund) represents less than 1% of the outstanding shares of such class. All directors and executive officers as a group own 3.8% of the outstanding shares of McKesson Common Stock.

(2) Includes restricted stock units accrued under the 1997 Non-Employee Directors' Equity Compensation and Deferral Plan as follows: Dr. Bitterman, 322 units; Mr. Friedman, 1,058 units; Mr. Pietruski, 2,085 units; Mr. Reichardt, 321 units; Dr. Shaw, 966 units; Mr. Waterman, 1,843 units; and all non-employee directors as a group, 6,595 units. Directors have neither voting nor investment powers in respect of such units.

(3) Includes common stock units accrued under the Directors' Deferred Compensation Plan as follows: Mr. Friedman, 309 units; Dr. Shaw, 2,495 units; and all directors as a group, 2,804 units. Participating directors have neither voting nor investment power in respect of such units.
(4) Includes 1,000 shares held by Dr. Bitterman's husband through an Individual Retirement Account, for which beneficial ownership is disclaimed.

(5) Includes shares that may be acquired by exercise of stock options within 60 days after June 2, 1997 as follows: Dr. Bitterman, 4,500; Mr. Friedman, 5,000; Mr. Pietruski, 5,000; Mr. Pulido, 50,000; Mr. Seelenfreund, 420,812; Dr. Shaw, 5,000; Mr. Waterman, 5,000; Mr. Hammergren, 10,000; Mr.
    Hawkins, 83,291; Mr. Mahoney, 142,375; and all directors and executive officers as a group, 1,229,999.
(6) Includes 6,000 shares held in a revocable trust established by and for the benefit of Mr. Friedman who is the sole Trustee of such trust.
(7) Includes shares subject to possible forfeiture under the terms of McKesson's 1994 Stock Option and Restricted Stock Plan and the 1988 Restricted Stock Plan of McKesson Corporation, the predecessor of McKesson, as follows: Mr. Pulido, 20,000 shares; Mr. Seelenfreund, 22,586 shares; Mr. Hammergren, 20,000 shares; and all directors and executive officers as a group, 86,587 shares.

(8) Includes shares held under the PSIP as to which the participant has sole voting but no investment power, as follows: Mr. Pulido, 186; Mr. Seelenfreund, 8,796; Mr. Hammergren, 110; Mr. Hawkins, 2,675; Mr. Mahoney, 1,669; and all directors and executive officers as a group, 36,459.

(9) Includes shares held by family trusts as to which each of the following named directors and their respective spouses have shared voting and investment power: Mr. Reichardt, 5,000 shares; Dr. Shaw, 4,000 shares; Mr. Waterman, 3,000 shares; and all directors and executive officers as a group, 12,000 shares.
(10) Includes 2,200 shares held by members of the group as custodians for their minor children.

               BENEFICIAL OWNERSHIP OF AMERISOURCE COMMON STOCK

  The following table reflects the holdings of the only persons known to AmeriSource to own beneficially 5% or more of AmeriSource Common Stock.

                                             AMOUNT AND          PERCENT OF
                                             NATURE OF        COMMON STOCK ON
NAME AND ADDRESS OF BENEFICIAL OWNER    BENEFICIAL OWNERSHIP SEPTEMBER 30, 1997
------------------------------------    -------------------- ------------------
399 Venture Partners, Inc. (1).........      6,721,073             28.18%
 1209 Orange Street
 Wilmington, DE 19801

--------

(1) VPI disclaims beneficial ownership as to shares of AmeriSource Common Stock held by investors currently or previously affiliated with VPI. VPI is a wholly owned, indirect subsidiary of Citicorp.

  The following table sets forth the amount and percentage of AmeriSource Common Stock beneficially owned as of December 30, 1996 by each director of AmeriSource, by the Chief Executive Officer and each of the two other most highly compensated executive officers of AmeriSource and by all directors and executive officers of AmeriSource as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act, and does not necessarily bear on the economic incidents of ownership or the right to transfer such shares.

                                       AMOUNT AND NATURE OF
                                       BENEFICIAL OWNERSHIP
      NAME OF INDIVIDUAL            OF SHARES OF CAPITAL STOCK PERCENT OF CLASS
      ------------------            -------------------------- ----------------
      John F. McNamara.............          350,700                 1.5%
      David M. Flowers.............          112,900                   *
      R. David Yost................          233,650                   *
      Kurt J. Hilzinger............          101,750                   *
      Bruce C. Bruckmann...........           63,320                   *
      Michael A. Delaney...........                0                   *
      Richard C. Gozon.............           15,000                   *
      Lawrence C. Karlson..........           15,000                   *
      George H. Strong.............           10,000                   *
      James A. Urry................                0                   *
      Barton J. Winokur............           29,750                   *
      All directors and executive
       officers as a group (11
       persons)....................          932,070                 3.9%

--------
  * Less than 1%.

          SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF MCKESSON

  The following table sets forth selected historical consolidated financial data of McKesson for each of the five years in the period ended March 31, 1997 and for the six-month periods ended September 30, 1997 and 1996. Such data have been derived from, and should be read in conjunction with, the audited consolidated financial statements and other financial information contained in McKesson's Annual Report on Form 10-K for the year ended March 31, 1997 and the unaudited consolidated interim financial information contained in McKesson's Quarterly Report on Form 10-Q for the six months ended September 30, 1997, including the notes thereto, incorporated by reference herein. The selected consolidated financial data as of September 30, 1997 and for the six-month periods ended September 30, 1997 and 1996 reflect all adjustments (consisting only of normal recurring adjustments except for the item discussed in Note 2 recorded in the six-month period ended September 30, 1996) necessary for a fair presentation of the results for such periods. The results for the six-month periods are not indicative of the results to be expected for the full year or for any other interim period, due in part to the adjustment described in Note 2. See "Available Information" and "Incorporation of Documents by Reference."

                           SIX MONTHS ENDED
                             SEPTEMBER 30,                    YEAR ENDED MARCH 31,
                           ------------------     -------------------------------------------------------------
                             1997      1996         1997          1996      1995            1994         1993
                           --------  --------     ---------     --------  --------        --------     --------
                                       (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
Revenues.................. $8,810.5  $5,401.5     $12,886.7     $9,953.7  $9,438.7        $8,520.8     $7,991.8
Costs and expenses
 Cost of sales............  8,078.0   4,938.6      11,849.4      9,038.2   8,630.5 (1)     7,737.2      7,214.6
 Selling, distribution and
  administration..........    554.9     404.7 (2)     944.5 (3)    674.2     817.2 (1)       630.0 (4)    620.7
 Interest.................     48.1      21.1          55.7         44.4      44.5            39.3         47.5
                           --------  --------     ---------     --------  --------        --------     --------
  Total...................  8,681.0   5,364.4      12,849.6      9,756.8   9,492.2         8,406.5      7,882.8
                           --------  --------     ---------     --------  --------        --------     --------
Income (loss) before
 income taxes and
 dividends on convertible
 preferred securities of
 subsidiary trust.........    129.5      37.1 (2)      37.1 (3)    196.9     (53.5)(1)       114.3 (4)    109.0
Income taxes..............    (49.2)    (32.7)        (31.3)       (76.2)    (96.6)(5)       (45.0)       (42.2)
Dividends on convertible
 preferred securities of
 subsidiary trust, net of
 tax benefit..............     (3.1)                   (0.7)
                           --------  --------     ---------     --------  --------        --------     --------
Income (loss) after taxes
 Continuing operations....     77.2       4.4 (2)       5.1 (3)    120.7    (150.1)(1)(5)     69.3 (4)     66.8
 Discontinued operations..                5.6           8.6         14.7     (23.1)           55.1         47.9
 Discontinued operations--
  Gain on sale/donation of
   Armor All stock(6).....                            120.2                    1.0            32.7
  Gain on sale of PCS.....                                                   576.7
 Extraordinary item.......                                                                    (4.2)
 Cumulative effect of ac-
  counting changes........                                                                   (16.7)
                           --------  --------     ---------     --------  --------        --------     --------
Net income ............... $   77.2  $   10.0     $   133.9     $  135.4  $  404.5        $  136.2     $  114.7
                           ========  ========     =========     ========  ========        ========     ========
Fully diluted earnings
 (loss) per
 common share
 Continuing operations.... $   1.58  $   0.10     $    0.13     $   2.59  $  (3.34)       $   1.49     $   1.44
 Discontinued operations..               0.12          0.19         0.31     (0.51)           1.25         1.07
 Discontinued operations--
  Gain on sale/donation of
   Armor All stock........                             2.66                   0.02            0.74
  Gain on sale of PCS.....                                                   12.69
 Extraordinary item.......                                                                   (0.10)
 Cumulative effect of ac-
  counting changes........                                                                   (0.38)
                           --------  --------     ---------     --------  --------        --------     --------
  Total................... $   1.58  $   0.22     $    2.98     $   2.90  $   8.86        $   3.00     $   2.51
                           ========  ========     =========     ========  ========        ========     ========
Fully diluted shares......     50.8      44.6          45.1         46.7      45.5            44.1         44.8
Primary earnings (loss)
 per common share
 Continuing operations.... $   1.61  $   0.10     $    0.12     $   2.59  $  (3.52)       $   1.53     $   1.49
 Discontinued operations..               0.12          0.19         0.31     (0.53)           1.35         1.20
 Discontinued operations--
  Gain on sale/donation of
   Armor All stock........                             2.70                   0.02            0.80
  Gain on sale of PCS.....                                                   13.23
 Extraordinary item.......                                                                   (0.10)
 Cumulative effect of ac-
  counting changes........                                                                   (0.41)
                           --------  --------     ---------     --------  --------        --------     --------
  Total................... $   1.61  $   0.22     $    3.01     $   2.90  $   9.20        $   3.17     $   2.69
                           ========  ========     =========     ========  ========        ========     ========
Primary shares............     47.8      44.6          44.5         46.6      43.6            40.8         40.0
Cash dividends declared
 per common share......... $   0.50  $   0.50     $    1.00     $   1.00  $   1.34        $   1.66     $   1.60

                                 SIX MONTHS
                                    ENDED
                                SEPTEMBER 30,      YEAR ENDED MARCH 31,
                                ------------- --------------------------------
                                 1997   1996  1997  1996   1995   1994   1993
                                ------ ------ ----- ----- ------  -----  -----
                                  (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Earnings (loss) per share--
 adjusted to reflect McKesson
 Stock Split (7)
 Fully diluted earnings (loss)
  per common share
 Continuing operations......... $ 0.79 $ 0.05 $0.06 $1.29 $(1.67) $0.74  $0.72
 Discontinued operations.......          0.06  0.10  0.16  (0.25)  0.63   0.53
 Discontinued operations--
  Gain on sale/donation of
   Armor All stock.............                1.33         0.01   0.37
  Gain on sale of PCS..........                             6.34
 Extraordinary item............                                   (0.05)
 Cumulative effect of account-
  ing changes..................                                   (0.19)
                                ------ ------ ----- ----- ------  -----  -----
   Total....................... $ 0.79 $ 0.11 $1.49 $1.45 $ 4.43  $1.50  $1.25
                                ====== ====== ===== ===== ======  =====  =====
 Fully diluted shares..........  101.6   89.3  90.2  93.5   90.9   88.2   89.6
 Primary earnings (loss) per
  common share
 Continuing operations......... $ 0.81 $ 0.05 $0.06 $1.29 $(1.76) $0.76  $0.75
 Discontinued operations.......          0.06  0.10  0.16  (0.27)  0.68   0.60
 Discontinued operations--
  Gain on sale/donation of
   Armor All stock.............                1.35         0.01   0.40
  Gain on sale of PCS..........                             6.62
 Extraordinary item............                                   (0.05)
 Cumulative effect of account-
  ing changes..................                                   (0.21)
                                ------ ------ ----- ----- ------  -----  -----
   Total....................... $ 0.81 $ 0.11 $1.51 $1.45 $ 4.60  $1.58  $1.35
                                ====== ====== ===== ===== ======  =====  =====
 Primary shares................   95.7   89.2  89.1  93.3   87.1   81.6   80.1

                                                                            MARCH 31,
                                            SEPTEMBER 30,  -----------------------------------------------
                                                1997         1997        1996     1995     1994     1993
                                            -------------  --------    -------- -------- -------- --------
                                                                  (IN MILLIONS)
BALANCE SHEET DATA
Cash, cash equivalents and marketable
 securities................................    $  176.3(8) $  229.8(8) $  456.2 $  670.4 $   62.7 $   77.5
Working capital............................     1,121.2     1,123.9       820.5    879.0    301.4    191.4
Total assets...............................     5,235.5     5,172.8     3,360.2  3,260.2  2,676.6  2,458.4
Total debt(9)..............................     1,205.5       985.2       398.3    425.1    499.0    397.6
Convertible preferred securities of
 subsidiary trust..........................       195.1       194.8
Stockholders' equity.......................     1,331.5     1,260.8     1,064.6  1,013.5    678.6    619.4

--------
(1) Includes $59.4 million in compensation costs (classified in administration expense) related to the sale of PCS and $139.5 million in charges for asset impairment, restructuring and other operating items ($35.9 million included in cost of sales and $103.6 million included in administration expense), $130.6 million after-tax in the aggregate.
(2) Includes a $48.2 million write-off for in-process technology related to the acquisition of McKesson Automated Healthcare, Inc.
(3) Includes $98.8 million in charges for restructuring, asset impairment and other operating items and $48.2 million for the write-off of in-process technology related to the acquisition of McKesson Automated Healthcare, Inc. (see Note 2), $109.5 million after-tax in the aggregate.
(4) Includes a $13.4 million loss ($8.2 million after-tax) on the termination of interest rate swap arrangements.
(5) Includes $107.0 million of income tax expense related to the sale of PCS.
(6) Includes $1.0 million and $0.4 million of income after-tax from donations of Armor All common stock to the McKesson Foundation in fiscal 1995 and 1994, respectively, $32.3 million after-tax from the sale of Armor All common stock to the public in fiscal 1994 and $120.2 million after-tax from the sale of the Company's equity interest in Armor All in fiscal 1997.

(7) Reflects the effect of the two-for-one stock split declared October 29, 1997, distributed January 2, 1998 to stockholders of record on December 1, 1997.
(8) Includes $86.6 million at September 30, 1997 and $109.8 million at March 31, 1997 of after-tax proceeds from the sale of Armor All shares which were placed in a trust as exchange property for McKesson's exchangeable debentures.
(9) Total debt includes all interest-bearing debt of McKesson and consolidated subsidiaries, including the current portion and capital lease obligations.

        SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF AMERISOURCE

  The following table sets forth selected historical consolidated financial data for AmeriSource for each of the five years in the period ended September 30, 1997. Such data have been derived from, and should be read in conjunction with, the audited consolidated financial statements and other financial information contained in AmeriSource's Annual Report on Form 10-K for the year ended September 30, 1997, including the notes thereto, incorporated by reference herein. See "Available Information" and "Incorporation of Documents by Reference."

                                      YEAR ENDED SEPTEMBER 30,
                            -----------------------------------------------------------
                              1997        1996            1995      1994         1993
                            --------    --------        --------  --------     --------
                                  (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
Revenues..................  $7,815.9    $5,551.7        $4,668.9  $4,182.2     $3,658.9
Costs and expenses
 Cost of sales............   7,428.4     5,249.2 (1)     4,402.6   3,947.0      3,449.4
 Selling, distribution and
  administration .........     267.8(2)    204.5           168.5     337.2 (3)    143.9
 Interest.................      41.6        36.0            52.3      62.6         66.7
                            --------    --------        --------  --------     --------
  Total...................   7,737.8     5,489.7         4,623.4   4,346.8      3,660.0
                            --------    --------        --------  --------     --------
Income (loss) before tax-
 es, extraordinary items
 and cumulative effect of
 accounting changes.......      78.1(2)     62.0 (1)        45.5    (164.6)(3)     (1.1)
Income taxes..............     (30.6)      (19.3)(4)       (17.3)     (7.8)        (6.4)
                            --------    --------        --------  --------     --------
Income (loss) after taxes
 Before extraordinary
  items and cumulative ef-
  fect of accounting
  changes ................      47.5(2)     42.7 (1)(4)     28.2    (172.4)(3)     (7.5)
 Extraordinary items......      (2.0)       (7.3)          (18.0)     (0.7)       (11.1)
 Cumulative effect of ac-
  counting changes........                                           (34.6)(5)
                            --------    --------        --------  --------     --------
Net income (loss).........  $   45.5    $   35.4        $   10.2  $ (207.7)    $  (18.6)
                            ========    ========        ========  ========     ========
Fully diluted earnings
 (loss) per common share
 Before extraordinary
  items and cumulative ef-
  fect of accounting
  changes.................  $   1.94    $   1.84        $   1.53  $ (11.69)    $  (0.51)
 Extraordinary items......     (0.08)      (0.31)          (0.98)    (0.04)       (0.75)
 Cumulative effect of ac-
  counting changes........                                           (2.35)
                            --------    --------        --------  --------     --------
  Total...................  $   1.86    $   1.53        $   0.55  $ (14.08)    $  (1.26)
                            ========    ========        ========  ========     ========
Fully diluted shares......      24.4        23.2            18.4      14.8         14.8
Primary earnings (loss)
 per common share
 Before extraordinary
  items and cumulative ef-
  fect of accounting
  changes.................  $   1.95    $   1.85        $   1.54  $ (11.69)    $  (0.51)
 Extraordinary items......     (0.08)      (0.31)          (0.98)    (0.04)       (0.75)
 Cumulative effect of ac-
  counting changes........                                           (2.35)
                            --------    --------        --------  --------     --------
  Total...................  $   1.87    $   1.54        $   0.56  $ (14.08)    $  (1.26)
                            ========    ========        ========  ========     ========
Primary shares............      24.3        23.0            18.3      14.8         14.8

                                             SEPTEMBER 30,
                               --------------------------------------------
                                 1997     1996     1995     1994     1993
                               -------- --------  -------  -------  -------
                                               (IN MILLIONS)
BALANCE SHEET DATA
Cash and cash equivalents and
 restricted cash.............  $   68.9 $   71.2  $  46.8  $  25.3  $  27.1
Working capital..............     494.5    329.3    243.2    133.4    217.2
Total assets.................   1,745.0  1,188.0    838.7    711.6    867.9
Long-term debt...............     589.8    433.7    435.8    487.7    549.3
Stockholder's equity (defi-
 cit)........................      14.3    (36.8)  (135.7)  (300.7)   (93.0)

--------
(1)Includes a one-time cumulative non-cash charge of $10.9 million, $7.1 million after-tax.
(2) Includes a $6.4 million charge to consolidate facilities and restructure the sales force and a $5.2 million charge related to executive management changes, $7.1 million after-tax in the aggregate.
(3)Includes the effect of a $179.8 million write-off of goodwill.
(4)Reflects a reduction of $7.1 million due to a favorable settlement of an Internal Revenue Service audit.
(5) Represents the cumulative effect of accounting changes for income taxes of $33.4 million and post-retirement benefits other than pensions of $1.2 million.

          UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA OF
                           MCKESSON AND AMERISOURCE

  The following unaudited pro forma combined consolidated financial data present, under the pooling of interests accounting method, the combined condensed balance sheet of McKesson and AmeriSource as of September 30, 1997 and the combined condensed statements of income of McKesson and AmeriSource for the six-month periods ended September 30, 1997 and 1996 and the fiscal years ended March 31, 1997, 1996 and 1995. The unaudited pro forma combined consolidated financial data reflect preliminary estimated adjustments necessary to conform inventory accounting policies of the separate companies but do not reflect any cost savings and other synergies anticipated by McKesson management as a result of the Merger or any Merger-Related expenses and are not necessarily indicative of the actual results of operations or the financial position of the combined entities had the Merger been consummated at the beginning of the earliest period presented, nor are they necessarily indicative of future results of operations or financial position.

  McKesson's fiscal year ends on March 31. AmeriSource's fiscal year ends on September 30. For purposes of combining AmeriSource's historical financial data with McKesson's historical financial data in the unaudited pro forma combined consolidated financial data in this Joint Proxy Statement/Prospectus, the financial information of AmeriSource has been reported using the twelve-month periods ended March 31, 1997, 1996 and 1995, and the six-month periods ended September 30, 1997 and 1996.

  The unaudited pro forma combined consolidated financial data should be read in conjunction with the historical audited and unaudited consolidated financial statements of McKesson and AmeriSource and the notes to the Unaudited Pro Forma Combined Consolidated Financial Data of McKesson and AmeriSource, incorporated by reference or appearing elsewhere in this Joint Proxy Statement/Prospectus. See "Available Information," and "Incorporation of Documents by Reference."

               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                   SIX-MONTH PERIOD ENDED SEPTEMBER 30, 1997

                                                          PRO FORMA
                          HISTORICAL HISTORICAL     ---------------------------
                           MCKESSON  AMERISOURCE    ADJUSTMENTS       COMBINED
                          ---------- -----------    -----------       ---------
                            (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues................   $8,810.5   $4,283.5       $                $13,094.0
Costs and expenses
 Cost of sales..........    8,078.0    4,075.1            2.0 (1)      12,155.1
 Selling, distribution
  and administration....      554.9      150.4 (2)                        705.3
 Interest...............       48.1       21.2                             69.3
                           --------   --------       --------         ---------
  Total.................    8,681.0    4,246.7            2.0          12,929.7
                           --------   --------       --------         ---------
Income before income
 taxes and dividends on
 convertible preferred
 securities of
 subsidiary trust.......      129.5       36.8 (2)       (2.0)(1)         164.3
Income taxes............      (49.2)     (14.3)           0.7 (3)         (62.8)
Dividends on convertible
 preferred securities of
 subsidiary trust, net
 of tax benefit.........       (3.1)                                       (3.1)
                           --------   --------       --------         ---------
  Net income............   $   77.2   $   22.5 (2)   $   (1.3)(1)(3)  $    98.4
                           ========   ========       ========         =========
Earnings per common
 share
 Fully diluted..........   $   1.58   $   0.92                        $    1.49
 Primary................       1.61       0.93                             1.51
 Shares on which
  earnings per common
  share were based
 Fully diluted..........       50.8       24.4           (7.1)(4)          68.1
 Primary................       47.8       24.3           (7.0)(4)          65.1
Earnings per common
 share--adjusted to
 reflect McKesson Stock
 Split
 Fully diluted..........   $   0.79       0.92                        $    0.75
 Primary................       0.81       0.93                             0.76
 Shares on which
  earnings per common
  share were based
 Fully diluted..........      101.6       24.4           10.3 (5)         136.3
 Primary................       95.7       24.3           10.2 (5)         130.2

See Notes to Unaudited Pro Forma Combined Consolidated Financial Data of McKesson and AmeriSource

-------
(1) Reflects the estimated adjustment necessary to conform inventory accounting policies of the separate companies.
(2) Includes a $6.4 million charge to consolidate facilities and restructure the sales force and a $5.2 million charge related to executive management changes, $7.1 million after-tax in the aggregate.
(3) Adjusts the historical provision for income taxes to give effect to the pro forma adjustment discussed above.

(4) Reflects the effect of the original Exchange Ratio of 0.71 of a share of McKesson Common Stock for each share of AmeriSource Common Stock before giving effect to the McKesson two-for-one stock split declared October 29, 1997, distributed January 2, 1998 to stockholders of record on December 1, 1997.

(5) Reflects the effect of the Exchange Ratio of 1.42 shares of McKesson Common Stock for each share of AmeriSource Common Stock.

               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                   SIX-MONTH PERIOD ENDED SEPTEMBER 30, 1996

                                                              PRO FORMA
                          HISTORICAL   HISTORICAL        ------------------------
                           MCKESSON    AMERISOURCE       ADJUSTMENTS     COMBINED
                          ----------   -----------       -----------     --------
                            (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues................   $5,401.5     $2,907.1            $            $8,308.6
Costs and expenses
 Cost of sales..........    4,938.6      2,752.6 (1)         (2.0)(2)     7,689.2
 Selling, distribution
  and administration....      404.7(3)     108.3                            513.0
 Interest...............       21.1         17.0                             38.1
                           --------     --------            -----        --------
  Total.................    5,364.4      2,877.9             (2.0)        8,240.3
                           --------     --------            -----        --------
Income before income
 taxes..................       37.1(3)      29.2 (1)          2.0 (2)        68.3
Income taxes............      (32.7)        (5.5)(4)         (0.8)(5)       (39.0)
                           --------     --------            -----        --------
Income (loss) after
 taxes
 Continuing operations..        4.4(3)      23.7 (1)(4)       1.2 (2)(5)     29.3
 Discontinued opera-
  tions.................        5.6                                           5.6
 Extraordinary item.....                    (7.2)                            (7.2)
                           --------     --------            -----        --------
 Net income (loss)......   $   10.0     $   16.5            $ 1.2        $   27.7
                           ========     ========            =====        ========
Earnings (loss) per
 common share
 Fully diluted
 Continuing operations..   $   0.10     $   0.99                         $   0.48
 Discontinued
  operations............       0.12                                          0.09
 Extraordinary item.....                   (0.30)                           (0.12)
                           --------     --------                         --------
  Total.................   $   0.22     $   0.69                         $   0.45
                           ========     ========                         ========
 Primary
 Continuing operations..   $   0.10     $   1.01                         $   0.48
 Discontinued
  operations............       0.12                                          0.09
 Extraordinary item.....                   (0.31)                           (0.12)
                           --------     --------                         --------
  Total.................   $   0.22     $   0.70                         $   0.45
                           ========     ========                         ========
 Shares on which earn-
  ings (loss) per common
  share were based
 Fully diluted..........       44.6         23.8            (6.9)(6)         61.5
 Primary................       44.6         23.6            (6.8)(6)         61.4
Earnings (loss) per
 common share--adjusted
 to reflect McKesson
 Stock Split
 Fully diluted
 Continuing operations..   $   0.05     $   0.99                         $   0.24
 Discontinued opera-
  tions.................       0.06                                          0.05
 Extraordinary item.....                   (0.30)                           (0.06)
                           --------     --------                         --------
  Total.................   $   0.11     $   0.69                         $   0.23
                           ========     ========                         ========
 Primary
 Continuing operations..   $   0.05     $   1.01                         $   0.24
 Discontinued opera-
  tions.................       0.06                                          0.05
 Extraordinary item.....                   (0.31)                           (0.06)
                           --------     --------                         --------
  Total.................   $   0.11     $   0.70                         $   0.23
                           ========     ========                         ========
 Shares on which earn-
  ings (loss) per common
  share were based
 Fully diluted..........       89.3         23.8              9.9 (7)       123.0
 Primary................       89.2         23.6              9.9 (7)       122.7

See Notes to Unaudited Pro Forma Combined Consolidated Financial Data of McKesson and AmeriSource

-------

(1) Includes a one-time, cumulative non-cash charge of $10.9 million, $7.1 million after-tax.

(2) Reflects the estimated adjustment necessary to conform inventory accounting policies of the separate companies.

(3) Includes a $48.2 million write-off for in-process technology related to the acquisition of McKesson Automated Healthcare, Inc.

(4) Reflects a reduction of $7.1 million due to a favorable settlement of an Internal Revenue Service audit.

(5) Adjusts the historical provision for income taxes to give effect to the pro forma adjustment discussed above.

(6) Reflects the effect of the original Exchange Ratio of 0.71 of a share of McKesson Common Stock for each share of AmeriSource Common Stock before giving effect to the McKesson two-for-one stock split declared October 29, 1997, distributed January 2, 1998 to stockholders of record on December 1, 1997.

(7) Reflects the effect of the Exchange Ratio of 1.42 shares of McKesson Common Stock for each share of AmeriSource Common Stock.

               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                       FISCAL YEAR ENDED MARCH 31, 1997

                                                                    PRO FORMA
                             HISTORICAL     HISTORICAL        -------------------------
                              MCKESSON      AMERISOURCE       ADJUSTMENTS     COMBINED
                             ----------     -----------       -----------     ---------
                               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues...................  $12,886.7       $6,439.5            $            $19,326.2
Costs and expenses
 Cost of sales.............   11,849.4        6,105.9 (1)          3.1 (2)     17,958.4
 Selling, distribution and
  administration...........      944.5 (3)      225.9                           1,170.4
 Interest..................       55.7           37.3                              93.0
                             ---------       --------            -----        ---------
   Total...................   12,849.6        6,369.1              3.1         19,221.8
                             ---------       --------            -----        ---------
Income before income taxes
 and dividends on convert-
 ible preferred securities
 of subsidiary trust.......       37.1 (3)       70.4 (1)         (3.1)(2)        104.4
Income taxes...............      (31.3)         (21.8)(4)          1.2 (5)        (51.9)
Dividends on convertible
 preferred securities of
 subsidiary trust, net of
 tax benefit...............       (0.7)                                            (0.7)
                             ---------       --------            -----        ---------
Income (loss) after taxes
 Continuing operations.....        5.1 (3)       48.6 (1)(4)      (1.9)(2)(5)      51.8
 Discontinued operations...        8.6                                              8.6
 Discontinued operations--
  gain on sale.............      120.2                                            120.2
 Extraordinary item........                      (9.2)                             (9.2)
                             ---------       --------            -----        ---------
   Net income..............  $   133.9       $   39.4            $(1.9)       $   171.4
                             =========       ========            =====        =========
Earnings (loss) per common
 share
 Fully diluted
 Continuing operations.....  $    0.13       $   2.03                         $    0.84
 Discontinued operations...       0.19                                             0.14
 Discontinued operations--
  gain on sale.............       2.66                                             1.94
 Extraordinary item........                     (0.39)                            (0.15)
                             ---------       --------                         ---------
   Total...................  $    2.98       $   1.64                         $    2.77
                             =========       ========                         =========
 Primary
 Continuing operations.....  $    0.12       $   2.03                         $    0.84
 Discontinued operations...       0.19                                             0.14
 Discontinued operations--
  gain on sale.............       2.70                                             1.96
 Extraordinary item........                     (0.38)                            (0.15)
                             ---------       --------                         ---------
   Total...................  $    3.01       $   1.65                         $    2.79
                             =========       ========                         =========
 Shares on which earnings
  (loss) per common share
  were based
 Fully diluted.............       45.1           24.0             (7.0)(6)         62.1
 Primary...................       44.5           23.9             (6.9)(6)         61.5
Earnings (loss) per common
 share--adjusted to reflect
 McKesson Stock Split
 Fully diluted
 Continuing operations.....  $    0.06       $   2.03                         $    0.42
 Discontinued operations...       0.10                                             0.07
 Discontinued operations--
  gain on sale.............       1.33                                             0.97
 Extraordinary item........                     (0.39)                            (0.08)
                             ---------       --------                         ---------
   Total...................  $    1.49       $   1.64                         $    1.38
                             =========       ========                         =========
 Primary
 Continuing operations.....  $    0.06       $   2.03                         $    0.42
 Discontinued operations...       0.10                                             0.07
 Discontinued operations--
  gain on sale.............       1.35                                             0.98
 Extraordinary item........                     (0.38)                            (0.08)
                             ---------       --------                         ---------
   Total...................  $    1.51       $   1.65                         $    1.39
                             =========       ========                         =========
 Shares on which earnings
  (loss) per common share
  were based
   Fully diluted...........       90.2           24.0             10.1 (7)        124.3
   Primary.................       89.1           23.9             10.0 (7)        123.0

See Notes to Unaudited Pro Forma Combined Consolidated Financial Data of McKesson and AmeriSource
--------
(1) Includes a one-time, cumulative non-cash charge of $10.9 million, $7.1 million after-tax.
(2) Reflects the estimated adjustment necessary to conform inventory accounting policies of the separate companies.
(3) Includes $98.8 million in charges for restructuring, asset impairment and other operating items and $48.2 million for the write-off of in-process technology related to the acquisition of McKesson Automated Healthcare, Inc., $109.5 million after-tax in the aggregate.
(4) Reflects a reduction of $7.1 million due to a favorable settlement of an Internal Revenue Service audit.
(5) Adjusts the historical provision for income taxes to give effect to the pro forma adjustment discussed above.

(6) Reflects the effect of the original Exchange Ratio of 0.71 of a share of McKesson Common Stock for each share of AmeriSource Common Stock before giving effect to the McKesson two-for-one stock split declared October 29, 1997, distributed January 2, 1998 to stockholders of record on December 1, 1997.

(7) Reflects the effect of the Exchange Ratio of 1.42 shares of McKesson Common Stock for each share of AmeriSource Common Stock.

               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                       FISCAL YEAR ENDED MARCH 31, 1996

                                                            PRO FORMA
                               HISTORICAL HISTORICAL  -------------------------
                                MCKESSON  AMERISOURCE ADJUSTMENTS     COMBINED
                               ---------- ----------- -----------     ---------
                                 (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues.....................   $9,953.7   $5,006.4      $            $14,960.1
Costs and expenses
 Cost of sales...............    9,038.2    4,721.0        2.3 (1)     13,761.5
 Selling, distribution and
  administration.............      674.2      183.2                       857.4
 Interest....................       44.4       39.3                        83.7
                                --------   --------      -----        ---------
  Total......................    9,756.8    4,943.5        2.3         14,702.6
                                --------   --------      -----        ---------
Income before income taxes...      196.9       62.9       (2.3)(1)        257.5
Income taxes.................      (76.2)     (23.3)       0.9 (2)        (98.6)
                                --------   --------      -----        ---------
Income (loss) after taxes
 Continuing operations.......      120.7       39.6       (1.4)(1)(2)     158.9
 Discontinued operations.....       14.7                                   14.7
 Extraordinary item..........                  (6.2)                       (6.2)
                                --------   --------      -----        ---------
  Net income.................   $  135.4   $   33.4      $(1.4)       $   167.4
                                ========   ========      =====        =========
Earnings (loss) per common
 share
 Fully diluted
 Continuing operations.......   $   2.59   $   1.77                   $    2.54
 Discontinued operations.....       0.31                                   0.24
 Extraordinary item..........                 (0.27)                      (0.10)
                                --------   --------                   ---------
  Total......................   $   2.90   $   1.50                   $    2.68
                                ========   ========                   =========
 Primary
 Continuing operations.......   $   2.59   $   1.79                   $    2.54
 Discontinued operations.....       0.31                                   0.24
 Extraordinary item..........                 (0.28)                      (0.10)
                                --------   --------                   ---------
  Total......................   $   2.90   $   1.51                   $    2.68
                                ========   ========                   =========
 Shares on which earnings
  (loss) per common share
  were based
 Fully diluted...............       46.7       22.3       (6.5)(3)         62.5
 Primary.....................       46.6       22.2       (6.4)(3)         62.4
Earnings (loss) per common
 share--adjusted to reflect
 McKesson Stock Split
 Fully diluted
 Continuing operations.......   $   1.29   $   1.77                   $    1.27
 Discontinued operations.....       0.16                                   0.12
 Extraordinary item..........                 (0.27)                      (0.05)
                                --------   --------                   ---------
  Total......................   $   1.45   $   1.50                   $    1.34
                                ========   ========                   =========
 Primary
 Continuing operations.......   $   1.29   $   1.79                   $    1.27
 Discontinued operations.....       0.16                                   0.12
 Extraordinary item..........        --       (0.28)                      (0.05)
                                --------   --------                   ---------
  Total......................   $   1.45   $   1.51                   $    1.34
                                ========   ========                   =========
 Shares on which earnings
  (loss) per common share
  were based
 Fully diluted...............       93.5       22.3        9.4 (4)        125.2
 Primary.....................       93.3       22.2        9.3 (4)        124.8

See Notes to Unaudited Pro Forma Combined Consolidated Financial Data of McKesson and AmeriSource

--------
(1) Reflects the estimated adjustment necessary to conform inventory accounting policies of the separate companies.
(2) Adjusts the historical provision for income taxes to give effect to the pro forma adjustment discussed above.

(3) Reflects the effect of the original Exchange Ratio of 0.71 of a share of McKesson Common Stock for each share of AmeriSource Common Stock before giving effect to the McKesson two-for-one stock split declared October 29, 1997, distributed January 2, 1998 to stockholders of record on December 1, 1997.

(4) Reflects the effect of the Exchange Ratio of 1.42 shares of McKesson Common Stock for each share of AmeriSource Common Stock.

               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                       FISCAL YEAR ENDED MARCH 31, 1995

                                                                   PRO FORMA
                             HISTORICAL       HISTORICAL     ---------------------------
                              MCKESSON        AMERISOURCE    ADJUSTMENTS       COMBINED
                             ----------       -----------    -----------       ---------
                               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues...................   $9,438.7         $4,435.9       $                $13,874.6
Costs and expenses
 Cost of sales.............    8,630.5 (1)      4,184.3             1.8 (2)     12,816.6
 Selling, distribution and
  administration...........      817.2 (1)        345.2 (3)                      1,162.4
 Interest..................       44.5             62.5                            107.0
                              --------         --------       ---------        ---------
   Total...................    9,492.2          4,592.0             1.8         14,086.0
                              --------         --------       ---------        ---------
Loss before taxes..........      (53.5)(1)       (156.1)(3)        (1.8)(2)       (211.4)
Income taxes...............      (96.6)(4)        (15.1)            0.7 (5)       (111.0)
                              --------         --------       ---------        ---------
Income (loss) after taxes
 Continuing operations.....     (150.1)(1)(4)    (171.2)(3)        (1.1)(2)(5)    (322.4)
 Discontinued operations...      (23.1)                                            (23.1)
 Discontinued operations--
  gains on sale/donation...      577.7                                             577.7
 Extraordinary item........                       (11.9)                           (11.9)
                              --------         --------       ---------        ---------
   Net income (loss).......   $  404.5         $ (183.1)      $    (1.1)       $   220.3
                              ========         ========       =========        =========
Earnings (loss) per common
 share
 Fully diluted
 Continuing operations.....   $  (3.34)        $ (11.60)                       $   (5.79)
 Discontinued operations...      (0.51)                                            (0.41)
 Discontinued operations--
  gains on sale/donation...      12.71                                             10.31
 Extraordinary item........                       (0.81)                           (0.21)
                              --------         --------                        ---------
   Total...................   $   8.86         $ (12.41)                       $    3.90
                              ========         ========                        =========
 Primary
 Continuing operations.....   $  (3.52)        $ (11.60)                       $   (6.02)
 Discontinued operations...      (0.53)                                            (0.43)
 Discontinued operations--
  gains on sale/donation...      13.25                                             10.68
 Extraordinary item........                       (0.81)                           (0.22)
                              --------         --------                        ---------
   Total...................   $   9.20         $ (12.41)                       $    4.01
                              ========         ========                        =========
 Shares on which earnings
  (loss) per common share
  were based
 Fully diluted.............       45.5             14.8            (4.3)(6)         56.0
 Primary...................       43.6             14.8            (4.3)(6)         54.1
Earnings (loss) per common
 share--adjusted to reflect
 McKesson Stock Split
 Fully diluted
 Continuing operations.....   $  (1.67)        $ (11.60)                       $   (2.90)
 Discontinued operations...      (0.25)                                            (0.21)
 Discontinued operations--
  gains on sale/donation...       6.35                                              5.16
 Extraordinary item........                       (0.81)                           (0.10)
                              --------         --------                        ---------
   Total...................   $   4.43         $ (12.41)                       $    1.95
                              ========         ========                        =========
 Primary
 Continuing operations.....   $  (1.76)        $ (11.60)                       $   (3.01)
 Discontinued operations...      (0.27)                                            (0.21)
 Discontinued operations--
  gains on sale/donation...       6.63                                              5.34
 Extraordinary item........                       (0.81)                           (0.11)
                              --------         --------                        ---------
   Total...................   $   4.60         $ (12.41)                       $    2.01
                              ========         ========                        =========
 Shares on which earnings
  (loss) per
  common share were based
 Fully diluted.............       90.9             14.8             6.2 (7)        111.9
 Primary...................       87.1             14.8             6.2 (7)        108.1

See Notes to Unaudited Pro Forma Combined Consolidated Financial Data of McKesson and AmeriSource

--------
(1) Includes $59.4 million in compensation costs (included in administration expense) related to the sale of PCS and $139.5 million in charges for asset impairment, restructuring and other operating items ($35.9 million included in cost of sales and $103.6 million included in administration expense), $130.6 million after-tax in the aggregate.
(2) Reflects the estimated adjustment necessary to conform inventory accounting policies of the separate companies.
(3) Includes a $179.8 million write-off of goodwill.
(4) Includes $107.0 million of income tax expense related to the sale of PCS.
(5) Adjusts the historical provision for income taxes to give effect to the pro forma adjustment discussed above.

(6) Reflects the effect of the original Exchange Ratio of 0.71 of a share of McKesson Common Stock for each share of AmeriSource Common Stock before giving effect to the McKesson two-for-one stock split declared October 29, 1997, distributed January 2, 1998 to stockholders of record on December 1, 1997.

(7) Reflects the effect of the Exchange Ratio of 1.42 shares of McKesson Common Stock for each share of AmeriSource Common Stock.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1997

                                                         PRO FORMA
                             HISTORICAL HISTORICAL  ------------------------
                              MCKESSON  AMERISOURCE ADJUSTMENTS     COMBINED
                             ---------- ----------- -----------     --------
                                            (IN MILLIONS)
                                ASSETS
Cash and cash equivalents..   $   79.3   $   68.9      $            $  148.2
Marketable securities
 available for sale........       97.0                                  97.0
Receivables................    1,332.8      533.3                    1,866.1
Inventories................    2,214.9    1,017.8      (11.3) (1)    3,221.4
Prepaid expenses...........       53.4        4.6        5.2 (2)        63.2
Property, plant and equip-
 ment--net.................      385.7       67.5                      453.2
Goodwill and other intangi-
 bles......................      750.2       34.4                      784.6
Other assets...............      322.2       18.5                      340.7
                              --------   --------      -----        --------
 Total assets..............   $5,235.5   $1,745.0      $(6.1)       $6,974.4
                              ========   ========      =====        ========
                 LIABILITIES AND STOCKHOLDERS' EQUITY
Drafts and accounts pay-
 able......................   $1,866.6   $1,036.5      $ 1.6(1)     $2,904.7
Short-term loans and cur-
 rent portion of long-term
 debt......................      399.4                                 399.4
Other current liabilities..      390.2       93.6                      483.8
Postretirement obligations
 and noncurrent liabili-
 ties......................      246.6       10.8                      257.4
Long-term debt.............      806.1      589.8                    1,395.9
Convertible preferred secu-
 rities of subsidiary
 grantor trust.............      195.1                                 195.1
Stockholders' equity.......    1,331.5       14.3       (7.7)(1)(2)  1,338.1
                              --------   --------      -----        --------
 Total liabilities and
  stockholders' equity.....   $5,235.5   $1,745.0      $(6.1)       $6,974.4
                              ========   ========      =====        ========

See Notes to Unaudited Pro Forma Combined Consolidated Financial Data of McKesson and AmeriSource

--------
(1) Reflects the estimated adjustment necessary to conform inventory accounting policies of the separate companies.
(2) Reflects the deferred taxes related to the pro forma adjustment discussed above.

 NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA OF MCKESSON
                                AND AMERISOURCE

1.MCKESSON AND AMERISOURCE HISTORICAL FISCAL YEARS

  McKesson's fiscal year ends on March 31. AmeriSource's fiscal year ends on September 30. For purposes of combining AmeriSource's historical financial data with McKesson's historical financial data in the unaudited pro forma combined consolidated financial data in this Joint Proxy Statement/Prospectus, the financial information of AmeriSource has been reported using the twelve-month periods ended March 31, 1997, 1996 and 1995, and the six-month periods ended September 30, 1997 and 1996.

  Certain amounts in the historical financial statements of McKesson and AmeriSource have been reclassified for the pro forma presentation.

  Certain adjustments to the historical financial statements of AmeriSource were necessary to conform inventory accounting policies of the separate companies. Such preliminary estimated adjustments have been reflected in the pro forma presentation.

2.MERGER EXPENSES

  In connection with the Merger, the companies expect to incur charges between $85 million and $105 million, after-tax, for merger and restructuring costs. Such merger costs include investment banking, legal, accounting and other related costs and fees. Additionally, the companies expect to incur costs related to the combination of the separate companies and the reconfiguration of the distribution center network from 61 to 33 facilities. These costs include the effect of certain employee severance arrangements, costs to exit certain contractual relationships, revaluation of certain operating assets, and other merger related costs. These costs will be charged to expense upon consummation of the Merger. The companies expect to incur additional integration-related costs which will be charged to expense when incurred. Since the Merger has not yet been consummated, the Merger expenses can only be estimated at this time, and are subject to revision as further information becomes available.

3.EARNINGS PER SHARE

  The pro forma earnings per common share reflect the weighted average number of shares of McKesson Common Stock that would have been outstanding had the merger occurred at the beginning of the earliest period presented and are presented reflecting both the original Exchange Ratio of 0.71 of a share of McKesson Common Stock for each share of AmeriSource Common Stock outstanding and the new Exchange Ratio of 1.42 shares of McKesson Common Stock for each share of AmeriSource Common Stock outstanding after giving effect to the McKesson two-for-one stock split declared October 29, 1997, distributed January 2, 1998 to stockholders of record on December 1, 1997. The pro forma earnings per common share reflect the dilutive impact of McKesson and AmeriSource stock options using the treasury stock method. All AmeriSource Options are assumed to be converted into options for McKesson Common Stock at the applicable Exchange Ratio before application of the treasury stock method. The pro forma fully diluted earnings per common share for fiscal year 1997 and for the six months ended September 30, 1997, reflect the assumed conversion of McKesson's convertible preferred securities.

                                    EXPERTS

  The consolidated financial statements of McKesson and the related financial statement schedule incorporated in this Joint Proxy Statement/Prospectus by reference from McKesson's Annual Report on Form 10-K for the year ended March 31, 1997 and the consolidated financial statements of FoxMeyer for the year ended March 31, 1996 incorporated in this Joint Proxy Statement/Prospectus by reference from McKesson's Current Report on Form 8-K/A filed with the Commission on April 28, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated herein by reference (which report dated May 16, 1997 on McKesson's consolidated financial statements expresses an unqualified opinion and which report on FoxMeyer's consolidated financial statements dated June 28, 1996 (March 18, 1997 as to paragraph seven of Note Q), expresses an unqualified opinion and includes an explanatory paragraph relating to the sale of the principal assets of FoxMeyer and its Chapter 7 bankruptcy filing). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

  The consolidated financial statements and schedules of AmeriSource at September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997, incorporated by reference (from the 1997 AmeriSource 10-K) into this Joint Proxy Statement/Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon in the 1997 AmeriSource Form 10-K and incorporated by reference herein. Such consolidated financial statements and schedules are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  The validity of the McKesson Common Stock to be issued by McKesson pursuant to the Merger will be passed upon by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations). Certain tax matters will be passed upon by Dechert Price & Rhoads. Barton J. Winokur, a partner of Dechert Price & Rhoads, which performs various legal services for AmeriSource, is a director of AmeriSource and owns 29,750 shares of AmeriSource Common Stock.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals for inclusion in the proxy statement of McKesson to be issued in connection with the 1998 Annual Meeting of McKesson Stockholders must be mailed to Ms. Nancy A. Miller, Vice President and Corporate Secretary, McKesson Corporation, One Post Street, San Francisco, California 94104, and must be received by the Corporate Secretary on or before February 19, 1998.

  Proposals of stockholders of AmeriSource intended for presentation at the annual meeting of stockholders to be held in 1998 had to have been received by AmeriSource on or before October 14, 1997 for inclusion in AmeriSource's proxy statement with respect to such meeting.

  AmeriSource expects to hold an annual meeting of stockholders in the first calendar quarter of 1999 unless the Merger is completed prior to such period. In the event that a stockholder desires to have a proposal included in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 1999, the proposal must be received by AmeriSource in writing on or before the date set forth in the proxy materials relating to the annual meeting to be held in 1998.

                                                                      APPENDIX A

                                MERGER AGREEMENT

                       INCLUDING AMENDMENTS THERETO

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG

                              MCKESSON CORPORATION

                           PATRIOT ACQUISITION CORP.
            A WHOLLY OWNED DIRECT SUBSIDIARY OF MCKESSON CORPORATION

                                      AND

                         AMERISOURCE HEALTH CORPORATION

                                  DATED AS OF
                               SEPTEMBER 22, 1997

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 ARTICLE I THE MERGER......................................................  A-1
  1.1   The Merger........................................................   A-1
  1.2   Effective Time; Closing...........................................   A-1
  1.3   Effects of the Merger.............................................   A-2
  1.4   Certificate of Incorporation and Bylaws...........................   A-2
  1.5   Directors and Officers of the Surviving Corporation...............   A-2
 ARTICLE II CONVERSION OF SECURITIES.......................................  A-2
  2.1   Conversion of Capital Stock.......................................   A-2
  2.2   Fractional Shares; Adjustments....................................   A-2
  2.3   Exchange of Certificates..........................................   A-3
   (a)  Exchange Agent....................................................   A-3
   (b)  Exchange Procedures...............................................   A-3
   (c)  Distributions with Respect to Unexchanged Shares..................   A-4
   (d)  No Further Ownership Rights in AmeriSource Common Stock...........   A-4
   (e)  Termination of Exchange Fund......................................   A-4
   (f)  No Liability......................................................   A-4
   (g)  Investment of Exchange Fund.......................................   A-4
   (h)  Missing Certificates..............................................   A-4
  2.4   Treatment of Stock Options........................................   A-5
 ARTICLE III REPRESENTATIONS AND WARRANTIES OF AMERISOURCE.................  A-5
  3.1   Organization and Standing.........................................   A-5
  3.2   Subsidiaries......................................................   A-6
  3.3   Corporate Power and Authority.....................................   A-6
  3.4   Capitalization of AmeriSource.....................................   A-6
  3.5   Conflicts; Consents and Approvals.................................   A-7
  3.6   No Material Adverse Change........................................   A-8
  3.7   AmeriSource SEC Documents.........................................   A-8
  3.8   Taxes.............................................................   A-8
  3.9   Compliance with Law...............................................   A-9
  3.10  Intellectual Property.............................................   A-9
  3.11  Title to Properties...............................................  A-10
  3.12  Registration Statement; Joint Proxy Statement.....................  A-10
  3.13  Litigation........................................................  A-10
  3.14  Brokerage and Finder's Fees; Expenses.............................  A-10
  3.15  Accounting Matters; Reorganization................................  A-10
  3.16  Employee Benefit Plans............................................  A-11
  3.17  Contracts.........................................................  A-12
  3.18  Labor Matters.....................................................  A-13
  3.19  Undisclosed Liabilities...........................................  A-13
  3.20  Operation of AmeriSource's Business; Relationships................  A-14
  3.21  Permits; Compliance...............................................  A-14
  3.22  Environmental Matters.............................................  A-14
  3.23  Opinion of Financial Advisor......................................  A-15
  3.24  Board Recommendation..............................................  A-15
  3.25  Related Party Transactions........................................  A-15
  3.26  Employee Agreements...............................................  A-15
  3.27  Rights Plan.......................................................  A-15
  3.28  Voting on Transaction.............................................  A-15

                                                                            PAGE
                                                                            ----
 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........ A-16
  4.1  Organization and Standing..........................................  A-16
  4.2  Subsidiaries.......................................................  A-16
  4.3  Corporate Power and Authority......................................  A-16
  4.4  Capitalization of Parent ad Merger Sub.............................  A-16
  4.5  Conflicts; Consents and Approval...................................  A-17
  4.6  Brokerage and Finder's Fees........................................  A-17
  4.7  Accounting Matters; Reorganization.................................  A-17
  4.8  Parent SEC Documents...............................................  A-18
  4.9  Registration Statement; Joint Proxy Statement......................  A-18
  4.10 Compliance with Law................................................  A-18
  4.11 Litigation.........................................................  A-18
  4.12 Board Recommendation...............................................  A-19
  4.13 No Material Adverse Change.........................................  A-19
  4.14 Title to Properties................................................  A-19
  4.15 Undisclosed Liabilities............................................  A-19
  4.16 Operation of Parent's Business; Relationships......................  A-19
  4.17 Opinion of Financial Advisor.......................................  A-19
  4.18 Beneficial Ownership of Shares.....................................  A-19
 ARTICLE V COVENANTS OF THE PARTIES........................................ A-20
  5.1  Mutual Covenants...................................................  A-20
   (a) HSR Act Filings; Best Efforts; Notification........................  A-20
   (b) Pooling-of-Interests...............................................  A-21
   (c) Tax-Free Treatment.................................................  A-22
   (d) Public Announcements...............................................  A-22
   (e) Joint Proxy Statement; Registration Statement......................  A-22
  5.2  Covenants of Parent................................................  A-22
   (a) Parent Stockholders Meeting........................................  A-22
   (b) Joint Proxy Statement; Registration Statement......................  A-22
   (c) Conduct of Parent's Operations.....................................  A-23
   (d) Indemnification; Directors' and Officers' Insurance................  A-24
   (e) Merger Sub.........................................................  A-25
   (f) NYSE Listing.......................................................  A-25
   (g) Access.............................................................  A-25
   (h) Board of Directors and Officers of Parent..........................  A-26
   (i) Affiliates of Parent...............................................  A-26
   (j) Notification of Certain Matters....................................  A-26
   (k) Employees and Employee Benefits....................................  A-26
   (l) Letters of Parent's Accountants....................................  A-26
   (m) Purchases of Common Stock of AmeriSource...........................  A-26
   (n) Registration Rights................................................  A-27
   (o) Publishing Financial Results.......................................  A-27
  5.3  Covenants of AmeriSource...........................................  A-27
   (a) AmeriSource Stockholders Meeting...................................  A-27
   (b) Joint Proxy Statement; Registration Statement......................  A-27
   (c) Conduct of AmeriSource's Operations................................  A-27
   (d) No Solicitation....................................................  A-30
   (e) Termination Right..................................................  A-31
   (f) Affiliates of AmeriSource..........................................  A-31
   (g) Access.............................................................  A-32

                                                                            PAGE
                                                                            ----
   (h)         Notification of Certain Matters............................  A-32
   (i)         Subsequent Financial Statements............................  A-32
   (j)         Letters of AmeriSource's Accountants.......................  A-32
 ARTICLE VI CONDITIONS..................................................... A-33
  6.1          Conditions to the Obligations of Each Party................  A-33
  6.2          Conditions to Obligations of AmeriSource...................  A-33
  6.3          Conditions to Obligations of Parent and Merger Sub.........  A-34
 ARTICLE VII TERMINATION AND AMENDMENT..................................... A-35
  7.1          Termination................................................  A-35
  7.2          Effect of Termination......................................  A-37
  7.3          Amendment..................................................  A-39
  7.4          Extension; Waiver..........................................  A-39
 ARTICLE VIII MISCELLANEOUS................................................ A-40
  8.1          No Survival of Representations and Warranties..............  A-40
  8.2          Notices....................................................  A-40
  8.3          Interpretation; Definitions................................  A-40
  8.4          Counterparts...............................................  A-41
  8.5          Entire Agreement...........................................  A-41
  8.6          Third Party Beneficiaries..................................  A-41
  8.7          Governing Law..............................................  A-41
  8.8          Specific Performance.......................................  A-42
  8.9          Assignment.................................................  A-42
  8.10         Expenses...................................................  A-42
  Exhibit A-1  Form of Patriot Affiliate Letter
  Exhibit A-2  Form of Parent Affiliate Letter

                         AGREEMENT AND PLAN OF MERGER

  This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 22nd day of September, 1997, by and among McKesson Corporation, a Delaware corporation ("Parent"), Patriot Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and AmeriSource Health Corporation, a Delaware corporation ("AmeriSource").

                                  WITNESSETH

  WHEREAS, the Board of Directors of Parent has determined that a combination with AmeriSource is in the long term interest of its stockholders;

  WHEREAS, the Board of Directors of AmeriSource has determined that a combination with Parent is in the long term interest of its stockholders, and AmeriSource desires to combine its pharmaceutical distribution business with the operations of Parent and for AmeriSource's stockholders to have a continuing equity interest in the combined business;

  WHEREAS, in effectuation of the foregoing, the respective Boards of Directors of Parent, Merger Sub and AmeriSource have approved and declared advisable and in the best interests of their respective stockholders the merger of Merger Sub with and into AmeriSource, with AmeriSource as the surviving corporation (the "Merger"), upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

  WHEREAS, the parties intend that the Merger constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

  WHEREAS, the parties intend that the Merger be accounted for as a pooling-of-interests for accounting purposes.

  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER

  1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the DGCL, at the Effective Time (as defined in Section 1.2(a)), Merger Sub shall be merged with and into AmeriSource. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and AmeriSource shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

  1.2 Effective Time; Closing.

    (a) Concurrently with the Closing (as defined in Section 1.2(b)), the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") a certificate of merger (the "Certificate of Merger") in accordance with Section 251 of the DGCL. The Merger shall become effective (the "Effective Time") when the Certificate of Merger has been filed with the Delaware Secretary of State or at such later time as shall be agreed upon by Parent and AmeriSource and specified in the Certificate of Merger.

    (b) The closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, at 10:00 a.m. New York City time on the fifth business day following the latest of: (i) the date on which the Parent

  Stockholders Meeting (as defined in Section 5.2(a)) (including any adjournment or postponement thereof) shall have been held, (ii) the date on which the AmeriSource Stockholders Meeting (as defined in Section 5.3(a)) (including any adjournment or postponement thereof) shall have been held,
  (iii) the date on which the condition set forth in Section 6.1(b) shall have been satisfied or waived, (iv) the date on which the condition set forth in Section 6.1(e) shall have been satisfied or waived and (v) the date on which the condition set forth in Section 6.1(f) shall have been satisfied or waived; or at such other place or time or on such other date as Parent and AmeriSource may agree. The date on which the Closing takes place is referred to herein as the "Closing Date."

  1.3 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in the DGCL.

  1.4 Certificate of Incorporation and Bylaws. At the Effective Time, the Certificate of Incorporation and Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation.

  1.5 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors of Merger Sub shall be the directors of the Surviving Corporation and the officers of Merger Sub shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE II

                           CONVERSION OF SECURITIES

  2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or AmeriSource or their respective stockholders:

    (a) Each share of common stock, $0.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation.

    (b) Subject to the other provisions of this Article II, each share of AmeriSource Common Stock (as defined in Section 3.4) issued and outstanding immediately prior to the Effective Time shall be converted into and represent 0.71 (the "Exchange Ratio") of a share of common stock, par value $.01 per share, of Parent ("Parent Common Stock"), together with the associated preferred stock purchase rights ("Rights") issued pursuant to the Rights Agreement dated as of October 21, 1994 between Parent and First Chicago Trust Company of New York (the "Rights Agreement"). Subject to the other provisions of this Article II, as of the Effective Time, each such share of AmeriSource Common Stock shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired, and each holder of a certificate representing any such shares shall thereafter cease to have any rights with respect thereto except the right to receive (i) certificates representing the number of whole shares of Parent Common Stock into which such shares have been converted, (ii) certain dividends and other distributions in accordance with Section 2.3(c) and (iii) cash in lieu of fractional shares of Parent Common Stock in accordance with Section 2.2(a), without interest.

    (c) Each share of capital stock of AmeriSource held in the treasury of AmeriSource shall be cancelled and retired and no payment shall be made in respect thereof.

  2.2 Fractional Shares; Adjustments.

    (a) No fractional shares of Parent Common Stock shall be issued as a result of the conversion provided for in Section 2.1(b). In lieu of any such fractional shares, the holder of a certificate previously evidencing AmeriSource Common Stock, upon presentation of such fractional interest represented by an appropriate certificate for AmeriSource Common Stock to the Exchange Agent (as defined in Section 2.3) pursuant to Section 2.3, shall be entitled to receive a cash payment therefor in an amount equal to the value

  (determined with reference to the closing price of a share of Parent Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Tape on the last full trading day immediately prior to the Closing Date) of such fractional interest. Such payment with respect to fractional shares is merely intended to provide a mechanical rounding off of, and is not a separately bargained for, consideration. If more than one certificate representing shares of AmeriSource Common Stock shall be surrendered for the account of the same holder, the number of shares of Parent Common Stock for which certificates have been surrendered shall be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. Any payment owed with respect to fractional shares shall be rounded upward to the nearest cent.

    (b) If, prior to the Effective Time, Parent shall declare a stock dividend or other similar distribution of Parent Common Stock or securities convertible into shares of Parent Common Stock, or effect a stock split, reclassification, recapitalization, stock combination or other change with respect to the Parent Common Stock, the Exchange Ratio shall be adjusted to reflect such dividend, distribution, stock split, reclassification, recapitalization, stock combination or other change.

  2.3 Exchange of Certificates.

    (a) Exchange Agent. Promptly following the Effective Time, Parent shall deposit with First Chicago Trust Company of New York or such other exchange agent as may be designated by Parent and reasonably acceptable to AmeriSource (the "Exchange Agent"), for the benefit of the holders of AmeriSource Common Stock, for exchange in accordance with this Section 2.3, certificates representing shares of Parent Common Stock issuable pursuant to Section 2.1(b) in exchange for outstanding shares of AmeriSource Common Stock and shall from time to time deposit cash in an amount required to be paid pursuant to Section 2.2(a) (such shares of Parent Common Stock (including the associated Rights) and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

    (b) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of AmeriSource Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.1(b) ("Certificates"), (i) a letter of transmittal (the form and substance of which shall have been reasonably approved by AmeriSource prior to the Effective Time and which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify, including offering holders of Certificates the ability to hold their shares of Parent Common Stock in book entry form in lieu of the certificates provided for below) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate or certificates representing that whole number of shares of Parent Common Stock which such holder has the right to receive pursuant to Section 2.1(b) in such denominations and registered in such names as such holder may request and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article II, after giving effect to any required withholding tax. No interest will be paid or accrued on the cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, payable to holders of shares of AmeriSource Common Stock. In the event of a transfer of ownership of shares of AmeriSource Common Stock which is not registered on the transfer records of AmeriSource, a certificate representing the proper number of shares of Parent Common Stock, together with a check for the cash to be paid in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, may be issued to such transferee if the Certificate representing such shares of AmeriSource Common Stock held by such transferee is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

    (c) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to any shares of Parent Common Stock having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder shall surrender such Certificate as provided in this Section 2.3. Subject to the effect of Applicable Laws (as defined in Section 3.9), there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of surrender of such Certificate, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date subsequent to surrender of such Certificate, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

    (d) No Further Ownership Rights in AmeriSource Common Stock. All shares of Parent Common Stock issued upon surrender of Certificates in accordance with the terms hereof (including any cash paid pursuant to this Article II) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of AmeriSource Common Stock represented thereby, and there shall be no further registration of transfers on the stock transfer books of AmeriSource of shares of AmeriSource Common Stock outstanding immediately prior to the Effective Time. All Certificates presented to the Surviving Corporation after the Effective Time for any reason shall be cancelled and exchanged as provided in this Section 2.3. Certificates surrendered for exchange by any person constituting an "affiliate" of AmeriSource for purposes of Rule 145(c) under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), shall not be exchanged until Parent has received written undertakings from such person in the form attached hereto as Exhibit A-1.

    (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to holders of AmeriSource Common Stock one year after the date of the mailing required by Section 2.3(b) shall be delivered to Parent, upon demand therefor, and holders of Certificates previously representing shares of AmeriSource Common Stock who have not theretofore complied with this Section 2.3 shall thereafter look only to Parent for payment of any claim to shares of Parent Common Stock, cash in lieu of fractional shares thereof, or dividends or distributions, if any, in respect thereof.

    (f) No Liability. None of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Merger (or immediately prior to such earlier date on which any shares of Parent Common Stock, any dividends or distributions with respect thereto, or any cash in lieu of fractional shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.5)), any such shares, dividends or distributions or cash in respect of such Certificate shall, to the extent permitted by Applicable Laws, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

    (g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent upon termination of the Exchange Fund pursuant to Section 2.3(e).

    (h) Missing Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and providing an appropriate indemnity or surety bond by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock (including the associated Rights, dividends and distributions with respect thereto) and cash in lieu of fractional shares, deliverable in respect thereof pursuant to this Agreement.

  2.4 Treatment of Stock Options.

    (a) Prior to the Effective Time, Parent and AmeriSource shall take all such actions as may be necessary to cause each unexpired and unexercised option under stock option plans of AmeriSource in effect on the date hereof which has been granted to current or former directors, officers or employees of AmeriSource by AmeriSource (or which has been granted by AmeriSource prior to the Effective Time in compliance with the terms of this Agreement) (each, a "AmeriSource Option") to be automatically converted at the Effective Time into an option (a "Parent Exchange Option") to purchase that number of shares of Parent Common Stock equal to the number of shares of AmeriSource Common Stock issuable immediately prior to the Effective Time upon exercise of the AmeriSource Option (without regard to actual restrictions on exercisability) multiplied by the Exchange Ratio, with an exercise price equal to the exercise price which existed under the corresponding AmeriSource Option divided by the Exchange Ratio, and with other terms and conditions that are the same as the terms and conditions of such AmeriSource Option immediately before the Effective Time. In connection with the issuance of Parent Exchange Options, Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to Parent Exchange Options pursuant to this Section 2.4 and
  (ii) from and after the Effective Time, upon exercise of Parent Exchange Options, make available for issuance all shares of Parent Common Stock covered thereby, subject to the terms and conditions applicable thereto.

    (b) AmeriSource agrees to issue treasury shares of AmeriSource, to the extent available, upon the exercise of AmeriSource Options prior to the Effective Time.

    (c) Parent agrees to use its reasonable efforts to file with the Securities and Exchange Commission (the "Commission") within 15 business days after the Closing Date a registration statement on Form S-8 or other appropriate form under the Securities Act to register the shares of Parent Common Stock issuable upon exercise of the Parent Exchange Options and use its reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of such options.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF AMERISOURCE

  In order to induce Merger Sub and Parent to enter into this Agreement, AmeriSource hereby represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true, correct and complete.

  3.1 Organization and Standing. Each of AmeriSource and each subsidiary (as defined in Section 8.3) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of AmeriSource and each subsidiary of AmeriSource is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect (as defined in Section 8.3) on AmeriSource. AmeriSource is not in default in the performance, observance or fulfillment of any provision of its Restated Certificate of Incorporation or its Bylaws, each as in effect on the date hereof (the "AmeriSource Certificate" and the "AmeriSource Bylaws," respectively). AmeriSource has heretofore furnished to Parent a complete and correct copy of the AmeriSource Certificate and the AmeriSource Bylaws. Listed in Section 3.1 to the disclosure schedule delivered by AmeriSource to Parent and dated the date hereof (the "AmeriSource Disclosure Schedule") is each jurisdiction in which AmeriSource or a subsidiary of AmeriSource is qualified to do business and in good standing as of the date of the Agreement.

  3.2 Subsidiaries. AmeriSource does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the subsidiaries and other entities set forth in Section 3.2 to the AmeriSource Disclosure Schedule. Except as set forth in Section 3.2 to the AmeriSource Disclosure Schedule, AmeriSource is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity or enterprise that is not wholly owned by AmeriSource. Except as set forth in Section 3.2 to the AmeriSource Disclosure Schedule, AmeriSource owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of AmeriSource's subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances. Each of the outstanding shares of capital stock of each of AmeriSource's subsidiaries is duly authorized, validly issued, fully paid and nonassessable. All of the capital stock of each subsidiary of AmeriSource is owned by AmeriSource and/or one or more wholly owned subsidiaries of AmeriSource. Other than as set forth in Section 3.2 to the AmeriSource Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer of any capital stock or other securities of any subsidiary of AmeriSource, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock or other securities of any subsidiary of AmeriSource, and neither AmeriSource nor any subsidiary of AmeriSource has any obligation of any kind to issue any additional shares of capital stock or other securities of any subsidiary of AmeriSource or to pay for or repurchase any shares of capital stock or other securities of any subsidiary of AmeriSource or any predecessor thereof.

  3.3 Corporate Power and Authority. AmeriSource has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and, subject to approval of the Merger and the transactions contemplated hereby by the stockholders of AmeriSource, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by AmeriSource have been duly authorized by all necessary corporate action on the part of AmeriSource, subject to approval of the Merger and the transactions contemplated hereby by the stockholders of AmeriSource. This Agreement has been duly executed and delivered by AmeriSource and constitutes the legal, valid and binding obligation of AmeriSource enforceable against it in accordance with its terms.

  3.4 Capitalization of AmeriSource. As of September 15, 1997, AmeriSource's authorized capital stock consisted solely of (a) 50,000,000 shares of Class A common stock, par value $0.01 per share ("AmeriSource Class A Stock"), of which (i) 17,178,901 shares were issued and outstanding, (ii) 351,082 shares were issued and held in treasury (which does not include the shares reserved for issuance set forth in clause (iii) below) and no shares were held by subsidiaries of AmeriSource, and (iii) 1,268,007 shares were reserved for issuance upon the exercise of outstanding AmeriSource Options, and 6,663,010 shares were reserved for issuance upon the conversion of AmeriSource Class B Stock and AmeriSource Class C Stock into AmeriSource Class A Stock, and no other shares were reserved for issuance for any other purposes; (b) 15,000,000 shares of Class B common stock, par value $0.01 per share ("AmeriSource Class B Stock"), of which (i) 6,490,370 shares were issued and outstanding, (ii) 2,950,000 shares were issued and held in treasury and no shares were held by subsidiaries of AmeriSource, and (iii) no shares were reserved for issuance for any purpose; and (c) 2,000,000 shares of Class C common stock, par value $0.01 per share (the "AmeriSource Class C Stock" and, with the AmeriSource Class A Stock and AmeriSource Class B Stock, the "AmeriSource Common Stock"), of which (i) 172,640 shares were issued and outstanding, (ii) no shares were issued and held in treasury and no shares were held by subsidiaries of AmeriSource, and (iii) no shares were reserved for issuance for any purpose. Since September 15, 1997 through the date hereof, except for any conversions of AmeriSource Class B Stock or AmeriSource Class C Stock into AmeriSource Class A Stock after September 15, 1997, there have been no increases to any of the foregoing amounts other than (i) increases in the number of shares of AmeriSource Class A Stock outstanding by reason of the exercise of any AmeriSource Options listed in Section 3.4 to the AmeriSource Disclosure Schedule during the period, which exercise has reduced the number of shares of AmeriSource Class A Stock reserved for issuance by a corresponding amount, and
(ii) an additional 3,418,601 shares of AmeriSource Class A Stock and an additional 3,418,601 shares of AmeriSource Class B Stock have been reserved for issuance under the Stock Option Agreement dated as of the date hereof between Parent and AmeriSource (the "AmeriSource Stock Option Agreement"). Each outstanding share of AmeriSource capital stock is duly authorized, validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Other than as set forth in Section 3.4 to the AmeriSource Disclosure Schedule or as contemplated by the AmeriSource Stock Option Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer by AmeriSource of any capital stock or other securities of AmeriSource, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock or other securities of AmeriSource, and neither AmeriSource nor any subsidiary of AmeriSource has any obligation of any kind to issue any additional shares of capital stock or other securities or to pay for or repurchase any shares of capital stock or other securities of AmeriSource or any predecessor. Section 3.4 to the AmeriSource Disclosure Schedule accurately sets forth as of September 15, 1997 the names of, and the number of shares of each class and the number of options held by all holders of AmeriSource Options (including the exercise price and the number of vested and unvested shares with respect thereto). Except as set forth in Section 3.4 to the AmeriSource Disclosure Schedule, AmeriSource has no agreement, arrangement or understandings to register any securities of AmeriSource or any of its subsidiaries under the Securities Act or under any state securities law and has not granted registration rights to any person or entity (other than agreements, arrangements or understandings with respect to registration rights that are no longer in effect as of the date of this Agreement); copies of all such agreements have previously been provided to Parent. At the Effective Time, assuming the Registration Rights Agreement (as defined in Section 5.2(n)) has been executed by the parties, all agreements, arrangements and understandings with 399 Venture Partners, Inc. ("VPI") to register any securities of AmeriSource under the Securities Act or under any state securities law will terminate without further action of the parties thereto.

  3.5 Conflicts; Consents and Approvals. Except as set forth in Section 3.5 to the AmeriSource Disclosure Schedule, neither the execution and delivery of this Agreement or the AmeriSource Stock Option Agreement by AmeriSource, nor the consummation of the transactions contemplated hereby or thereby will:

    (a) conflict with, or result in a breach of any provision of, the AmeriSource Certificate or the AmeriSource Bylaws,

    (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of AmeriSource under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which AmeriSource or any of its subsidiaries is a party,

    (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to AmeriSource or any of its subsidiaries or any of their respective properties or assets, or

    (d) require any action or consent or approval of, or review by, or registration or filing by AmeriSource or any of its affiliates with, any third party or any local, domestic, foreign or multi-national court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "Governmental Authority"), other than (i) approval of the Merger and the transactions contemplated hereby by stockholders of AmeriSource, (ii) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and (iii) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement; except in the case of (b), (c) and (d), for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource or a material adverse effect on the ability of the parties to consummate the transactions contemplated hereby.

  3.6 No Material Adverse Change. Except as set forth in Section 3.6 to the AmeriSource Disclosure Schedule and except as specifically disclosed in the AmeriSource SEC Documents (as defined in Section 3.7) filed with the Commission prior to the date of this Agreement, since September 30, 1996, there has been no change in the business, assets, liabilities, results of operations or financial condition of AmeriSource which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on AmeriSource, or any event, occurrence or development which individually or in the aggregate would have a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby.

  3.7 AmeriSource SEC Documents. AmeriSource has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1994 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act") or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "AmeriSource SEC Documents"). The AmeriSource SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) except as set forth in Section
3.7 to the AmeriSource Disclosure Schedule, complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of AmeriSource included in the AmeriSource SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments consistent with past practice), in all material respects, the consolidated financial position of AmeriSource and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of AmeriSource is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the Commission, the NYSE, any other stock exchange or any other comparable Governmental Authority.

  3.8 Taxes. Except as set forth in Section 3.8 to the AmeriSource Disclosure Schedule and except for such matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on
AmeriSource:

    (a) AmeriSource and its subsidiaries (i) have duly filed all Tax Returns (as defined in Section 3.8(d)) (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by AmeriSource or its subsidiaries, all of which Tax Returns are true and correct; (ii) have within the time and manner prescribed by Applicable Law paid or, prior to the Effective Time, will pay all Taxes (as defined in Section 3.8(d)), required to be paid in respect of the periods covered by such Tax Returns or otherwise due to any Governmental Authority; (iii) have established or, prior to the Effective Time, will establish, in accordance with their normal accounting practices and procedures, accruals and reserves that are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Effective Time; (iv) are not delinquent in the payment of any Tax; and (v) have not received written notice of any deficiencies for any Tax from any Governmental Authority against AmeriSource or any of its subsidiaries, which deficiency has not been satisfied. Neither AmeriSource nor any of its subsidiaries is the subject of any currently ongoing Tax audit. With respect to any taxable period ended prior to September 30, 1993, all federal income Tax Returns including AmeriSource or any of its subsidiaries have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of AmeriSource or any of its subsidiaries (other than liens for Taxes not yet due). No claim has ever been made in writing by a Governmental Authority in a jurisdiction where AmeriSource or its subsidiaries do not file Tax Returns that AmeriSource or any of its subsidiaries is or may be subject to taxation by that jurisdiction. Neither AmeriSource nor any of its subsidiaries has filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

    (b) Neither AmeriSource nor any of its subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to Taxes. Neither AmeriSource nor any of its subsidiaries is now or has ever been a party to or bound by any contract, agreement or other arrangement (whether or not written and including, without limitation, any arrangement required or permitted by Applicable Law (including pursuant to Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law)) which (i) requires AmeriSource or any of its subsidiaries to make any Tax payment to (other than payments made prior to June 30, 1997) or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of AmeriSource or any of its subsidiaries, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to AmeriSource or any of its subsidiaries from any other person.

    (c) AmeriSource and its subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

    (d) For purposes of this Agreement, (i) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, inventory, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Authority, and (ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

  3.9 Compliance with Law. Except as set forth in Section 3.9 to the AmeriSource Disclosure Schedule or as specifically disclosed in the AmeriSource SEC Documents filed with the Commission prior to the date hereof, AmeriSource is in compliance with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered, by any Governmental Authority, including, without limitation, the Federal Prescription Drug Marketing Act and comparable or related state law provisions, the Federal Controlled Substances Act of 1970, the Food, Drug and Cosmetic Act, the Good Manufacturing Practices and other standards of the Food and Drug Administration, federal Medicare and Medicaid statutes, including, without limitation, 42 U.S.C. Section 1320a-7b and 42 U.S.C. Section 1395nn or related state or local statutes or regulations, applicable state laws regulating pharmacy or wholesaling practices, statutes and regulations relating to billing or sales practices, the Foreign Corrupt Practices Act of 1977 and the Occupational Safety and Health Act and the regulations promulgated thereunder (all such laws, statutes, orders, rules, regulations, policies, guidelines, judgments, decisions and orders, collectively, "Applicable Laws"), relating to AmeriSource or its business or properties, except where the failure to be in compliance with such Applicable Laws individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on AmeriSource. Except as disclosed in Section 3.9 to the AmeriSource Disclosure Schedule or as specifically disclosed in the AmeriSource SEC Documents filed with the Commission prior to the date hereof, no investigation or review by any Governmental Authority with respect to AmeriSource is pending, or, to the knowledge of AmeriSource, threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource.

  3.10 Intellectual Property. Except as set forth in Section 3.10 to the AmeriSource Disclosure Schedule and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse

Effect on AmeriSource, AmeriSource owns or possesses adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, computer software and data bases, including all embodiments or fixations thereof and related documentation, know-how and other proprietary rights and information ("Intellectual Property") used in or necessary for the conduct of the business of AmeriSource as currently conducted. Except as set forth in
Section 3.10 to the AmeriSource Disclosure Schedule, the conduct of the businesses of AmeriSource as currently conducted does not conflict with or infringe upon any Intellectual Property of any third party except for any conflict or infringement that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AmeriSource. Except as set forth in Section 3.10 to the AmeriSource Disclosure Schedule and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource, to Parent's knowledge, no third party is infringing on any of the Intellectual Property owned by AmeriSource.

  3.11 Title to Properties. AmeriSource owns or holds under valid leases all real property, plants, machinery and equipment necessary for the conduct of the business of AmeriSource as presently conducted, except where the failure to own or so hold such property, plants, machinery and equipment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource.

  3.12 Registration Statement; Joint Proxy Statement. None of the information provided by AmeriSource for inclusion in the registration statement on Form S-4 (such registration statement as amended, supplemented or modified, the "Registration Statement") to be filed with the Commission by Parent under the Securities Act, including the prospectus relating to the shares of Parent Common Stock to be issued in the Merger (as amended, supplemented or modified, the "Prospectus") and the joint proxy statement and form of proxies relating to the vote of the stockholders of AmeriSource with respect to the Merger and the vote of the stockholders of Parent with respect to the Parent Stockholder Proposal (as defined in Section 4.3) (as amended, supplemented or modified, the "Joint Proxy Statement"), at the time the Registration Statement becomes effective or, in the case of the Joint Proxy Statement, at the date of mailing and at the date of the AmeriSource Stockholders Meeting or the Parent Stockholders Meeting, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement, except for such portion thereof that relates only to Parent and its subsidiaries (as to which no representations or warranties are made), will comply as to form in all material respects with the provisions of the Exchange Act.

  3.13 Litigation. Except as set forth in Section 3.13 to the AmeriSource Disclosure Schedule or specifically disclosed in the AmeriSource SEC Documents filed with the Commission prior to the date of this Agreement, there is no suit, claim, action, proceeding, audit or investigation (an "Action") pending or, to the knowledge of AmeriSource, threatened against AmeriSource which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on AmeriSource or a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby. Except as set forth in Section 3.13 to the AmeriSource Disclosure Schedule, since September 30, 1994 AmeriSource has not been subject to any outstanding order, writ, injunction or decree specifically applicable to AmeriSource which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on AmeriSource or a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby.

  3.14 Brokerage and Finder's Fees; Expenses. Except in connection with the retention of Goldman, Sachs & Co. (the fees of which firm shall be the sole responsibility of AmeriSource) and except as set forth in Section 3.14 to the AmeriSource Disclosure Schedule, neither AmeriSource nor any stockholder, director, officer or employee thereof has incurred or will incur on behalf of AmeriSource any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. AmeriSource has heretofore furnished to Parent a complete and correct copy of the engagement letter between AmeriSource and Goldman, Sachs & Co.

  3.15 Accounting Matters; Reorganization. Neither AmeriSource nor any of its affiliates has taken or agreed to take any action that would (a) prevent Parent from accounting for the business combination to be effected by the Merger as a pooling-of-interests for accounting purposes or
(b) prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

  3.16 Employee Benefit Plans.

    (a) For purposes of this Section 3.16, the following terms have the definitions given below:

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

  "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in
Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to
Section 4001(a)(14) of ERISA.

  "Plans" means each plan, program, policy, practice or other arrangement providing for compensation, severance, retirement benefits, fringe benefits, equity-based awards or other benefits of any kind (including, but not limited to, all employee welfare benefit plans within the meaning of Section 3(l) of ERISA and all employee pension benefit plans within the meaning of Section 3(2) of ERISA) with respect to which AmeriSource or any of its subsidiaries or ERISA Affiliates has or may have any liability, contingent or otherwise, and further including any of the foregoing which cover directors or former directors of AmeriSource or any subsidiary.

  "Withdrawal Liability" means liability to a Multiemployer Plan (as defined in Section 3.16) as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

    (b) With respect to each Plan, AmeriSource has provided to Parent a true, correct and complete copy of each material document relating to a material liability with respect thereto, including without limitation the following (where applicable): (i) each writing constituting a part of such Plan, including without limitation all plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the Internal Revenue Service, if any.

    (c) Except as set forth in Section 3.16(c) to the AmeriSource Disclosure Schedule, the Internal Revenue Service has issued a favorable determination letter with respect to each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Plan") and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust.

    (d) All contributions required to be made to any Plan by Applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, before the date hereof have been made or paid in full on or before the final due date thereof and through the Effective Time will be made or paid in full on or before the final due date thereof.

    (e) AmeriSource and its subsidiaries have complied, and are now in compliance, with all applicable provisions of ERISA and the Code and all Applicable Laws relating to employees and employee benefits, except for such non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AmeriSource. Each Plan has been established and operated in compliance with its terms and Applicable Laws, except for such non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AmeriSource. There is not now, and there are no existing circumstances that individually or in the aggregate would reasonably be expected to give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of AmeriSource or any of its subsidiaries under ERISA or the Code.

  AmeriSource and its subsidiaries are each in compliance with all Applicable Laws respecting employment, except for such non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AmeriSource.

    (f) Except as set forth in Section 3.16(f) to the AmeriSource Disclosure Schedule, no Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), nor has AmeriSource or any of its subsidiaries or any of their respective ERISA Affiliates, at any time within six years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. With respect to each Multiemployer Plan: (i) neither AmeriSource nor any of its ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full; (ii) neither AmeriSource nor any ERISA Affiliate has received any notification, nor has any reason to believe, that any such plan is in reorganization, is insolvent, or has been terminated, or could reasonably be expected to be in reorganization, to be insolvent, or to be terminated; and (iii) no circumstances exist which individually or in the aggregate could reasonably be expected to result in Withdrawal Liability with respect to a Plan.

    (g) There does not now exist, and there are no existing circumstances that individually or in the aggregate would reasonably be expected to result in, any Controlled Group Liability that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on AmeriSource or any of its subsidiaries. Without limiting the generality of the foregoing, neither AmeriSource nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

    (h) Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and except as set forth in
  Section 3.16(h) to the AmeriSource Disclosure Schedule, neither AmeriSource nor any of its subsidiaries has any material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

    (i) Except as disclosed in Section 3.16(i) to the AmeriSource Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of AmeriSource or any of its subsidiaries. Without limiting the generality of the foregoing, except as set forth in Section 3.16(i) to the AmeriSource Disclosure Schedule, no amount paid or payable by AmeriSource or any of its subsidiaries or Parent or any of its affiliates in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

    (j) Except as disclosed in Section 3.16(j) to the AmeriSource Disclosure Schedule, there are no pending, or to the knowledge of AmeriSource threatened, Actions (other than claims for benefits in the ordinary course) with respect to the Plans which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on AmeriSource or any of its subsidiaries.

    (k) Section 3.16(k) to the AmeriSource Disclosure Schedule sets forth a list of each employment, consulting, severance or similar agreement under which AmeriSource or any of its subsidiaries is or could become obligated to provide compensation or benefits in excess of $200,000, and AmeriSource has provided to Parent a copy of each such agreement.

  3.17 Contracts. Section 3.17 to the AmeriSource Disclosure Schedule lists all contracts, agreements, guarantees, leases and executory commitments (each a "Contract"), other than Plans and any Contracts heretofore filed as an exhibit to any AmeriSource SEC Document, that exist as of the date hereof to which AmeriSource is a party or by which it is bound and which fall within any of the following categories: (a)

Contracts not entered into in the ordinary course of AmeriSource's business other than those that individually or in the aggregate are not material to the business of AmeriSource, (b) joint venture and partnership agreements, (c) Contracts containing covenants purporting to limit the freedom of AmeriSource to compete in any line of business in any geographic area or to hire any individual or group of individuals, (d) Contracts which after the Effective Time would have the effect of limiting the freedom of Parent or its subsidiaries (other than AmeriSource) to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts which contain minimum purchase conditions in excess of $10,000,000 with respect to inventory purchases for resale, and $500,000 in the case of everything else, or requirements or other terms that restrict or limit the purchasing relationships of AmeriSource or its affiliates, or any customer, licensee or lessee thereof, (f) Contracts relating to any outstanding commitment for capital expenditures in excess of $1,000,000, (g) indentures, mortgages, promissory notes, loan agreements or guarantees of borrowed money in excess of $1,000,000 in the aggregate, letters of credit or other agreements or instruments of AmeriSource or commitments for the borrowing or the lending by AmeriSource of amounts in excess of $1,000,000 in the aggregate or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of AmeriSource with an aggregate value in excess of $1,000,000, (h) Contracts providing for "earn-outs" or other contingent payments by AmeriSource involving more than $1,000,000 in the aggregate over the terms of all such Contracts, (i) Contracts providing for the purchase by AmeriSource of product for resale at a price above the weighted average price at which AmeriSource sells such product, (j) Contracts relating to material customer programs, including Contracts providing for loans to customers or slotting allowances, (k) Contracts associated with off balance sheet financing in excess of $1,000,000 in the aggregate, including but not limited to arrangements for the sale of receivables, (l) licenses or similar agreements granting the right to use any material Intellectual Property, (m) stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements relating to material transactions since January 1, 1994, or (n) any agreement which is material to AmeriSource, irrespective of amount. All Contracts to which AmeriSource is a party or by which it is bound are valid and binding obligations of AmeriSource and, to the knowledge of AmeriSource, the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource. Neither AmeriSource nor, to the knowledge of AmeriSource, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Contract except such violations or defaults under or terminations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AmeriSource. Set forth in Section 3.17(o) to the AmeriSource Disclosure Schedule is a description of any material changes to the amount and terms of the indentures of AmeriSource and its subsidiaries from the description in the notes to the financial statements incorporated in AmeriSource's Form 10-K for the period ended September 30, 1996 filed with the Commission. Set forth in Section 3.17(p) to the AmeriSource Disclosure Schedule is the amount of the annual premium currently paid by AmeriSource for its directors' and officers' liability insurance.

  3.18 Labor Matters. Except as set forth in Section 3.18 to the AmeriSource Disclosure Schedule, AmeriSource does not have any labor contracts or collective bargaining agreements with any persons employed by AmeriSource or any persons otherwise performing services primarily for AmeriSource, nor as of the date hereof is AmeriSource in the process of negotiating any such agreement. There is no labor strike, dispute or stoppage pending or, to the knowledge of AmeriSource, threatened against AmeriSource which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, and AmeriSource has not experienced any such labor strike, dispute or stoppage since September 30, 1994.

  3.19 Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against in the consolidated balance sheet of AmeriSource as of June 30, 1997 included in the AmeriSource SEC Documents, or disclosed in the footnotes to the financial statements as of such date or the footnotes to the September 30, 1996 financial statements included in the AmeriSource SEC Documents, (ii) as incurred after June 30, 1997 in the ordinary course of business consistent with prior practice and not prohibited by this Agreement or (iii) as set forth in Section 3.19 to the AmeriSource Disclosure Schedule, AmeriSource does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on AmeriSource.

  3.20 Operation of AmeriSource's Business; Relationships.

    (a) Since September 30, 1996 through the date of this Agreement and except for entering into this Agreement and the AmeriSource Stock Option Agreement, AmeriSource has not engaged in any transaction which, if done after execution of this Agreement, would violate in any material respect
  Section 5.3(c) except as set forth in Section 3.20(a) to the AmeriSource Disclosure Schedule or as specifically disclosed in the AmeriSource SEC Documents filed with the Commission prior to the date of this Agreement.

    (b) Except as set forth in Section 3.20(b) to the AmeriSource Disclosure Schedule, (i) from January 1, 1997 to the date hereof, no material customer of AmeriSource has indicated that it will stop or materially decrease purchasing materials, products or services from AmeriSource and (ii) since January 1, 1997, no material supplier of AmeriSource has indicated that it will stop or materially decrease the supply of materials, products or services to AmeriSource, in each case, the effect of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on AmeriSource.

  3.21 Permits; Compliance. AmeriSource is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "AmeriSource Permits"), except where the failure to be in possession of such AmeriSource Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource or a material adverse effect on the ability of the parties to consummate the transactions contemplated hereby.

  3.22 Environmental Matters. Except for matters disclosed in Section 3.22 of the AmeriSource Disclosure Schedule and except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource, (a) the properties, operations and activities of AmeriSource and its subsidiaries have at all times been for all applicable periods of limitation, and are, in compliance with all applicable Environmental Laws and Environmental Permits (each as defined below); (b) AmeriSource and its subsidiaries and the properties and operations of AmeriSource and its subsidiaries are not subject to any pending or, to the knowledge of AmeriSource, threatened Action under any Environmental Law, including without limitation with respect to any present or former operations, facilities or subsidiaries; (c) there has been no release of any Hazardous Materials (as defined below) into the environment by AmeriSource or its subsidiaries, and there are no Hazardous Materials present at, on, under, within or which have migrated from, any properties of AmeriSource or its subsidiaries; (d) there has been no exposure of any person or property to any Hazardous Materials in connection with the properties, operations and activities of AmeriSource or its subsidiaries (provided that the foregoing is not intended to apply to exposure relating to the consumption or other customary use of pharmaceutical products manufactured or distributed by AmeriSource); and (e) neither AmeriSource nor any of its subsidiaries (x) has received any written notice that AmeriSource, any of its subsidiaries or any of their respective present or former operations, facilities or subsidiaries is or may be a potentially responsible party or otherwise liable in connection with any site used for the disposal of or otherwise containing Hazardous Materials, or (y) has disposed of, arranged for the disposal of, or transported any Hazardous Materials to any site which is listed on the U.S. Environmental Protection Agency's National Priorities List or which is otherwise subject to remediation or investigation. AmeriSource and its subsidiaries have made available to Parent all material internal and external environmental audits and reports (in each case relevant to AmeriSource or any of its subsidiaries) prepared since January 1, 1992 and in the possession of AmeriSource or its subsidiaries. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder, as in effect on the date hereof. "Environmental Permit" means any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

  3.23 Opinion of Financial Advisor. AmeriSource has received the written opinion of Goldman, Sachs & Co., its financial advisor, to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the AmeriSource Stockholders, and such opinion has not been withdrawn or revoked or modified in any material respect.

  3.24 Board Recommendation. The Board of Directors of AmeriSource, at a meeting duly called and held at which a quorum was present throughout, has by the requisite vote of the directors (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the AmeriSource Stock Option Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of the AmeriSource Stockholders, (ii) resolved to recommend that the holders of the shares of AmeriSource Common Stock entitled to vote thereon approve this Agreement and the transactions contemplated herein, including the Merger, and (iii) taken all action necessary to render Section 203 of the DGCL inapplicable to this Agreement, the AmeriSource Stock Option Agreement, the Merger and the transactions contemplated hereby and thereby (the "AmeriSource Board Recommendation"). The AmeriSource Board Recommendation has not been withdrawn, revoked or modified.

  3.25 Related Party Transactions. Except as set forth in Section 3.25 to the AmeriSource Disclosure Schedule, since the date of AmeriSource's proxy statement dated January 15, 1997, no event has occurred that would be required to be reported under Item 404 of Regulation S-K promulgated by the Commission.

  3.26 Employee Agreements. Each of the employees of AmeriSource specified in
Section 3.26 to the AmeriSource Disclosure Schedule has duly executed and delivered an employee agreement with AmeriSource, a copy of which is attached to Section 3.26A to the AmeriSource Disclosure Schedule (each, a "Current Employee Agreement"), and an employee agreement with AmeriSource and Parent to take effect at the Effective Time, a copy of which is attached to Section 3.26B to the Disclosure Schedule (each, a "Successor Employee Agreement") (the Current Employee Agreements and the Successor Employee Agreements collectively, the "Employee Agreements"), and none of such Employee Agreements has been amended or terminated, except that no representation and warranty is made as to Parent; provided, however, it is understood that this representation and warranty shall not fail to be true and correct after the date of this Agreement with respect to any person who is no longer employed by AmeriSource so long as AmeriSource shall not have amended, granted any waiver or release under, or assigned any rights or claims under the Employee Agreements with such former employee. AmeriSource has previously provided to Parent copies of all employee agreements with the above individuals.

  3.27 Rights Plan. AmeriSource does not have a so-called "poison pill," shareholder rights plan or similar plan.

  3.28 Voting on Transaction. Neither the AmeriSource Class B Stock nor the AmeriSource Class C Stock entitles any holders thereof to vote on any of the transactions contemplated hereby.

                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

  In order to induce AmeriSource to enter into this Agreement, Parent and Merger Sub hereby jointly and severally represent and warrant to AmeriSource that the statements contained in this Article IV are true, correct and complete.

  4.1 Organization and Standing. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Parent and Merger Sub is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not reasonably be expected to have a Material Adverse Effect on Parent. Parent is not in default in the performance, observance or fulfillment of any provision of its Restated Certificate of Incorporation (the "Parent Certificate"), or its Restated By-Laws (the "Parent Bylaws"), and Merger Sub is not in default in the performance, observance or fulfillment of any provisions of its Certificate of Incorporation or Bylaws. Parent has heretofore furnished to AmeriSource a complete and correct copy of the Parent Certificate and Parent Bylaws and the Certificate of Incorporation and Bylaws of Merger Sub.

  4.2 Subsidiaries. Except as set forth in Section 4.2 to the disclosure schedule delivered by Parent to AmeriSource and dated the date hereof (the "Parent Disclosure Schedule"), Parent owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of Parent's subsidiaries.

  4.3 Corporate Power and Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and deliver this Agreement and, subject to approval by the stockholders of Parent of the issuance of shares of Parent Common Stock issuable in the Merger (such proposal to approve the issuance of shares of Parent Common Stock, the "Parent Stockholder Proposal"), to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, subject to approval by the stockholders of Parent of the Parent Stockholder Proposal. This Agreement has been duly executed and delivered by each of Merger Sub and Parent, and constitutes the legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms.

  4.4 Capitalization of Parent and Merger Sub.

    (a) As of September 15, 1997, Parent's authorized capital stock consisted solely of (i) 200,000,000 shares of Parent Common Stock, of which (x) 46,171,876 shares were issued and outstanding, (y) 225,098 shares were issued and held in treasury (which does not include the shares reserved for issuance as set forth in clause (z) below) and (z) 14,365,411 shares were reserved for issuance upon the exercise of stock options or as shares of restricted stock or for issuance under Parent's Deferred Compensation Administration Plan, Parent's Stock Purchase Plan, and Parent's 1997 Directors Equity Compensation and Deferral Plan or upon conversion of Parent's 5% Trust Convertible Preferred Securities, and (ii) 100,000,000 shares of Series Preferred Stock, par value $.01 per share, of which no shares were issued and outstanding. Each outstanding share of Parent capital stock is, and the shares of Parent Common Stock to be issued in connection with the Merger will be, duly authorized and validly issued, fully paid and nonassessable, and each outstanding share of Parent capital stock has not been, and the shares of Parent Common Stock to be issued in connection with the Merger will not be, issued in violation of any preemptive or similar rights. As of the date hereof, other than as set forth in the first sentence hereof or in Section 4.4 to the Parent Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer by Parent of any equity securities of Parent, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Parent, and neither Parent nor any subsidiary of Parent has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of Parent, its subsidiaries or its or their predecessors. The shares of Parent Common Stock (including those shares to be issued in the Merger) are registered under the Exchange Act. Except as set forth in Section 4.4 to the Parent Disclosure Schedule, Parent has no agreement, arrangement or understanding to register any securities of Parent or any of its subsidiaries under the Securities Act or under any state securities law and has not granted registration rights to any person or entity (other than agreements, arrangements or understandings with respect to registration rights that are no longer in effect as of the date of this Agreement); copies of all such agreements have previously been provided to AmeriSource.

    (b) Merger Sub's authorized capital stock consists solely of 1,000 shares of Common Stock, par value $.01 per share ("Merger Sub Common Stock"), of which, as of the date hereof, 100 shares were issued and outstanding and none were reserved for issuance. As of the date hereof, all of the outstanding shares of Merger Sub Common Stock are owned free and clear of any liens, claims or encumbrances by Parent.

  4.5 Conflicts; Consents and Approval. Except as set forth in Section 4.5 to the Parent Disclosure Schedule, neither the execution and delivery of this Agreement by Parent or Merger Sub nor the consummation of the transactions contemplated hereby will:

    (a) conflict with, or result in a breach of, any provision of the Parent Certificate or Parent Bylaws or the Certificate of Incorporation or Bylaws of Merger Sub,

    (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Parent or any of its subsidiaries is a party,

    (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its subsidiaries or any of their respective properties or assets, or

    (d) require any action or consent or approval of, or review by, or registration or filing by Parent or any of its affiliates with, any third party or any Governmental Authority, other than (i) approval by the stockholders of Parent of the Parent Stockholder Proposal, (ii) authorization for the listing of the shares of Parent Common Stock to be issued in the Merger on the NYSE and the Pacific Exchange, Inc., subject to official notice of issuance, (iii) actions required by the HSR Act, and
  (iv) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement; except in the case of (b), (c) and (d) for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or a material adverse effect on the ability of the parties to consummate the transactions contemplated hereby.

  4.6 Brokerage and Finder's Fees. Except in connection with the retention of Peter J. Solomon Company Limited (the fees of which shall be the responsibility of Parent), neither Parent nor any stockholder, director, officer or employee thereof has incurred or will incur on behalf of Parent any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

  4.7 Accounting Matters; Reorganization. Neither Parent nor any of its affiliates has taken or agreed to take any action that would (a) prevent Parent from accounting for the business combination to be effected by the Merger as a pooling-of-interests for accounting purposes or (b) prevent the Merger from constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code.

  4.8 Parent SEC Documents. Parent has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1994 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Parent SEC Documents"). The Parent SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) except as set forth in Section
4.8 to the Parent Disclosure Schedule, complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Parent included in the Parent SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments consistent with past practices), in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

  4.9 Registration Statement; Joint Proxy Statement. None of the information provided by Parent for inclusion in the Registration Statement or the Joint Proxy Statement, at the time the Registration Statement becomes effective or, in the case of the Joint Proxy Statement, at the date of mailing and at the date of the AmeriSource Stockholders Meeting or the Parent Stockholders Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement, with respect to the portion thereof that relates only to Parent and its subsidiaries, will comply as to form in all material respects with the provisions of the Exchange Act, and the Registration Statement, except for such portion thereof that relates only to AmeriSource and its subsidiaries (as to which no representations or warranties are made), will comply as to form in all material respects with the provisions of the Securities Act.

  4.10 Compliance with Law. Parent and its subsidiaries are in compliance with all Applicable Laws relating to Parent, its subsidiaries or their respective business or properties, except where the failure to be in compliance therewith (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect on Parent. Except as disclosed in Section 4.10 to the Parent Disclosure Schedule or as specifically disclosed in the Parent SEC Documents filed with the Commission prior to the date of this Agreement, no investigation or review by any Governmental Authority with respect to Parent or its subsidiaries is pending, or, to the knowledge of Parent, threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

  4.11 Litigation. Except as set forth in Section 4.11 to the Parent Disclosure Schedule or specifically disclosed in the Parent SEC Documents filed with the Commission prior to the date of this Agreement, there is no Action pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent or a material adverse effect on the ability of Parent to consummate the transactions contemplated hereby. Except as set forth in Section 4.11 to the Parent Disclosure Schedule, since September 30, 1994, neither Parent nor any of its subsidiaries has been subject to any outstanding order, writ, injunction or decree specifically applicable to Parent which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent or a material adverse effect on the ability of Parent to consummate the transactions contemplated hereby.

  4.12 Board Recommendation. The Board of Directors of Parent, at a meeting duly called and held at which a quorum was present throughout, has by the requisite vote of the directors (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of Parent and the stockholders of Parent, and (ii) resolved to recommend that the stockholders of Parent approve the Parent Stockholder Proposal and such recommendation has not been withdrawn, revoked or modified.

  4.13 No Material Adverse Change. Except as specifically disclosed in the Parent SEC Documents filed with the Commission prior to the date of this Agreement, since March 31, 1997, there has been no change in the business, assets, liabilities, results of operations or financial condition of Parent which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Parent or any event, occurrence or development which individually or in the aggregate would have a material adverse effect on the ability of Parent to consummate the transactions contemplated hereby.

  4.14 Title to Properties. Parent and its subsidiaries own or hold under valid leases all real property, plants, machinery and equipment necessary for the conduct of the business of Parent and its subsidiaries as presently conducted, except where the failure to own or so hold such property, plants, machinery and equipment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

  4.15 Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against in the consolidated balance sheet of Parent as of June 30, 1997 included in the Parent SEC Documents, or disclosed in the footnotes to the financial statements as of such date or the footnotes to the March 31, 1997 financial statements included in the Parent SEC Documents, (ii) as incurred after June 30, 1997 in the ordinary course of business consistent with prior practice and not prohibited by this Agreement or (iii) as set forth in Section 4.15 to the Parent Disclosure Schedule, Parent and its subsidiaries do not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent.

  4.16 Operation of Parent's Business; Relationships.

    (a) Since March 31, 1997 through the date of this Agreement and except for entering into this Agreement and the AmeriSource Stock Option Agreement, neither Parent nor any of its subsidiaries has engaged in any transaction which, if done after execution of this Agreement, would violate in any material respect Section 5.2(c) except as set forth in Section 4.16(a) to the Parent Disclosure Schedule or except as specifically disclosed in the Parent SEC Documents filed prior to the date of this Agreement.

    (b) Except as set forth in Section 4.16(b) to the Parent Disclosure Schedule, (i) from January 1, 1997 to the date hereof, no material customer of Parent or any of its subsidiaries has indicated that it will stop or materially decrease purchasing materials, products or services from Parent or its subsidiaries and (ii) since January 1, 1997, no material supplier of Parent or any of its subsidiaries has indicated that it will stop or materially decrease the supply of materials, products or services to Parent or its subsidiaries, in each case, the effect of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Parent.

  4.17 Opinion of Financial Advisor. Parent has received the written opinion of Peter J. Solomon Company Limited, its financial advisor, to the effect that, as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view, and such opinion has not been withdrawn or revoked or modified in any material respect.

  4.18 Beneficial Ownership of Shares. Except pursuant to the AmeriSource Stock Option Agreement, none of Parent or Merger Sub "beneficially owns" (as such term is defined in Rule 13d-3(a) under the Exchange Act) any shares of AmeriSource Common Stock or any securities convertible into or exchangeable for shares of AmeriSource Common Stock.

                                   ARTICLE V

                           COVENANTS OF THE PARTIES

  The parties hereto agree that:

  5.1 Mutual Covenants.

    (a) HSR Act Filings; Best Efforts; Notification.

      (i) Each of Parent and AmeriSource shall (A) make or cause to be made the filings required of such party or any of its subsidiaries or affiliates under the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days after the date of this Agreement, (B) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other materials received by such party or any of its subsidiaries from the Federal Trade Commission or the Department of Justice (either, an "HSR Authority") or any other Governmental Authority in respect of such filings or such transactions, and (C) cooperate with the other party in connection with any such filing (including, with respect to the party making a filing, providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, to accept all reasonable changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under any Antitrust Laws (as defined in Section 5.1(a)(ii)) with respect to any such filing or any such transaction. Each party shall use its best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Applicable Law in connection with the Merger and the other transactions contemplated by this Agreement. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Authority regarding any such filings or any such transaction. Neither party shall independently participate in any formal meeting with any Governmental Authority in respect of any such filings, investigation, or other inquiry without giving the other party prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate. The parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or other Antitrust Laws. All documents and information disclosed to any party pursuant to this Section 5.1(a)(i) shall be governed by the terms of the Joint Defense Agreement, dated September 1, 1997, between counsel for Parent and AmeriSource (the "Joint Defense Agreement") and the Confidentiality Agreement among such counsel and Parent's economic consultant (the "Antitrust Confidentiality Agreement"), to the extent either such agreement is applicable to any such documents and information.

      (ii) Each of Parent and AmeriSource shall use its best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and AmeriSource shall cooperate and use its best efforts vigorously to contest and resist any such action or proceeding, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any other transactions contemplated by this Agreement, and vigorously to pursue all available avenues of administrative and judicial appeal and all available legislative action, unless by mutual agreement

    Parent and AmeriSource decide that litigation is not in their respective best interest. Parent shall be entitled to direct any proceedings or negotiations with any Governmental Authority relating to any of the foregoing described in this paragraph (ii) or to the matters described in paragraph (i) of this Section 5.1(a), provided that it shall afford AmeriSource a reasonable opportunity to participate therein, and provided, further, that nothing in this sentence shall affect the parties' rights and obligations contained in the third, fourth and fifth sentences of Section 5.1(a)(i). Notwithstanding the foregoing or any other provision of this Agreement, nothing in this
    Section 5.1(a) shall limit a party's right to terminate this Agreement pursuant to Section 7.1, so long as such party has up to then complied in all material respects with its obligations under this Section 5.1(a). Each of Parent and AmeriSource shall use its best efforts to take such action as may be required to cause the expiration of the notice period under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

      (iii) Each of the parties shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (A) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including other filings with Governmental Authorities, if any), (B) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary to consummate the Merger and the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on Parent or AmeriSource from occurring prior to or after the Effective Time, (C) the preparation of the Joint Proxy Statement, the Prospectus and the Registration Statement, (D) the taking of all action necessary to ensure that it is a "poolable entity" eligible to participate in a transaction to be accounted for as a pooling of interests for accounting purposes and to ensure that the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code, and (E) the execution and delivery of any additional instruments necessary to consummate the transaction contemplated by, and to fully carry out the purposes of, this Agreement.

      (iv) Notwithstanding anything to the contrary in this Agreement, neither Parent nor AmeriSource shall be required to hold separate (including by trust or otherwise) or divest any of their respective businesses or assets, provided, however, that unless Parent and AmeriSource otherwise agree, if required to avoid an HSR Authority instituting an Action challenging the transactions contemplated by this Agreement under the Antitrust Laws and seeking to enjoin or prohibit the consummation of any of the transactions contemplated by this Agreement (or if required to settle any Action previously instituted by an HSR Authority), Parent shall and, at the direction of Parent, AmeriSource shall, hold separate (including by trust or otherwise) or divest any of their respective businesses or assets, or take or agree to take any action or agree to any limitation required to avoid an HSR Authority instituting an Action challenging the transactions under this Agreement under the Antitrust Laws and seeking to enjoin or prohibit the consummation of any of the transactions contemplated hereby (or to settle any Action previously instituted by an HSR Authority) unless such action, in the reasonable judgment of Parent's Board of Directors, would reasonably be expected to (x) have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of Parent combined with the Surviving Corporation after the Effective Time, or (y) reduce or render more uncertain the financial or strategic benefits expected, as of the date hereof, to be realized from consummation of the Merger. Notwithstanding any other provision of this
    Section 5.1(a)(iv) neither party shall be required to (i) waive any of the conditions to the Merger set forth in Article VI of this Agreement as they apply to such party, or (ii) divest any of their respective businesses or assets if the divestitures would be required to be consummated prior to the Effective Time.

    (b) Pooling-of-Interests. Each of the parties agrees that it shall not, and shall not permit any of its subsidiaries to, take any actions which would, or would be reasonably likely to, prevent Parent from accounting, and shall use its best efforts (including, without limitation, providing appropriate representation letters, and, in the case of AmeriSource, causing AmeriSource's independent accountants to provide an appropriate letter, to Parent's independent accountants) to allow Parent to account, for the Merger in accordance with the pooling-of-interests method of accounting under the requirements of Opinion No. 16 "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended by applicable pronouncements by the Financial Accounting Standards Board, and all related published rules, regulations and policies of the Commission ("APB No. 16"), and to obtain a letter, in form and substance reasonably satisfactory to Parent, from Parent's independent accountants dated the date of the Effective Time and, if requested by Parent, dated the date of the Joint Proxy Statement stating that they concur with management's conclusion that the Merger will qualify as a transaction to be accounted for by Parent in accordance with the pooling-of-interests method of accounting under the requirements of APB No. 16.

    (c) Tax-Free Treatment. Each of the parties shall use its best efforts to cause the Merger to constitute a "reorganization" under Section 368(a) of the Code.

    (d) Public Announcements. Each of the parties agrees that it shall not, nor shall any of their respective affiliates, issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior approval of the other party, except such disclosure as may be required by law or by any listing agreement with a national securities exchange; provided, if such disclosure is required by law or any such listing agreement, such disclosure may not be made without prior consultation of the other parties.

    (e) Joint Proxy Statement; Registration Statement. As promptly as practicable after the execution of this Agreement, Parent and AmeriSource shall jointly prepare the Joint Proxy Statement, and Parent and AmeriSource shall each file the Joint Proxy Statement with the Commission on a confidential basis. Each of AmeriSource and Parent shall, as promptly as practicable, furnish the other party with all information concerning it as may be required for inclusion in the Joint Proxy Statement and the Registration Statement.

  5.2 Covenants of Parent.

    (a) Parent Stockholders Meeting. Parent shall take all action in accordance with the federal securities laws, the DGCL and the Parent Certificate and Parent Bylaws necessary to convene a special meeting of the stockholders of Parent (the "Parent Stockholders Meeting") to be held and completed on the earliest practical date determined by Parent, subject to the consent of AmeriSource (which shall not be unreasonably withheld) (which date shall be the same date as the date of the AmeriSource Stockholders Meeting or as close to one another as reasonably practicable), to consider and vote upon approval of the Parent Stockholder Proposal.

    (b) Joint Proxy Statement; Registration Statement. The Joint Proxy Statement shall include the recommendation of Parent's Board of Directors referred to in Section 4.12 and the opinion of Peter J. Solomon Company Limited referred to in Section 4.17. Consistent with the timing for the Parent Stockholders Meeting and the AmeriSource Stockholders Meeting as determined by Parent, subject to the consent of AmeriSource (which shall not be unreasonably withheld), Parent shall prepare and file the Registration Statement with the Commission as soon as is reasonably practicable following clearance of the Joint Proxy Statement by the Commission and shall use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Time. If, at any time prior to the Effective Time, Parent shall obtain knowledge of any information pertaining to Parent that would require an amendment or supplement to the Registration Statement or the Joint Proxy Statement, Parent shall so advise AmeriSource in writing and shall promptly furnish AmeriSource with all information as shall be required for such amendment or supplement and shall promptly take such action as shall be required to amend or supplement the Registration Statement and/or the Joint Proxy Statement. Parent shall use all reasonable efforts to mail at the earliest practicable date to the stockholders of Parent the Joint Proxy Statement, which shall include all information required by Applicable Law to be furnished to the stockholders of Parent in connection with the Parent Stockholder Proposal. Parent also shall take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of shares of Parent Common Stock in the Merger.

    (c) Conduct of Parent's Operations. During the period from the date of this Agreement to the Effective Time, Parent shall use all reasonable efforts to maintain and preserve its business organization and to retain the services of its officers and key employees and maintain relationships with customers, suppliers and other third parties to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, Parent shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or as set forth in Section 5.2(c) to the Parent Disclosure Schedule, without the prior written consent of
  AmeriSource:

      (i) change any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by generally accepted accounting principles as advised by Parent's regular independent accountants;

      (ii) take any action that could likely result in the representations and warranties set forth in Article IV becoming false or inaccurate in any material respect;

      (iii) make any changes in the Parent Certificate or Parent Bylaws that would adversely affect in any material respect the rights and preferences of the holders of shares of Parent Common Stock or make any changes in the Certificate of Incorporation or Bylaws of Merger Sub;

      (iv) without giving AmeriSource and Parent's counsel written notice at least six business days prior to the filing of any application under the HSR Act with respect thereto, or, if no such filing is made, at least six business days prior to the entering into of any agreement to make such acquisition, or within two business days after entering into any such agreement provided the agreement is contingent on compliance with this paragraph (iv), acquire a material amount of assets or capital stock of or other equity interests in (A) an entity engaged in the U.S. pharmaceutical distribution business (as defined below) or (B) any other business; provided that, in the case of clause (A), no such acquisition shall be made if either Parent's outside antitrust counsel or AmeriSource's outside antitrust counsel shall, within five business days of receipt of the aforesaid notice, deliver to Parent its written opinion that such acquisition would materially and adversely affect the ability of Sections 6.1(b), 6.1(c) and 6.1(d) (insofar as they relate to federal Antitrust Laws) to be satisfied on or prior to the Termination Date (as defined in Section 7.1(c)) (Parent agreeing promptly to provide AmeriSource's counsel with all information, analyses and materials available to Parent in connection with such acquisition that would be reasonably necessary in formulating its opinion); and provided that, in the case of clause (B), no such acquisition shall be made if such acquisition would materially and adversely affect the ability of Sections 6.1(b), 6.1(c) and 6.1(d) (insofar as they relate to federal Antitrust Laws) to be satisfied on or prior to the Termination Date; Parent hereby agreeing that it will make its determination as to whether the acquisition would materially and adversely affect such ability after consulting with Parent's outside antitrust counsel and AmeriSource's outside antitrust counsel (for the purposes of this Section 5.2(c)(iv) only, an entity shall be deemed to be engaged in the U.S. pharmaceutical distribution business if it derived at least $200 million in revenues from the pharmaceutical distribution business (and shall have more than $25 million of revenues or $15 million in assets in the U.S.) in its fiscal year preceding the date of the agreement or filing referred to above) (it being understood that, with respect to joint ventures or newly formed entities, the revenues of such entity for a fiscal year will include revenues the contributing party derived from the assets or businesses contributed to such entity for the entire twelve-month period ending on the same date as the end of such entity's fiscal year);

      (v) declare or pay (i) any non-cash dividend or distribution, other than dividends or distributions for which there would be an adjustment to the Exchange Ratio pursuant to Section 2.2(b), on any shares of Parent Common Stock, or (ii) any cash dividend or distribution other than regular quarterly cash dividends (with declaration, record and payment dates consistent with past practice) not to exceed 110% of the per share amount of quarterly cash dividends declared and paid on its shares of Parent Common Stock with respect to the previous four fiscal quarters;

      (vi) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing; or

      (vii) agree in writing or otherwise to take any of the foregoing actions.

    (d) Indemnification; Directors' and Officers' Insurance.

      (i) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer (an "Indemnified Person") of AmeriSource or any of its subsidiaries against all losses, claims, damages, liabilities, costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnified Person with the consent of Parent, which consent will not be unreasonably withheld), judgments, fines and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "Claim") to the extent that any such Claim is based on, or arises out of: (x) the fact that such Indemnified Person is or was a director or officer of AmeriSource or any of its subsidiaries or is or was serving at the request of AmeriSource or any of its subsidiaries as a director or officer of another corporation, partnership, joint venture, trust or other enterprise; or (y) this Agreement or any of the transactions contemplated hereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under the DGCL, the AmeriSource Certificate or the AmeriSource Bylaws or any indemnification agreement in effect at the date hereof and listed in Section 5.2(d) to the AmeriSource Disclosure Schedule, including provisions relating to advancement of expenses incurred in the defense of any such Claim. Without limiting the generality of the preceding sentence, in the event any Indemnified Person becomes involved in any Claim, after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, periodically advance to such Indemnified Person its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provisions of paragraph (ii) of this Section 5.2(d), and subject to the providing by such Indemnified Person of an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Person is not entitled hereto.

      (ii) The Indemnified Person shall control the defense of any Claim with counsel selected by the Indemnified Person, which counsel shall be reasonably acceptable to Parent, provided that Parent and the Surviving Corporation shall be permitted to participate in the defense of such Claim at their own expense, and provided, further, that if any D&O Insurance (as defined in Section 5.2(d)(iv)) in effect at the time shall require the insurance company to control such defense in order to obtain the full benefits of such insurance and such provision is consistent with the provisions of AmeriSource's D&O Insurance in existence as of the date of this Agreement, then the provision of such policy shall govern. Parent and the Surviving Corporation shall not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Persons in any single Claim except to the extent that, in the opinion of independent legal counsel selected by the Indemnified Person, which counsel shall be reasonably acceptable to Parent, representation of two or more of such Indemnified Persons would present a conflict of interest under applicable standards of conduct in the legal profession. Neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which consent shall not unreasonably be withheld.

      (iii) Parent, Merger Sub and AmeriSource agree that all rights to indemnification or liabilities, and all limitations with respect thereto, existing in favor of any Indemnified Person, as provided in the AmeriSource Certificate or the AmeriSource Bylaws and any indemnification agreement in effect at the date hereof and listed in
    Section 5.2(d) to the AmeriSource Disclosure Schedule, shall survive the Merger and shall continue in full force and effect, without any amendment thereto; provided, however, that in the event any Claim is asserted or made, any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under the DGCL, the AmeriSource Certificate or the AmeriSource Bylaws or any such agreement, as the case may be, shall be made by independent legal counsel selected by such Indemnified Person and reasonably acceptable to Parent; and provided further that nothing in this Section 5.2(d) shall impair any rights or obligations of any current or former director or officer of AmeriSource or its subsidiaries, including pursuant to the respective certificates of incorporation or bylaws of Parent, the Surviving Corporation or AmeriSource, or their respective subsidiaries, under the DGCL or otherwise.

      (iv) Parent or the Surviving Corporation shall maintain AmeriSource's existing directors' and officers' liability insurance policy ("D&O Insurance") for a period of not less than six years after the Effective Time; provided, however, that Parent may substitute therefor policies of substantially similar coverage and amounts (with carriers comparable to AmeriSource's existing carriers) containing terms no less advantageous to such former directors or officers; provided further that if the existing D&O Insurance expires or is canceled during such period, Parent or the Surviving Corporation shall use their reasonable efforts to obtain substantially similar D&O Insurance, and provided further that Parent and the Surviving Corporation shall not be required to pay in the aggregate an annual premium for D&O Insurance in excess of 150% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

      (v) The provisions of this Section 5.2(d) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives.

      (vi) From and after the Effective Time Parent shall (A) provide to the directors of AmeriSource who become directors of Parent directors' and officers' liability insurance on the same basis and to the same extent as that, if any, provided to other directors of Parent, and (B) enter into indemnification agreements with the directors of AmeriSource who become directors of Parent on terms entered into with other directors of Parent generally.

    (e) Merger Sub. Prior to the Effective Time, Merger Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a de minimis amount of cash paid to Merger Sub for the issuance of its stock to Parent) or any material liabilities.

    (f) NYSE Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock issuable pursuant to the Merger (including, without limitation, the shares of Parent Common Stock issuable upon the exercise of the Parent Exchange Options) to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

    (g) Access. Parent shall permit representatives of AmeriSource to have appropriate access at all reasonable times to Parent's premises, properties, books, records, contracts, documents, customers and suppliers. Information obtained by AmeriSource pursuant to this Section 5.2(g) shall be subject to the provisions of the confidentiality agreement between Parent and AmeriSource (the "Confidentiality Agreement"), which agreement remains in full force and effect. No investigation conducted pursuant to this Section 5.2(g) or otherwise shall affect or be deemed to modify any representation or warranty made in this Agreement. Notwithstanding the foregoing, Parent shall have no obligation to provide AmeriSource with information if Parent determines in good faith, upon written advice of its outside antitrust counsel, that providing such information may violate any Applicable Law.

    (h) Board of Directors and Officers of Parent. The Board of Directors of Parent shall take all action necessary immediately following the Effective Time to elect the following persons to the Board of Directors of Parent:
  (i) James Urry, who shall be assigned to the class of directors whose term of office expires at Parent's first annual meeting of stockholders after the Effective Time, (ii) Michael Delaney, who shall be assigned to the class of directors whose term of office expires at Parent's second annual meeting of stockholders after the Effective Time, and (iii) David Yost, who shall be assigned to the class of directors whose term of office expires at Parent's third annual meeting of stockholders after the Effective Time. The Board of Directors of Parent also shall appoint David Yost as Group President of the AmeriSource Services Group and a Corporate Vice President, effective after the Effective Time, to serve in accordance with the provisions of the Parent Certificate, the Parent Bylaws and the provisions of the DGCL.

    (i) Affiliates of Parent. Parent shall use its best efforts to cause each such person who may be at the Effective Time or was on the date hereof an "affiliate" of Parent for purposes of applicable accounting releases of the Commission with respect to pooling of interests accounting treatment, to execute and deliver to AmeriSource no less than 30 days prior to the date of the Parent Stockholders Meeting, the written undertakings in the form attached hereto as Exhibit A-2 (the "Parent Affiliate Letter").

    (j) Notification of Certain Matters. Parent shall give prompt notice to AmeriSource of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would likely cause any Parent representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time in any material respect and
  (ii) any material failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.2(j) shall not limit or otherwise affect the remedies available hereunder to AmeriSource.

    (k) Employees and Employee Benefits. From and after the Effective Time, Parent shall treat all service by AmeriSource Employees (as defined below) with AmeriSource and their respective predecessors prior to the Effective Time as service with Parent for eligibility and vesting purposes under Parent's employee benefits plans. Following the Effective Time, Parent agrees to provide or cause its affiliates to provide employee benefits to AmeriSource Employees that are no less favorable in the aggregate than those provided to AmeriSource Employees immediately prior to the Effective Time under the employee benefit plans of AmeriSource and its subsidiaries. With respect to any medical or dental benefit plan in which AmeriSource Employees participate after the Effective Time, Parent shall waive or cause to be waived any pre-existing condition exclusions and actively-at-work requirements (provided, however, that no such waiver shall apply to a pre-existing condition of any AmeriSource Employee which was, as of the Effective Time, treated under a AmeriSource plan as a pre-existing condition), and shall provide that any covered expenses incurred on or before the Effective Time by a AmeriSource Employee or a AmeriSource Employee's covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of- pocket provisions after the Effective Time to the same extent as such expenses are taken into account for the benefit of similarly situated employees of Parent and subsidiaries of Parent. For purposes of this Section 5.2(k), "AmeriSource Employees" shall mean persons who are, as of the Effective Time, employees of AmeriSource.

    (l) Letters of Parent's Accountants. Parent shall use all reasonable efforts to cause to be delivered to AmeriSource letters of Parent's independent accountants, dated a date within two business days before the date on which the Registration Statement shall become effective, the date the Joint Proxy Statement is mailed and the date of the AmeriSource Stockholders Meeting and addressed to AmeriSource, in form and substance reasonably satisfactory to AmeriSource and customary in scope and substance for letters delivered by independent accountants in connection with registration statements similar to the Registration Statement.

    (m) Purchases of Common Stock of AmeriSource. During the period from the date hereof through the Effective Time, neither Parent nor any of its subsidiaries will purchase any shares of AmeriSource Common Stock other than pursuant to the AmeriSource Stock Option Agreement.

    (n) Registration Rights. At or prior to the Closing Parent shall enter into an agreement with VPI to provide it with registration rights with respect to the Parent Common Stock to be received by it in the Merger, pursuant to the registration rights agreement (the "Registration Rights Agreement") attached to Section 5.2(n) to the AmeriSource Disclosure Schedule.

    (o) Publishing Financial Results. If the Effective Time is less than 30 days prior to the end of Parent's fiscal quarter or occurs during the first 30 days of McKesson's fiscal quarter, Parent shall use reasonable efforts to prepare and publicly release, as soon as practicable following the end of the first month ending at least 30 days after the Effective Time, a report filed with the Commission on Form 8-K or any other public filing, statement or announcement which includes the combined financial results (including combined sales and net income) of Parent and AmeriSource for a period of at least 30 days of combined operations of Parent and AmeriSource following the Effective Time.

  5.3 Covenants of AmeriSource.

    (a) AmeriSource Stockholders Meeting. AmeriSource shall take all action in accordance with the federal securities laws, the DGCL and the AmeriSource Certificate and the AmeriSource Bylaws necessary to convene a special meeting of the stockholders of AmeriSource entitled to vote (the "AmeriSource Stockholders Meeting") to be held and completed on the earliest practicable date determined by Parent, subject to the consent of AmeriSource (which shall not be unreasonably withheld) (which date shall be the same date as the date of the Parent Stockholders Meeting or as close to one another as reasonably practicable), to consider and vote upon approval of the Merger, this Agreement and the transactions contemplated hereby.

    (b) Joint Proxy Statement; Registration Statement. AmeriSource shall cooperate with Parent in the preparation and filing of the Registration Statement in a timely fashion and shall use all reasonable efforts to assist Parent in having the Registration Statement declared effective by the Commission as promptly as practicable and in maintaining the effectiveness of the Registration Statement through the Effective Time. If, at any time prior to the Effective Time, AmeriSource shall obtain knowledge of any information pertaining to AmeriSource that would require any amendment or supplement to the Registration Statement or the Joint Proxy Statement, AmeriSource shall so advise Parent in writing and shall promptly furnish Parent with all information as shall be required for such amendment or supplement and shall promptly take such action as shall be required to amend or supplement the Registration Statement and/or Joint Proxy Statement. AmeriSource shall use all reasonable efforts to mail at the earliest practicable date to the stockholders of AmeriSource the Joint Proxy Statement, which shall include all information required under Applicable Law to be furnished to the stockholders of AmeriSource in connection with the Merger and the transactions contemplated thereby and shall include the AmeriSource Board Recommendation to the extent not previously withdrawn in compliance with Section 5.3(d) and the written opinion of Goldman, Sachs & Co. described in Section 3.23.

    (c) Conduct of AmeriSource's Operations. During the period from the date of this Agreement to the Effective Time, AmeriSource shall conduct its operations in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use all reasonable efforts to maintain and preserve its business organization and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, AmeriSource shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or as set forth in Section 5.3(c) to the AmeriSource Disclosure Schedule, without the prior written consent of Parent:

      (i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock,
    (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock,
    (C) grant any person any right or option to acquire any shares of its capital stock (provided that AmeriSource may grant AmeriSource Options to purchase shares of AmeriSource Common Stock if such grants are made at such times and in such amounts as are consistent with previous grants by AmeriSource in the ordinary course of business ("Additional AmeriSource Options") and if the Additional AmeriSource Options shall provide that the Merger shall not be an event which accelerates the vesting thereof, and so long as no such grant shall jeopardize Parent's ability to account for the Merger in accordance with the pooling-of-interests method of accounting under the requirements of APB No. 16 and provided further that prior to granting any Additional AmeriSource Options AmeriSource shall consult with Parent's and AmeriSource's independent public accountants and if either of them recommends that a particular grant of AmeriSource Options not be made or that the number of AmeriSource Options to be granted shall be reduced then AmeriSource will follow such recommendation), (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any other securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of AmeriSource Options which are outstanding as of the date hereof or which are granted by AmeriSource prior to the Effective Time in compliance with the terms of this Agreement), (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock or (F) adopt a so-called "poison pill" or adopt or enter into a shareholder rights plan or similar plan;

      (ii) directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets other than in the ordinary course of business;

      (iii) amend the AmeriSource Certificate or the AmeriSource Bylaws;

      (iv) merge or consolidate with any other person;

      (v) acquire assets or capital stock of or other equity interests in any other person valued, giving effect to assumed indebtedness, at more than $25 million per transaction and $50 million in the aggregate; provided that AmeriSource shall give Parent written notice of any acquisition of assets or capital stock of or other equity interests in any other person, regardless of the size of the transaction, at least six business days prior to the filing of any application under the HSR Act with respect thereto or, if no such filing is made, at least six business days prior to the entering into of any agreement to make such an acquisition, or within two business days after entering into any such agreement, provided the agreement is contingent on compliance with this paragraph (v), and provided, further, that AmeriSource shall not make any acquisition of (A) any entity engaged in the U.S. pharmaceutical distribution business (as defined below) or (B) any other business, regardless of the size of the transaction, if (x) in the case of clause (A), either AmeriSource's outside antitrust counsel or Parent's outside antitrust counsel shall, within five business days of receipt of the aforesaid notice, deliver to AmeriSource its written opinion that such acquisition would materially and adversely affect the ability of Section 6.1(b), 6.1(c) and 6.1(d) (insofar as they relate to federal Antitrust Laws) to be satisfied on or prior to the Termination Date (AmeriSource agreeing promptly to provide Parent's counsel with all information, analyses and materials available to AmeriSource in connection with such acquisition that would be reasonably necessary in formulating its opinion); and (y) in the case of clause (B), if such acquisition would materially and adversely affect the ability of
    Section 6.1(b), 6.1(c) and 6.1(d) (insofar as they relate to federal Antitrust Laws) to be satisfied on or prior to the Termination Date; AmeriSource hereby agreeing that it will make its determination as to whether the acquisition would materially and adversely affect such ability after consulting with AmeriSource's outside antitrust counsel (for the purposes of this Section 5.3(c)(v) only, an entity shall be deemed to be engaged in the U.S. pharmaceutical distribution business if it derived at least $100 million in revenues from the pharmaceutical distribution business (and shall have more than $25 million of revenues in the U.S. or $15 million in assets in the U.S.) in its fiscal year preceding the date of the agreement or filing referred to above) (it being understood that, with respect to joint ventures or newly formed entities, the revenues of such entity for a fiscal year will include revenues the contributing party derived from the assets or businesses contributed to such entity for the entire twelve-month period ending on the same date as the end of such entity's fiscal year);

      (vi) except pursuant to existing credit arrangements set forth in
    Section 3.17 to the AmeriSource Disclosure Schedule or as set forth in
    Section 5.3(c) to the AmeriSource Disclosure Schedule, incur, create, assume or otherwise become liable for any indebtedness for borrowed money or, other than in the ordinary course of business consistent with past practice, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

      (vii) except as set forth in Section 5.3(c)(vii) of the AmeriSource Disclosure Schedule, enter into or modify any employment, severance, stay-pay termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than in the ordinary course of business consistent with past practice (except for change-of-control severance agreements that in all cases shall require the prior written consent of Parent), or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee except as may be required by Applicable Law or in the ordinary course of business consistent with past practice;

      (viii) enter into, adopt or amend any employee benefit or similar plan except as may be required by Applicable Law;

      (ix) change any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by generally accepted accounting principles as advised by AmeriSource's regular independent accountants, or make any material Tax election (unless required by law or consistent with prior practice) or settle any material Tax liability which is the subject of dispute between AmeriSource and a Governmental Authority, unless, in each case, Parent is given reasonable prior written notice thereof;

      (x) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any Contract ("Contract Actions") other than Contract Actions in the ordinary course of business consistent with past practices and which individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect on AmeriSource;

      (xi) enter into any confidentiality, standstill or non-compete agreements or arrangements which after the Effective Time would apply or purport to apply to Parent or any of its subsidiaries (other than AmeriSource or any of its subsidiaries);

      (xii) incur or commit to any capital expenditures, individually or in the aggregate, in excess of the amount set forth in Section 5.3(c) to the AmeriSource Disclosure Schedule;

      (xiii) except as permitted by Section 5.3(d), take any action to exempt or make not subject to (x) the provisions of Section 203 of the DGCL or (y) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than Parent or its subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

      (xiv) modify or waive any of its rights under any provision of any confidentiality agreement or standstill agreement;

      (xv) take any action that will likely result in the representations and warranties set forth in Article III becoming false or inaccurate in any material respect;

      (xvi) enter into or carry out any other transaction other than in the ordinary and usual course of business or other than as permitted pursuant to the other clauses in this Section 5.3(c);

      (xvii) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing; or

      (xviii) agree in writing or otherwise to take any of the foregoing actions.

    (d) No Solicitation. During the term of this Agreement, AmeriSource shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving AmeriSource, or acquisition of any capital stock from AmeriSource (other than upon exercise of AmeriSource options which are outstanding as of the date hereof or which have been granted by AmeriSource prior to the Effective Time in compliance with the terms of this Agreement) or 15% or more of the assets of AmeriSource and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any acquisition by AmeriSource of any material assets or capital stock of any other person (other than to the extent specifically permitted by Section 5.3(c)(v)), or any combination of the foregoing (a "Competing Transaction"), or negotiate or otherwise engage in discussions with any person (other than Parent, Merger Sub or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that, at any time prior to the approval of the Merger by the stockholders of AmeriSource, AmeriSource may furnish information to, and negotiate or otherwise engage in discussions with, any party who delivers a written proposal for a Competing Transaction which was not solicited or encouraged after the date of this Agreement if and so long as the Board of Directors of AmeriSource determines in good faith by a majority vote, after consultation with and receipt of advice from its outside legal counsel, that failing to take such action would constitute a breach of the fiduciary duties of the Board of Directors of AmeriSource under Applicable Law and determines that such a proposal is, after consulting with Goldman, Sachs & Co. (or any other nationally recognized investment banking firm), more favorable to AmeriSource's stockholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Parent in response to such Competing Transaction). AmeriSource will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Competing Transaction. Notwithstanding any other provision of this Section 5.3(d), in the event that prior to the approval of the Merger by the stockholders of AmeriSource the Board of Directors of AmeriSource determines in good faith by a majority vote, after consultation with and receipt of advice from outside legal counsel, that failure to do so would constitute a breach of the fiduciary duties of the AmeriSource Board of Directors under Applicable Law, the Board of Directors of AmeriSource may (subject to this and the following sentences) withdraw, modify or change, in a manner adverse to Parent, the AmeriSource Board Recommendation and take and disclose to the stockholders of AmeriSource a position with respect to the Competing Transaction and, to the extent applicable, comply with Rule 14e-2 promulgated under the Exchange Act with respect to a Competing Transaction by disclosing such withdrawn, modified or changed AmeriSource Board Recommendation and recommendation with respect to the Competing Transaction in connection with a tender or exchange offer for AmeriSource securities, provided that it uses all reasonable efforts to give Parent two days prior written notice of its intention to do so (provided that the foregoing shall in no way limit or otherwise affect Parent's right to terminate this Agreement pursuant to Section 7.1(d)). The AmeriSource Board of Directors shall not, in connection with any such withdrawal, modification or change of the AmeriSource Board Recommendation, take any action to change the approval of the Board of Directors of AmeriSource for purposes of causing any state takeover statute or other state law to be applicable to the transactions contemplated hereby, including this Agreement, the AmeriSource Stock Option Agreement and the Merger, provided, however, that this sentence shall not prohibit AmeriSource from withdrawing, modifying or changing its recommendation or approving or recommending any Competing Transaction under the circumstances and subject to the conditions set forth in this Section 5.3(d). From and after the execution of this Agreement, AmeriSource shall immediately advise Parent in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Competing Transaction (including the specific terms thereof and the identity of the other party or parties involved) and furnish to Parent within 24 hours of such receipt an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of any such written proposal in addition to any information provided to any third party relating thereto. In addition, AmeriSource shall immediately advise Parent, in writing, if the Board of Directors of AmeriSource shall make any determination as to any Competing Transaction as contemplated by the proviso to the first sentence of this Section 5.3(d).

    (e) Termination Right. If prior to the approval of the Merger by the stockholders of AmeriSource the Board of Directors of AmeriSource shall determine in good faith, after consultation with its financial and legal advisors, with respect to any written proposal from a third party for a Competing Transaction received after the date hereof that was not solicited or encouraged by AmeriSource or any of its subsidiaries or affiliates in violation of this Agreement that failure to enter into such Competing Transaction would constitute a breach of the fiduciary duties of the Board of Directors of AmeriSource under Applicable Law and that such Competing Transaction is more favorable to the stockholders of AmeriSource from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions of such transaction proposed in writing by Parent in response to such Competing Transaction) and is in the best interest of the stockholders of AmeriSource and AmeriSource has received (x) the advice of its outside legal counsel that failure to enter into such a Competing Transaction would constitute a breach of the Board of Directors' fiduciary duties under Applicable Law and
  (y) a written opinion (a copy of which has been delivered to Parent) from Goldman, Sachs & Co. (or any other nationally recognized investment banking firm) that the Competing Transaction is more favorable from a financial point of view to the stockholders of AmeriSource than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions of such transaction proposed in writing by Parent), AmeriSource may terminate this Agreement and enter into a letter of intent, agreement-in- principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") with respect to such Competing Transaction provided that, prior to any such termination, (i) AmeriSource has provided Parent written notice that it intends to terminate this Agreement pursuant to this Section 5.3(e), identifying the Competing Transaction then determined to be more favorable and the parties thereto and delivering an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of the Acquisition Agreement to be entered into for such Competing Transaction, and (ii) at least three full business days after AmeriSource has provided the notice referred to in clause (i) above (provided that the advice and opinion referred to in clauses (x) and (y) above shall continue in effect without revocation, revision or modification), AmeriSource delivers to Parent (A) a written notice of termination of this Agreement pursuant to this Section 5.3(e), (B) a check in the amount of Parent's Costs (as defined in Section 7.2) as the same may have been estimated by Parent in good faith prior to the date of such delivery (subject to an adjustment payment between the parties upon Parent's definitive determination of such Costs), plus the amount of the Termination Fee (as defined in Section 7.2),
  (C) a written acknowledgment from AmeriSource that (x) the termination of this Agreement and the entry into the Acquisition Agreement for the Competing Transaction will be a "Purchase Event" as defined in the AmeriSource Stock Option Agreement and (y) the AmeriSource Stock Option Agreement shall be honored in accordance with its terms and (D) a written acknowledgment from each other party to such Competing Transaction that it is aware of the substance of AmeriSource's acknowledgment under clause (C) above and waives any right it may have to contest the matters thus acknowledged by AmeriSource.

    (f) Affiliates of AmeriSource. AmeriSource shall use its best efforts to cause each such person who may be at the Effective Time or was on the date hereof an "affiliate" of AmeriSource for purposes of Rule 145 under the Securities Act or applicable accounting releases of the Commission with respect to pooling-of-interests accounting treatment, to execute and deliver to Parent no less than 30 days prior to the date of the AmeriSource Stockholders Meeting, the written undertakings in the form attached hereto as Exhibit A-1 (the "AmeriSource Affiliate Letter"). No later than 45 days prior to the date of the AmeriSource

  Stockholders Meeting, AmeriSource, after consultation with its outside counsel, shall provide Parent with a letter (reasonably satisfactory to outside counsel to Parent) specifying all of the persons or entities who, in AmeriSource's opinion, may be deemed to be "affiliates" of AmeriSource under the preceding sentence. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the AmeriSource Affiliate Letter on the certificates evidencing any of the shares of Parent Common Stock to be received by (i) any such "affiliate" of AmeriSource specified in such letter or (ii) any person Parent reasonably identifies (by written notice to AmeriSource) as being a person who may be deemed an "affiliate" for purposes of Rule 145 under the Securities Act or applicable accounting releases of the Commission with respect to pooling-of-interests accounting treatment, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the shares of Parent Common Stock, consistent with the terms of the AmeriSource Affiliate Letter, regardless of whether such person has executed the AmeriSource Affiliate Letter and regardless of whether such person's name appears on the letter to be delivered pursuant to the preceding sentence. Promptly upon the request of the holder of such certificates, Parent will issue new certificates with no legends, and will countermand the stop transfer instructions, consistent with the terms of the AmeriSource Affiliate Letter.

    (g) Access. AmeriSource shall permit representatives of Parent to have full access at all reasonable times to AmeriSource's premises, properties, books, records, contracts, documents, customers and suppliers, and shall cause its independent accountants to give Parent access to such accountants' work papers. Information obtained by Parent pursuant to this
  Section 5.3(g) shall be subject to the provisions of the Confidentiality Agreement, which agreement remains in full force and effect. No investigation conducted pursuant to this Section 5.3(g) or otherwise shall affect or be deemed to modify any representation or warranty made in this Agreement. Notwithstanding the foregoing, AmeriSource shall have no obligation to provide Parent or Merger Sub with information if AmeriSource determines in good faith, upon written advice of its outside antitrust counsel, that providing information may violate any Applicable Law.

    (h) Notification of Certain Matters. AmeriSource shall give prompt notice to Parent of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would likely cause any representation or warranty by AmeriSource contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time in any material respect and
  (ii) any material failure of AmeriSource to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.3(h) shall not limit or otherwise affect the remedies available hereunder to Parent.

    (i) Subsequent Financial Statements. AmeriSource shall consult with Parent prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any AmeriSource SEC Documents after the date of this Agreement, it being understood that Parent shall have no liability by reason of such consultation.

    (j) Letters of AmeriSource's Accountants. AmeriSource shall use all reasonable efforts to cause to be delivered to Parent letters of AmeriSource's independent accountants, dated a date within two business days before the date on which the Registration Statement shall become effective, the date the Joint Proxy Statement is mailed and the date of the Parent Stockholders Meeting and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent accountants in connection with registration statements similar to the Registration Statement.

                                  ARTICLE VI

                                  CONDITIONS

  6.1 Conditions to the Obligations of Each Party. The obligations of AmeriSource, Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction of the following conditions:

    (a) (i) This Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by the stockholders of AmeriSource entitled to vote thereon, and (ii) the issuance of the shares of Parent Common Stock to be issued in the Merger shall have been approved by the stockholders of Parent entitled to vote thereon, in each case in the manner required by all Applicable Laws and the applicable stock exchange rules.

    (b) Any applicable waiting periods (and any extensions thereof, including any written commitment to an HSR Authority to defer or delay consummation of the Merger notwithstanding expiration of such waiting periods) under the HSR Act relating to the Merger and the transactions contemplated by this Agreement shall have expired or been terminated.

    (c) No provision of any Applicable Law (other than Antitrust Laws), as supported by written opinion of outside legal counsel, and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Merger or the transactions contemplated by this Agreement (the parties having used their respective best efforts (consistent with the provisions of this Agreement) to cause such Applicable Law to be satisfied (if such Applicable Law is capable of being satisfied) so as to cause such Applicable Law not to prohibit the Merger or the transactions contemplated hereby).

    (d) There shall not be pending any Action by any Governmental Authority
  (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement,
  (ii) except to the extent consistent with the obligations of AmeriSource and Parent under Section 5.1(a), seeking to prohibit or limit the ownership or operation by Parent, AmeriSource or any of their respective subsidiaries of, or to compel Parent, AmeriSource or any of their respective subsidiaries to dispose of or hold separate, any material portion of the business or assets of Parent, AmeriSource or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Surviving Corporation, including the right to vote such capital stock on all matters properly presented to the stockholders of the Surviving Corporation or (iv) seeking to prohibit Parent or any subsidiary of Parent from effectively controlling in any material respect the business or operations of Parent or the subsidiaries of Parent.

    (e) The Commission shall have declared the Registration Statement effective under the Securities Act, and no stop order or similar restraining order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission or any state securities administrator.

    (f) The shares of Parent Common Stock to be issued in the Merger (including, without limitation, the shares of Parent Common Stock issuable upon the exercise of the Parent Exchange Options) shall have been approved for listing on the NYSE, subject to official notice of issuance.

    (g) Parent shall have received a letter, in form and substance reasonably satisfactory to Parent and AmeriSource, from Parent's independent accountants dated the date of the Effective Time (a copy of which shall have been delivered to AmeriSource), stating that they concur with the conclusion of Parent's management that the Merger will qualify as a transaction to be accounted for by Parent in accordance with the pooling-of-interests method of accounting under the requirements of APB No. 16.

  6.2 Conditions to Obligations of AmeriSource. The obligations of AmeriSource to consummate the Merger and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by
AmeriSource:

    (a) The representations and warranties of each of Parent and Merger Sub set forth in Article IV (which for purposes of this paragraph (a) shall be read as though none of them contained any Material Adverse Effect or materiality qualifier) shall be true and correct in all respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except for such representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except for changes permitted by Section 5.2(c) and except where the failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on Parent.

    (b) Each of Parent and Merger Sub shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time, except, in the case of breaches of Section 5.2(c), for acts and omissions of Parent which, in the aggregate, do not have a Material Adverse Effect on Parent.

    (c) Each of Parent and Merger Sub shall have furnished AmeriSource with a certificate dated the Closing Date signed on behalf of it by the President or any Vice President to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

    (d) AmeriSource shall have received an opinion from Dechert, Price & Rhoads, dated the Closing Date, based upon certain factual representations of AmeriSource, Parent and Merger Sub reasonably requested by such counsel, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

    (e) Since the date of this Agreement, there shall not have been any change in the business, assets, liabilities, results of operations or financial condition of Parent which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Parent.

  6.3 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Parent:

    (a) The representations and warranties of AmeriSource set forth in
  Article III (which for purposes of this paragraph (a) shall be read as though none of them contained any Material Adverse Effect or materiality qualifier) shall be true and correct in all respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except for such representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except for changes permitted by Section 5.3(c) and except where the failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on AmeriSource.

    (b) AmeriSource shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time, except, in the case of breaches of Section 5.3(c), for acts and omissions of AmeriSource which, in the aggregate, do not have a Material Adverse Effect on AmeriSource.

    (c) AmeriSource shall have furnished Parent with a certificate dated the Closing Date signed on its behalf by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

    (d) Since the date of this Agreement, there shall not have been any change in the business, assets, liabilities, results of operations or financial condition of AmeriSource which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on AmeriSource.

    (e) Each of the Employee Agreements shall be in full force and effect in accordance with its terms and shall not have been modified, amended or terminated (other than by Parent); provided, however, that it is understood that this condition shall not fail to be satisfied with respect to any such person who is no longer employed by AmeriSource so long as AmeriSource shall not have modified, amended or terminated, granted any waiver or release under, or assigned any rights or claims under, the Employee Agreements with such former employee.

    (f) There shall not have been a material breach of the AmeriSource Stock Option Agreement.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

  7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of AmeriSource and the stockholders of Parent):

    (a) by mutual written consent of Parent and AmeriSource;

    (b) by either Parent or AmeriSource if there shall be any Applicable Law (other than Antitrust Laws) that, as supported by written opinion of outside legal counsel, makes consummation of the Merger illegal or otherwise prohibited (the terminating party having given at least 10 days notice to the other party of the existence of such Applicable Law and both parties having used their respective best efforts (consistent with the provisions of this Agreement) to cause such Applicable Law to be satisfied (if the Applicable Law is capable of being satisfied) so that it does not have the effect set forth above), or if any judgment, injunction, order or decree of a court or other competent Governmental Authority enjoining Parent or AmeriSource from consummating the Merger shall have been entered and such judgment, injunction, order or decree shall have become final and nonappealable;

    (c) by either Parent or AmeriSource if the Merger shall not have been consummated before May 31, 1998; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure or whose affiliate's failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; and, provided further, that (i) if, on May 31, 1998, the five events set forth in Section 1.2(b) shall have occurred but the Closing shall not have taken place, then references to "May 31, 1998" in this paragraph (c) shall instead be "June 7, 1998," and (ii) if the date on which any applicable waiting period (and any extensions thereof) under the HSR Act relating to the merger and other transactions contemplated by the Agreement and Plan of Merger, dated as of August 23, 1997, by and among Cardinal Health, Inc. ("Cardinal"), Bruin Merger Corp. and Bergen Brunswig Corporation (the "Cardinal Transaction") shall have first expired or been terminated is between May 1, 1998 and May 31, 1998 (each inclusive), and on such date no judgment, injunction, order or decree shall prohibit or enjoin consummation of the Cardinal Transaction and there shall not be pending any Action by an HSR Authority seeking with respect to Cardinal or Bergen Brunswig Corporation or the Cardinal Transaction any of the remedies set forth in
  Section 6.1(d), then references to "May 31, 1998" in this paragraph (c) shall instead be "June 30, 1998" (the date on which this Agreement may be terminated pursuant to this paragraph (c), as applicable, being herein referred to as the "Termination Date");

    (d) by Parent if the Board of Directors of AmeriSource shall withdraw, modify or change the AmeriSource Board Recommendation in a manner adverse to Parent, or if the Board of Directors of AmeriSource shall have refused to affirm the AmeriSource Board Recommendation as promptly as practicable (but in any case within 10 business days) after receipt of any written request from Parent which request was made on a reasonable basis;

    (e) by Parent or AmeriSource if at the AmeriSource Stockholders Meeting (including any adjournment or postponement thereof) the requisite vote of the stockholders of AmeriSource to approve the Merger, the Merger Agreement and the transactions contemplated hereby shall not have been obtained;

    (f) by Parent or AmeriSource if at the Parent Stockholders Meeting (including any adjournment or postponement thereof) the requisite vote of the stockholders of Parent to approve the issuance of shares of Parent Common Stock in the Merger shall not have been obtained;

    (g) by AmeriSource, pursuant to Section 5.3(e);

    (h) by Parent if at any time the representations and warranties of AmeriSource set forth in Section 3.15 shall not be true and correct and Parent shall have been advised by Parent's independent accountants that the condition set forth in Section 6.1(g) cannot be satisfied;

    (i) by Parent or AmeriSource if:

      (x) there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 6.2(a) or 6.2(b) (in the case of a breach by Parent) or Section 6.3(a) or 6.3(b) (in the case of a breach by AmeriSource) or would result in a material adverse effect on the ability of Parent and/or AmeriSource to consummate the transactions contemplated hereby, and such breach shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach; or

      (y) the condition set forth in Section 6.3(d) (in the case of a termination by Parent) or Section 6.2(e) (in the case of a termination by AmeriSource) is not satisfied and cannot reasonably be expected to be satisfied by the Termination Date or, if earlier, the fifth business day following the latest to occur of the five events set forth in
    Section 1.2(b);

    (j) by AmeriSource if at any time the representations and warranties of Parent set forth in Section 4.7 shall not be true and correct and Parent shall have been advised by Parent's independent accountants that the condition set forth in Section 6.1(g) cannot be satisfied (Parent hereby agreeing to request advice from its accountants on the matter upon the reasonable request of AmeriSource);

    (k) subject to the provisions of Section 7.2(c), by Parent or AmeriSource if either party has received any communication from an HSR Authority (an "HSR Litigation Communication") (such HSR Litigation Communication to be promptly communicated to the other party and to be confirmed to the other party by the Bureau Director of the Federal Trade Commission or such Director's delegate or an Assistant Attorney General or the latter's delegate) indicating that an HSR Authority has authorized the institution of litigation challenging the transactions contemplated by this Agreement under the Antitrust Laws, which litigation would include a motion seeking an order or injunction prohibiting the consummation of any of the transactions contemplated by this Agreement;

    (l) by Parent if AmeriSource shall have breached in any material respect any of its obligations under the AmeriSource Stock Option Agreement; or

    (m) by AmeriSource, on March 31, 1998 (by written notice to Parent on such date before 5:00 p.m., New York time) if the conditions set forth in Sections 6.1(b), 6.1(c) and 6.1(d) (insofar as they relate to federal Antitrust Laws) shall not have been satisfied prior to such time (it being understood that the termination right contained in this paragraph (m) is a one-time right which, if not exercised on March 31, 1998, shall terminate at 5:00 p.m., New York time, on such date and this Agreement shall continue in accordance with its terms); provided that AmeriSource shall not have any termination rights pursuant to this paragraph (m) if prior to March 31, 1998 the parties shall have received an HSR Litigation Communication and on the Exchange Date (as defined in Section 7.2(c)) AmeriSource shall have delivered a notice of waiver or failed to deliver a notice of exercise pursuant to paragraph (k) of this Section 7.1 and Section 7.2(c).

  7.2 Effect of Termination.

    (a) In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement, except for the provisions of the second sentence of each of Section 5.2(g) and Section 5.3(g), the last sentence of Section 5.1(a)(i), and Sections 7.2, 8.7 and 8.10, shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Notwithstanding the foregoing, nothing in this
  Section 7.2 shall relieve any party to this Agreement of liability for a breach of any provision of this Agreement and provided, further, however, that if it shall be judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other parties for their respective out-of-pocket costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution and performance of this Agreement and related documentation and stockholders' meetings and consents ("Costs").

    (b) AmeriSource agrees that, if:

      (i) AmeriSource terminates this Agreement pursuant to Sections 5.3(e) and 7.1(g);

      (ii Parent terminates this Agreement pursuant to Section 7.1(d) or 7.1(l);

      (ii) (A) Parent or AmeriSource terminates this Agreement pursuant to
    Section 7.1(e), (B) at the time of such failure by the stockholders of AmeriSource to so approve the Merger, this Agreement and the transactions contemplated hereby there is a publicly announced or disclosed Competing Transaction with respect to AmeriSource, and (C) within 12 months after such termination, AmeriSource shall enter into an Acquisition Agreement for a Business Combination (as defined in this Section 7.2) or consummate a Business Combination;

      (iv) (A) Parent or AmeriSource terminates this Agreement pursuant to
    Section 7.1(e) and (B) within three months after such termination, AmeriSource shall enter into an Acquisition Agreement for a Business Combination or consummate a Business Combination; or

      (v) (A) AmeriSource terminates this Agreement pursuant to Section 7.1(m), and (B) either (x), at the time of such termination there is a publicly announced or disclosed Competing Transaction with respect to AmeriSource or the Board of Directors of AmeriSource has been advised of a Competing Transaction and within six months after such termination, AmeriSource shall enter into an Acquisition Agreement with the party (or an affiliate thereof) that had publicly announced or disclosed the Competing Transaction, or of whose Competing Transaction AmeriSource's Board of Directors had been advised, for a Transaction
    (as defined in this Section 7.2) or consummate a Transaction or (y) within six months after such termination AmeriSource shall effect a leveraged recapitalization, then, (X) in the case of a termination by Parent as described in clause (ii) above, within three business days following any such termination, (Y) in the case of a termination by AmeriSource as described in clause (i) above, concurrently with such termination, or (Z) in the case of a termination by AmeriSource or Parent as described in clause (iii) above or clause (iv) above or a termination by AmeriSource as described in clause (v) above, prior to the earlier of the consummation of a Business Combination or a Transaction, as applicable, or execution of an Acquisition Agreement with respect thereto within the applicable time period, AmeriSource will pay to Parent in cash by wire transfer in immediately available funds to an account designated by Parent (i) in reimbursement for Parent's expenses an amount in cash equal to the aggregate amount of Parent's Costs, but not in excess of $12 million and (ii) a termination fee in an amount equal to $65 million (such amount, the "Termination Fee"). For the purposes of this Section 7.2, "Business Combination" means (i) a merger, consolidation, share exchange, business combination or similar transaction involving AmeriSource as a result of which the stockholders of AmeriSource prior to such transaction in the aggregate cease to own at least 85% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (ii) a sale, lease, exchange, transfer or other disposition of more than 15% of the assets of AmeriSource and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, by a person (other than Parent or any affiliate thereof) or group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership of more than 15% of the AmeriSource Common Stock whether by tender or exchange offer or otherwise. For purposes of this Section 7.2, "Transaction" means a merger, consolidation, share exchange, business combination or similar transaction involving AmeriSource as a result of which the stockholders of AmeriSource immediately prior to the consummation of such transaction in the aggregate cease to own a majority of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof).

    (c) The right to terminate this Agreement pursuant to Section 7.1(k) shall either be exercised or waived on the first business day after an HSR Authority has authorized litigation challenging the transactions contemplated by this Agreement under the Antitrust Laws (or the business day immediately preceding the date, if any, to which the HSR Authority has extended the date for instituting litigation, it being understood that AmeriSource and Parent shall agree with each other and with such HSR Authority not to consummate the Merger and the transactions contemplated hereby for ten business days and shall use their respective best efforts to obtain the agreement of such HSR Authority to extend for ten business days the date for instituting litigation) (or such earlier date as the parties may mutually agree) (the "Exchange Date") by simultaneous exchanges by representatives of Parent and AmeriSource of their respective notices of exercise or waiver, as applicable, on the Exchange Date (it being understood that the failure of any party to deliver such notice on the Exchange Date shall be deemed to be a waiver of such party's termination rights pursuant to Section 7.1(k). Parent and AmeriSource agree that:

      (i) if Parent shall have elected to exercise its right to terminate this Agreement pursuant to Section 7.1(k), and AmeriSource shall have waived its right to terminate this Agreement pursuant to Section 7.1(k), in each case as reflected in the notice referred to in the preceding sentence (or absence of notice, as the case may be), then Parent will pay to AmeriSource, in reimbursement of AmeriSource's expenses, an amount equal to the aggregate amount of AmeriSource's Costs, but not in excess of $12 million, plus the Stay Pay Arrangements referred to in Section 5.3(c)(vii) to the AmeriSource Disclosure Schedule, up to a maximum reimbursement (including Costs) of $20 million in the aggregate. Stay-Pay Arrangements include payments made whether before or after termination of this Agreement, so long as such payments were made pursuant to the Stay-Pay Arrangements set forth in
    Section 5.3(c) to the AmeriSource Disclosure Schedule. Reimbursement of any such payments that are not payable to employees until after the termination of this Agreement shall be made as and when expended by AmeriSource;

      (ii) if AmeriSource shall have elected to exercise its right to terminate this Agreement pursuant to Section 7.1(k), and Parent shall have waived its right to terminate pursuant to Section 7.1(k), in each case as reflected in the notice referred to in the preceding sentence (or absence of notice, as the case may be), then AmeriSource will pay to Parent, in reimbursement of Parent's expenses, an amount equal to the aggregate amount of Parent's Costs but not in excess of $12 million; and

      (iii) if AmeriSource and Parent shall both have elected to exercise their right to terminate this Agreement pursuant to Section 7.1(k), then neither AmeriSource nor Parent will be required to reimburse the other for the other's Costs.

    (d) Parent and AmeriSource agree that, in the event that any Termination Fee and/or Costs are paid pursuant to this Section 7.2, such Termination Fee and/or Costs, as applicable, shall be the exclusive remedy for the acts or omissions which resulted in the termination of this Agreement, and shall be deemed to be liquidated damages, provided that the party paying the Termination Fee and/or Costs shall not have breached any of its obligations under this Agreement. If the party paying the Termination Fee and/or Costs shall have breached any of its obligations under this Agreement, then the other party shall be entitled to enforce all of its rights under this Agreement in law and in equity.

    (e) The parties acknowledge that the payments provided for in this
  Section 7.2 are an integral part of the transactions contemplated by this Agreement and, without the agreement to make such payments, the parties would not have entered into this Agreement. Accordingly, if any party shall fail to make any payment (whether of a Termination Fee or of Costs) owing pursuant to this Section 7.2 promptly when due, the party to which such payment is owed shall be entitled to be paid all costs and expenses (including fees and disbursements of counsel) incurred in collecting such payment.

  7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement by stockholders of AmeriSource, but after any such approval, no amendment shall be made which by law requires further approval or authorization by the stockholders of AmeriSource without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  7.4 Extension; Waiver. At any time prior to the Effective Time, Parent (with respect to AmeriSource) and AmeriSource (with respect to Parent and Merger
Sub) by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                 ARTICLE VIII

                                 MISCELLANEOUS

  8.1 No Survival of Representations and Warranties. The representations and warranties made herein by the parties hereto shall not survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time or after the termination of this Agreement.

  8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a) if to Parent or Merger Sub:

    One Post Street
    San Francisco, CA 94104
    Attn.: Ivan D. Meyerson, Esq.
    Telecopy No.: 415-983-8826

  with a copy to:

    Fried, Frank, Harris, Shriver & Jacobson
    One New York Plaza
    New York, New York 10004
    Attn.: Stephen Fraidin, P.C.
    Telecopy No.: 212-859-4000

  (b) if to AmeriSource:

    300 Chester Field Parkway
    Malvern, PA 19355
    Attn.: Teresa Ciccotelli, Esq.
    Telecopy No.: 610-993-7677

  with a copy to:

    Dechert, Price & Rhoads
    1717 Arch Street
    Philadelphia, PA 19103
    Attn.: G. Daniel O'Donnell, Esq.
    Telecopy No.: 215-994-2222

  8.3 Interpretation; Definitions.

    (a) When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to AmeriSource, such reference shall be deemed to include any and all subsidiaries of AmeriSource, individually and in the aggregate, except for Sections 3.1, 3.2, 3.3, 3.4, 3.8, 3.15, 3.22, 3.23,
  3.24 and 8.3.

    (b) For the purposes of any provision of this Agreement, a "Material Adverse Effect" with respect to any party shall be deemed to occur if any event, change or effect, individually or in the aggregate with such other events, changes or effects, has occurred which would reasonably be expected to have a material adverse effect on the business, assets (including intangible assets), liabilities (contingent or otherwise), results of operations or financial condition of such party and its subsidiaries taken as a whole; provided, however, that a Material Adverse Effect with respect to any party shall not include any change in or effect upon the business, assets (including intangible assets), liabilities (contingent or otherwise), results of operations or financial condition of such party or any of its subsidiaries directly or indirectly arising out of or attributable to (i) any decrease in the market price of the shares of Parent Common Stock in the case of Parent or AmeriSource Common Stock in the case of AmeriSource (but in either case not any change or effect underlying such decrease to the extent such change or effect would otherwise constitute a Material Adverse Effect on such party), (ii) conditions, events, or circumstances generally affecting the economy as a whole or (iii) the loss by such party (and its subsidiaries) of any customer (including business of such customer) (including, without limitation, any financial consequence of such loss of customer) to the other party.

    (c) For purposes of this Agreement, a "subsidiary" of any person means another person, an amount of the voting securities or other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting securities or interests, 50% or more of the equity interests of which is owned directly or indirectly by such first person).

    (d) For purposes of this Agreement, "knowledge" of a party shall mean the actual knowledge of all elected officers of such party or any of its subsidiaries with a title of vice president or higher.

    (e) For purposes of this Agreement, references to any financial statements or any component thereof shall be deemed to include the footnotes thereto.

    (f) For purposes of this Agreement, the term "including" shall mean "including, without limitation."

  8.4 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

  8.5 Entire Agreement. This Agreement (including the documents and the instruments referred to herein), the AmeriSource Stock Option Agreement, the Confidentiality Agreement, the Joint Defense Agreement and the Antitrust Confidentiality Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

  8.6 Third Party Beneficiaries. Except for the agreement set forth in Section 5.2(d), nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.

  8.7 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any Action (and agrees not to commence any Action except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 8.2 shall be effective service of process for any Action brought against it in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Action in the courts of the State of Delaware or of the United States of America, in each case located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Action brought in any such court has been brought in an inconvenient forum.

  8.8 Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance and injunctive and other equitable relief, and the parties hereto agree to waive any requirement for the securing or posting of any bond in connection with the obtaining thereof.

  8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that all or any of the rights of Merger Sub hereunder may be assigned to any direct wholly owned subsidiary of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

  8.10 Expenses. Subject to the provisions of Section 7.2 and the AmeriSource Stock Option Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with filing, printing and mailing the Registration Statement and the Joint Proxy Statement (including filing fees related thereto) will be shared equally by Parent and AmeriSource.

  IN WITNESS WHEREOF, Parent, Merger Sub and AmeriSource have signed this Agreement as of the date first written above.

                                          McKESSON CORPORATION

                                          By: /s/ Ivan D. Meyerson
                                            -----------------------------------
                                          Name: Ivan D. Meyerson
                                          Title: Vice President and General
                                           Counsel

                                          PATRIOT ACQUISITION CORP.

                                          By: /s/ Ivan D. Meyerson
                                            -----------------------------------
                                          Name: Ivan D. Meyerson
                                          Title: Executive Vice President

                                          AMERISOURCE HEALTH CORPORATION

                                          By: /s/ David Yost
                                            -----------------------------------
                                          Name: David Yost
                                          Title: President and Chief Executive
                                           Officer

                                                              November 19, 1997

AmeriSource Health Corporation
300 Chester Field Parkway
Malvern, Pennsylvania 19355

Attn: Teresa T. Ciccotelli, Esq.

Ladies and Gentlemen:

  Reference is made to the Agreement and Plan of Merger by and among McKesson Corporation, Patriot Acquisition Corp. and AmeriSource Health Corporation dated as of September 22, 1997 (the "Merger Agreement").

  This letter is to confirm our agreement as to the following:

    (i) the first sentence of Section 5.1(e) of the Merger Agreement is hereby amended by deleting the words "on a confidential basis" therefrom; and

    (ii) the second sentence of Section 5.2(b) of the Merger Agreement is hereby amended by deleting the words "as soon as is reasonably practicable following clearance of the Joint Proxy Statement by the Commission" therefrom and replacing them with the words "together with the Joint Proxy Statement,".

  Except as specifically modified by this letter agreement, the parties hereto acknowledge that the Merger Agreement shall remain binding upon them, and all provisions of the Merger Agreement shall remain in full force and effect. This letter agreement may be executed in identical counterpart copies, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. This letter agreement, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original and shall be considered to have the same binding effect as if it were the original signed version thereof delivered in person. Except as expressly provided herein, the execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy by the parties hereto, nor shall it constitute a waiver of any provision in the Merger Agreement.

  If the foregoing accurately reflects your understanding, please sign this letter agreement and the enclosed copy and return one of them to us whereupon this letter agreement will constitute a binding agreement between you and us.

                                          Sincerely yours,

                                          McKESSON CORPORATION

                                                 /s/ Ivan D. Meyerson
                                          By: _________________________________

                                             Name: Ivan D. Meyerson

                                             Title: Vice President

                                          PATRIOT ACQUISITION CORP.

                                                 /s/ Ivan D. Meyerson
                                          By: _________________________________

                                             Name: Ivan D. Meyerson

                                             Title: Executive Vice President

Agreed to and accepted as of
the date first above written:

AMERISOURCE HEALTH CORPORATION

        /s/ Teresa T. Ciccotelli
By: ______________________________________

  Name: Teresa T. Ciccotelli

  Title: Vice President

CC: G. Daniel O'Donnell, Esq.

                                                         December 30, 1997

AmeriSource Health Corporation

300 Chester Field Parkway

Malvern, Pennsylvania 19355

Attn: Teresa T. Ciccotelli, Esq.

Ladies and Gentlemen:

  Reference is made to the Agreement and Plan of Merger by and among McKesson Corporation, Patriot Acquisition Corp. and AmeriSource Health Corporation dated as of September 22, 1997, as amended by letter agreement dated November 19, 1997 (the "Merger Agreement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

  This letter is to confirm our agreement as to the following:

    1. The third "WHEREAS" clause of the Merger Agreement is hereby amended by replacing it in its entirety with the following three "WHEREAS" clauses:

      "WHEREAS, in effectuation of the foregoing, the respective Boards of Directors of Parent, Merger Sub and AmeriSource have approved and declared advisable and in the best interests of their respective stockholders the merger of AmeriSource with and into Parent, with Parent as the surviving corporation (the "Merger"), upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

      WHEREAS, the pharmaceutical distribution business of AmeriSource is carried on primarily through AmeriSource Corporation, a Delaware corporation and wholly owned subsidiary of AmeriSource ("AmeriSource Sub"), which, following the Merger, will become a wholly owned subsidiary of Parent;

      WHEREAS, in order to more closely integrate its pharmaceutical distribution business with that of AmeriSource, Parent intends to cause the assets of AmeriSource Sub to be transferred to Parent following the Merger as expeditiously as practicable in a transaction described in
    Section 381(a) of the Code."

    2. Section 1.1 of the Merger Agreement is hereby amended by replacing it in its entirety with the following:

      "1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the DGCL, at the Effective Time (as defined in Section 1.2(a)), AmeriSource shall be merged with and into Parent. As a result of the Merger, the separate corporate existence of AmeriSource shall cease and Parent shall continue as the surviving corporation of the Merger (the "Surviving Corporation")."

    3. Section 1.4 of the Merger Agreement is hereby amended by replacing it in its entirety with the following:

      "1.4 Certificate of Incorporation and Bylaws. At the Effective Time, the Certificate of Incorporation and Bylaws of Parent, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation."

    4. Section 1.5 of the Merger Agreement is hereby amended by replacing it in its entirety with the following:

      "1.5 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors of Parent shall be the directors of the Surviving Corporation and the officers of Parent shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified."

    5. The Merger Agreement is hereby amended by adding a new Section 1.6 thereto, which Section shall read in its entirety as follows:

      "1.6 Change in Merger Structure. Parent may at any time, with the prior written consent of AmeriSource (which consent shall not be unreasonably withheld), change the method of effectuating the combination with AmeriSource (including without limitation changing the provisions of this Article I) if and to the extent it deems such change to be desirable, including without limitation to provide for a merger of Merger Sub with and into AmeriSource, in which AmeriSource is the surviving corporation; provided, however, that no such change shall (A) alter or change the amount or kind of consideration to be issued to holders of AmeriSource Common Stock as provided herein, (B) cause the combination to not constitute a "reorganization" within the meaning of
    Section 368(a) of the Code, (C) materially impede or delay the consummation of the transactions contemplated hereby, or (D) cause the combination not to qualify as a transaction to be accounted for by Parent in accordance with the pooling-of-interest method of accounting under the requirements of APB No. 16."

    6. Paragraph (a) of Section 2.1 of the Merger Agreement is hereby amended by replacing the text thereof in its entirety with the following:

      "Intentionally omitted."

    7. Paragraph (f) of Section 2.3 is hereby amended by replacing it in its entirety with the following:

      "(f) No Liability. Neither Parent nor the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Merger (or immediately prior to such earlier date on which any shares of Parent Common Stock, any dividends or distributions with respect thereto, or any cash in lieu of fractional shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.5)), any such shares, dividends or distributions or cash in respect of such Certificate shall, to the extent permitted by Applicable Laws, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto."

    8. Clause (iv) of Paragraph (a) of Section 5.1 is hereby amended by replacing the text thereof in its entirety with the following:

      "Notwithstanding anything to the contrary in this Agreement, neither Parent nor AmeriSource shall be required to hold separate (including by trust or otherwise) or divest any of their respective businesses or assets, provided, however, that unless Parent and AmeriSource otherwise agree, if required to avoid an HSR Authority instituting an Action challenging the transactions contemplated by this Agreement under the Antitrust Laws and seeking to enjoin or prohibit the consummation of any of the transactions contemplated by this Agreement (or if required to settle any Action previously instituted by an HSR Authority), Parent shall and, at the direction of Parent, AmeriSource shall, hold separate (including by trust or otherwise) or divest any of their respective businesses or assets, or take or agree to take any action or agree to any limitation required to avoid an HSR Authority instituting an Action challenging the transactions under this Agreement under the Antitrust Laws and seeking to enjoin or prohibit the consummation of any of the transactions contemplated hereby (or to settle any Action previously instituted by an HSR Authority) unless such action, in the reasonable judgment of Parent's Board of Directors, would reasonably be expected to (x) have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Surviving Corporation after the Effective Time, or (y) reduce or render more uncertain the financial or strategic benefits expected, as of the date hereof, to be realized from consummation of the Merger. Notwithstanding any other provision of this Section 5.1(a)(iv) neither party shall be required to (i) waive any of the conditions to the Merger set forth in Article VI of this Agreement as they apply to such party, or (ii) divest any of their respective businesses or assets if the divestitures would be required to be consummated prior to the Effective Time."

    9. Paragraph (d) of Section 5.2 of the Merger Agreement is hereby amended by replacing it in its entirety with the following:

      "(d) Indemnification; Directors' and Officers' Insurance. (i) From and after the Effective Time, Parent shall indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer (an "Indemnified Person") of AmeriSource or any of its subsidiaries against all losses, claims, damages, liabilities, costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnified Person with the consent of Parent, which consent will not be unreasonably withheld), judgments, fines and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "Claim") to the extent that any such Claim is based on, or arises out of: (x) the fact that such Indemnified Person is or was a director or officer of AmeriSource or any of its subsidiaries or is or was serving at the request of AmeriSource or any of its subsidiaries as a director or officer of another corporation, partnership, joint venture, trust or other enterprise; or (y) this Agreement or any of the transactions contemplated hereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under the DGCL, the AmeriSource Certificate or the AmeriSource Bylaws or any indemnification agreement in effect at the date hereof and listed in Section 5.2(d) to the AmeriSource Disclosure Schedule, including provisions relating to advancement of expenses incurred in the defense of any such Claim. Without limiting the generality of the preceding sentence, in the event any Indemnified Person becomes involved in any Claim, after the Effective Time, Parent shall periodically advance to such Indemnified Person its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provisions of paragraph (ii) of this Section 5.2(d), and subject to the providing by such Indemnified Person of an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Person is not entitled hereto.

      (ii) The Indemnified Person shall control the defense of any Claim with counsel selected by the Indemnified Person, which counsel shall be reasonably acceptable to Parent, provided that Parent shall be permitted to participate in the defense of such Claim at its own expense, and provided, further, that if any D&O Insurance (as defined in Section 5.2(d)(iv)) in effect at the time shall require the insurance company to control such defense in order to obtain the full benefits of such insurance and such provision is consistent with the provisions of AmeriSource's D&O Insurance in existence as of the date of this Agreement, then the provision of such policy shall govern. Parent shall not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Persons in any single Claim except to the extent that, in the opinion of independent legal counsel selected by the Indemnified Person, which counsel shall be reasonably acceptable to Parent, representation of two or more of such Indemnified Persons would present a conflict of interest under applicable standards of conduct in the legal profession. Parent shall not be liable for any settlement effected without its written consent, which consent shall not unreasonably be withheld.

      (iii) Parent, Merger Sub and AmeriSource agree that all rights to indemnification or liabilities, and all limitations with respect thereto, existing in favor of any Indemnified Person, as provided in the AmeriSource Certificate or the AmeriSource Bylaws and any indemnification agreement in effect at the date hereof and listed in
    Section 5.2(d) to the AmeriSource Disclosure Schedule, shall survive the Merger and shall continue in full force and effect, without any amendment thereto; provided, however, that in the event any Claim is asserted or made, any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under the DGCL, the AmeriSource Certificate or the AmeriSource Bylaws or any such agreement, as the case may be, shall be made by independent legal counsel selected by such Indemnified Person and reasonably acceptable to Parent; and provided further that nothing in this Section 5.2(d) shall impair any rights or obligations of any current or former director or officer of AmeriSource or its subsidiaries, including pursuant to the respective certificates of incorporation or bylaws of Parent or AmeriSource, or their respective subsidiaries, under the DGCL or otherwise.

      (iv) Parent shall maintain AmeriSource's existing directors' and officers' liability insurance policy ("D&O Insurance") for a period of not less than six years after the Effective Time; provided, however, that Parent may substitute therefor policies of substantially similar coverage and amounts (with carriers comparable to AmeriSource's existing carriers) containing terms no less advantageous to such former directors or officers; provided further that if the existing D&O Insurance expires or is canceled during such period, Parent shall use its reasonable efforts to obtain substantially similar D&O Insurance, and provided further that Parent shall not be required to pay in the aggregate an annual premium for D&O Insurance in excess of 150% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

      (v) The provisions of this Section 5.2(d) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives.

      (vi) From and after the Effective Time Parent shall (A) provide to the directors of AmeriSource who become directors of Parent directors' and officers' liability insurance on the same basis and to the same extent as that, if any, provided to other directors of Parent, and (B) enter into indemnification agreements with the directors of AmeriSource who become directors of Parent on terms entered into with other directors of Parent generally."

    10. Section 3.5 of the AmeriSource Disclosure Schedule is hereby amended by adding thereto the list of agreements, leases and other instruments set forth on Annex A hereto. Parent agrees that the failure of AmeriSource to list an agreement, lease or other instrument on Annex A hereto as a result of the change in structure of the transaction as contemplated by this letter agreement shall not be deemed to be a breach by AmeriSource of its representations and warranties under the Merger Agreement. As of the date hereof, AmeriSource is not aware of any items not listed on Annex A hereto which should be listed on Annex A hereto.

  Except as specifically modified by this letter agreement, the parties hereto acknowledge that the Merger Agreement shall remain binding upon them, and all provisions of the Merger Agreement shall remain in full force and effect. This letter agreement may be executed in identical counterpart copies, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. This letter agreement, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original and shall be considered to have the same binding effect as if it were the original signed version thereof delivered in person. Except as expressly provided herein, the execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy by the parties hereto, nor shall it constitute a waiver of any provision in the Merger Agreement.

  If the foregoing accurately reflects your understanding, please sign this letter agreement and the enclosed copy and return one of them to us whereupon this letter agreement will constitute a binding agreement between you and us.

                                          Sincerely yours,

                                          McKESSON CORPORATION

                                                /s/ Ivan D. Meyerson

                                          By: ____________________________

                                             Name: Ivan D. Meyerson

                                             Title:

                                                  Vice President

                                          PATRIOT ACQUISITION CORP.

                                                /s/ Ivan D. Meyerson

                                          By: ____________________________

                                             Name: Ivan D. Meyerson

                                             Title:

                                                  Executive Vice President

Agreed to and accepted as of

the date first above written:

AMERISOURCE HEALTH CORPORATION

    /s/ Teresa T. Ciccotelli

By: ____________________________

  Name: Teresa T. Ciccotelli

  Title:

     Vice President

cc: G. Daniel O'Donnell, Esq.

                                                                      APPENDIX B

                             STOCK OPTION AGREEMENT

                            STOCK OPTION AGREEMENT

  STOCK OPTION AGREEMENT ("Option Agreement") dated as of September 22, 1997, between McKesson Corporation, a Delaware corporation ("Parent"), and AmeriSource Health Corporation, a Delaware corporation ("AmeriSource").

                              W I T N E S S E T H

  WHEREAS, the Board of Directors of Parent and the Board of Directors of AmeriSource have approved an Agreement and Plan of Merger dated as of even date herewith (the "Merger Agreement") providing for the merger of a wholly owned subsidiary of Parent with and into AmeriSource;

  WHEREAS, as a condition to Parent's entering into the Merger Agreement, Parent has required that AmeriSource agree, and AmeriSource has agreed, to grant to Parent the option set forth herein to purchase authorized but unissued shares of AmeriSource Common Stock;

  NOW, THEREFORE, to induce Parent to enter into the Merger Agreement and in consideration of the premises herein contained, the parties agree as follows:

  1. Definitions. Capitalized terms used but not defined herein shall have the same meanings as in the Merger Agreement.

  2. Grant of Option. Subject to the terms and conditions set forth herein, AmeriSource hereby grants to Parent an option (the "Option") to purchase up to 3,418,601 authorized and unissued shares of capital stock of AmeriSource, which may be shares of AmeriSource Class A Stock or shares of AmeriSource Class B Stock, or a combination thereof, at Parent's election (the "Option Shares"), at a price per share equal to $70.87 (the "Purchase Price") payable in cash as provided in Section 4 hereof.

  3. Exercise of Option.

    (a) Parent may exercise the Option, in whole or in part, at any time or from time to time during the period (the "Option Exercise Period") commencing from the time a Purchase Event (as defined below) shall have occurred and terminating 5:00 p.m. New York time on the date which is 180 days following the occurrence of the Purchase Event (the "Termination Date"), whereupon the Option, to the extent it shall not have been exercised, shall terminate and be of no further force and effect. If the Option cannot be exercised prior to the Termination Date as a result of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option Exercise Period shall terminate on the later of
  (i) the Termination Date and (ii) the 10th business day after such injunction, order or restraint shall have been dissolved or shall have become permanent and no longer subject to appeal, as the case may be, but in no event later than 18 months after the occurrence of a Purchase Event.

    (b) This Option Agreement shall terminate, if but only if no Purchase Event shall have occurred prior thereto, upon the occurrence of any of the following, as applicable:

      (i) at the Effective Time of the Merger; or

      (ii) upon the termination of the Merger Agreement pursuant to its terms other than a termination pursuant to Section 7.1(d), 7.1(e), 7.1(g) or 7.1(l) thereof; or

      (iii) 5:00 p.m. New York time on the one-year anniversary date of the termination of the Merger Agreement pursuant to Section 7.1(e) thereof if prior to the AmeriSource Stockholders Meeting (including any adjournment or postponement thereof) there is a publicly announced or disclosed Competing Transaction with respect to AmeriSource; or

      (iv) 5:00 p.m. New York time on the three-month anniversary date of the termination of the Merger Agreement pursuant to Section 7.1(e) thereof if clause (iii) of this paragraph (b) is not applicable. (c) As used herein, a "Purchase Event" shall mean any of the following events:

      (i) the Board of Directors of AmeriSource shall have withdrawn, modified or changed the AmeriSource Board Recommendation in a manner adverse to Parent, or the Board of Directors of AmeriSource shall have refused to affirm the AmeriSource Board Recommendation as promptly as practicable (but in any case within 10 business days) after receipt of any written request from Parent which request was made on a reasonable basis; or

      (ii) at the AmeriSource Stockholders Meeting (including any adjournment or postponement thereof) the requisite vote of the stockholders of AmeriSource to approve the Merger, the Merger Agreement and the transactions contemplated thereby shall not have been obtained, and at the time of such failure to obtain such approval there is a publicly announced or disclosed Competing Transaction with respect to AmeriSource and within 12 months after termination of the Merger Agreement pursuant to Section 7.1(e) thereof AmeriSource shall enter into an Acquisition Agreement for a Business Combination or shall consummate a Business Combination; or

      (iii) At the AmeriSource Stockholders Meeting (including any adjournment or postponement thereof) the requisite vote of the stockholders of AmeriSource to approve the Merger, the Merger Agreement and the transactions contemplated thereby shall not have been obtained and within three months after the termination of the Merger Agreement pursuant to Section 7.1(e) thereof AmeriSource shall enter into an Acquisition Agreement for a Business Combination or shall consummate a Business Combination; or

      (iv) AmeriSource shall have breached in any material respect any of its obligations under this Agreement; or

      (v) the Merger Agreement shall have been terminated by AmeriSource pursuant to Sections 5.3(e) and 7.1(g) of the Merger Agreement.

    (d) As used herein, the terms "Beneficial Ownership," "Beneficial Owner" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act. As used herein, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

    (e) Whenever Parent wishes to exercise the Option, it shall deliver to AmeriSource a written notice (a "Notice of Exercise") (the date of receipt of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it intends to purchase pursuant to such exercise, setting forth what number, if any, of such shares are to be comprised of AmeriSource Class A Stock and what number, if any, are to be comprised of AmeriSource Class B Stock, and (ii) a place and date not earlier than two business days nor later than 60 calendar days from the Notice Date for the closing of such purchase (a "Closing Date"); provided that if any closing of the purchase and sale pursuant to the Option (a "Closing") cannot be consummated by reason of any Applicable Law, the period of time that otherwise would run from the Notice Date pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further that, without limiting the foregoing, if prior notification to or approval of any Governmental Authority is required in connection with such purchase, Parent and, if applicable, AmeriSource shall promptly file the required notice or application for approval and shall expeditiously process the same (and AmeriSource shall cooperate with Parent in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run from the Notice Date pursuant to this sentence shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained, and in either event, any requisite waiting period has passed.

    (f) In the event (i) Parent receives official notice that an approval of any Governmental Authority required for the purchase of Option Shares would not be issued or granted or (ii) the Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Parent shall be entitled to exercise its right as set forth in Section 7 or, to the extent legally permitted, to exercise the Option in connection with the resale of Option Shares pursuant to a registration statement as provided in Section 8. The provisions of this Section 3 and Section 6 shall apply with appropriate adjustments to any such exercise.

  4. Payment and Delivery of Certificates.

    (a) At each Closing, Parent shall pay to AmeriSource the aggregate Purchase Price for the Option Shares purchased at such Closing pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated not later than one business day prior to the Closing Date for such Closing by AmeriSource.

    (b) At such Closing, simultaneously with the delivery of the aggregate Purchase Price as provided in Section 4(a) hereof, AmeriSource shall deliver to Parent a certificate or certificates representing the number of Option Shares then being purchased by Parent, registered in the name of Parent or as designated in writing by Parent, which Option Shares shall be fully paid and nonassessable and free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.

    (c) If at the time of issuance of any Option Shares pursuant to any exercise of the Option, AmeriSource shall have issued any share purchase rights or similar securities ("Rights") to holders of any class of AmeriSource Common Stock, then each such Option Share shall also represent rights with terms substantially the same as and at least as favorable to Parent as those issued to other holders of AmeriSource Common Stock.

    (d) Certificates for Option Shares delivered at any Closing hereunder shall be endorsed with a restrictive legend, which shall read substantially as follows:

  "The shares represented by this certificate are subject to certain provisions of an agreement between the registered holder hereof and AmeriSource Corporation, a copy of which is on file at the principal office of AmeriSource Corporation, have not been registered under the Securities Act of 1933, and are subject to resale restrictions arising under the Securities Act of 1933, as amended, and any applicable state securities laws. A copy of such agreement will be provided to the holder hereof without charge upon receipt by AmeriSource Corporation of a written request therefor."

  It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend in connection with a transfer or sale if (i) AmeriSource has been furnished with an opinion of counsel, reasonably satisfactory to counsel for AmeriSource, that such transfer or sale will not violate the Securities Act or applicable securities laws of any state or (ii) such transfer or sale shall have been registered and qualified pursuant to the Securities Act and any applicable state securities laws.

  5. Representations and Warranties; Covenants.

    (a) AmeriSource hereby represents and warrants to Parent that: (i) AmeriSource has full corporate right, power and authority to execute and deliver this Option Agreement and to perform all of its obligations hereunder; (ii) such execution, delivery and performance have been duly authorized by the Board of Directors of AmeriSource, and no other corporate proceedings are necessary therefor; (iii) this Option Agreement has been duly and validly executed and delivered by AmeriSource and represents a valid and legally binding obligation of AmeriSource, enforceable against AmeriSource in accordance with its terms; and (iv) AmeriSource has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the date of the exercise in full or the expiration or termination of the Option, shall have reserved for issuance upon exercise of the Option, 3,418,601 shares of AmeriSource Class A Stock and 3,418,601 shares of AmeriSource Class B Stock (subject to adjustment as provided herein), all of which, upon issuance in accordance with the terms of this Option Agreement, shall be duly authorized, validly issued, fully paid and nonassessable and shall be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights of any stockholder of AmeriSource.

    (b) Parent hereby represents and warrants to AmeriSource that (i) Parent has full corporate right, power and authority to execute and deliver this Option Agreement and to perform all of its obligations hereunder; (ii) such execution, delivery and performance have been duly authorized by all requisite corporate action by Parent, and no other corporate proceedings are necessary therefor; (iii) this Option Agreement has been duly and validly executed and delivered by Parent and represents a valid and legally binding obligation of Parent, enforceable against Parent in accordance with its terms; and (iv) any AmeriSource Common Stock acquired by Parent upon exercise of the Option will not be transferred or otherwise disposed of except in compliance with the Securities Act.

    (c) AmeriSource hereby covenants as follows:

      (i) if at any time after exercise of the Option and purchase of any Option Shares, Parent shall desire to convert any AmeriSource Class B Stock comprising Option Shares purchased into AmeriSource Class A Stock (or vice versa), and if prior notification to or approval of any Governmental Authority is required in connection with such conversion, Parent and, if applicable, AmeriSource shall promptly file the required notice or application for approval and shall expeditiously process the same (and AmeriSource shall cooperate with Parent in the filing of any such notice or application and the obtaining of any such approval);

      (ii) for so long as the Option remains outstanding and, if the Option is exercised for AmeriSource Class B Stock, until such AmeriSource Class B Stock is converted into AmeriSource Class A Stock, neither the AmeriSource Certificate nor any other instrument governing the rights of the AmeriSource Class A Stock or the AmeriSource Class B Stock will be amended to adversely affect the right of holders of AmeriSource Class B Stock to convert such shares into AmeriSource Class A Stock; and

      (iii) any rights agreement, plan or other instrument which may be adopted or entered into governing any Rights (collectively, the "Rights Agreement") shall provide that neither the ownership or exercise of the Option or any portion thereof nor the purchase or ownership of any of the Option Shares shall trigger any of the provisions of the Rights Agreement.

  6. Adjustment upon Changes in Capitalization. In the event of any change in AmeriSource Common Stock by reason of stock dividends, split-ups, recapitalizations or the like, the type and number of shares subject to the Option and the Purchase Price shall be adjusted appropriately. In the event that any additional shares of AmeriSource Common Stock are issued after the date of this Option Agreement (other than pursuant to an event described in the preceding sentence or pursuant to this Option Agreement or options granted under employee benefit plans), the number of shares subject to the Option shall be adjusted so that, after such issuance, it equals at least 19.9% of the number of shares of AmeriSource Common Stock then issued and outstanding (without considering any shares subject to or issued pursuant to the Option).

  7. Repurchase.

    (a) At the written request of Parent, at any time during the Option Exercise Period and, if a Notice of Exercise has been given but the related Closing has not occurred, during the period from the Notice Date to the Closing Date (the "Parent Repurchase Period"), AmeriSource shall repurchase the Option from Parent together with all (but not less than all) Option Shares purchased by Parent pursuant thereto with respect to which Parent then has Beneficial Ownership, at a price equal to the sum of:

      (i) The difference between (A) the "Market/Tender Offer Price" for shares of AmeriSource Common Stock (defined as the higher of (x) the highest price per share at which a tender or exchange offer has been made for shares of AmeriSource Common Stock or (y) the highest closing price per share of AmeriSource Common Stock as reported by the NYSE Composite Tape, in each case, for any day within that portion of the Parent Repurchase Period which precedes the date Parent gives notice of the required repurchase under this Section 7) and (B) the Purchase Price (subject to adjustment as provided in Section 6), multiplied by the number of Option Shares with respect to which the Option has not been exercised or has been exercised but the related Closing has not occurred, but only if such Market/Tender Offer Price is greater than such exercise price; and

      (ii) The greater of the Market/Tender Offer Price and the Purchase Price paid for any Option Shares acquired upon exercise of the Option, multiplied by the number of Option Shares so acquired.

    (b) In the event Parent exercises its rights under this Section 7, AmeriSource shall, within 10 business days thereafter, pay the required amount to Parent by wire transfer of immediately available funds to an account designated by Parent and Parent shall surrender to AmeriSource the Option and the certificates evidencing any Option Shares acquired thereunder with respect to which Parent then has Beneficial Ownership.

    (c) In determining the Market/Tender Offer Price, the value of any consideration other than cash shall be determined by an independent nationally recognized investment banking firm selected by Parent with the consent of AmeriSource which consent shall not be unreasonably withheld.

  8. Registration Rights. At any time after a Closing, AmeriSource shall, if requested by any holder or Beneficial Owner of Option Shares (each a "Holder"), as expeditiously as possible file a registration statement on a form for general use under the Securities Act if necessary in order to permit the sale or other disposition of Option Shares in accordance with the intended method of sale or other disposition requested by any such Holder. Each such Holder shall provide all information reasonably requested by AmeriSource for inclusion in any registration statement to be filed hereunder. AmeriSource shall use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The registration effected under this Section 8 shall be at AmeriSource's expense except for underwriting commissions and the fees and disbursements of such Holders' counsel attributable to the registration of such Option Shares. In no event shall AmeriSource be required to effect more than one registration hereunder. The filing of any registration statement required hereunder may be delayed for such period of time (not to exceed 90 days) (i) as may reasonably be required to facilitate any public distribution by AmeriSource of AmeriSource Common Stock, (ii) if a special audit of AmeriSource would otherwise be required in connection therewith or (iii) during which AmeriSource is in possession of material information concerning it, its business affairs or a material transaction in each case the public disclosure of which AmeriSource reasonably determines in good faith could have a material adverse effect on AmeriSource or significantly disrupt such material transaction. If requested by any such Holder in connection with such registration, AmeriSource shall become a party to any underwriting agreement relating to the sale of such shares on terms and including obligations and indemnities which are customary for parties similarly situated. Upon receiving any request for registration under this Section 8 from any Holder, AmeriSource agrees to send a copy thereof to any other person known to AmeriSource to be entitled to registration rights under this Section 8, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

  9. Listing. If AmeriSource Common Stock or any other securities to be acquired upon exercise of the Option are then listed on any national securities exchange, AmeriSource, upon the request of Parent, will promptly file an application to list the Option Shares or other securities to be acquired upon exercise of the Option on all such exchanges and will use its best efforts to obtain approval of such listings as soon as practicable.

  10. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive any Closing.

  11. Severability. Any term, provision, covenant or restriction contained in this Option Agreement held by a court or other Governmental Authority of competent jurisdiction to be invalid, void or unenforceable shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Option Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Option Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

  12. Expenses; Credits.

    (a) Each of the parties hereto shall pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, except as otherwise provided herein.

    (b) If AmeriSource shall have paid Parent the Termination Fee pursuant to
  Section 7.2 of the Merger Agreement, then Parent shall pay to AmeriSource Parent's Net Profit (as defined below) up to a maximum (including any prior Net Profit paid) of $65 million. As used herein, "Net Profit" shall mean all cash proceeds received in respect of any Option Shares acquired hereunder (whether by sale thereof or pursuant to Section 7), less the aggregate Purchase Price for all Option Shares acquired hereunder, and less any expenses of sale and applicable taxes.

  13. Entire Agreement. This Option Agreement, the Merger Agreement (including the documents and the instruments referred to therein) and the Confidentiality Agreement constitute the entire agreement between the parties and supersede all prior agreements and understandings, agreements or representations by or between the parties, written and oral, with respect to the subject matter hereof and thereof.

  14. Successors; No Third Party Beneficiaries. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

  15. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered in accordance with Section 8.2 of the Merger Agreement (which is incorporated herein by reference).

  16. Counterparts. This Option Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

  17. Further Assurances. In the event of any exercise of the Option by Parent, AmeriSource and Parent shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

  18. Specific Performance. The parties hereto agree that if for any reason Parent or AmeriSource shall have failed to perform its obligations under this Option Agreement, then either party hereto seeking to enforce this Option Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that either party hereto may have against the other party hereto for any failure to perform its obligations under this Option Agreement.

  19. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware, for any Action (and agrees not to commence any Action except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to its respective address set forth in
Section 8.2 of the Merger Agreement shall be effective service of process for any Action brought against it in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Action in the courts of the State of Delaware or of the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Action brought in any such court has been brought in an inconvenient forum.

  20. Regulatory Approvals; Section 16(b). If, in connection with the exercise of the Option under Section 3, prior notification to or approval of any Governmental Authority is required, then the required notice or application for approval shall be promptly filed and/or expeditiously processed by AmeriSource and periods of time that otherwise would run pursuant hereto (if any) shall run instead from the date on which any such required notification period has expired or been terminated or such approval has been obtained, and in either event, any requisite waiting period shall have passed. Periods of time that otherwise would run pursuant to this Agreement shall also be extended to the extent necessary in order to avoid liability under Section 16(b) of the Exchange Act.

  21. Waiver and Amendment. Any provision of this Option Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Option Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

  22. Additional Option. Because of the uncertainty of the parties regarding the interpretation of the NYSE rules, the parties have agreed that the Option shall initially be an option to acquire 3,418,601 shares of AmeriSource Common Stock, notwithstanding the parties' intention to have the Option be an option for 19.9% of the voting power and 19.9% of the equity of AmeriSource. Accordingly, if, but only if, AmeriSource is able to grant to Parent an option to acquire up to an additional 1,325,939 authorized and unissued shares of AmeriSource Class B Stock without being required to obtain stockholder approval pursuant to the rules of the NYSE, then AmeriSource hereby grants to Parent such option (the "Class B Option") to acquire such additional shares (the "Class B Option Shares"), at the Purchase Price, payable in cash as provided in Section 4 hereof. Parent hereby covenants and agrees that it will not convert the Class B Option Shares into shares of AmeriSource Class A Common Stock. AmeriSource hereby covenants and agrees to use its best efforts to seek concurrence by the NYSE that stockholder approval would not be required for AmeriSource to grant to Parent the Class B Option. If the NYSE advises that, in its view, stockholder approval would be required, then this Option Agreement shall automatically be amended, without further action of the parties, to delete all references to the Class B Option and the Class B Option Shares. If the NYSE advises that, in its view, the Class B Option may be granted without stockholder approval, this Agreement and the Option granted hereby shall automatically be amended, without further action of the parties, so that all references herein to the Option shall include the Class B Option and all references herein to the Option Shares shall include the Class B Option Shares.

  IN WITNESS WHEREOF, each of the parties hereto has executed this option Agreement as of the date first written above.

McKESSON CORPORATION

      /s/ Ivan D. Meyerson

By: ____________________________

  Name: Ivan D. Meyerson

  Title: Vice President and General Counsel

AMERISOURCE HEALTH CORPORATION

         /s/ David Yost

By: ____________________________

  Name: David Yost

  Title: President and Chief Executive Officer

                                                                      APPENDIX C

              FAIRNESS OPINION OF PETER J. SOLOMON COMPANY LIMITED

                                                             September 22, 1997

Board of Directors
McKesson Corporation
One Post Street
San Francisco, CA 94104

Ladies and Gentlemen:

  We understand that McKesson Corporation ("McKesson") has entered into an Agreement and Plan of Merger (the "Agreement"), dated as of September 22, 1997, by and among McKesson, Patriot Acquisition Corp., a wholly owned direct subsidiary of McKesson ("Merger Sub"), and AmeriSource Health Corporation ("AmeriSource") pursuant to which Merger Sub will be merged with and into AmeriSource (the "Merger") and AmeriSource will continue as the surviving corporation and a wholly owned subsidiary of McKesson. Subject to the terms and conditions of the Agreement, each issued and outstanding share of AmeriSource's Class A common stock, par value $0.01 per share ("AmeriSource Class A Stock"), AmeriSource's Class B common stock, par value $0.01 per share ("AmeriSource Class B Stock") and AmeriSource's Class C common stock, par value $0.01 per share ("AmeriSource Class C Stock" and, with the AmeriSource Class A Stock and the AmeriSource Class B Stock, the "AmeriSource Common Stock") will be converted into and represent the right to receive 0.71 shares (the "Exchange Ratio") of common stock, par value $0.01 per share, of McKesson ("McKesson Common Stock").

  You have asked us to advise you with respect to the fairness of the Exchange Ratio to McKesson from a financial point of view.

  For purposes of the opinion set forth herein, we have:

    (i) reviewed certain publicly available financial statements and other information of McKesson and AmeriSource, respectively;

    (ii) reviewed certain internal financial statements and other financial and operating data concerning McKesson and AmeriSource prepared by the management of McKesson and AmeriSource, respectively;

    (iii) reviewed certain financial projections for McKesson and AmeriSource, including estimates of certain potential benefits of the proposed business combination, prepared by the management of McKesson and AmeriSource, respectively;

    (iv) discussed the past and current operations, financial condition and prospects of McKesson and AmeriSource with management of McKesson and AmeriSource, respectively;

    (v) reviewed the reported prices and trading activity of McKesson Common Stock and AmeriSource Common Stock;

    (vi) compared the financial performance and condition of McKesson and AmeriSource and the reported prices and trading activity of McKesson Common Stock and AmeriSource Common Stock with that of certain other comparable publicly traded companies;

    (vii) reviewed publicly available information regarding the financial terms of certain transactions comparable, in whole or in part, to the Merger;

    (viii) participated in certain discussions among representatives of each of McKesson and AmeriSource;

    (ix) reviewed the Agreement; and

    (x) performed such other analyses as we have deemed appropriate.

  We have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purposes of this opinion and we have not assumed any responsibility for independent verification of such information. With respect to the financial projections, including the estimates made by McKesson's and

AmeriSource's management of certain potential benefits of the proposed business combination, we have assumed that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of McKesson and AmeriSource, respectively. We have not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities of McKesson or AmeriSource, nor have we been furnished with any such valuation or appraisal. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of September 19, 1997.

  We have acted as financial advisor to McKesson in connection with this transaction and will receive a fee for our services, portions of which are contingent upon closing of the Merger and the delivery of this opinion. In the past, we have provided financial advisory services to McKesson and have received fees for rendering these services.

  This letter is solely for the information of the Board of Directors of McKesson and is not on behalf of and is not intended to confer rights or remedies upon any other entity or persons, and may not be used for any other purpose without our prior written consent. This letter does not constitute a recommendation to any holder of McKesson Common Stock as to how any such holder should vote on the Merger.

  Based on, and subject to, the foregoing, we are of the opinion that on the date hereof, the Exchange Ratio is fair to McKesson from a financial point of view.

                                          Very truly yours,

                                          /s/ Peter J. Solomon Company Limited

                                          _____________________________________
                                          PETER J. SOLOMON COMPANY LIMITED

                                                                      APPENDIX D

                    FAIRNESS OPINION OF GOLDMAN, SACHS & CO.

                           PERSONAL AND CONFIDENTIAL

September 22, 1997

Board of Directors
AmeriSource Health Corporation
300 Chester Field Parkway
Malvern, Pennsylvania 19355

Gentlemen:

  You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of AmeriSource Health Corporation (the "Company") of the exchange ratio of 0.71 shares (the "Exchange Ratio") of Common Stock, par value $0.01 per share (the "McKesson Common Stock"), of McKesson Corporation ("McKesson") to be received for each Share pursuant to the Agreement and Plan of Merger, dated as of September 22, 1997, among McKesson, Patriot Acquisition Corp., a wholly-owned direct subsidiary of McKesson, and the Company (the "Agreement").

  Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including acting as an underwriter of the public offering of 4.5 million Shares in May 1996, and having acted as its financial advisor in connection with the Agreement.

  In connection with this opinion, we have reviewed, among other things, the Agreement; the Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the two fiscal years ended September 30, 1996; the Annual Reports on Form 10-K of AmeriSource Distribution Corporation (the predecessor corporation to the Company) for the fiscal year ended September 30, 1994; the Annual Reports on Form 10-K of Alco Health Distribution Corporation (the predecessor corporation to AmeriSource Distribution Corporation) for the two fiscal years ended September 30, 1993; the Annual Reports to Stockholders and Annual Reports on Form 10-K of McKesson for the five fiscal years ended March 31, 1997; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and McKesson; certain other communications from the Company and McKesson to their respective stockholders; and certain internal financial analyses and forecasts for the Company and McKesson prepared by their respective managements. We also have held discussions with members of the senior managements of the Company and McKesson regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and the McKesson Common Stock, compared certain financial and stock market information for the Company and McKesson with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the drug distribution industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

  We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or McKesson or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed, with your consent, that the transaction contemplated by the Agreement will be accounted for as a pooling of interests under generally accepted accounting principles. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

  Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of the Shares.

                                          Very truly yours,

                                              /s/ Goldman, Sachs & Co.
                                          -------------------------------------
                                                  GOLDMAN, SACHS & CO.

                                                                      APPENDIX E

                          VPI VOTING/SUPPORT AGREEMENT

                           VOTING/SUPPORT AGREEMENT

  AGREEMENT, dated as of September 22, 1997 (this "Agreement"), among McKesson Corporation, a Delaware corporation ("McKesson"), Patriot Acquisition Corp., a Delaware corporation ("Merger Sub") and 399 Venture Partners, Inc. (the "Stockholder").

  WHEREAS, the Board of Directors of McKesson and the Board of Directors of AmeriSource (capitalized terms used but not defined herein having the respective meanings given to them in the Merger Agreement) have approved an Agreement and Plan of Merger dated as of even date herewith (the "Merger Agreement") providing for the merger of a wholly owned subsidiary of McKesson with and into AmeriSource;

  WHEREAS, the Stockholder is the record and beneficial owner of shares of AmeriSource Class A Stock, AmeriSource Class B Stock and/or AmeriSource Class C Stock in the amounts and of the class set forth opposite the Stockholder's name on Annex A hereto (the "Shares");

  WHEREAS, Stockholder currently has certain registration rights in the Shares pursuant to a Registration Rights Agreement dated March 30, 1995, by and between Stockholder and AmeriSource (the "1995 Registration Rights Agreement");

  WHEREAS, McKesson and the Stockholder are entering into an agreement with respect to the registration rights which will be accorded the shares of McKesson Common Stock into which the Shares will be converted in the Merger (the "Registration Rights Agreement"), which agreement upon its execution by the parties will supersede the 1995 Registration Rights Agreement; and

  WHEREAS, as a condition to McKesson's entering into the Merger Agreement, McKesson has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

  NOW, THEREFORE, to induce McKesson to enter into the Merger Agreement and the Registration Rights Agreement and in consideration of the premises herein contained, the parties agree as follows:

  1. Grant of Irrevocable Proxy. (a) Until this Agreement is terminated, the Stockholder hereby irrevocably appoints Merger Sub, its officers, agents and nominees, with full power of substitution, as proxy for and attorney in fact of the Stockholder to act with respect to and vote the Shares owned by the Stockholder for and in the name, place and stead of the Stockholder at any annual, special or other meeting of the holders of shares of AmeriSource Common Stock and at any adjournment or postponement thereof or pursuant to any written consent in lieu of a meeting, to the fullest extent that the Shares are entitled to be voted on any matter which may come before such meeting or which may be the subject of such written consent, (i) in favor of the Merger, the Merger Agreement and the transactions contemplated thereby (but not any Material Adverse Amendments (as defined below) to the Merger Agreement), (ii) against any Competing Transaction, (iii) against any action or agreement the purpose or effect of which would be to impede, interfere with or attempt to discourage the Merger, and (iv) against any action the taking of which would constitute a breach by AmeriSource of any of its representations, warranties, covenants or agreements contained in the Merger Agreement or in the AmeriSource Stock Option Agreement; provided that such proxy may not be used to frustrate AmeriSource's ability to terminate the Merger Agreement in accordance with the provisions of Section 7.1(c) of the Merger Agreement. In all other matters, the Shares shall be voted by and in the manner determined by the Stockholder upon written notice to Merger Sub. The Stockholder hereby represents that it has not heretofore granted any irrevocable proxy with respect to its Shares and hereby revokes any and all proxies which may heretofore have been granted with respect to the Shares. As used herein, a "Material Adverse Amendment" is an amendment that (i) materially and adversely affects the Stockholder and (ii) is approved by AmeriSource's Board of Directors notwithstanding the fact that in such vote the Stockholder's nominees on AmeriSource's Board of Directors voted against such amendment.

  (b) The Stockholder understands and acknowledges that McKesson is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1 is given in connection with and as an inducement for the execution by McKesson of the Merger Agreement and the Registration Rights Agreement and to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked. The Stockholder hereby ratifies and confirms all that such proxy may lawfully do or cause to be done by virtue hereof. This proxy is executed and intended to be irrevocable in accordance with the provisions of
Section 212 of the DGCL.

  2. Agreement Not to Transfer. The Stockholder agrees that it will not at any time during the term of this Agreement sell, transfer, assign or otherwise dispose of ("Transfer") or pledge or otherwise encumber, or enter into any contract, option or other arrangement with respect to the Transfer, pledge or encumbrance of, any of the Shares, or grant or purport to grant to any person any proxy or voting right or any right to acquire any of the Shares, or enter into any voting agreement with any person with respect to any of the Shares, or deposit any of the Shares into a voting trust. The foregoing is in addition to what will be the Stockholder's obligations under Section 3(d).

  3. Additional Covenants of the Stockholder. The Stockholder hereby covenants and agrees with McKesson and Merger Sub that, until this Agreement terminates:

  (a) The Stockholder will not at any time, directly or indirectly, solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any Competing Transaction, or authorize or permit any of its affiliates that it controls ("Controlled Affiliates") or any of its or its Controlled Affiliates' directors, officers, employees, agents or representatives to so act, and will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Competing Transaction.

  (b) The Stockholder shall take all actions necessary to call, or cause AmeriSource to call, the AmeriSource Stockholders Meeting, in accordance with the provisions of the Merger Agreement, and shall use its best efforts to cause such meeting to be held and completed on the date scheduled for such meeting.

  (c) At the request of McKesson, the Stockholder shall take all actions (including, without limitation, making or causing to be made all necessary filings with all appropriate Governmental Authorities) necessary for the Shares that are AmeriSource Class B Stock, or such portion thereof as McKesson may request (but not in excess of the number of shares that would cause the Stockholder to hold in excess of 19% of the outstanding voting securities of AmeriSource), to be converted into AmeriSource Class A Stock.

  (d) The Stockholder will not, during the 30 days prior to the Effective Time, sell, transfer or otherwise dispose of or reduce its risk (as contemplated by the SEC Accounting Series Release No. 135) with respect to the Shares or shares of Parent Common Stock that it may hold. Provided that McKesson is not in breach of the provisions of Section 5(b), the Stockholder will not sell, transfer or otherwise dispose of or reduce its risk (as contemplated by SEC Accounting Series Release No. 135) with respect to any Parent Common Stock received by it in the Merger or any other shares of Parent Common Stock until after such time as combined financial results (including combined sales and net income) covering at least 30 days of combined operations of AmeriSource and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10Q or 8-K, or any other public filing or announcement which includes such combined results of operations.

  (e) The Stockholder will deliver to McKesson at McKesson's request (i) a written representation confirming, as of immediately prior to the Effective Time, the accuracy of the representations and warranties contained in Section 4, and (ii) such additional written representations as may be reasonably requested by Dechert, Price & Rhoads or Fried, Frank, Harris, Shriver & Jacobson.

  (f) The Stockholder will not take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

  (g) The Stockholder will execute the AmeriSource Affiliate Letter promptly upon request therefor, which letter shall be in the form attached hereto as Annex B.

  4. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to McKesson and Merger Sub that:

  (a) (i) The Shares listed on Annex A attached hereto opposite the Stockholder's name are the only shares of AmeriSource Common Stock owned of record or beneficially by the Stockholder or in which the Stockholder has any interest; (ii) such Shares are now and at all times during the term of this Agreement will be owned by the Stockholder, free and clear of all liens, claims, charges and encumbrances of any kind whatsoever except as contemplated by this Agreement, and none of such Shares is subject to any voting trust or other agreement or arrangement (except as created by this Agreement) with respect to the voting of such Shares; and (iii) the Stockholder does not own any options to purchase or rights to subscribe for or otherwise acquire any other shares of AmeriSource Common Stock.

  (b) The Stockholder has full right, power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder and such execution, delivery and performance have been duly authorized by all requisite corporate action of the Stockholder and no other corporate proceedings are necessary therefor.

  (c) This Agreement has been duly and validly executed and delivered by the Stockholder and represents a valid and legally binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

  (d) The execution, delivery and performance of this Agreement by the Stockholder will not constitute a violation of, conflict with or result in a default under (i) any contract, understanding or arrangement to which the Stockholder is a party or by which the Stockholder is bound or require the consent of any other person or any party pursuant thereto, (ii) any judgment, decree or order applicable to the Stockholder, or (iii) any Applicable Law.

  (e) The Stockholder has no plan or present intention to sell, exchange or otherwise dispose of a number of shares of McKesson Common Stock received in the Merger which, together with sales, exchanges or other dispositions by other stockholders of AmeriSource, would reduce the aggregate ownership of McKesson Common Stock by stockholders of AmeriSource who receive McKesson Common Stock in the Merger to a number of shares having a value, as of the Effective Time, of less than fifty percent of the value of all of the shares of AmeriSource Common Stock outstanding immediately prior to the Effective Time.

  (f) Based upon the representation set forth in Section 3.4 of the Merger Agreement, and so long as such representation remains true and complete, set forth on Annex C hereto is the maximum number of shares of AmeriSource Class A Stock which the Stockholder may own, beneficially and of record, at any time without violating any Applicable Laws.

  5. Representations, Warranties and Covenants of McKesson and Merger Sub. (a) McKesson and Merger Sub hereby represent and warrant to the Stockholder that
(i) McKesson and Merger Sub each have full corporate right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) such execution, delivery and performance have been duly authorized by all requisite corporate action by McKesson and Merger Sub, and no other corporate proceedings are necessary therefor; (iii) this Agreement has been duly and validly executed and delivered by McKesson and Merger Sub and represents a valid and legally binding obligation of McKesson and Merger Sub, enforceable against McKesson and Merger Sub in accordance with its terms; and (iv) the execution, delivery and performance of this Agreement by McKesson and Merger Sub will not constitute a violation of, conflict with or result in a default under (A) any contract, understanding or arrangement to which either McKesson or Merger Sub is a party or by which either is bound or require the consent of any other person or any party pursuant thereto, (B) any judgment, decree or order applicable to McKesson or Merger Sub, or (C) any Applicable Law.

  (b) McKesson hereby covenants that, if the Effective Time is less than 30 days prior to the end of McKesson's fiscal quarter or occurs during the first 30 days of McKesson's fiscal quarter, McKesson shall use reasonable efforts to prepare and publicly release, as soon as practicable following the end of the first month ending at least 30 days after the Effective Time, a report filed with the Commission on Form 8-K or any other public filing, statement or announcement which includes the combined financial results (including combined sales and net income) of McKesson and Amerisource for a period of at least 30 days of combined operations of McKesson and Amerisource following the Effective Time.

  6. McKesson Board of Directors. (a) McKesson hereby covenants that, if the Merger is consummated, the Board of Directors of McKesson shall take all action necessary immediately following the Effective Time to elect the following persons to its Board of Directors: (i) James Urry, who shall be assigned to the class of directors whose term of office expires at McKesson's first annual meeting of stockholders after the Effective Time, and (ii) Michael Delaney, who shall be assigned to the class of directors whose term of office expires at McKesson's second annual meeting of stockholders after the Effective Time.

  (b) If the Merger is consummated and if at any time the Stockholder owns less than 60% of the shares of McKesson Common Stock received by it in the Merger, then the Stockholder, upon the written request of McKesson, shall cause James Urry promptly to resign from McKesson's Board of Directors, and
(ii) if at any time the Stockholder owns less than 30% of the shares of McKesson Common Stock received by it in the Merger, then the Stockholder, upon the written request of McKesson, shall cause Michael Delaney promptly to resign from McKesson's Board of Directors.

  7. Termination. (a) This Agreement, other than the obligations set forth in Sections 3(d), 3(f), 5(b) and 6, shall terminate at the Effective Time.

  (b) This Agreement shall terminate upon (i) the termination of the Merger Agreement pursuant to its terms and (ii) the occurrence of a Material Adverse Amendment.

  8. Severability. Any term, provision, covenant or restriction contained in this Agreement held by a court or other Governmental Authority of competent jurisdiction to be invalid, void or unenforceable shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

  9. Expenses. Each of the parties hereto shall pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, except as otherwise provided herein.

  10. Entire Agreement. This Agreement (including the documents and the instruments referred to therein) constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, agreements or representations by or between the parties, written and oral, with respect to the subject matter hereof and thereof.

  11. Successors; No Third Party Beneficiaries. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

  12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (i)if to McKesson or Merger Sub, to

      One Post Street
      San Francisco, CA 94104
      Attn.: Ivan D. Meyerson, Esq.
      Telecopy No.: 415-983-8826

      with copies to

      Fried, Frank, Harris, Shriver & Jacobson
      One New York Plaza
      New York, New York 10004
      Attn.: Stephen Fraidin, P.C.
      Telecopy No.: 212-859-6140

    (ii)if to the Stockholder,

      to the address set forth opposite its
      name on Annex A.
      with a copy to
      Kirkland & Ellis
      153 East 53rd Street
      Suite 3900
      New York, New York 10022
      Attn.: Kirk A. Radke, Esq.
      Telecopy No.: 212-446-4900

  13. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

  14. Specific Performance. The parties hereto agree that if for any reason McKesson or the Stockholder shall have failed to perform its obligations under this Agreement, then the party hereto seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party hereto may have against any other party hereto for any failure to perform its obligations under this Agreement.

  15. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware, for any Action (and agrees not to commence any Action except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 12 shall be effective service of process for any Action brought against it in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Action in the courts of the State of Delaware or of the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Action brought in any such court has been brought in an inconvenient forum.

  16. Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

  17. Additional Shares. Notwithstanding the provisions of Section 16, in the event that the Stockholder acquires any additional shares of AmeriSource Common Stock, such shares shall, without further action of the parties, be subject to the provisions of this Agreement (including, without limitation, Sections 3(c) and 4(f)), and Annex A will be deemed amended accordingly. If the Stockholder acquires additional shares of AmeriSource Common Stock, it shall promptly notify McKesson in writing of such acquisition.

  IN WITNESS WHEREOF, the parties have caused this agreement to be duly executed as of the date first above written.


                                          McKESSON CORPORATION

                                                   /s/ Ivan D. Meyerson
                                          By___________________________________

                                                   /s/ Ivan D. Meyerson
                                          By___________________________________

                                          399 VENTURE PARTNERS, INC.

                                                     /s/ James A. Urry
                                          By___________________________________

                                    ANNEX A

 RECORD AND BENEFICIAL OWNER   SECURITIES (IN NUMBER OF SHARES)
 ---------------------------  ------------------------------------  PERCENTAGE
                               CLASS A      CLASS B      CLASS C   VOTING POWER
                              ----------- ------------- ---------- ------------
1. 399 Venture Partners,
 Inc. .......................     234,926     6,486,147      None      1.4%
  c/o Helene Shavin
  399 Park Avenue
  14th Floor Zone 4
  NY, NY 10022-4614

                                    ANNEX B

                     FORM OF AMERISOURCE AFFILIATE LETTER

McKesson Corporation
One Post Street
San Francisco, California 94104

Ladies and Gentlemen:

  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of AmeriSource Health Corporation, a Delaware corporation ("AmeriSource"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of September 22, 1997 (the "Merger Agreement"), among McKesson Corporation, a Delaware corporation ("McKesson"), Patriot Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of McKesson ("Merger Sub"), and AmeriSource, Merger Sub will be merged with and into AmeriSource (the "Merger").

  As a result of the Merger, I may receive shares of common stock, par value $.01 per share, of McKesson (the "McKesson Securities") in exchange for shares owned by me of common stock, par value $.01 per share, of AmeriSource (or upon the exercise of options for such shares).

  I hereby represent, warrant and covenant to McKesson that in the event I receive any McKesson Securities as a result of the Merger:

    A. I shall not make any sale, transfer or other disposition of the McKesson Securities in violation of the Act or the Rules and Regulations.

    B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the McKesson Securities, to the extent I felt necessary, with my counsel or counsel for AmeriSource.

    C. I have been advised that the issuance of McKesson Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of AmeriSource, (i) I may be deemed to have been an affiliate of AmeriSource and (ii) the distribution by me of the McKesson Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of the McKesson Securities issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 (as such rule may be hereafter from time to time amended) promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to McKesson, or a "no action" letter obtained by me from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

    D. I understand that, except as may be provided in the Registration Rights Agreement entered into by McKesson and me, dated as of September 22, 1997, McKesson is under no obligation to register the sale, transfer or other disposition of the McKesson Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

    E. I also understand that stop transfer instructions will be given to McKesson's transfer agents with respect to the McKesson Securities and that there will be placed on the certificates for the McKesson Securities issued to me, or any substitutions therefor, a legend stating in substance:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM SUCH REGISTRATION."

    F. I also understand that unless the transfer by me of my McKesson Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, McKesson reserves the right to put the following legend on the certificates issued to my transferee:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

  It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) evidence or representations satisfactory to McKesson that the McKesson Securities represented by such certificates are being or have been sold in a transaction made in conformity with the provisions of Rule 145(d) (as such rule may be hereafter from time to time amended) or (ii) McKesson has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to McKesson, or a "no action" letter obtained by me from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to me.

  I further represent to and covenant with McKesson that I will not, during the 30 days prior to the Effective Time (as defined in the Merger Agreement), sell, transfer or otherwise dispose of or reduce my risk (as contemplated by the SEC Accounting Series Release No. 135) with respect to AmeriSource shares or shares of the capital stock of McKesson that I may hold and, furthermore, provided that McKesson is not in breach of Section 5(b) of the Voting/Support Agreement between McKesson and me dated as of September 22, 1997, I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to any McKesson Securities received by me in the Merger or any other shares of the capital stock of McKesson until after such time as combined financial results (including combined sales and net income) covering at least 30 days of combined operations of AmeriSource and McKesson have been published by McKesson, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations. If the Effective Time is less than 30 days prior to the end of McKesson's fiscal quarter, McKesson shall use reasonable efforts to prepare and publicly release such combined financial results as soon as practicable following the end of the first month ending at least 30 days after the Effective Time and shall notify the "affiliates" of the publication of such results.

  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of AmeriSource as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,

                                          _____________________________________
                                          Name:

Accepted this   day of      , 199  by

McKesson Corporation


By: _________________________________
  Name:
  Title

                                    ANNEX C

  The maximum number of shares of AmeriSource Class A Stock which the Stockholder may own, beneficially or of record, without violating Applicable Law, is 3,974,513 shares, assuming 16,943,975 shares of AmeriSource Class A Stock are owned by persons other than the Stockholder.

                                                                      APPENDIX F

             FORM OF AMERISOURCE EXECUTIVE VOTING/SUPPORT AGREEMENT

                       FORM OF VOTING/SUPPORT AGREEMENT

  AGREEMENT, dated as of October 27, 1997 (this "Agreement"), among McKesson Corporation, a Delaware corporation ("McKesson"), Patriot Acquisition Corp., a
Delaware corporation ("Merger Sub"), and       (the "Stockholder").

  WHEREAS, the Board of Directors of McKesson and the Board of Directors of AmeriSource (capitalized terms used but not defined herein having the respective meanings given to them in the Merger Agreement) have approved an Agreement and Plan of Merger dated as of even date herewith (the "Merger Agreement") providing for the merger of a wholly owned subsidiary of McKesson with and into AmeriSource;

  WHEREAS, the Stockholder is the record and beneficial owner of shares of AmeriSource Class A Stock, AmeriSource Class B Stock and/or AmeriSource Class C Stock in the amounts and of the class set forth opposite the Stockholder's name on Annex A hereto (the "Shares");

  WHEREAS, as a condition to McKesson's entering into the Merger Agreement, McKesson has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

  NOW, THEREFORE, to induce McKesson to enter into the Merger Agreement and in consideration of the premises herein contained, the parties agree as follows:

  1. Grant of Irrevocable Proxy. (a) Until this Agreement is terminated, the Stockholder hereby irrevocably appoints Merger Sub, its officers, agents and nominees, with full power of substitution, as proxy for and attorney in fact of the Stockholder to act with respect to and vote the Shares owned by the Stockholder for and in the name, place and stead of the Stockholder at any annual, special or other meeting of the holders of shares of AmeriSource Common Stock and at any adjournment or postponement thereof or pursuant to any written consent in lieu of a meeting, to the fullest extent that the Shares are entitled to be voted on any matter which may come before such meeting or which may be the subject of such written consent, (i) in favor of the Merger, the Merger Agreement and the transactions contemplated thereby (but not any Material Adverse Amendments (as defined below) to the Merger Agreement), (ii) against any Competing Transaction, (iii) against any action or agreement the purpose or effect of which would be to impede, interfere with or attempt to discourage the Merger, and (iv) against any action the taking of which would constitute a breach by AmeriSource of any of its representations, warranties, covenants or agreements contained in the Merger Agreement or in the AmeriSource Stock Option Agreement; provided that such proxy may not be used to frustrate AmeriSource's ability to terminate the Merger Agreement in accordance with the provisions of Section 7.1(c) of the Merger Agreement. In all other matters, the Shares shall be voted by and in the manner determined by the Stockholder upon written notice to Merger Sub. The Stockholder hereby represents that he has not heretofore granted any irrevocable proxy with respect to his Shares and hereby revokes any and all proxies which may heretofore have been granted with respect to the Shares. As used herein, a "Material Adverse Amendment" is an amendment that (i) materially and adversely affects the Stockholder and (ii) is approved by AmeriSource's Board of Directors notwithstanding the fact that in such vote R. David Yost voted against such amendment.

  (b) The Stockholder understands and acknowledges that McKesson is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1 is given in connection with and as an inducement for the execution by McKesson of the Merger Agreement and to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked. The Stockholder hereby ratifies and confirms all that such proxy may lawfully do or cause to be done by virtue hereof. This proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL.

  2. Agreement Not to Transfer. The Stockholder agrees that he will not at any time during the term of this Agreement sell, transfer, assign or otherwise dispose of ("Transfer") or pledge or otherwise encumber, or enter into any contract, option or other arrangement with respect to the Transfer, pledge or encumbrance of, any of the Shares, or grant or purport to grant to any person any proxy or voting right or any right to acquire any of the Shares, or enter into any voting agreement with any person with respect to any of the Shares, or deposit any of the Shares into a voting trust, provided that the foregoing shall not prohibit the Stockholder from incurring a margin loan from a bank or brokerage firm. The foregoing is in addition to the Stockholder's obligations under Section 3(c).

  3. Additional Covenants of the Stockholder. The Stockholder hereby covenants and agrees with McKesson and Merger Sub that, until this Agreement terminates:

  (a) The Stockholder will not at any time, directly or indirectly, solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any Competing Transaction, and will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Competing Transaction.

  (b) The Stockholder shall take all actions necessary to call, or cause AmeriSource to call, the AmeriSource Stockholders Meeting, in accordance with the provisions of the Merger Agreement, and shall use his best efforts to cause such meeting to be held and completed on the date scheduled for such meeting.

  (c) The Stockholder will not, during the 30 days prior to the Effective Time, sell, transfer or otherwise dispose of or reduce his risk (as contemplated by the SEC Accounting Series Release No. 135) with respect to the Shares or shares of Parent Common Stock that he may hold. Provided that McKesson is not in breach of the provisions of Section 5(b), the Stockholder will not sell, transfer or otherwise dispose of or reduce his risk (as contemplated by SEC Accounting Series Release No. 135) with respect to any Parent Common Stock received by him in the Merger or any other shares of Parent Common Stock until after such time as combined financial results (including combined sales and net income) covering at least 30 days of combined operations of AmeriSource and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10Q or 8-K, or any other public filing or announcement which includes such combined results of operations.

  (d) The Stockholder will deliver to McKesson at McKesson's request (i) a written representation confirming, as of immediately prior to the Effective Time, the accuracy of the representations and warranties contained in Section 4, and (ii) such additional written representations as may be reasonably requested by Dechert, Price & Rhoads or Fried, Frank, Harris, Shriver & Jacobson.

  (e) The Stockholder will not take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

  (f) The Stockholder will execute the AmeriSource Affiliate Letter promptly upon request therefor, which letter shall be in the form attached to the Merger Agreement as Exhibit A-1.

  4. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to McKesson and Merger Sub that:

  (a) (i) The Shares listed on Annex A opposite the Stockholder's name are the only shares of AmeriSource Common Stock owned of record or beneficially by the Stockholder or in which the Stockholder has any interest; (ii) such Shares are now and at all times during the term of this Agreement will be owned by the Stockholder, free and clear of all liens, claims, charges and encumbrances of any kind whatsoever except for liens, claims or charges arising from margin loans from a bank or brokerage firm and except as contemplated by this Agreement, and none of such Shares is subject to any voting trust or other agreement or arrangement (except as created by this Agreement) with respect to the voting of such Shares; and (iii) the Stockholder does not presently own any options to purchase or rights to subscribe for or otherwise acquire any other shares of AmeriSource Common Stock except as set forth in Annex A.

  (b) The Stockholder has full right, power and authority to execute and deliver this Agreement and to perform all of his obligations hereunder.

  (c) This Agreement has been duly and validly executed and delivered by the Stockholder and represents a valid and legally binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

  (d) The execution, delivery and performance of this Agreement by the Stockholder will not constitute a violation of, conflict with or result in a default under (i) any contract, understanding or arrangement to which the Stockholder is a party or by which the Stockholder is bound or require the consent of any other person or any party pursuant thereto, (ii) any judgment, decree or order applicable to the Stockholder, or (iii) any Applicable Law.

  5. Representations, Warranties and Covenants of McKesson and Merger
Sub. (a) McKesson and Merger Sub hereby represent and warrant to the Stockholder that (i) McKesson and Merger Sub each have full corporate right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) such execution, delivery and performance have been duly authorized by all requisite corporate action by McKesson and Merger Sub, and no other corporate proceedings are necessary therefor; (iii) this Agreement has been duly and validly executed and delivered by McKesson and Merger Sub and represents a valid and legally binding obligation of McKesson and Merger Sub, enforceable against McKesson and Merger Sub in accordance with its terms; and (iv) the execution, delivery and performance of this Agreement by McKesson and Merger Sub will not constitute a violation of, conflict with or result in a default under (A) any contract, understanding or arrangement to which either McKesson or Merger Sub is a party or by which either is bound or require the consent of any other person or any party pursuant thereto, (B) any judgment, decree or order applicable to McKesson or Merger Sub, or (C) any Applicable Law.

  (b) McKesson hereby covenants that, if the Effective Time is less than 30 days prior to the end of McKesson's fiscal quarter or occurs during the first 30 days of McKesson's fiscal quarter, McKesson shall use reasonable efforts to prepare and publicly release, as soon as practicable following the end of the first month ending at least 30 days after the Effective Time, a report filed with the Commission on Form 8-K or any other public filing, statement or announcement which includes the combined financial results (including combined sales and net income) of McKesson and AmeriSource for a period of at least 30 days of combined operations of McKesson and AmeriSource following the Effective Time.

  6. Termination. (a) This Agreement, other than the obligations set forth in Sections 3(c), 3(e), 5(b) and 6, shall terminate at the Effective Time.

  (b) This Agreement shall terminate (i) upon the termination of the Merger Agreement pursuant to its terms or (ii) the occurrence of a Material Adverse Amendment.

  7. Severability. Any term, provision, covenant or restriction contained in this Agreement held by a court or other Governmental Authority of competent jurisdiction to be invalid, void or unenforceable shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

  8. Expenses. Each of the parties hereto shall pay all costs and expenses incurred by him or on his behalf in connection with the transactions contemplated hereunder, including fees and expenses of his own financial consultants, investment bankers, accountants and counsel, except as otherwise provided herein.

  9. Entire Agreement. This Agreement (including the documents and the instruments referred to therein) constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, agreements or representations by or between the parties, written and oral, with respect to the subject matter hereof and thereof.

  10. Successors; No Third Party Beneficiaries. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

  11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (i)if to McKesson or Merger Sub, to

      One Post Street
      San Francisco, CA 94104
      Attn.: Ivan D. Meyerson, Esq.
      Telecopy No.: 415-983-8826

      with copies to

      Fried, Frank, Harris, Shriver & Jacobson
      One New York Plaza
      New York, New York 10004
      Attn.: Stephen Fraidin, P.C.
      Telecopy No.: 212-859-6140

    (ii)if to the Stockholder,

      to the address set forth opposite his
      name on Annex A.
      with a copy to

      Drinker Biddle & Reath
      1000 West Lakes Drive, Suite 300
      Berwyn, Pennsylvania 19312
      Attn.: Robert H. Strouse, Esq.
      Telecopy No.: 610-993-8585

  12. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

  13. Specific Performance. The parties hereto agree that if for any reason McKesson or the Stockholder shall have failed to perform their obligations under this Agreement, then the party hereto seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party hereto may have against any other party hereto for any failure to perform its obligations under this Agreement.

  14. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware, for any Action (and agrees not to commence any Action except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 11 shall be effective service of process for any Action brought against him in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Action in the courts of the State of Delaware or of the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Action brought in any such court has been brought in an inconvenient forum.

  15. Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

  16. Duties. McKesson and Merger Sub acknowledge and agree that the Stockholder has entered into this Agreement in his capacity as a stockholder of AmeriSource and that this Agreement shall in no way restrict the Stockholder in his capacity as an officer of AmeriSource and his performance of his duties to AmeriSource and its stockholders.

  17. Additional Shares. Notwithstanding the provisions of Section 15, in the event that the Stockholder acquires any additional shares of AmeriSource Common Stock, such shares shall, without further action of the parties, be subject to the provisions of this Agreement, and Annex A will be deemed amended accordingly. If the Stockholder acquires additional shares of AmeriSource Common Stock, he shall promptly notify McKesson in writing of such acquisition.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                          McKesson Corporation

                                          By: _________________________________
                                                  Name: Ivan D. Meyerson
                                                   Title: Vice President

                                          Patriot Acquisition Corp.

                                          By: _________________________________
                                                  Name: Ivan D. Meyerson
                                              Title: Executive Vice President

                                          Stockholder:

                                          By: _________________________________

                                    ANNEX A

                             SECURITIES (IN NUMBER OF SHARES)
                             ------------------------------------
RECORD AND BENEFICIAL OWNER   CLASS A      CLASS B      CLASS C
---------------------------  ----------   ----------   ----------
                                  OPTIONS TO ACQUIRE THE
                                FOLLOWING NUMBER OF SHARES
                             ------------------------------------
RECORD AND BENEFICIAL OWNER   CLASS A      CLASS B      CLASS C
---------------------------  ----------   ----------   ----------

                                    ANNEX B

                     FORM OF AMERISOURCE AFFILIATE LETTER

McKesson Corporation
One Post Street
San Francisco, California 94104
Ladies and Gentlemen:

  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of AmeriSource Health Corporation, a Delaware corporation ("AmeriSource"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of September 22, 1997 (the "Merger Agreement"), among McKesson Corporation, a Delaware corporation ("McKesson"), Patriot Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of McKesson ("Merger Sub"), and AmeriSource, Merger Sub will be merged with and into AmeriSource (the "Merger").

  As a result of the Merger, I may receive shares of common stock, par value $.01 per share, of McKesson (the "McKesson Securities") in exchange for shares owned by me of common stock, par value $.01 per share, of AmeriSource (or upon the exercise of options for such shares).

  I hereby represent, warrant and covenant to McKesson that in the event I receive any McKesson Securities as a result of the Merger:

    A. I shall not make any sale, transfer or other disposition of the McKesson Securities in violation of the Act or the Rules and Regulations.

    B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the McKesson Securities, to the extent I felt necessary, with my counsel or counsel for AmeriSource.

    C. I have been advised that the issuance of McKesson Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of AmeriSource, (i) I may be deemed to have been an affiliate of AmeriSource and (ii) the distribution by me of the McKesson Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of the McKesson Securities issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 (as such rule may be hereafter from time to time amended) promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to McKesson, or a "no action" letter obtained by me from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

    D. I understand that McKesson is under no obligation to register the sale, transfer or other disposition of the McKesson Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

    E. I also understand that stop transfer instructions will be given to McKesson's transfer agents with respect to the McKesson Securities and that there will be placed on the certificates for the McKesson Securities issued to me, or any substitutions therefor, a legend stating in substance:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM SUCH REGISTRATION."

    F. I also understand that unless the transfer by me of my McKesson Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, McKesson reserves the right to put the following legend on the certificates issued to my transferee:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

  It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) evidence or representations satisfactory to McKesson that the McKesson Securities represented by such certificates are being or have been sold in a transaction made in conformity with the provisions of Rule 145(d) (as such rule may be hereafter from time to time amended) or (ii) McKesson has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to McKesson, or a "no action" letter obtained by me from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to me.

  I further represent to and covenant with McKesson that I will not, during the 30 days prior to the Effective Time (as defined in the Merger Agreement), sell, transfer or otherwise dispose of or reduce my risk (as contemplated by the SEC Accounting Series Release No. 135) with respect to AmeriSource shares or shares of the capital stock of McKesson that I may hold and, furthermore, provided that McKesson is not in breach of Section 5(b) of the Voting/Support Agreement between McKesson and me dated as of September 22, 1997, I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to any McKesson Securities received by me in the Merger or any other shares of the capital stock of McKesson until after such time as combined financial results (including combined sales and net income) covering at least 30 days of combined operations of AmeriSource and McKesson have been published by McKesson, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations. If the Effective Time is less than 30 days prior to the end of McKesson's fiscal quarter, McKesson shall use reasonable efforts to prepare and publicly release such combined financial results as soon as practicable following the end of the first month ending at least 30 days after the Effective Time and shall notify the "affiliates" of the publication of such results.

  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of AmeriSource as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                            Very truly yours,



                                          _____________________________________
                                            Name:

  Accepted this     day of    , 199  by


McKESSON CORPORATION


By___________________________________
  Name:______________________________
  Title:_____________________________

                                                                      APPENDIX G

                         REGISTRATION RIGHTS AGREEMENT

  REGISTRATION RIGHTS AGREEMENT, dated as of September 22, 1997, by and between McKesson Corporation (the "Company"), and 399 Venture Partners, Inc. ("399 Venture").

  1. Introduction; Term of Agreement. The Company is a party to the separate Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 22, 1997, among the Company, Patriot Acquisition Corp. and AmeriSource Health Corporation, a Delaware Corporation ("AmeriSource"), pursuant to which the Company and AmeriSource have agreed, that a wholly owned subsidiary of the Company, Patriot Acquisition Corp., shall be merged with and into AmeriSource with AmeriSource as the surviving corporation, and shareholders of AmeriSource to be entitled to receive shares of common stock of the Company (the "Common Stock") in respect of their shares of AmeriSource as specified in the Merger Agreement. This Agreement shall become effective upon the Effective Time (as defined in the Merger Agreement). This Agreement shall terminate and be of no further force and effect at such time as the holders of Registrable Securities in the aggregate own less than 25% of the Registrable Securities owned by such holders at the Effective Time. Certain capitalized terms used in this Agreement are defined in section 3 hereof; references to sections shall be to sections of this Agreement.

  2. Registration under Securities Act, etc.

  2.1 Registration on Request.

  (a) Demand Request. Upon the written request of the Initiating Holder, requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holder's Registrable Securities and specifying the intended method or methods of disposition thereof (a "Demand Request"), the Company will, as promptly as reasonably practicable but in no event later than 20 days after such request, give written notice of such requested registration to all registered holders of Registrable Securities who would be entitled to participate in such registration, and thereupon the Company will, subject to the terms of this Agreement, use its best efforts to effect the registration under the Securities Act of:

    (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holder for disposition in accordance with the intended method or methods of disposition stated in such request;

    (ii) all other Registrable Securities the holders of which shall have made a written request to the Company for registration thereof within 30 days after the giving of such written notice by the Company (which request shall specify the intended method or methods of disposition of such Registrable Securities);

    (iii) all shares of Common Stock which the Company may elect to register in connection with the offering of Registrable Securities pursuant to this section 2.1; and

    (iv) all shares of Common Stock which the Company may be required to register in connection with "piggyback" or incidental registration rights granted to any other Person;

all to the extent requisite to permit the disposition (in accordance with the intended method or methods of distribution specified in the Demand Request) of the Registrable Securities and the additional shares of Common Stock, if any, so to be registered, provided, however, that each such Demand Request shall be for a number of shares of Common Stock which represent at least 25% of the aggregate Registrable Securities received by the holders of Registrable Securities as of the Effective Time (the "Minimum Demand Amount"), unless the Demand Request is the last Demand Request available hereunder, in which event the Demand Request may cover the remainder of the Registrable Securities even if such amount of Registrable Securities is less than the Minimum Demand Amount. Subject to the provisions of section 2.1(d), the Initiating Holder will have the right pursuant to this section 2.1(a) to make an aggregate of two Demand Requests.

  Without limiting the generality of the foregoing, the Initiating Holder shall have the right to request registration pursuant to this section 2.1 and specify that one of the methods of disposition of Registrable Securities shall be a block trade or trades involving Registrable Securities held by the Initiating Holder and that, in connection therewith, the Company shall file with the Commission a registration statement under Rule 415 covering all of the Registrable Securities to be sold in the block trade or trades. In such case, the Company shall file an appropriate shelf registration statement with the Commission as promptly as reasonably practicable and in accordance with the provisions of section 2.3. Subject to the provisions of section 2.1(d), any shelf registration which involves a block trade or block trades as an intended method of disposition, whether or not any such block trade is made, shall be considered as the exercise of one of the two Demand Requests permitted by this section 2.1(a). Notwithstanding anything herein to the contrary, it is understood and agreed that the Initiating Holder shall not be entitled to make a Demand Request for registration pursuant to this section 2.1(a) until the date which is the sixtieth day after the Effective Time and, in the event the Initiating Holder makes such a request, the Company shall use its best efforts to file a registration statement with the Commission with respect to such request not later than the thirtieth day following such request. It is furthermore understood and agreed that if the Initiating Holder makes a Demand Request on or within ten days after such sixtieth day, the provisions of section 2.1(g) shall not apply and the Company shall not be entitled to initiate a Delay Period as therein provided, except as required by applicable law arising from events outside of the control of the Company.

  (b) Registration Statement Form. Registrations under this section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and, as shall be reasonably acceptable to the Initiating Holder of the Registrable Securities so to be registered and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for such registration.

  (c) Expenses. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this section 2.1 (including any registration deemed not to be "effected" under section 2.1).

  (d) Effective Registration Statement. A registration requested pursuant to this section 2.1 shall not be deemed to have been effected (and therefore not requested for purposes of the limitations in section 2.1(a) on the number of requests for registration that can be made pursuant to section 2.1(a)) (i) unless a registration statement with respect thereto has become effective and the holders of Registrable Securities have sold at least 90% of the Registrable Securities which they have requested the Company to register, provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Initiating Holder (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of the Initiating Holder unless the Initiating Holder shall have elected to pay all Registration Expenses in connection with such registration,
(ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by the Initiating Holder or any other holder of Registrable Securities.

  (e) Selection of Underwriters. If a requested registration pursuant to this section 2.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Initiating Holder from a list of underwriters to be agreed upon by the Initiating Holder and the Company.

  (f) Priority in Requested Registrations. If a requested registration pursuant to this section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering within a price range acceptable to the holders of a majority of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, Registrable Securities requested to be included in such registration by any holders of Registrable Securities, pro rata among such holders requesting such registration on the basis of the number of such securities requested to be included by such holders and (ii) second, subject to section 2.1(a) hereof, securities the Company proposes to sell and other securities of the Company included in such registration by other holders who may have "piggyback" or incidental registration rights.

  (g) Delay Periods. The Company shall be entitled to postpone the filing of any registration statement otherwise required to be prepared and filed by the Company pursuant to this section 2, or suspend the use of any effective registration statement under this section 2, for a reasonable period of time, but not in excess of 90 days (a "Delay Period"), if any executive officer of the Company determines that in such executive officer's reasonable good faith judgment the registration and distribution of the Registrable Securities covered or to be covered by such registration statement would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Initiating Holder written notice of such determination, and an approximation of the period of the anticipated delay; provided, however, that (i) the aggregate number of days included in all Delay Periods during any consecutive 12 months shall not exceed the aggregate of 180 days and (ii) a period of at least 90 days shall elapse between the termination of any Delay Period and the commencement of the immediately succeeding Delay Period. Immediately upon receipt of a written notice of suspension, each holder of Registrable Securities shall cease all disposition efforts with respect to Registrable Securities held by such holder. If the Company shall so postpone the filing of a registration statement, the Holders of Registrable Shares to be registered shall have the right to withdraw the request for registration by giving written notice within 45 days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of Demand Requests for registration to which the Initiating Holder of Registrable Shares is entitled pursuant to this section
2). The time period for which the Company is required to maintain the effectiveness of any registration statement shall be extended by the aggregate number of days of all Delay Periods during such registration. The Company shall not be entitled to initiate a Delay Period unless it shall (A) to the extent permitted by agreements with other security holders of the Company, concurrently prohibit sales by such other security holders under registration statements covering securities held by such other security holders and (B) in the case of a delay arising as a result of premature disclosure, in accordance with the Company's policies from time to time in effect, forbid purchases and sales in the open market by senior executives of the Company.

  2.2 Incidental Registration.

  (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its shares of Common Stock (other than in connection with a registration of securities which are convertible or exchangeable into Common Stock) under the Securities Act (other than by a registration on Form S-4 or S-8, or any successor or similar forms and other than pursuant to section 2.1), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this section 2.2. Upon the written request of any such holder made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method or methods of disposition thereof), the Company will, subject to the terms of this Agreement, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended method or methods of distribution thereof specified in the requests of such holders) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this section 2.2 shall relieve the Company of its obligation to effect any registration upon request under section 2.1, nor shall any such registration hereunder be deemed to have been effected pursuant to section 2.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this section 2.2, and each Requesting Holder whose Registrable Securities are included in a registration requested pursuant to this section 2.2 will pay any underwriting discounts and commissions and fees of such holder's counsel in connection therewith.

  (b) Priority in Incidental Registrations. If (i) a registration pursuant to this section 2.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, (ii) the Registrable Securities so requested to be registered for sale for the account of holders of Registrable Securities are not also to be included in such underwritten offering (either because the Company has not been requested so to include such Registrable Securities pursuant to section 2.4(b) or, if requested to do so, is not obligated to do so under section 2.4(b)), and (iii) the managing underwriter of such underwritten offering shall inform the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then the Company will include in such registration:

    (i) first, all the securities the Company proposes to sell for its own account,

    (ii) second, all securities of any other holder who has made a demand for registration, and

    (iii) third, to the extent that the number of securities which the Company and any such other holders proposed to include pursuant to clauses
  (i) and (ii) is less than the number of securities which the Company has been advised can be sold in such offering, the number of such Registrable Securities requested to be included in such registration by the Requesting Holders pursuant to this section 2.2(a) hereof shall be allocated pro rata among all such Requesting Holders on the basis of the relative number of Registrable Securities each such holder has requested to be included in such registration.

  2.3 Registration Procedures. Subject to section 2.1(a), if and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in sections 2.1 and 2.2, the Company shall, as expeditiously as reasonably possible:

     (i) prepare and file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter cause such registration statement to become and remain effective for a period of at least 120 days, provided, however that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

    (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of at least 120 days and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or such other time as is required by the Securities Act;

    (iii) permit any holder of Registrable Securities which holder, in its reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

    (iv) furnish to each seller of Registrable Securities covered by such registration statement and each Requesting Holder and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed pursuant to Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request;

    (v) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other state securities laws or blue sky laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller and any Requesting Holder shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (v) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

    (vi) furnish to each seller of Registrable Securities and each Requesting Holder a signed counterpart, addressed to such seller, such Requesting Holder and the underwriters, if any, of:

      (X) an opinion of counsel for the Company (which shall be outside counsel if outside counsel is rendering such opinion in the transaction and otherwise may be the Company's inside counsel), dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), customary for a transaction of such type, and

      (Y) a "comfort" letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter), dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter of like kind dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedure" letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35) and, in the case of the accountants' letter, such other financial matters customarily covered in a transaction of such type;

    (vii) notify the holders of Registrable Securities and the managing underwriter or underwriters, if any, promptly:

      (V) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

      (W) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

      (X) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

      (Y) if at any time the representations and warranties of the Company made as contemplated by section 2.4 below cease to be true and correct; and

      (Z) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

    (viii) notify each seller of Registrable Securities covered by such registration statement and each Requesting Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or Requesting Holder promptly prepare and furnish to such seller or Requesting Holder and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

    (ix) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

    (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and, if required, make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of the Company's first full calendar quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and will use its best efforts to furnish to each such seller and each Requesting Holder at least one business day prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller or any Requesting Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

    (xi) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

    (xii) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed.

  The Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto to which the holders of at least a majority of the Registrable Securities covered by such registration statement or the underwriter or underwriters, if any, shall reasonably object.

  The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

  Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in paragraph (ix) of this section 2.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (ix) of this section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in paragraph (ii) of this section 2.3 shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by paragraph (ix) of this section 2.3.

  If any such registration statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company, then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities does not necessarily make such holder a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

  2.4 Underwritten Offerings:

    (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under section 2.1, the Company will enter into an underwriting or similar agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each such holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in section
  2.7. The holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting or similar agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof, provided that nothing herein contained shall diminish the foregoing obligations of the Company. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. No underwriting or similar agreement shall require any holder of Registrable Securities to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method or methods of distribution and any other representation required by law or to make any agreements with the Company or the underwriters with respect to indemnification of any Person or the contribution obligations of any Person that would impose any obligation which is broader than the indemnity furnished by such holder pursuant to the provisions of section 2.7. In addition, the Requesting Holders shall cooperate with the Company in an effort to provide that any such agreement will contain a provision modifying the indemnification of the underwriter to the effect that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities with respect to any preliminary prospectus, to the extent that any such loss, claim, damage or liability of such underwriter results from such underwriter having sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus, if the Company has previously furnished thereof to such underwriter and such final prospectus as then amended or supplemented, has corrected any such misstatement or omission.

    (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable

  Securities as provided in section 2.2 and subject to the provisions of section 2.2(b), use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law or to make any agreements with the Company or the underwriters with respect to indemnification of any Person or the contribution obligations of any Person that would impose any obligation which is broader than the indemnity furnished by such holder pursuant to the provisions of section 2.7. In addition, the Requesting Holders shall cooperate with the Company in an effort to provide that any such agreement will contain a provision modifying the indemnification of the underwriter to the effect that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities with respect to any preliminary prospectus, to the extent that any such loss, claim, damage or liability of such underwriter results from such underwriter having sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus, if the Company has previously furnished thereof to such underwriter and such final prospectus as then amended or supplemented, has corrected any such misstatement or omission.

    (c) Holdback Agreements.

      (i) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities, if and to the extent so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any securities of the Company, during the 7 days prior to and the 90 days after any underwritten registration pursuant to section 2.1 or 2.2 has become effective, except as part of such underwritten registration, whether or not such holder participates in such registration, provided that the foregoing restrictions shall not apply with regard to the transfer by the Holders of Registrable Securities to any Affiliate or to any other transferee in a private transaction not requiring registration under the Securities Act, or to any bona fide pledge of such Registrable Securities, provided that such Affiliate or other transferee and/or lender or creditor acknowledges in writing that it is bound by the provisions of this section 2.4(c). Each holder of Registrable Securities agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce this section 2.4(c).

      (ii) The Company agrees (X) if so required by the managing underwriter not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 90 days after any underwritten registration pursuant to section 2.1 or 2.2 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4, S-8, or any successor or similar forms thereto, and (Y) to cause each holder of its securities purchased from the Company at any time after the date of this Agreement (other than in a public offering) to agree not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of such securities during such periods.

    (d) Participation in Underwritten Offerings. No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Company and the holders of a majority of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any holder of Registrable Securities to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties regarding such holder, such holder's Registrable Securities and such holder's intended method or methods of distribution and any other representation required by law or to make any agreements with the Company or the underwriters with respect to indemnification of any Person or the contribution obligations of any Person that would impose any obligation which is broader than the indemnity furnished by such holder pursuant to the provisions of section 2.7.

  2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, each Requesting Holder and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such reasonable access during normal business hours to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

  2.6 Rights of Requesting Holders. The Company will not file any registration statement relating to Common Stock under the Securities Act (other than by a registration on Form S-4 or Form S-8 or in connection with a registration of securities which are convertible into or exchangeable for Common Stock), unless it shall first have given to each holder of Registrable Securities (who would be entitled to participate in such registration) at the time outstanding (other than any such Person who acquired all such securities held by such Person in a public offering registered under the Securities Act or as the direct or indirect transferee of shares initially issued in such an offering), at least 30 days prior written notice thereof. Any such Person who shall so request within 30 days after such notice (a "Requesting Holder") shall have the rights of a Requesting Holder provided in sections 2.3, 2.5 and 2.7. In addition, if any such registration statement refers to any Requesting Holder by name or otherwise (other than through a document filed by or on behalf of any Requesting Holder which is incorporated by reference) as the holder of any securities of the Company, then such holder shall have the right to require
(a) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities does not necessarily make such holder a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such holder of the investment quality of the Company's debt or equity securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to such holder.

  2.7 Indemnification.

    (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does agree to, indemnify and hold harmless (i) in the case of any registration statement filed pursuant to section 2.1 or 2.2, the holder of any Registrable Securities covered by such registration statement and its partners, if any, its and their respective directors, officers, partners, agents and Affiliates, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act, and (ii) in the case of any registration statement of the Company, any Requesting Holder and its partners, if any, its and their respective directors, officers, partners, agents and Affiliates and each other Person, if any, who controls such Requesting Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or Requesting Holder or partner thereof or any such director or officer or partner or agent or Affiliate or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder, such Requesting Holder, their respective partners and each such director, officer, partner, agent, Affiliate, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder or Requesting Holder, as the case may be, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such Requesting Holder or partner thereof or any such director, officer, partner, agent, Affiliate, underwriter or controlling person and shall survive the transfer of such securities by such holder. The indemnity agreement contained in this section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company.

   (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to section 2.3, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities, to indemnify severally and hold harmless (in the same manner and to the same extent as set forth in subsection (a) of this section 2.7) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller. The indemnity agreement provided for in this section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld). The parties hereto hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by holders of Registrable Securities to the contrary, for all purposes of this Agreement the only information furnished or to be furnished to the Company for use in any registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto are statements specifically relating to (i) transactions between such holder and its Affiliates, on the one hand, and the Company, on the other hand, (ii) the beneficial ownership of shares of Common Stock by such holders and its Affiliates, (iii) the name and address of such holder and (iv) solely in offerings that are underwritten offerings, the method or methods of distribution of such holders. The indemnity provided for under this section 2.7(b) shall be limited in amount to the net amount of proceeds actually received by such seller from the sale of Registrable Securities pursuant to such registration statement.

    (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

    (d) Indemnification Payments. The indemnification required by this section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

    (e) Contribution. If the indemnification provided for in the preceding subsections of this section 2.7 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits and the relative fault of the Company on the one hand and the holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities and the statements or omissions which result in any expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

  The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the holders, Requesting Holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subsection (c) of this section 2.7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

 Notwithstanding the provisions of this subsection (e), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this section 2.7 except to the extent and under such circumstances as such party would have been liable to indemnify under this section 2.7 if such indemnification were enforceable under applicable law.

  3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings.

    Affiliate: As defined in Rule 12b-2 promulgated under the Exchange Act.

    Beneficially Own or Beneficial Ownership: With respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person shall include securities Beneficially Owned by all Affiliates of such Person and all other Persons with whom such person would constitute a "group" within the meaning of Section 13 (d) of the Exchange Act and the rules promulgated thereunder.

    Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

    Common Stock: As defined in section 1.

    Company: As defined in the introductory paragraph of this Agreement.

    Delay Period: As defined in section 2.1(g).

    Demand Request: As defined in section 2.1(a).

    Effective Time: As defined in the Merger Agreement.

    Exchange Act: The Securities Exchange Act of 1934, or any similar Federal Statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable Section, if any, of any such similar federal statute.

    Initiating Holder: Holders of at least 50% of the Registrable Securities.

    Merger Agreement: As defined in section 1.

    Person: A corporation, an association, a partnership, an organization, business, an individual, a governmental or political subdivision thereof or a governmental agency.

    Registrable Securities: The Common Stock issued to 399 Venture pursuant to the transactions contemplated by the Merger Agreement and any securities issued or issuable with respect to any Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (c) they shall have ceased to be outstanding.

    Registration Expenses: All expenses incident to the Company's performance of or compliance with section 2, including, without limitation, all registration, filing and NASD fees, all stock exchange listing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, and any fees and disbursements of underwriters customarily paid by issuers or sellers or securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

    Requesting Holder: As defined in section 2.6.

    Securities Act: The Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable Section, if any, of any such similar Federal Statute.

  4. Rule 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities
Act) and the rules and regulations adopted by the Commission thereunder and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will (a) deliver to such holder a written statement as to whether it has complied with the requirements of this section 4 or (b) take such action as is necessary to allow transfer of such Registrable Securities in accordance with the provisions of Rule 144(k) (or any successor provision) under the Securities Act including without limitation, if necessary, the issuance of new certificates for such Registrable Securities bearing a legend restricting further transfer.

  5. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of more than 50% of the shares of Registrable Securities and in the case of any such amendment, action or omission to act in respect of the first sentence of section 4, the written consent of each holder affected thereby. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

  6. No Inconsistent Agreements. The Company will not enter into any agreement which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

  7. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

  8. Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of the Initiating Holder, addressed to 399 Venture Partners, Inc., 399 Park Avenue, New York, New York 10043 or at such other address as such party shall have furnished to the Company in writing, (b) in the case of any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company or (c) in the case of the Company, at McKesson Corporation, One Post Street, San Francisco, California 94104, to the attention of its General Counsel, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including without limitation, by air courier), when delivered at the address specified above, provided that any such notice, request or communication to any holder of Registrable Securities shall not be effective until received.

  9. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

  10. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

  11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

  12. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

  13. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supersedes and replaces all prior agreements and understandings relating to the subject matter hereof. This Agreement shall become effective at the Effective Time. At the Effective Time, the Registration Rights Agreement, dated March 30, 1995, between 399 Venture and AmeriSource Distribution Corporation (now known as AmeriSource Health Corporation) and all other agreements, arrangements and understandings with 399 Venture, Citicorp Venture Capital Ltd. or any of their respective affiliates to register any securities of AmeriSource under the Securities Act or under any state securities law shall terminate without further action of the parties thereto.

  14. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF DELAWARE OR OF THE UNITED STATES OF AMERICA FOR THE STATE OF DELAWARE AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 8. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY AND ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENCE WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

  15. Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provisions to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                          McKESSON CORPORATION

                                          By: /s/ Ivan D. Meyerson
                                             ----------------------------------

                                          399 VENTURE PARTNERS, INC.

                                          By: /s/ James A. Urry
                                             ----------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

  The McKesson By-laws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by the corporation to the full extent permitted by the DGCL if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of McKesson. The indemnification rights conferred by the McKesson By-laws are not exclusive of any other right to which persons seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

  Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

  Article VI of McKesson's Certificate provides that to the full extent of the DGCL, as it now exists or may hereafter be amended, no director of McKesson shall be liable to McKesson or its stockholders for monetary damages for breach of fiduciary duty as a director.

  McKesson maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of McKesson and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Act, for acts or omissions by such persons while acting as directors or officers of McKesson and/or its subsidiaries, as the case may be.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  Set forth below is a list of the exhibits included as part of this Registration Statement.

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
  2.1*   Merger Agreement, dated as of September 22, 1997, among McKesson,
         Merger Sub and AmeriSource (included as Appendix A to the Joint Proxy
         Statement/Prospectus)
  2.2*   Letter Agreement, dated November 19, 1997, among McKesson, AmeriSource and Merger Sub, amending the Merger Agreement (included in Appendix A to the Joint Proxy Statement/Prospectus)
  2.3*   Letter Agreement, dated December 30, 1997, among McKesson, Merger Sub and AmeriSource, further amending the Merger Agreement (included in
         Appendix A to the Joint Proxy Statement/Prospectus)
  3.1    Restated Certificate of Incorporation of McKesson (Exhibit 3.1 (8))
  3.2    Restated By-laws of McKesson, as amended through May 30, 1997 (Exhibit
         3.1 (20))
  4.1    Indenture, dated as of March 11, 1997, by and between McKesson, as
         Issuer, and The First National Bank of Chicago, as Trustee (Exhibit
         4.4 (19))
  4.2    Rights Agreement, dated as of October 21, 1994, by and between
         McKesson and First Chicago Trust Company of New York, as Rights Agent
         (Exhibit 4.1 (4))
  4.3    Amended and Restated Declaration of Trust of McKesson Financing Trust,
         dated as of February 20, 1997, among McKesson, as Sponsor, The First
         National Bank of Chicago, as Institutional Trustee, First Chicago
         Delaware, Inc., as Delaware Trustee and William A. Armstrong, Ivan D.
         Meyerson and Nancy A. Miller, as Regular Trustees (Exhibit 4.2 (15))
  4.4    McKesson Corporation Preferred Securities Guarantee Agreement, dated as of February 20, 1997, between McKesson, as Guarantor, and The First
         National Bank of Chicago, as Preferred Guarantor Trustee (Exhibit 4.7
         (13))
  4.5    Registrant agrees to furnish to the Commission upon request a copy of each instrument defining the rights of security holders with respect to issues of long-term debt of the Registrant, the authorized principal amount of which does not exceed 10% of the total assets of the Registrant
  5*     Opinion of Fried, Frank, Harris, Shriver & Jacobson
  8*     Opinion of Dechert Price & Rhoads
 10.1*   Stock Option Agreement, dated as of September 22, 1997, between
         McKesson Corporation and AmeriSource Health Corporation (included as
         Appendix B to the Joint Proxy Statement/Prospectus)
 10.2*   Voting/Support Agreement by and among McKesson Corporation, Patriot
         Acquisition Corp. and 399 Venture Partners, Inc., dated September 22,
         1997 (included as Appendix E to the Joint Proxy Statement/Prospectus)
 10.3*   Form of Voting/Support Agreement by and among McKesson Corporation,
         Patriot Acquisition Corp. and certain executives of AmeriSource dated
         October 27, 1997 (included as Appendix F to the Joint Proxy
         Statement/Prospectus)
 10.4*   Registration Rights Agreement by and among McKesson Corporation, and
         399 Venture Partners, Inc., dated September 22, 1997 (included as
         Appendix G to the Joint Proxy Statement/Prospectus)
 10.5    Employment Agreement, dated September 22, 1997, between McKesson and
         R. David Yost
 10.6    Employment Agreement, dated September 22, 1997, between McKesson and
         David M. Flowers
 10.7    Employment Agreement, dated September 22, 1997, between McKesson and
         Kurt J. Hilzinger
 10.8    Tax Sharing Agreement, dated as of July 10, 1994, among McKesson, the predecessor to McKesson, ECO Acquisition Corporation and Ely Lilly and
         Company (Exhibit 10.1 (1))
 10.9    Non-Competition Agreement, dated as of July 10, 1994, between
         McKesson, the predecessor to McKesson, Ely Lilly and Company and ECO
         Acquisition Corporation (Exhibit 10.5 (1))
 10.10*  McKesson Corporation 1994 Stock Option and Restricted Stock Plan
         (Amended and Restated effective July 30, 1997)

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
 10.11   McKesson Corporation Supplemental PSIP (Exhibit 10.7 (2))
 10.12   McKesson Corporation Deferred Compensation Administration Plan amended as of March 30, 1994 (Exhibit 10.8 (2))
 10.13*  McKesson Corporation Deferred Compensation Administration Plan II (as
         amended effective October 29, 1997)
 10.14   McKesson Corporation Directors' Deferred Compensation Plan (Exhibit
         10.10 (2))
 10.15*  McKesson Corporation 1994 Option Gain Deferral Plan (as amended effective October 29, 1997)
 10.16   McKesson Corporation Management Deferred Compensation Plan (Exhibit
         10.14 (2))
 10.17   McKesson Corporation 1984 Executive Benefit Retirement Plan as amended through May 30, 1997 (Exhibit 10.14 (19))
 10.18   McKesson Corporation 1988 Executive Survivor Benefits Plan (Exhibit
         10.16 (2))
 10.19   McKesson Corporation Executive Medical Plan Summary (Exhibit 10.17
         (3))
 10.20   McKesson Corporation 1988 Management Survivor Benefits Plan (Exhibit
         10.18 (2))
 10.21   McKesson Corporation Severance Policy for Executive Employees (amended and restated as of May 31, 1996) (Exhibit 10.2 (9))
 10.22*  McKesson Corporation 1989 Management Incentive Plan (as amended through September 24, 1997)
 10.23   McKesson Corporation 1981 Long-Term Incentive Plan (as amended through
         January 29, 1997) (Exhibit C (16))
 10.24   McKesson Corporation Stock Purchase Plan (as amended and restated
         through March 26, 1997) (Exhibit B (16))
 10.25   Form of Termination Agreement by and between McKesson and certain designated Executive Officers (Exhibit 10.23 (7))
 10.26   Separation and Mutual General Release Agreement entered into as of
         February 12, 1996, by and between McKesson and a former Executive
         Officer (Exhibit 10.24 (8))
 10.27   Form of Employment Agreement effective as of January 31, 1996, by and between McKesson and corporate Vice President who is also President of
         McKesson's Health Systems unit (Exhibit 10.1 (9))
 10.28   Form of Employment Agreement, made effective as of May 20, 1996, by and between McKesson and its President and Chief Operating Officer
         (now Chief Executive Officer) (Exhibit 10.26 (19))
 10.29   Agreement and Plan of Merger, dated as of November 26, 1996, by and among Armor All Products Corporation, The Clorox Company and Shield
         Acquisition Corporation (Exhibit 10.1 (11))
 10.30   First Amendment to the Agreement and Plan of Merger, dated as of
         December 1, 1996, by and among Armor All Products Corporation, The
         Clorox Company and Shield Acquisition Corporation (Exhibit 10.2 (11))
 10.31   Stockholder Agreement, dated as of November 26, 1996, by and among
         McKesson, The Clorox Company and Shield Acquisition Corporation
         (Exhibit 10.3 (11))
 10.32*  McKesson Corporation 1997 Non-Employee Directors' Equity Compensation
         and Deferral Plan (as amended through October 29, 1997)
 10.33   Form of Consulting Agreement, dated as of March 28, 1997, by and between McKesson and its Chairman and former Chief Executive Officer
         (Exhibit 10.32 (19))
 10.34   Credit Agreement entered into as of March 31, 1995, among McKesson,
         Medis Health and Pharmaceutical Services Inc., an indirect wholly-
         owned subsidiary of McKesson, the several financial institutions from time to time party to the agreement, Bank of America National Trust and Savings Association, as Agent for the Banks, Chemical Bank, as Co-
         Agent for the Banks and Bank of America Canada, as Canadian
         Administrative Agent (the "1995 Credit Agreement") (Exhibit 10.25 (7))

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
 10.35   Custodial Agreement Acknowledgment entered into as of March 31, 1995, among McKesson and Bank of America National Trust and Savings
         Association (the "Custodian") in its capacity as Custodian under the
         Custodial Agreement and as Agent for the financial institutions from time to time party to the 1995 Credit Agreement (Exhibit 10.26 (7))
 10.36   Pledge Agreement entered into as of March 31, 1995, among McKesson
         (the "Pledgor") and Bank of America National Trust and Savings
         Association, as Agent for the financial institutions from time to time party to the 1995 Credit Agreement (Exhibit 10.27 (7))
 10.37   Guaranty entered into as of March 31, 1995, among McKesson (the
         "Guarantor"), in favor of and for the benefit of Bank of America
         National Trust and Savings Association, as Agent for and
         representative of the financial institutions party to the 1995 Credit
         Agreement (Exhibit 10.28 (7))
 10.38   First Amendment to the 1995 Credit Agreement, dated as of August 31,
         1995, among McKesson, Medis Health and Pharmaceutical Services Inc.,
         an indirect wholly-owned subsidiary of McKesson, the several financial institutions party to the 1995 Credit Agreement, Bank of America
         Canada as Canadian Administrative Agent, Chemical Bank as co-agent for the aforementioned financial institutions, the Bank of America
         National Trust and Savings Association as agent for the aforementioned financial institutions (Exhibit 10.37 (19))
 10.39   Second Amendment to the 1995 Credit Agreement, dated as of April 10,
         1996, among McKesson, Medis Health and Pharmaceutical Services Inc.,
         an indirect wholly-owned subsidiary of McKesson, the several financial institutions party to the 1995 Credit Agreement, Bank of America
         Canada as Canadian Administrative Agent, The Chase Manhattan Bank as
         co-agent for aforementioned financial institutions, and Bank of
         America National Trust and Savings Association as agent for the aforementioned financial institutions (Exhibit 10.38 (19))
 10.40   Third Amendment to the 1995 Credit Agreement, dated as of November 4,
         1996, among McKesson, Medis Health and Pharmaceutical Services Inc.,
         an indirect wholly-owned subsidiary of McKesson, the several financial institutions party to the 1995 Credit Agreement, Bank of America
         Canada as Canadian Administrative Agent, The Chase Manhattan Bank as
         co-agent for the aforementioned financial institutions, and Bank of
         America National Trust and Savings Association as agent for the aforementioned financial institutions (Exhibit 10.39 (19))
 10.41   Pledge and Security Agreement entered into as of August 31, 1995, among Macfor International Finance Company, a wholly-owned subsidiary of McKesson, and Bank of America National Trust and Savings
         Association, as agent for the several financial institutions from time to time party to the 1995 Credit Agreement (Exhibit 10.40 (19))
 10.42   Custody Agreement, dated as of August 14, 1995, between Bank of
         America National Trust and Savings Association, as Custodian, and
         Macfor International Finance Company, a wholly-owned subsidiary of
         McKesson (Exhibit 10.41 (19))
 10.43   Custodial Agreement Acknowledgement entered into as of August 31,
         1995, between Macfor International Finance Company, a wholly-owned subsidiary of McKesson, and Bank of America National Trust and Savings
         Association, as custodian and as agent for the several financial institutions from time to time party to the 1995 Credit Agreement
         (Exhibit 10.42 (19))
 10.44   Credit Agreement entered into as of November 4, 1996, among McKesson, the several financial institutions from time to time party to the agreement, The Chase Manhattan Bank as co-agent for the aforementioned financial institutions, and Bank of America National Trust and Savings
         Association as agent for the aforementioned financial institutions
         (the "1996 Credit Agreement") (Exhibit 10.43 (19))
 10.45   Letter Loan Agreement, dated as of February 21, 1997, between McKesson and Bank of America National Trust and Savings Association (Exhibit
         10.44 (19))

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
 10.46*  First Amendment to Credit Agreement, dated as of November 3, 1997, among McKesson, the several financial institutions from time to time party to the 1996 Credit Agreement, The Chase Manhattan Bank as co-
         agent for the aforementioned financial institutions, and Bank of
         America National Trust and Savings Association as agent for the aforementioned financial institutions
 10.47*  Credit Agreement entered into as of November 21, 1997, among McKesson, the several financial institutions from time to time party thereto, and Bank of America National Trust and Savings Association as agent for the financial institutions from time to time a party thereto
 10.48   Restructuring and Distribution Agreement dated as of July 10, 1994, by and among McKesson Corporation, a Maryland corporation ("Maryland"), the predecessor to McKesson, Clinical Pharmaceuticals, Inc. ("CPI"),
         PCS Health Systems, Inc. ("PCS") and McKesson (the "Distribution
         Agreement") (Exhibit 2.1 (1))
 10.49   Amendment, dated as of October 10, 1994, by and among the predecessor to McKesson, Maryland, CPI, PCS and McKesson, which amends the
         Distribution Agreement (Exhibit 2.2 (3))
 10.50   Second Amendment, dated November 3, 1994, by and among the predecessor to McKesson, Maryland, CPI, PCS and McKesson, which amends the
         Distribution Agreement (Exhibit 2.5 (5))
 10.51   Agreement and Plan of Merger, dated as of July 10, 1994, by and among the predecessor to McKesson, Eli Lilly and Company and ECO Acquisition
         Corporation (the "Merger Agreement") (Exhibit 2.3 (4))
 10.52   Amendment, dated as of August 8, 1994, by and among the predecessor to
         McKesson, ECO Acquisition Corporation and Eli Lilly and Company, which amends the Merger Agreement dated July 10, 1994 (Exhibit 2.4 (5))
 10.53   HDS Services Agreement, dated as of July 10, 1994, among ECO
         Acquisition Corporation, PCS and Healthcare Delivery Systems, Inc.
         (Exhibit 10.2 (1))
 10.54   Asset Purchase Agreement, dated as of October 3, 1996, by and among
         FoxMeyer Corporation, FoxMeyer Drug Company, Health Mart, Inc.,
         FoxMeyer Software, Inc., FoxMeyer Funding, Inc., Healthcare
         Transportation System, Inc. and Merchandise Coordinator Services
         Corporation as Sellers, and McKesson, as Purchaser and FoxMeyer Health
         Corporation (Exhibit 2.1 (10))
 10.55   First Amendment and Waiver to the Asset Purchase Agreement, dated as of November 7, 1996, by and among FoxMeyer Health Corporation,
         FoxMeyer Corporation, FoxMeyer Drug Company, Healthcare Transportation
         System, Inc., FoxMeyer Software, Inc., FoxMeyer Funding, Inc., Health
         Mart, Inc., Merchandise Coordinator Services Corporation d/b/a
         FoxMeyer Trading Company, and McKesson (Exhibit 2.2 (10))
 10.56   Agreement and Plan of Merger, dated as of January 28, 1997, by and among General Medical Inc., McKesson, Spider Acquisition Corporation
         and certain stockholders named therein (Exhibit 2.1 (12))
 21      List of Subsidiaries of McKesson (Exhibit 21 (19))
 23.1*   Consent of Ernst & Young LLP, independent auditors for AmeriSource
         Health Corporation
 23.2*   Consent of Deloitte & Touche LLP, independent auditors for McKesson
         Corporation
 23.3*   Consent of Peter J. Solomon Company Limited
 23.4*   Consent of Goldman, Sachs & Co.
 23.5*   Consent of Dechert Price & Rhoads (included in Exhibit 8)
 23.6*   Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
         Exhibit 5)
 24      Power of Attorney
 99.1    Registration Rights Agreement, dated as of March 11, 1997, among
         McKesson and the Initial Purchasers (Exhibit 10.1 (6))

 EXHIBIT
   NO.                              DESCRIPTION
 -------                            -----------
 99.2*   Opinion of Peter J. Solomon Company Limited, financial advisor of
         McKesson (included as Appendix C to the Joint Proxy
         Statement/Prospectus)
 99.3*   Opinion of Goldman, Sachs & Co., financial advisor of AmeriSource
         Health Corporation (included as Appendix D to the Joint Proxy
         Statement/Prospectus)
 99.4*   McKesson Proxy Card
 99.5*   AmeriSource Proxy Card

--------

* Filed herewith.

  (1) Incorporated by reference to designated exhibit to McKesson's
      Registration Statement on Form 10 filed with the Commission on July 27,
      1994, File No. 1-13252.
  (2) Incorporated by reference to designated exhibit to Amendment No. 1 to McKesson's Registration Statement on Form 10 filed with the Commission on
      August 26, 1994, File No. 1-13252.
  (3) Incorporated by reference to designated exhibit to Amendment No. 2 to McKesson's Registration Statement on Form 10 filed with the Commission on
      October 11, 1994, File No. 1-13252.
  (4) Incorporated by reference to designated exhibit to Amendment No. 3 to McKesson's Registration Statement on Form 10 filed with the Commission on
      October 27, 1994, File No. 1-13252.
  (5) Incorporated by reference to designated exhibit to Amendment No. 4 to McKesson's Registration Statement on Form 10 filed with the Commission on
      November 7, 1994, File No. 1-13252.
  (6) Incorporated by reference to designated exhibit to McKesson's definitive
      Proxy Statement dated June 9, 1995 for the Annual Meeting of Stockholders held on July 26, 1995.
  (7) Incorporated by reference to designated exhibit to McKesson's Annual
      Report on Form 10-K for the fiscal year ended March 31, 1995, File No. 1-
      13252.
  (8) Incorporated by reference to designated exhibit to McKesson's Annual
      Report on Form 10-K for the fiscal year ended March 31, 1996, as amended by Amendment No. 1 on Form 10-K/A, filed on February 13, 1997, File No.
      1-13252.
  (9) Incorporated by reference to designated exhibit to McKesson's Quarterly
      Report on Form 10-Q for the quarter ended June 30, 1996, File No. 1-
      13252.
 (10) Incorporated by reference to designated exhibit to McKesson's Current
      Report on Form 8-K filed with the Commission on November 22, 1996, File
      No. 1-13252.
 (11) Incorporated by reference to designated exhibit to McKesson's Current
      Report on Form 8-K filed with the Commission on December 10, 1996, File
      No. 1-13252.
 (12) Incorporated by reference to designated exhibit to McKesson's Current
      Report on Form 8-K filed with the Commission on February 5, 1997, File
      No. 1-13252.
 (13) Incorporated by reference to designated exhibit to McKesson's
      Registration Statement on Form S-3 filed with the Commission on May 2,
      1997, Registration No. 333-26443.
 (14) Incorporated by reference to designated exhibit to Amendment No. 1 to McKesson's Registration Statement on Form S-3 filed with the Commission on June 9, 1997, Registration No. 333-26103.
 (15) Incorporated by reference to designated exhibit to Amendment No. 1 to McKesson's Registration Statement on Form S-3 filed with the Commission on June 18, 1997, Registration No. 333-26443.
 (16) Incorporated by reference to designated exhibit to McKesson's definitive
      Proxy Statement dated June 18, 1997, for the Annual Meeting of
      Stockholders to be held on July 30, 1997.
 (17) Incorporated by reference to designated exhibit to Amendment No. 1 to McKesson's Registration Statement on Form S-4 filed with the Commission on July 22, 1997.
 (18) Incorporated by reference to designated exhibit to McKesson's
      Registration Statement on Form S-4 filed with the Commission on July 8,
      1997.
 (19) Incorporated by reference to designated exhibit to McKesson's Annual
      Report on Form 10-K for the fiscal year ended March 31, 1997, File No. 1-
      13252.
 (20) Incorporated by reference to designated exhibit to McKesson's Current
      Report on Form 8-K dated June 24, 1997.

ITEM 22. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that the undertakings set forth in paragraphs (1)(i) and
  (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

    (4) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

    (5) That every prospectus (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective; and

    (7) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 2, 1998.

                                          McKESSON CORPORATION

                                                             *
                                          By: _________________________________
                                                       Mark A. Pulido
                                               President and Chief Executive
                                                          Officer

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 2, 1998

              SIGNATURE                                 TITLE
              ---------                                 -----

                  *                   President and Chief Executive Officer and
 ____________________________________  Director
            Mark A. Pulido

                  *                   Vice President and Chief Financial
 ____________________________________  Officer
          Richard H. Hawkins

                  *                   Controller
 ____________________________________
          Heidi E. Yodowitz

                  *                   Director, Chairman of the Board
 ____________________________________
          Alan Seelenfreund

                  *                   Director
 ____________________________________
         Mary G.F. Bitterman

                  *                   Director
 ____________________________________
          Tully M. Friedman

                  *                   Director
 ____________________________________
          John M. Pietruski

                  *                   Director
 ____________________________________
          David S. Pottruck

                  *                   Director
 ____________________________________
          Carl E. Reichardt


              SIGNATURE                 TITLE
              ---------                 -----

                  *                   Director
 ____________________________________
             Jane E. Shaw

                  *                   Director
 ____________________________________
       Robert H. Waterman, Jr.

    /s/ Ivan D. Meyerson

*By: __________________________

     Ivan D. Meyerson
       Attorney in Fact

                                    EXHIBITS

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
  2.1*   Merger Agreement, dated as of September 22, 1997, among McKesson,
         Merger Sub and AmeriSource (included as Appendix A to the Joint Proxy
         Statement/Prospectus)
  2.2*   Letter Agreement, dated November 19, 1997, among McKesson, AmeriSource and Merger Sub, amending the Merger Agreement (included in Appendix A to the Joint Proxy Statement/Prospectus)
  2.3*   Letter Agreement, dated December 30, 1997, among McKesson, Merger Sub and AmeriSource, further amending the Merger Agreement (included in
         Appendix A to the Joint Proxy Statement/Prospectus)
  3.1    Restated Certificate of Incorporation of McKesson (Exhibit 3.1 (8))
  3.2    Restated By-laws of McKesson, as amended through May 30, 1997 (Exhibit
         3.1 (20))
  4.1    Indenture, dated as of March 11, 1997, by and between McKesson, as
         Issuer, and The First National Bank of Chicago, as Trustee (Exhibit
         4.4 (19))
  4.2    Rights Agreement, dated as of October 21, 1994, by and between
         McKesson and First Chicago Trust Company of New York, as Rights Agent
         (Exhibit 4.1 (4))
  4.3    Amended and Restated Declaration of Trust of McKesson Financing Trust,
         dated as of February 20, 1997, among McKesson, as Sponsor, The First
         National Bank of Chicago, as Institutional Trustee, First Chicago
         Delaware, Inc., as Delaware Trustee and William A. Armstrong, Ivan D.
         Meyerson and Nancy A. Miller, as Regular Trustees (Exhibit 4.2 (15))
  4.4    McKesson Corporation Preferred Securities Guarantee Agreement, dated as of February 20, 1997, between McKesson, as Guarantor, and The First
         National Bank of Chicago, as Preferred Guarantor Trustee (Exhibit 4.7
         (13))
  4.5    Registrant agrees to furnish to the Commission upon request a copy of each instrument defining the rights of security holders with respect to issues of long-term debt of the Registrant, the authorized principal amount of which does not exceed 10% of the total assets of the Registrant
  5*     Opinion of Fried, Frank, Harris, Shriver & Jacobson
  8*     Opinion of Dechert Price & Rhoads
 10.1*   Stock Option Agreement, dated as of September 22, 1997, between
         McKesson Corporation and AmeriSource Health Corporation (included as
         Appendix B to the Joint Proxy Statement/Prospectus)
 10.2*   Voting/Support Agreement by and among McKesson Corporation, Patriot
         Acquisition Corp. and 399 Venture Partners, Inc., dated September 22,
         1997 (included as Appendix E to the Joint Proxy Statement/Prospectus)
 10.3*   Form of Voting/Support Agreement by and among McKesson Corporation,
         Patriot Acquisition Corp. and certain executives of AmeriSource dated
         October 27, 1997 (included as Appendix F to the Joint Proxy
         Statement/Prospectus)
 10.4*   Registration Rights Agreement by and among McKesson Corporation, and
         399 Venture Partners, Inc., dated September 22, 1997 (included as
         Appendix G to the Joint Proxy Statement/Prospectus)
 10.5    Employment Agreement, dated September 22, 1997, between McKesson and
         R. David Yost
 10.6    Employment Agreement, dated September 22, 1997, between McKesson and
         David M. Flowers
 10.7    Employment Agreement, dated September 22, 1997, between McKesson and
         Kurt J. Hilzinger
 10.8    Tax Sharing Agreement, dated as of July 10, 1994, among McKesson, the predecessor to McKesson, ECO Acquisition Corporation and Ely Lilly and
         Company (Exhibit 10.1 (1))
 10.9    Non-Competition Agreement, dated as of July 10, 1994, between
         McKesson, the predecessor to McKesson, Ely Lilly and Company and ECO
         Acquisition Corporation (Exhibit 10.5 (1))
 10.10*  McKesson Corporation 1994 Stock Option and Restricted Stock Plan
         (Amended and Restated effective July 30, 1997)
 10.11   McKesson Corporation Supplemental PSIP (Exhibit 10.7 (2))

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
 10.12   McKesson Corporation Deferred Compensation Administration Plan amended as of March 30, 1994 (Exhibit 10.8 (2))
 10.13*  McKesson Corporation Deferred Compensation Administration Plan II (as
         amended effective October 29, 1997)
 10.14   McKesson Corporation Directors' Deferred Compensation Plan (Exhibit
         10.10 (2))
 10.15*  McKesson Corporation 1994 Option Gain Deferral Plan (as amended effective October 29, 1997)
 10.16   McKesson Corporation Management Deferred Compensation Plan (Exhibit
         10.14 (2))
 10.17   McKesson Corporation 1984 Executive Benefit Retirement Plan as amended through May 30, 1997 (Exhibit 10.14 (19))
 10.18   McKesson Corporation 1988 Executive Survivor Benefits Plan (Exhibit
         10.16 (2))
 10.19   McKesson Corporation Executive Medical Plan Summary (Exhibit 10.17
         (3))
 10.20   McKesson Corporation 1988 Management Survivor Benefits Plan (Exhibit
         10.18 (2))
 10.21   McKesson Corporation Severance Policy for Executive Employees (amended and restated as of May 31, 1996) (Exhibit 10.2 (9))
 10.22*  McKesson Corporation 1989 Management Incentive Plan (as amended through September 24, 1997)
 10.23   McKesson Corporation 1981 Long-Term Incentive Plan (as amended through
         January 29, 1997) (Exhibit C (16))
 10.24   McKesson Corporation Stock Purchase Plan (as amended and restated
         through March 26, 1997) (Exhibit B (16))
 10.25   Form of Termination Agreement by and between McKesson and certain designated Executive Officers (Exhibit 10.23 (7))
 10.26   Separation and Mutual General Release Agreement entered into as of
         February 12, 1996, by and between McKesson and a former Executive
         Officer (Exhibit 10.24 (8))
 10.27   Form of Employment Agreement effective as of January 31, 1996, by and between McKesson and corporate Vice President who is also President of
         McKesson's Health Systems unit (Exhibit 10.1 (9))
 10.28   Form of Employment Agreement, made effective as of May 20, 1996, by and between McKesson and its President and Chief Operating Officer
         (now Chief Executive Officer) (Exhibit 10.26 (19))
 10.29   Agreement and Plan of Merger, dated as of November 26, 1996, by and among Armor All Products Corporation, The Clorox Company and Shield
         Acquisition Corporation (Exhibit 10.1 (11))
 10.30   First Amendment to the Agreement and Plan of Merger, dated as of
         December 1, 1996, by and among Armor All Products Corporation, The
         Clorox Company and Shield Acquisition Corporation (Exhibit 10.2 (11))
 10.31   Stockholder Agreement, dated as of November 26, 1996, by and among
         McKesson, The Clorox Company and Shield Acquisition Corporation
         (Exhibit 10.3 (11))
 10.32*  McKesson Corporation 1997 Non-Employee Directors' Equity Compensation
         and Deferral Plan (as amended through October 29, 1997)
 10.33   Form of Consulting Agreement, dated as of March 28, 1997, by and between McKesson and its Chairman and former Chief Executive Officer
         (Exhibit 10.32 (19))
 10.34   Credit Agreement entered into as of March 31, 1995, among McKesson,
         Medis Health and Pharmaceutical Services Inc., an indirect wholly-
         owned subsidiary of McKesson, the several financial institutions from time to time party to the agreement, Bank of America National Trust and Savings Association, as Agent for the Banks, Chemical Bank, as Co-
         Agent for the Banks and Bank of America Canada, as Canadian
         Administrative Agent (the "1995 Credit Agreement") (Exhibit 10.25 (7))

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
 10.35   Custodial Agreement Acknowledgment entered into as of March 31, 1995, among McKesson and Bank of America National Trust and Savings
         Association (the "Custodian") in its capacity as Custodian under the
         Custodial Agreement and as Agent for the financial institutions from time to time party to the 1995 Credit Agreement (Exhibit 10.26 (7))
 10.36   Pledge Agreement entered into as of March 31, 1995, among McKesson
         (the "Pledgor") and Bank of America National Trust and Savings
         Association, as Agent for the financial institutions from time to time party to the 1995 Credit Agreement (Exhibit 10.27 (7))
 10.37   Guaranty entered into as of March 31, 1995, among McKesson (the
         "Guarantor"), in favor of and for the benefit of Bank of America
         National Trust and Savings Association, as Agent for and
         representative of the financial institutions party to the 1995 Credit
         Agreement (Exhibit 10.28 (7))
 10.38   First Amendment to the 1995 Credit Agreement, dated as of August 31,
         1995, among McKesson, Medis Health and Pharmaceutical Services Inc.,
         an indirect wholly-owned subsidiary of McKesson, the several financial institutions party to the 1995 Credit Agreement, Bank of America
         Canada as Canadian Administrative Agent, Chemical Bank as co-agent for the aforementioned financial institutions, the Bank of America
         National Trust and Savings Association as agent for the aforementioned financial institutions (Exhibit 10.37 (19))
 10.39   Second Amendment to the 1995 Credit Agreement, dated as of April 10,
         1996, among McKesson, Medis Health and Pharmaceutical Services Inc.,
         an indirect wholly-owned subsidiary of McKesson, the several financial institutions party to the 1995 Credit Agreement, Bank of America
         Canada as Canadian Administrative Agent, The Chase Manhattan Bank as
         co-agent for aforementioned financial institutions, and Bank of
         America National Trust and Savings Association as agent for the aforementioned financial institutions (Exhibit 10.38 (19))
 10.40   Third Amendment to the 1995 Credit Agreement, dated as of November 4,
         1996, among McKesson, Medis Health and Pharmaceutical Services Inc.,
         an indirect wholly-owned subsidiary of McKesson, the several financial institutions party to the 1995 Credit Agreement, Bank of America
         Canada as Canadian Administrative Agent, The Chase Manhattan Bank as
         co-agent for the aforementioned financial institutions, and Bank of
         America National Trust and Savings Association as agent for the aforementioned financial institutions (Exhibit 10.39 (19))
 10.41   Pledge and Security Agreement entered into as of August 31, 1995, among Macfor International Finance Company, a wholly-owned subsidiary of McKesson, and Bank of America National Trust and Savings
         Association, as agent for the several financial institutions from time to time party to the 1995 Credit Agreement (Exhibit 10.40 (19))
 10.42   Custody Agreement, dated as of August 14, 1995, between Bank of
         America National Trust and Savings Association, as Custodian, and
         Macfor International Finance Company, a wholly-owned subsidiary of
         McKesson (Exhibit 10.41 (19))
 10.43   Custodial Agreement Acknowledgement entered into as of August 31,
         1995, between Macfor International Finance Company, a wholly-owned subsidiary of McKesson, and Bank of America National Trust and Savings
         Association, as custodian and as agent for the several financial institutions from time to time party to the 1995 Credit Agreement
         (Exhibit 10.42 (19))
 10.44   Credit Agreement entered into as of November 4, 1996, among McKesson, the several financial institutions from time to time party to the agreement, The Chase Manhattan Bank as co-agent for the aforementioned financial institutions, and Bank of America National Trust and Savings
         Association as agent for the aforementioned financial institutions
         (the "1996 Credit Agreement") (Exhibit 10.43 (19))
 10.45   Letter Loan Agreement, dated as of February 21, 1997, between McKesson and Bank of America National Trust and Savings Association (Exhibit
         10.44 (19))
 10.46*  First Amendment to Credit Agreement, dated as of November 3, 1997, among McKesson, the several financial institutions from time to time party to the 1996 Credit Agreement, The Chase Manhattan Bank as co-
         agent for the aforementioned financial institutions, and Bank of
         America National Trust and Savings Association as agent for the aforementioned financial institutions

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
 10.47*  Credit Agreement entered into as of November 21, 1997, among McKesson, the several financial institutions from time to time party thereto, and Bank of America National Trust and Savings Association as agent for the financial institutions from time to time a party thereto
 10.48   Restructuring and Distribution Agreement dated as of July 10, 1994, by and among McKesson Corporation, a Maryland corporation ("Maryland"), the predecessor to McKesson, Clinical Pharmaceuticals, Inc. ("CPI"),
         PCS Health Systems, Inc. ("PCS") and McKesson (the "Distribution
         Agreement") (Exhibit 2.1 (1))
 10.49   Amendment, dated as of October 10, 1994, by and among the predecessor to McKesson, Maryland, CPI, PCS and McKesson, which amends the
         Distribution Agreement (Exhibit 2.2 (3))
 10.50   Second Amendment, dated November 3, 1994, by and among the predecessor to McKesson, Maryland, CPI, PCS and McKesson, which amends the
         Distribution Agreement (Exhibit 2.5 (5))
 10.51   Agreement and Plan of Merger, dated as of July 10, 1994, by and among the predecessor to McKesson, Eli Lilly and Company and ECO Acquisition
         Corporation (the "Merger Agreement") (Exhibit 2.3 (4))
 10.52   Amendment, dated as of August 8, 1994, by and among the predecessor to
         McKesson, ECO Acquisition Corporation and Eli Lilly and Company, which amends the Merger Agreement dated July 10, 1994 (Exhibit 2.4 (5))
 10.53   HDS Services Agreement, dated as of July 10, 1994, among ECO
         Acquisition Corporation, PCS and Healthcare Delivery Systems, Inc.
         (Exhibit 10.2 (1))
 10.54   Asset Purchase Agreement, dated as of October 3, 1996, by and among
         FoxMeyer Corporation, FoxMeyer Drug Company, Health Mart, Inc.,
         FoxMeyer Software, Inc., FoxMeyer Funding, Inc., Healthcare
         Transportation System, Inc. and Merchandise Coordinator Services
         Corporation as Sellers, and McKesson, as Purchaser and FoxMeyer Health
         Corporation (Exhibit 2.1 (10))
 10.55   First Amendment and Waiver to the Asset Purchase Agreement, dated as of November 7, 1996, by and among FoxMeyer Health Corporation,
         FoxMeyer Corporation, FoxMeyer Drug Company, Healthcare Transportation
         System, Inc., FoxMeyer Software, Inc., FoxMeyer Funding, Inc., Health
         Mart, Inc., Merchandise Coordinator Services Corporation d/b/a
         FoxMeyer Trading Company, and McKesson (Exhibit 2.2 (10))
 10.56   Agreement and Plan of Merger, dated as of January 28, 1997, by and among General Medical Inc., McKesson, Spider Acquisition Corporation
         and certain stockholders named therein (Exhibit 2.1 (12))
 21      List of Subsidiaries of McKesson (Exhibit 21 (19))
 23.1*   Consent of Ernst & Young LLP, independent auditors for AmeriSource
         Health Corporation
 23.2*   Consent of Deloitte & Touche LLP, independent auditors for McKesson
         Corporation
 23.3*   Consent of Peter J. Solomon Company Limited
 23.4*   Consent of Goldman, Sachs & Co.
 23.5*   Consent of Dechert Price & Rhoads (included in Exhibit 8)
 23.6*   Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
         Exhibit 5)
 24      Power of Attorney
 99.1    Registration Rights Agreement, dated as of March 11, 1997, among
         McKesson and the Initial Purchasers (Exhibit 10.1 (6))

 EXHIBIT
   NO.                              DESCRIPTION
 -------                            -----------
 99.2*   Opinion of Peter J. Solomon Company Limited, financial advisor of
         McKesson (included as Appendix C to the Joint Proxy
         Statement/Prospectus)
 99.3*   Opinion of Goldman, Sachs & Co., financial advisor of AmeriSource
         Health Corporation (included as Appendix D to the Joint Proxy
         Statement/Prospectus)
 99.4*   McKesson Proxy Card
 99.5*   AmeriSource Proxy Card

--------

  * Filed herewith.

  (1) Incorporated by reference to designated exhibit to McKesson's
      Registration Statement on Form 10 filed with the Commission on July 27,
      1994, File No. 1-13252.
  (2) Incorporated by reference to designated exhibit to Amendment No. 1 to McKesson's Registration Statement on Form 10 filed with the Commission on
      August 26, 1994, File No. 1-13252.
  (3) Incorporated by reference to designated exhibit to Amendment No. 2 to McKesson's Registration Statement on Form 10 filed with the Commission on
      October 11, 1994, File No. 1-13252.
  (4) Incorporated by reference to designated exhibit to Amendment No. 3 to McKesson's Registration Statement on Form 10 filed with the Commission on
      October 27, 1994, File No. 1-13252.
  (5) Incorporated by reference to designated exhibit to Amendment No. 4 to McKesson's Registration Statement on Form 10 filed with the Commission on
      November 7, 1994, File No. 1-13252.
  (6) Incorporated by reference to designated exhibit to McKesson's definitive
      Proxy Statement dated June 9, 1995 for the Annual Meeting of Stockholders held on July 26, 1995.
  (7) Incorporated by reference to designated exhibit to McKesson's Annual
      Report on Form 10-K for the fiscal year ended March 31, 1995, File No. 1-
      13252.
  (8) Incorporated by reference to designated exhibit to McKesson's Annual
      Report on Form 10-K for the fiscal year ended March 31, 1996, as amended by Amendment No. 1 on Form 10-K/A, filed on February 13, 1997, File No.
      1-13252.
  (9) Incorporated by reference to designated exhibit to McKesson's Quarterly
      Report on Form 10-Q for the quarter ended June 30, 1996, File No. 1-
      13252.
 (10) Incorporated by reference to designated exhibit to McKesson's Current
      Report on Form 8-K filed with the Commission on November 22, 1996, File
      No. 1-13252.
 (11) Incorporated by reference to designated exhibit to McKesson's Current
      Report on Form 8-K filed with the Commission on December 10, 1996, File
      No. 1-13252.
 (12) Incorporated by reference to designated exhibit to McKesson's Current
      Report on Form 8-K filed with the Commission on February 5, 1997, File
      No. 1-13252.
 (13) Incorporated by reference to designated exhibit to McKesson's
      Registration Statement on Form S-3 filed with the Commission on May 2,
      1997, Registration No. 333-26443.
 (14) Incorporated by reference to designated exhibit to Amendment No. 1 to McKesson's Registration Statement on Form S-3 filed with the Commission on June 9, 1997, Registration No. 333-26103.
 (15) Incorporated by reference to designated exhibit to Amendment No. 1 to McKesson's Registration Statement on Form S-3 filed with the Commission on June 18, 1997, Registration No. 333-26443.
 (16) Incorporated by reference to designated exhibit to McKesson's definitive
      Proxy Statement dated June 18, 1997, for the Annual Meeting of
      Stockholders to be held on July 30, 1997.
 (17) Incorporated by reference to designated exhibit to Amendment No. 1 to McKesson's Registration Statement on Form S-4 filed with the Commission on July 22, 1997.
 (18) Incorporated by reference to designated exhibit to McKesson's
      Registration Statement on Form S-4 filed with the Commission on July 8,
      1997.
 (19) Incorporated by reference to designated exhibit to McKesson's Annual
      Report on Form 10-K for the fiscal year ended March 31, 1997, File No. 1-
      13252.
 (20) Incorporated by reference to designated exhibit to McKesson's Current
      Report on Form 8-K dated June 24, 1997.